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Annex C—Liberty Entertainment, Inc., LMC Entertainment and Liberty Media Corporation Financial Statements INDEX TO FINANCIAL STATEMENTS
Annex D—The DIRECTV Group, Inc. Financial Information

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Liberty Media Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

Liberty Entertainment Series A common stock, par value $.01 per share (LMDIA)
Liberty Entertainment Series B common stock, par value $.01 per share (LMDIB)
LEI Series A common stock, par value $.01 per share
LEI Series B common stock, par value $.01 per share
	(2)	Aggregate number of securities to which transaction applies:

458,310,583 LMDIA shares and 26,729,335 LMDIB shares, which is calculated based on: (i) 509,233,981 shares of LMDIA and 29,699,261 shares of LMDIB outstanding (in each case, including shares subject to outstanding stock options and stock appreciation rights), as of December 31, 2008, and (ii) the ratio of (x) 0.9 of a share of LMDIA to be redeemed for 0.9 of a share of LEI Series A common stock and (y) 0.9 of a share of LMDIB to be redeemed for 0.9 of a share of LEI Series B common stock.
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee is based on the aggregate transaction value of $8,220,468,251.08, which is the sum of (x) the product of the number of shares of LMDIA to which the transaction applies multiplied by the high and low prices reported for LMDIA ($16.91) on the Nasdaq Global Select Market on 1/15/2009, and (y) the product of the number of shares of LMDIB to which the transaction applies multiplied by the high and low prices reported for LMDIB ($17.60) on the Nasdaq Global Select Market on 1/15/2009.
	(4)	Proposed maximum aggregate value of transaction: $8,220,468,251.08
	(5)	Total fee paid: $323,064.40
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Information in this proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or solicitation is not permitted.

Subject to completion, dated [                        ], 2009

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

[                        ], 2009

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of Liberty Media Corporation's (which we refer to as Liberty Media) Series A Liberty Entertainment common stock (LMDIA) and Series B Liberty Entertainment common stock (LMDIB) to be held at [            ] a.m., local time, on [                        ], 2009, at [                        ], telephone [(          )           -            ]. A notice of the special meeting, a proxy card, and a proxy statement/prospectus containing important information about the matters to be acted on at the special meeting accompany this letter.

        At the special meeting you will be asked to consider and vote on the redemption proposal, which would allow Liberty Media to redeem a portion of the outstanding shares of Liberty Entertainment common stock for all of the outstanding shares of a newly formed, wholly owned subsidiary of Liberty Media, Liberty Entertainment, Inc. (LEI). LEI would hold Liberty Media's 54% interest in The DIRECTV Group, Inc. (DIRECTV), a 100% interest in each of FUN Technologies, Inc. and Liberty Sports Holdings LLC, a 73% interest in PicksPal, Inc., a 50% interest in GSN, LLC and up to $300 million in cash and cash equivalents, together with $2 billion of indebtedness relating to the DIRECTV share acquisition in April 2008. All of the businesses, assets and liabilities currently attributed to Liberty Media's Entertainment Group that are not held by LEI would remain with Liberty Media and continue to be attributed to the Entertainment Group. These assets consist of a 100% interest in Starz Entertainment LLC, a 37% equity interest in WildBlue Communications, Inc. and up to $400 million in cash and cash equivalents. The businesses, assets and liabilities that are currently attributed to each of Liberty Media's other two tracking stock groups, the Capital Group and the Interactive Group, will not change as a result of the redemption. We refer to the redemption and the resulting separation of LEI from Liberty Media pursuant to the redemption as the split-off.

        The redemption proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Entertainment common stock, outstanding on the record date for the special meeting, that are present in person or by proxy, voting together as a separate class.

        If all conditions to the split-off are satisfied or, if applicable, waived, Liberty Media will redeem, on a pro rata basis, 90% of the shares of each series of Liberty Entertainment common stock outstanding on the date designated by the board (the redemption date) for 100% of the outstanding shares of LEI. Accordingly, on the redemption date, (i) 0.9 of each share of LMDIA will be redeemed for 0.9 of a share of LEI Series A common stock, and 0.1 of each share of LMDIA will remain outstanding as Liberty Entertainment common stock; and (ii) 0.9 of each share of LMDIB will be redeemed for 0.9 of a share of LEI Series B common stock, and 0.1 of each share of LMDIB will remain outstanding as Liberty Entertainment common stock, subject, in each case, to the payment of cash in lieu of any fractional shares. By way of example, a holder of 100 shares of LMDIA would receive 90 shares of LEI Series A common stock in redemption for 90 shares of LMDIA and would retain the remaining 10 shares of LMDIA, while a holder of 100 shares of LMDIB would receive

90 shares of LEI Series B common stock in redemption for 90 shares of LMDIB and would retain the remaining 10 shares of LMDIB.

        As of December 31, 2008, there were outstanding 493,256,228 shares of LMDIA and 23,706,209 shares of LMDIB (exclusive of any stock options or appreciation rights). Based on the number of shares of Liberty Entertainment common stock outstanding on December 31, 2008, LEI expects to issue up to 443,930,605 shares of its Series A common stock, and 21,335,588 shares of its Series B common stock in the split-off; and Liberty Media expects 49,325,623 shares of LMDIA and 2,370,621 shares of LMDIB to remain outstanding immediately following the split-off.

        LEI expects to list its Series A common stock and Series B common stock on the Nasdaq Global Select Market under the symbols "                        " and "                        ", respectively.

        The split-off is intended to provide the management and directors of LEI with greater flexibility with regard to making acquisitions and raising capital with equity securities relating to the primary business and assets currently tracked by the Entertainment Group. The Liberty Media board believes the split-off will enable these businesses and assets to be valued by the market without the complexities of a tracking stock structure, thereby reducing or eliminating, with respect to the tracked assets to be held by LEI, the significant discount at which the Liberty Entertainment common stock has been trading compared to the value of such underlying tracked assets. The Liberty Media board believes the LEI common stock is a more attractive acquisition currency and would facilitate a potential consolidation with DIRECTV, with less dilution to the holders of LEI common stock. The Liberty Media board also believes that the split-off will provide increased flexibility in structuring equity-based incentive awards, a key component of management compensation.

        In structuring the split-off, the Liberty Media board also considered the benefit to Liberty Media as a whole and the other two tracking stock groups of retaining Starz Entertainment, Wildblue and a significant cash position at the Entertainment Group. Because the remaining Entertainment Group would include revenue generating assets, such as Starz Entertainment, as well as a significant amount of cash, it would enhance the financial position of Liberty Media as a whole. In addition, although these assets would continue to be attributed to the Entertainment Group, the cash flow generated by these businesses as well as the cash on hand could be made available to the other groups in the form of loans or the creation of inter-group interests, which may result in terms more favorable to the Capital Group and the Interactive Group than could be obtained from third parties given current conditions in the capital markets.

        Based on the foregoing, Liberty Media's board of directors has unanimously approved the split-off and unanimously recommends that you vote "FOR" the redemption proposal.

        Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please vote as soon as possible to make sure that your shares are represented.

        Thank you for your cooperation and continued support and interest in Liberty Media.

Very truly yours,
Gregory B. Maffei President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the redemption proposal or the securities being offered in the split-off or has passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

        Investing in the securities of LEI involves risks. See "Risk Factors" beginning on page 12.

        The accompanying proxy statement/prospectus is dated [                        ], 2009 and is first being mailed on or about [                        ], 2009 to the stockholders of record as of 5:00 p.m., New York City time, on [                        ], 2009.

HOW YOU CAN FIND ADDITIONAL INFORMATION

        Liberty Media is subject to the information and reporting requirements of the Securities Exchange Act of 1934 (Exchange Act) and, in accordance with the Exchange Act, Liberty Media files periodic reports and other information with the Securities and Exchange Commission (SEC). In addition, this proxy statement/prospectus incorporates important business and financial information about Liberty Media from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain copies of documents filed by Liberty Media with the Securities and Exchange Commission, including the documents incorporated by reference in this proxy statement/prospectus, through the Securities and Exchange Commission website at http://www.sec.gov or by contacting Liberty Media by writing or telephoning the office of Investor Relations:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (720) 875-5408

        If you would like to request any documents from Liberty Media please do so by [                        ] , 2009 in order to receive them before the special meeting. If you request any documents, they will be mailed to you by first class mail, or another equally prompt means, within one business day after your request is received.

        See "Additional Information—Where You Can Find More Information" beginning on page [    ].

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be Held on [                        ], 2009

        NOTICE IS HEREBY GIVEN of the special meeting of stockholders of Liberty Media Corporation's Liberty Entertainment common stock to be held at [          ] a.m., local time, on [                        ], 2009, at the [                        ], telephone [(          )           -            ] , to consider and vote on a proposal (which we refer to as the redemption proposal) that would allow Liberty Media to redeem a portion of the outstanding shares of Liberty Entertainment common stock for all of the outstanding shares of LEI, which would hold Liberty Media's 54% interest in The DIRECTV Group, Inc. (DIRECTV), a 100% interest in each of FUN Technologies, Inc. and Liberty Sports Holdings LLC, a 73% interest in PicksPal, Inc., a 50% interest in GSN, LLC and up to $300 million in cash and cash equivalents, together with $2 billion of indebtedness relating to the DIRECTV share acquisition in April 2008.

        Liberty Media encourages you to read the accompanying proxy statement/prospectus in its entirety before voting. The form of LEI's proposed amended and restated certificate of incorporation (restated charter) is included as Annex B to this proxy statement/prospectus.

        Holders of Series A Liberty Entertainment common stock, par value $.01 per share, and Series B Liberty Entertainment common stock, par value $.01 per share, in each case outstanding as of 5:00 p.m., New York City time, on [                        ], 2009, the record date for the special meeting, may vote at the special meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the special meeting will be available at Liberty Media's offices in Englewood, Colorado for review by its stockholders for any purpose germane to the special meeting, for at least 10 days prior to the special meeting.

        The redemption proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Entertainment common stock, outstanding on the record date for the special meeting, that are present in person or by proxy, voting together as a separate class. Votes may be cast in person or by proxy at the special meeting or prior to the meeting by telephone or via the Internet.

        The entire Liberty Media board of directors has carefully considered and approved the redemption proposal and recommends that you vote "FOR" the redemption proposal.

        YOUR VOTE IS IMPORTANT.    Liberty Media urges you to vote as soon as possible by telephone, Internet or mail.

        By order of the board of directors,

Pamela Coe Vice President, Secretary and Deputy General Counsel
Englewood, Colorado [ ], 2009

Please execute and return the enclosed proxy promptly, whether or not you intend to be present at the special meeting.

v

QUESTIONS AND ANSWERS

        The questions and answers below highlight only selected information about the special meeting and how to vote your shares. You should read carefully the entire proxy statement/prospectus, including the Annexes and the additional documents incorporated by reference herein, to fully understand the redemption proposal.

Q:
When and where is the special meeting?

A:
The special meeting will be held at [        ] a.m., local time, on [                    , 2009] at the [                                ], telephone [(      )      -        ].

Q:
What is the record date for the special meeting?

A:
The record date for the special meeting is 5:00 p.m., New York City time, on [                  ,] 2009.

Q:
What is the purpose of the special meeting?

A:
To consider and vote on the redemption proposal.

Q:
What stockholder vote is required to approve the redemption proposal?

A:
The redemption proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Entertainment common stock, outstanding on the record date for the special meeting, that are present in person or by proxy, voting together as a separate class.

Q:
How many votes do stockholders have?

A:
At the special meeting:

•
holders of Series A Liberty Entertainment common stock (LMDIA) have one vote per share; and

•
holders of Series B Liberty Entertainment common stock (LMDIB) have ten votes per share.

  Only shares owned as of the record date are eligible to vote at the special meeting.

  As of 5:00 pm, New York City time, on [                  ], 2009, the record date for the special meeting, Liberty Media's directors and executive officers beneficially owned approximately [        ]% of the total voting power of the outstanding shares of Liberty Entertainment common stock. Liberty Media has been informed that its executive officers and directors intend to vote "FOR" the redemption proposal.

Q:
What if the redemption proposal is not approved?

A:
If the redemption proposal does not receive the requisite stockholder approval, no shares of Liberty Entertainment common stock will be redeemed for shares of common stock of LEI.

Q:
What do stockholders need to do to vote on the redemption proposal?

A:
After carefully reading and considering the information contained in this proxy statement/prospectus, you should complete, sign, date and return the enclosed proxy card by mail, or vote by the telephone or through the Internet, in each case as soon as possible so that your shares are represented and voted at the special meeting. Instructions for voting by using the telephone or the Internet are printed on the proxy voting instructions attached to the proxy card. In order to vote via the Internet, have your proxy card available so you can input the required information from the card, and log into the Internet website address shown on the proxy card. When you log on to the Internet website address, you will receive instructions on how to vote your shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting shareholder separately.

  Stockholders who have shares registered in the name of a broker, bank or other nominee should follow the voting instruction card provided by their broker, bank or other nominee in instructing them how to vote their shares. We recommend that you vote by proxy even if you plan to attend the special meeting. You may change your vote at the special meeting.

Q:
If shares are held in "street name" by a broker, bank or other nominee, will the broker, bank or other nominee vote those shares for the beneficial owner on the redemption proposal?

A:
If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on the redemption proposal. Accordingly, your broker, bank or other nominee will vote your shares held in "street name" only if you provide instructions on how to vote. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on the redemption proposal, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld with respect to the redemption proposal, these shares are considered "broker non-votes." Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum but will have no effect on determining whether the redemption proposal is approved (if a quorum is present). You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares.

Q:
What if I do not vote on the redemption proposal?

A:
If you fail to respond with a vote, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, but your failure to vote will have no effect on determining whether the redemption proposal is approved (if a quorum is present). If you respond but do not indicate how you want to vote, your proxy will be counted as a vote "FOR" the redemption proposal.

Q:
What if I respond and indicate that I am abstaining from voting?

A:
If you respond and indicate that you are abstaining from voting, your proxy will have the same effect as a vote "AGAINST" the redemption proposal.

Q:
May stockholders change their vote on the redemption proposal after returning a proxy card or voting by telephone or over the Internet?

A:
Yes. Before the start of the special meeting, stockholders who want to change their vote on the redemption proposal may do so by telephone or over the Internet (if they originally voted by telephone or over the Internet), by voting in person at the special meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Liberty Media Corporation, c/o Computershare Trust Company, N.A., P.O. Box 43102, Providence, Rhode Island 02940.

  Any signed proxy revocation or new signed proxy must be received before the start of the special meeting. Your attendance at the special meeting will not, by itself, revoke your proxy. If your shares are held in an account by a broker, bank or other nominee who you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.

Q:
What do I do if I have additional questions?

A:
If you have any questions prior to the special meeting or if you would like copies of any document referred to or incorporated by reference in this document, please call Investor Relations at (720) 875-5408.

SUMMARY

        The following summary includes information contained elsewhere in this proxy statement/prospectus. This summary does not contain all of the important information that you should consider before voting on the redemption proposal. You should read the entire proxy statement/prospectus, including the Annexes and the documents incorporated by reference herein, carefully.

 General

        At the special meeting, you will be asked to vote on a proposal to redeem a portion of the outstanding shares of Liberty Entertainment common stock for all of the outstanding shares of LEI common stock. If the conditions to the redemption are satisfied or, if applicable, waived, the redemption will allow Liberty Media to effect the separation of its newly formed, wholly owned subsidiary, LEI (the split-off). At the time of the split-off, LEI would hold Liberty Media's 54% interest in The DIRECTV Group, Inc. (DIRECTV), a 100% interest in each of FUN Technologies, Inc. and Liberty Sports Holdings LLC, a 73% interest in PicksPal, Inc., a 50% interest in GSN, LLC and up to $300 million in cash and cash equivalents, together with $2 billion of indebtedness relating to the DIRECTV share acquisition in April 2008. All of the businesses, assets and liabilities currently attributed to Liberty Media's Entertainment Group that are not held by LEI would remain with Liberty Media and continue to be attributed to the Entertainment Group. These assets consist of a 100% interest in Starz Entertainment LLC, a 37% equity interest in WildBlue Communications, Inc. and up to $400 million in cash and cash equivalents. The businesses, assets and liabilities that are currently attributed to each of Liberty Media's other two tracking stock groups, the Capital Group and the Interactive Group, will not change as a result of the redemption.

        A tracking stock is a type of common stock that the issuing company intends to reflect or "track" the economic performance of a particular business or "group," rather than the economic performance of the company as a whole. Liberty Media currently has three tracking stocks: the Liberty Entertainment common stock, the Liberty Capital common stock and the Liberty Interactive common stock, which track the Entertainment Group, the Capital Group and the Interactive Group, respectively. Each group has a separate collection of businesses, assets and liabilities attributed to it, but no group is a separate legal entity and, therefore, no group can own assets, issue securities or enter into legally binding agreements.

        To effect the split-off, the Liberty Media board will establish a redemption date as of which a portion of the outstanding shares of each of Series A Liberty Entertainment common stock (LMDIA) and Series B Liberty Entertainment common stock (LMDIB) will be redeemed for shares of the corresponding series of LEI common stock. Immediately following the split-off, the former holders of Liberty Entertainment common stock will own 100% of the outstanding equity of LEI and the portion of their shares of Liberty Entertainment common stock that are not redeemed in the split-off. The number of shares of Series A Liberty Capital common stock (LCAPA), Series B Liberty Capital common stock (LCAPB), Series A Liberty Interactive common stock (LINTA) and Series B Liberty Interactive common stock (LINTB) held by stockholders of Liberty Media will not change as a result of the split-off.

The Companies

  Liberty Media Corporation

        Liberty Media owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive Group, which includes Liberty Media's interests in QVC, Inc., Provide Commerce, Inc., Backcountry.com, Inc., BuySeasons, Inc., Bodybuilding.com, LLC, IAC/InterActiveCorp (IAC), Expedia, Inc., HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com, Inc., (2) the Liberty Entertainment Group, which includes Liberty Media's interests in DIRECTV, Starz

Entertainment, LLC, FUN Technologies, Inc., GSN, LLC, WildBlue Communications, Inc., Liberty Sports Holdings LLC and PicksPal, Inc., and (3) the Liberty Capital Group, which includes all businesses, assets and liabilities not attributed to the Liberty Interactive Group or the Liberty Entertainment Group including subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc., and TruePosition, Inc., and minority equity investments in Time Warner Inc. and Sprint Nextel Corporation.

        Liberty Media's principal executive offices are located at 12300 Liberty Boulevard, Englewood, Colorado 80112. Liberty Media's main telephone number is (720) 875-5400, and its website is located at www.libertymedia.com. The information contained on Liberty Media's website is not a part of this proxy statement/prospectus.

  Liberty Entertainment, Inc.

        LEI is a wholly owned subsidiary of Liberty Media formed for the purpose of effecting the split-off. LEI has not conducted any activities other than those incident to its formation and the preparation of applicable filings under the federal securities laws. For information regarding the businesses of LEI following the split-off, please see Annex A of this proxy statement/prospectus.

        Upon completion of the split-off, LEI will become an independent, publicly-traded company and will share its principal executive offices with Liberty Media at 12300 Liberty Boulevard, Englewood, Colorado 80112. LEI's main telephone number will be [(720)       -        ].

The Split-Off

        Pursuant to the redemption proposal, you are being asked to approve the redemption of a portion of the outstanding shares of Liberty Entertainment common stock for shares of LEI common stock in accordance with paragraph (f)(i) of Section A.2. of the Restated Certificate of Incorporation of Liberty Media in effect today (the Liberty Media charter).

        The following summarizes selected terms of the split-off. For more information, please see "The Split-Off."

Redeeming Company	Liberty Media Corporation
LEI	Liberty Entertainment, Inc.
Redemption Date
The redemption date will be determined by the board of directors of Liberty Media following the satisfaction or, if applicable, waiver of the conditions to the split-off (other than those which by their terms can only be satisfied concurrently with the redemption date). Liberty Media will issue a press release announcing the redemption date once established.
Redemption Ratio
If all conditions to the split-off are satisfied or, if applicable, waived, Liberty Media will redeem, on a pro rata basis, 90% of the shares of each series of Liberty Entertainment common stock outstanding on the redemption date for 100% of the outstanding shares of LEI. Accordingly, on the redemption date, (i) 0.9 of each share of LMDIA will be redeemed for 0.9 of a share of LEI Series A common stock, and 0.1 of each share of LMDIA will remain outstanding as Liberty Entertainment common stock; and (ii) 0.9 of each share of LMDIB will be redeemed for 0.9 of a share of LEI Series B common stock, and 0.1 of each share of LMDIB will remain outstanding as Liberty Entertainment common stock, subject, in each case, to the payment of cash in lieu of any fractional shares. By way of example, a holder of 100 shares of LMDIA would receive 90 shares of LEI Series A common stock in redemption for 90 shares of LMDIA and would retain the remaining 10 shares of LMDIA, while a holder of 100 shares of LMDIB would receive 90 shares of LEI Series B common stock in redemption for 90 shares of LMDIB and would retain the remaining 10 shares of LMDIB.

As of December 31, 2008, there were outstanding 493,256,228 shares of LMDIA and 23,706,209 shares of LMDIB (exclusive of any stock options or appreciation rights). Based on the number of shares of Liberty Entertainment common stock outstanding on December 31, 2008, LEI expects to issue up to 443,930,605 shares of its Series A common stock, and 21,335,588 shares of its Series B common stock in the split-off; and Liberty Media expects 49,325,623 shares of LMDIA and 2,370,621 shares of LMDIB to remain outstanding immediately following the split-off.
Effect of the Redemption
From and after the redemption date, you will no longer have any rights as a holder of Liberty Entertainment common stock with respect to those of your shares of Liberty Entertainment common stock that are redeemed, except for the right, upon surrendering those shares of LMDIA or LMDIB to the exchange agent, to receive the applicable series and whole number of shares of LEI common stock. You will, however, retain all rights of ownership with respect to the whole number of shares of Liberty Entertainment common stock that are not redeemed.

Liberty Media will deliver or make available to all holders of certificated Liberty Entertainment shares, from and after the redemption date, a letter of transmittal with which to surrender the portion of their shares that are subject to redemption. Holders of certificated shares of Liberty Entertainment common stock must surrender their stock certificates together with the letter of transmittal (and any other documentation required thereby) in order to receive their LEI shares in the split-off.

Accounts holding shares of Liberty Entertainment common stock in book-entry form will be debited as of the redemption date, and promptly thereafter credited with the applicable series and number of shares of LEI common stock. Holders of Liberty Entertainment shares held in book-entry form will not need to take any action to receive their LEI shares in the split-off.
Treatment of Fractional Shares
Any holder which would otherwise receive a fraction of a share of LEI common stock or retain a fraction of a share of Liberty Entertainment common stock will instead receive cash in an amount equal to the product of the applicable fraction multiplied by the closing price of a share of the applicable series of common stock as reported on the first trading day on which shares of such series of common stock trade in the regular-way market following the redemption date.

Conditions to the Split-Off	The completion of the split-off is subject to the following conditions:
	•	the receipt of the requisite stockholder approval of the redemption proposal at the special meeting;
•
the receipt of a private letter ruling from the Internal Revenue Service (IRS), and the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in each case to the effect that the split-off will qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the Code) and that (i) no gain or loss will be recognized by Liberty Media upon the distribution of LEI common stock and (ii) no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Entertainment common stock upon the exchange of their shares of Liberty Entertainment common stock for shares of LEI common stock (except with respect to cash received in lieu of fractional shares);
•
the receipt of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that the split-off will not affect the tax-free treatment under Sections 355 and 368(a)(1)(D) of the Code of, and will not cause Section 355(e) of the Code to apply to, (i) the exchange of stock of News Corporation for stock of Greenlady Corp. that was effected between News Corporation and subsidiaries of Liberty Media on February 27, 2008 (the News Exchange) or (ii) any of the internal distributions of the stock of Greenlady Corp. that were effected by subsidiaries of News Corporation in connection with the News Exchange;
•
the effectiveness under the Securities Act of 1933, as amended (the Securities Act) of the LEI registration statement, of which this proxy statement/prospectus will form a part, and the effectiveness of the registration of the LEI common stock under Section 12(b) of the Exchange Act;
	•	the approval of The Nasdaq Stock Market for the listing of the LEI common stock;
	•	the approval of the Federal Communications Commission (FCC) of the transfer of control of certain FCC licenses held by LEI subsidiaries; and
	•	any other regulatory approvals that the Liberty Media board determines to obtain.
Liberty Media's board may not waive any of the conditions described above, other than those listed in the last bullet point.
Termination	Liberty Media's board reserves the right to terminate the split-off at any time prior to the redemption date.

Reasons for the Split-Off	Liberty Media's board considered various factors in deciding to seek stockholder approval of the redemption proposal, including that the split-off is expected to:
•
provide greater flexibility with regard to making acquisitions and raising capital with equity securities relating to the primary business and assets currently tracked by the Entertainment Group, which can be valued by the market without the complexities of a tracking stock structure;
• create a more attractive acquisition currency which would facilitate LEI's ability to structure a potential consolidation with DIRECTV, with less dilution to the holders of LEI; and
• provide increased flexibility in structuring equity-based management compensation awards.

The Liberty Media board also considered the benefit to Liberty Media as a whole and the other two tracking stock groups of retaining Starz Entertainment, Wildblue and a significant cash position at the Entertainment Group. Because the remaining Entertainment Group would include revenue generating assets, such as Starz Entertainment, as well as a significant amount of cash, it would enhance the financial position of Liberty Media as a whole. In addition, although these assets would continue to be attributed to the Entertainment Group, the cash flow generated by these businesses as well as the cash on hand could be made available to the other groups in the form of loans or the creation of inter-group interests, which may result in terms more favorable to the Capital Group and the Interactive Group than could be obtained from third parties given current conditions in the capital markets.

Lastly, Liberty Media's board considered certain costs associated with the split-off (including the loss of potential synergies and the additional legal, accounting and administrative costs of operating a separate public company) and the potential tax liabilities that could accrue to Liberty Media, LEI and their respective stockholders as a result of the split-off.
Treatment of Outstanding Equity Awards
Stock incentive awards with respect to shares of Liberty Entertainment common stock are held by directors, officers, employees and consultants of Liberty Media and certain of its subsidiaries under the Liberty Media Corporation 2007 Incentive Plan and various other stock incentive plans administered by the Liberty Media board of directors or the incentive plan committee thereof. As a result of the redemption, options and stock appreciation rights with respect to Liberty Entertainment common stock will be split into LEI stock awards and adjusted Liberty Entertainment stock awards. All outstanding restricted shares of Liberty Entertainment common stock will be treated in the same manner as outstanding unrestricted shares of Liberty Entertainment common stock in the redemption.

LEI Common Stock	LEI Series A common stock, LEI Series B common stock and LEI Series C common stock are identical in all respects, except that:
•
LEI Series A common stock entitles its holder to one vote per share, LEI Series B common stock entitles its holder to ten votes per share, and LEI Series C common stock does not entitle its holder to any voting rights (except as required by Delaware law);
•
the LEI Series B common stock has separate class voting rights with respect to (i) certain share distributions of voting securities on LEI Series C common stock and certain share distributions pursuant to which the Series B holders would receive voting securities with lesser voting rights than those of the Series B shares, and (ii) certain charter amendments, recapitalizations and reclassifications pursuant to which the holders of LEI Series C common stock would receive voting securities or the holders of LEI Series B common stock would receive voting securities with lesser voting rights than those of the LEI Series B common stock, except, in each case, in limited circumstances; and
•
each share of LEI Series B common stock is convertible, at the option of the holder, into one share of LEI Series A common stock. LEI Series A common stock and Series C common stock are not convertible.
No shares of LEI Series C common stock will be issued in connection with or will be outstanding immediately following the split-off.
See "The Split-Off—Description of LEI Common Stock and Comparison of Stockholder Rights."
Comparison of Liberty Entertainment Common Stock Under the Liberty Media Charter and LEI Common Stock Under LEI's Restated Charter
The Liberty Entertainment common stock is a tracking stock of Liberty Media. Accordingly, the Liberty Entertainment common stock includes terms that are specific to a tracking stock and would not typically apply to regular common stock, such as conversion at the option of the company, redemption for stock of a subsidiary and mandatory conversion, redemption or dividend provisions upon an asset disposition. None of these tracking stock-specific terms will apply to the LEI common stock. Please see "The Split-Off—Description of LEI Capital Stock and Comparison of Stockholder Rights" for more information.

Material U.S. Federal Income Tax Considerations	The split-off is conditioned upon the receipt of a private letter ruling from the IRS and an opinion from Skadden, Arps, Slate, Meagher & Flom LLP in each case to the effect that the split-off will qualify as a tax-free transaction to Liberty Media and the holders of Liberty Entertainment common stock (except with respect to cash received in lieu of fractional shares) under Sections 355 and 368(a)(1)(D) of the Code.
Effect on Management
No changes in management at Liberty Media are currently planned as a result of the split-off. The initial board of directors of LEI will be comprised of the current directors of Liberty Media. The initial management team of LEI will be comprised of the Liberty Media management team, and LEI will compensate Liberty Media for the use of its management team pursuant to a services agreement to be entered into between Liberty Media and LEI in connection with the completion of the split-off. Please see "Certain Relationships and Related Transactions—Relationships Between LEI and Liberty Media—Services Agreement" for more information.
Interests of Certain Persons
In considering the recommendation of Liberty Media's board to vote to approve the redemption proposal, holders of Liberty Entertainment common stock should be aware that the executive officers and directors of Liberty Media will receive stock incentive awards with respect to LEI common stock in exchange for a portion of their existing Liberty Entertainment stock incentives as a result of the split-off.

Holders of Liberty Entertainment common stock should also be aware that the executive officers and directors of LEI will continue to serve as the executive officers and directors of Liberty Media. See "Risk Factors—Factors Relating to LEI—LEI has overlapping directors and management with Liberty Media and Liberty Global, Inc. (LGI), which may lead to conflicting interests" and "—LEI and Liberty Media may compete for business opportunities" for a discussion of the conflicts that could arise as a result of their positions with Liberty Media and LEI.

As of December 31, 2008, Liberty Media's executive officers and directors beneficially owned shares of Liberty Entertainment common stock representing in the aggregate approximately 36.4% of the aggregate voting power of the outstanding shares of Liberty Entertainment common stock. Liberty Media's board was aware of these interests and considered them when approving the redemption proposal.
Regulatory Approvals
The approval of the FCC will be required for the transfer of control of certain FCC licenses held by LEI subsidiaries. The Liberty Media board will determine whether any other regulatory approvals are needed in connection with the split-off.

No Appraisal Rights	Under the General Corporation Law of the State of Delaware, you will not have appraisal rights in connection with the redemption.
Exchange Agent, Transfer Agent and Registrar for the Shares	Computershare Trust Company, N.A., P.O. Box 43102, Providence, Rhode Island 02940
Stock Exchange Listing
There is currently no public market for LEI common stock. LEI has applied to list its Series A common stock and Series B common stock on the Nasdaq Global Select Market under the symbols " " and " ", respectively.
Recommendation of Liberty Media's Board of Directors	Our board of directors has unanimously approved the redemption proposal and unanimously recommends that you vote "FOR" the proposal.
Risk Factors	If the split-off is completed, stockholders of LEI will face a number of risks and uncertainties including, among others:
• those relating to the tax consequences of the split-off;
• those relating to limits on LEI's ability to control two of its more significant investments;
• those relating to LEI's ability to obtain cash sufficient to service its debt; and
• those relating to LEI's overlapping directors and management with Liberty Media.
Please see "Risk Factors" starting on page for a discussion of these risks and others that should be considered in connection with the redemption proposal and an investment in LEI common stock.

Comparative Per Share Market Price and Dividend Information

  Market Price

        The following table sets forth (i) the high and low sales prices for LCAPA and LCAPB for the period January 1, 2007 through March 3, 2008 and the period commencing March 4, 2008; (ii) the high and low sales prices for LINTA and LINTB for periods commencing January 1, 2007; and (iii) the high and low sales prices for LMDIA and LMDIB for periods commencing March 4, 2008. In March 2008, each outstanding share of Liberty Capital common stock was reclassified as one share of the corresponding series of reclassified Liberty Capital common stock and four shares of the corresponding series of Liberty Entertainment common stock (the reclassification). The last day on which the pre-reclassified Liberty Capital common stock traded regular-way on the Nasdaq Stock Market was March 3, 2008, and the first day on which the reclassified Liberty Capital common stock and the Liberty Entertainment common stock began trading regular-way on the Nasdaq Stock Market was March 4, 2008.

	LCAPA		LCAPB		LINTA		LINTB		LMDIA		LMDIB
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
2007
First quarter	$111.31	$96.95	$111.50	$98.50	$25.05	$20.90	$25.74	$21.05	—	—	—	—
Second quarter	$120.74	$109.09	$120.74	$110.88	$25.89	$22.15	$25.80	$22.19	—	—	—	—
Third quarter	$126.46	$107.70	$126.44	$108.07	$23.07	$17.70	$23.13	$17.69	—	—	—	—
Fourth quarter	$129.72	$110.03	$129.91	$110.51	$23.00	$18.95	$21.45	$19.03	—	—	—	—
2008
First quarter (through 3/3)	$119.75	$100.00	$121.21	$101.25					—	—	—	—
First quarter					$19.17	$13.42	$18.69	$13.53
First quarter (from 3/4)	$19.25	$14.60	$17.73	$14.64					$27.07	$19.65	$26.51	$20.46
Second quarter	$16.99	$14.03	$18.00	$14.07	$17.58	$14.55	$17.44	$14.73	$27.48	$22.12	$27.41	$22.46
Third quarter	$16.46	$13.10	$16.23	$13.09	$15.17	$11.52	$15.91	$11.95	$28.64	$22.33	$28.95	$22.48
Fourth quarter	$13.74	$2.33	$13.75	$2.61	$13.10	$1.97	$12.79	$2.10	$25.26	$9.47	$24.95	$9.69
2009
First quarter through [ ]

        As of December 11, 2008, the last trading day prior to the public announcement of the Liberty Media board's intention to seek the approval of the Liberty Entertainment stockholders to effect the redemption, LCAPA closed at $3.00, LCAPB closed at $3.07, LINTA closed at $2.39, LINTB closed at $2.44, LMDIA closed at $12.16 and LMDIB closed at $12.24. As of [            ], 2009, the most recent practicable date prior to the mailing of this proxy statement/prospectus, LCAPA closed at $[            ], LCAPB closed at $[            ], LINTA closed at $ [            ], LINTB closed at $[            ], LMDIA closed at $[            ] and LMDIB closed at $ [            ].

Dividends

        Liberty Media.    Liberty Media has never paid cash dividends on any series of its common stock. All decisions regarding payment of dividends by Liberty Media are made by its board of directors, from time to time, in accordance with applicable law after taking into account various factors, including its financial condition, operating results, current and anticipated cash needs, plans for expansion and possible loan covenants which may restrict or prohibit its payment of dividends.

        LEI.    LEI has no present intention to pay cash dividends on its stock. All decisions regarding payment of dividends by LEI will be made by its board of directors, from time to time, in accordance with applicable law after taking into account various factors, including its financial condition, operating results, current and anticipated cash needs, plans for expansion and possible loan covenants which may restrict or prohibit its payment of dividends.

RISK FACTORS

        In addition to the other information contained in, incorporated by reference in or included as an Annex to this proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote to approve the redemption proposal.

        The risk factors described in this section have been separated into three groups:

  •
  risks that relate to the split-off;

  •
  risks that relate to an investment in LEI and the capital structure of LEI; and

  •
  risks that relate to LEI's ownership of an interest in DIRECTV (which have been based on the most recent public filings made by DIRECTV).

        The risks described below and elsewhere in this proxy statement/prospectus are not the only ones that relate to the split-off and an investment in LEI. The risks described below are considered to be the most material. However, there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that also could have material adverse effects on LEI or an investment in its common stock. Past financial performance may not be a reliable indicator of future performance and historical trends may not foretell results or trends in future periods.

        If any of the events described below were to occur, the businesses, prospects, financial condition, results of operations and/or cash flows of LEI could be materially adversely affected. In any such case, the price of any or all of the LEI common stock could decline, perhaps significantly.

        For the purposes of these risk factors, unless the context otherwise indicates, we have assumed that the redemption proposal is approved and that the split-off has been completed.

Risk Factors Relating to the Split-Off

        The split-off could result in significant tax liability.    Liberty Media has applied for a private letter ruling from the IRS to the effect that, among other things, the split-off will qualify as a tax-free distribution for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code. In addition, the split-off is conditioned upon the receipt by Liberty Media of a private letter ruling from the IRS and the receipt by Liberty Media and LEI of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Liberty Media, to the effect that, among other things, the split-off will qualify as a tax-free transaction to Liberty Media and to the holders of Liberty Entertainment common stock (except with respect to the receipt of cash in lieu of fractional shares) for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code.

        Although a private letter ruling relating to the qualification of the split-off under Sections 355 and 368(a)(1)(D) of the Code will generally be binding on the IRS, the continuing validity of such ruling will be subject to the accuracy of factual representations and certain assumptions. Also, as part of the IRS's general policy with respect to rulings on split-off transactions under Section 355 of the Code, a private letter ruling obtained by Liberty Media will not represent a determination by the IRS that certain requirements which are necessary to obtain tax-free treatment under Sections 355 and 368(a)(1)(D) of the Code have been satisfied. Rather, such private letter ruling will be based upon representations by Liberty Media that these requirements have been satisfied, and any inaccuracy in such representations could invalidate the ruling. As a result of this IRS policy, Liberty Media has made it a condition to the split-off that Liberty Media and LEI obtain the opinion of counsel described above. The opinion will be based upon various factual representations and assumptions, as well as certain undertakings made by Liberty Media and LEI. Any inaccuracy in the representations or assumptions upon which such tax opinion is based, or failure by Liberty Media or LEI to comply with any undertakings made in connection with such tax opinion, could alter the conclusions reached in such opinion. Opinions of counsel are not binding on the IRS. As a result, the conclusions expressed in the opinion of counsel could be challenged by the IRS. If it is subsequently determined, for whatever reason, that the split-off does not qualify for tax-free treatment, Liberty Media and/or the holders of Liberty Entertainment common stock immediately prior to the split-off could incur significant tax liabilities. Under its tax sharing agreement with LEI, Liberty Media, its subsidiaries and certain related persons will be entitled to indemnification from LEI for any loss, including any taxes of Liberty Media and its subsidiaries, resulting from the failure of the split-off to be a tax-free transaction described under Sections 355 and 368(a)(1)(D) of the Code, except for any such loss resulting from the breach of certain covenants made by Liberty Media. For a more complete discussion of the requested private letter ruling, the tax opinion and the tax consequences if the split-off is not tax-free, please see "Material U.S. Federal Income Tax Consequences."

        Liberty Media may have a significant indemnity obligation to News Corporation if the News Exchange or certain restructuring transactions related to the News Exchange are treated as taxable transactions as a result of the split-off.    Liberty Media entered into a tax matters agreement with News Corporation in connection with the News Exchange, pursuant to which Liberty Media agreed, among other things, to indemnify News Corporation, its affiliates and certain related persons for taxes resulting from actions taken by Liberty Media or its affiliates that cause the News Exchange (or related restructuring transactions) not to qualify as tax-free transactions described in Sections 355 and/or 368(a)(1)(D) of the Code. Liberty Media's indemnification obligations to News Corporation, its affiliates and certain related persons are not limited in amount or subject to any cap. If Liberty Media is required to indemnify News Corporation, its affiliates and certain related persons under the circumstances set forth in the tax matters agreement, Liberty Media may be subject to substantial liabilities. In Liberty Media's tax sharing agreement with LEI, LEI has agreed to reimburse Liberty Media for its indemnification obligations to News Corporation under specified circumstances. For more information about LEI's indemnity obligations, see "—LEI may have a significant indemnity obligation to Liberty Media if the split-off, the News Exchange or certain restructuring transactions related to the News Exchange are treated as taxable transactions" below.

        It is a condition to the split-off that Liberty Media and LEI shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that for U.S. federal income tax purposes, the split-off will not affect the tax-free treatment under Sections 355 and 368(a)(1)(D) of the Code of, and will not cause Section 355(e) of the Code to apply to, the News Exchange or any of the internal distributions of the stock of Greenlady Corp. that were effected by subsidiaries of News Corporation in connection with the News Exchange. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely upon factual representations and assumptions, as well as certain undertakings made by Liberty Media and LEI. Any inaccuracy in the representations or assumptions upon which such tax opinion is based, or failure by Liberty Media or LEI to comply with any undertakings made in connection with such tax opinion, could alter the conclusions reached in such opinion. Opinions of counsel are not binding on the IRS, and neither Liberty Media nor LEI have requested a ruling from the IRS as to the effect, if any, that the split-off would have on the News Exchange (or any related restructuring transactions). Therefore, there can be no assurance that the IRS will agree with the conclusions in such opinion. If Liberty Media is required to indemnify News Corporation, its affiliates and certain related persons under the circumstances set forth in the tax matters agreement, Liberty Media may be subject to substantial liabilities, which could materially adversely affect its financial position.

        LEI may have a significant indemnity obligation to Liberty Media if the split-off, the News Exchange or certain restructuring transactions related to the News Exchange are treated as taxable transactions.    In the tax sharing agreement with Liberty Media, LEI has agreed to indemnify Liberty Media, its subsidiaries and certain related persons for any loss, including any taxes of Liberty Media and its subsidiaries, resulting from (i) the failure of the split-off to be a tax-free transaction described under Sections 355 and 368(a)(1)(D) of the Code, (ii) Section 355(e) of the Code applying to the News Exchange or to any of the internal distributions of the stock of Greenlady Corp. that were effected by subsidiaries of News Corporation in connection with the News Exchange as a result of the split-off or any actions taken by LEI or its subsidiaries following the split-off, or (iii) any breach by LEI of certain covenants (applicable to actions or failures to act by LEI and its subsidiaries following the completion of the split-off) that relate to the qualification of the split-off, the News Exchange and certain restructuring transactions related to the News Exchange as tax-free transactions. Notwithstanding the foregoing, LEI will not be responsible for any such loss resulting from any breach by Liberty Media of certain covenants (applicable to actions or failures to act by Liberty Media and its subsidiaries following the completion of the split-off) that relate to the qualification of the split-off, the News Exchange and certain restructuring transactions related to the News Exchange as tax-free transactions. LEI's indemnification obligations to Liberty Media, its subsidiaries and certain related persons are not limited in amount or subject to any cap. If LEI is required to indemnify Liberty Media, its subsidiaries and certain related persons under the circumstances set forth in the tax sharing agreement, LEI may be subject to substantial liabilities, which could materially adversely affect its financial position.

        The combined market value of the LEI common stock and the Liberty Entertainment common stock outstanding after the completion of the split-off may not equal or exceed the current market value of the existing Liberty Entertainment common stock.    Although Liberty Entertainment common stock has been publicly traded since the March 2008 reclassification, there is no public market for LEI common stock. Because, among other things, LEI common stock will be a security of LEI, rather than a security of Liberty Media, there can be no assurance that the public market for LEI common stock will be similar to the public market for the Liberty Entertainment common stock. Ultimately, the value of each share of LEI common stock will be principally determined in the trading markets and could be influenced by many factors, including the operations of LEI's subsidiaries and business affiliates, investors' expectations of LEI's prospects, financial estimates by securities analysts, trends and uncertainties affecting the industries in which LEI or its affiliates compete, future issuances and repurchases of LEI common stock and general economic and other conditions. The combined trading value of the LEI common stock and the Liberty Entertainment common stock outstanding after the completion of the split-off could be higher or lower than the trading value of the existing Liberty Entertainment common stock, and we are unable to estimate whether such difference, whether favorable or unfavorable, will be material.

        After the split-off, LEI may be controlled by one principal shareholder.    John C. Malone currently beneficially owns shares of Liberty Entertainment common stock representing approximately [            ]% of the Entertainment Group's voting power. Following the consummation of the split-off, Mr. Malone will beneficially own shares of LEI common stock that may represent up to approximately [            ]% of LEI's voting power, based upon the redemption ratio and his beneficial ownership of Liberty Entertainment common stock, as of December 31, 2008 (as reflected under "Management—Security Ownership of Management" below). By virtue of Mr. Malone's voting power in LEI as well as his position as LEI's Chairman of the Board, Mr. Malone may be deemed to control LEI's operations. Mr. Malone's rights to vote or dispose of his equity interest in LEI will not be subject to any restrictions in favor of LEI other than as may be required by applicable law and except for customary transfer restrictions pursuant to incentive award agreements.

Risk Factors Relating to LEI

        LEI does not have the right to control two of its more significant investments, which means LEI will not be able to cause those businesses to operate in a manner that may be preferred by LEI.    Although LEI may exercise influence over the management and policies of DIRECTV and GSN, LEI does not have the right to control the businesses or affairs of these two significant investments. Even though LEI owns a majority stake in DIRECTV, by agreement with DIRECTV, it effectively will exercise the voting rights associated with approximately 48% of DIRECTV's common stock. With respect to GSN, LEI's rights take the form of representation on the board of managers and possession of veto rights over significant or extraordinary actions. Although LEI's rights may enable it to prevent the sale of material assets or prevent the applicable investee from paying dividends or making distributions to its stockholders or partners, these rights will not enable LEI to cause these actions to be taken.

        Because LEI does not control the business management practices of DIRECTV, LEI relies on DIRECTV for the financial information that LEI uses in accounting for its ownership interest in DIRECTV.    Due to certain governance arrangements with DIRECTV, LEI does not control DIRECTV's decision-making process or business management practices, within the meaning of U.S. accounting rules. As a result, LEI accounts for its 54% ownership interest in DIRECTV using the equity method of accounting and records its share of DIRECTV's net income or loss in LEI's financial statements. LEI relies on DIRECTV to provide LEI with financial information prepared in accordance with generally accepted accounting principles, which LEI uses in the application of the equity method. In addition, LEI cannot change the way in which DIRECTV reports its financial results or require DIRECTV to change its internal controls or procedures.

        LEI could be unable in the future to obtain cash in amounts sufficient to service its debt.    As of September 30, 2008, LEI had outstanding approximately $2 billion principal amount of debt. This debt was incurred in connection with Liberty Media's acquisition of DIRECTV shares in April 2008. Such debt is due in 2009 through 2012. LEI's ability to meet this financial obligation will depend upon its ability to access cash. LEI's sources of cash include its available cash balances, net cash from operating activities, distributions from its investees, borrowings against its DIRECTV shares not otherwise encumbered, proceeds from equity issuances and proceeds from asset sales. There are no assurances that LEI will have access to sufficient cash to service its debt obligations, absent borrowings against or sales of its unencumbered DIRECTV shares.

        LEI will depend on a limited number of potential customers for carriage of its programming.    The cable television industry has been undergoing a period of consolidation. As a result, the number of potential buyers of the video programming offered by LEI's subsidiaries and business affiliates is decreasing. In this more concentrated market, there can be no assurance that LEI's subsidiaries and business affiliates will be able to obtain or maintain carriage of their video programming by cable and direct-to-home (DTH) satellite providers on commercially reasonable terms or at all.

        Rapid technological advances could render the products and services offered by LEI's subsidiaries and business affiliates obsolete or non-competitive.    LEI's subsidiaries and business affiliates must stay abreast of rapidly evolving technological developments and offerings to remain competitive and increase the utility of their services. These subsidiaries and business affiliates must be able to incorporate new technologies into their products in order to address the needs of their customers. There can be no assurance that they will be able to compete with advancing technology, and any failure to do so may adversely affect LEI.

        Certain of LEI's subsidiaries and business affiliates depend on their relationships with third party distribution channels, suppliers and advertisers and any adverse changes in these relationships could adversely affect LEI's results of operations.    An important component of the success of LEI's subsidiaries and business affiliates will be their ability to maintain their existing, as well as build new, relationships with third party distribution channels, suppliers and advertisers, among other parties. Adverse changes in existing relationships or the inability to enter into new arrangements with these parties on favorable terms, if at all, could have a significant adverse effect on LEI's results of operations.

        Adverse events or trends in the industries in which LEI's subsidiaries and business affiliates operate could adversely affect its results of operations.    In general, LEI's subsidiaries and business affiliates could be sensitive to trends and events that are outside their control. For example, adverse trends or events, such as general economic downturns, decreases in consumer spending and natural or other disasters, among other adverse events and trends, could have a significantly negative impact on LEI.

        LEI's businesses are subject to risks of adverse government regulation.    Programming services, cable television systems, the Internet, telephony services and satellite carriers are subject to varying degrees of regulation in the United States by the FCC and other entities and in foreign countries by similar entities. Such regulation and legislation are subject to the political process and have been in constant flux over the past decade. Moreover, substantially every foreign country in which LEI's subsidiaries or business affiliates will have, or may in the future make, an investment regulates, in varying degrees, the distribution, content and ownership of programming services and foreign investment in programming companies and wireline and wireless cable communications, satellite and telephony services and the Internet. Further material changes in the law and regulatory requirements must be anticipated, and there can be no assurance that the business of LEI's subsidiaries and business affiliates will not be adversely affected by future legislation, new regulation or deregulation.

        LEI and certain of its subsidiaries, including DIRECTV, are subject to additional FCC conditions.    In connection with approving the acquisition of an ownership interest in DIRECTV by a Liberty Media subsidiary in February 2008, the FCC imposed a number of regulatory conditions on Liberty Media, its subsidiaries, and DIRECTV. More specifically, the FCC imposed program carriage conditions, intended to prevent discrimination against unaffiliated programmers, program access conditions, intended to ensure non-discriminatory access to programming, and other conditions, including the elimination of overlapping attributable interests in cable and satellite distribution systems in Puerto Rico by February 2009.

        The success of certain of LEI's subsidiaries and business affiliates whose businesses involve the Internet depends on maintaining the integrity of their systems and infrastructure.    A fundamental requirement for online communications is the secure transmission of confidential information, such as credit card numbers or other personal information, over public networks. If the security measures of any of LEI's subsidiaries or business affiliates engaged in online communications were to be compromised, it could have a detrimental effect on their reputation and adversely affect their ability to attract web traffic.

        Computer viruses transmitted over the Internet have significantly increased in recent years, thereby increasing the possibility of disabling attacks on and damage to websites of LEI's subsidiaries and business affiliates whose businesses will be dependent on the Internet. In addition, certain of LEI's subsidiaries and business affiliates rely on third-party computer systems and service providers to facilitate and process a portion of their transactions. Any interruptions, outages or delays in these services, or a deterioration in their performance, could impair the ability of these subsidiaries and business affiliates to process transactions for their customers and the quality of service they can offer to them.

        The success of certain of LEI's subsidiaries and business affiliates depends on audience acceptance of their programs and programming services which is difficult to predict.    Entertainment content production is an inherently risky business because the revenue derived from the production and distribution of a cable program depends primarily upon its acceptance by the public, which is difficult to predict. The commercial success of a cable program depends on the quality and acceptance of other competing programs released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, many of which are difficult to predict. Audience sizes for cable programming are important factors when cable and DTH satellite video providers negotiate affiliation agreements with cable programmers and, in the case of cable programming, when advertising rates are negotiated. Consequently, low public acceptance of cable programs will have an adverse effect on the results of operations of LEI.

        No assurance can be made that LEI will be successful in integrating any acquired businesses.    LEI's businesses and those of its subsidiaries may grow through acquisitions in selected markets. Integration of new businesses may present significant challenges, including: realizing economies of scale in programming and network operations; eliminating duplicative overheads; and integrating networks, financial systems and operational systems. No assurances can be made that, with respect to any acquisition, LEI will realize anticipated benefits or successfully integrate any acquired business with its existing operations. In addition, while LEI intends to implement appropriate controls and procedures as it integrates acquired companies, LEI may not be able to certify as to the effectiveness of these companies' disclosure controls and procedures or internal control over financial reporting (as required by U.S. federal securities laws and regulations) until LEI has fully integrated them.

        If, following the split-off, LEI is unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or LEI's internal control over financial reporting is not effective, the reliability of LEI's financial statements may be questioned and LEI's stock price may suffer.    Section 404 of the Sarbanes- Oxley Act of 2002 requires any company subject to the reporting requirements of the U.S. securities laws to complete a comprehensive evaluation of its and its consolidated subsidiaries' internal control over financial reporting. To comply with this statute, LEI will be required to document and test its internal control procedures; LEI's management will be required to assess and issue a report concerning its internal control over financial reporting; and LEI's independent auditors will be required to issue an attestation regarding its internal control over financial reporting. LEI's compliance with Section 404 of the Sarbanes-Oxley Act will first be tested in connection with the filing of its Annual Report on Form 10-K for the fiscal year ending December 31, 2010. The rules governing the standards that must be met for LEI's management to assess its internal control over financial reporting are complex, subject to change, and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. During the course of its testing, LEI's management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act. If LEI's management cannot favorably assess the effectiveness of its internal control over financial reporting or LEI's auditors identify material weaknesses in its internal control, investor confidence in LEI's financial results may weaken, and LEI's stock price may suffer.

        LEI has overlapping directors and management with Liberty Media and Liberty Global, Inc. (LGI), which may lead to conflicting interests.    Liberty Media's executive officers will also serve as the executive officers of LEI pursuant to a services agreement that will be entered into between Liberty Media and LEI in connection with the completion of the split-off, and the directors of Liberty Media will serve as the initial directors of LEI. John C. Malone is the Chairman of the Board of Liberty Media and LGI and will serve as the Chairman of the Board of LEI. In addition, three other directors who serve on LGI's board also serve on Liberty Media's board. Immediately following the split-off, neither Liberty Media nor, to our knowledge, LGI will have any ownership interest in LEI, and LEI will not have any ownership interest in Liberty Media or LGI. LGI is an independent, publicly-traded company and the largest international cable operator based on number of subscribers as of September 30, 2008. The executive officers and the members of LEI's board of directors have fiduciary duties to its stockholders. Likewise, any such persons who serve in similar capacities at Liberty Media and/or LGI have fiduciary duties to such company's stockholders. Therefore, such persons may have conflicts of interest or the appearance of conflicts of interest with respect to matters involving or affecting each company. For example, there may be the potential for a conflict of interest when LEI, LGI or Liberty Media looks at acquisitions and other corporate opportunities that may be suitable for each of them. Moreover, most of LEI's directors and officers will continue to own Liberty Media and/or LGI stock and options to purchase Liberty Media and/or LGI stock. These ownership interests could create, or appear to create, potential conflicts of interest when these individuals are faced with decisions that could have different implications for LEI and/or LGI or Liberty Media. From time to time, Liberty Media or LGI or their respective affiliates may enter into transactions with LEI and/or its subsidiaries or other affiliates. Although the terms of any such transactions or agreements will be established based upon negotiations between employees of the companies involved, there can be no assurance that the terms of any such transactions will be as favorable to LEI or its subsidiaries or affiliates as would be the case where the parties are completely at arms' length.

        LEI may compete with Liberty Media and LGI for business opportunities.    Certain of Liberty Media's subsidiaries and business affiliates own or operate domestic or foreign programming services that may compete with the programming services offered by LEI's businesses. Certain of LGI's subsidiaries and business affiliates offer international cable and DTH satellite distribution services in areas outside the U.S. in competition with DIRECTV Latin America (DTVLA). LGI also has subsidiaries or business affiliates that own or operate foreign programming services that may compete with those offered by LEI's businesses. LEI has no rights in respect of U.S. or international programming or international distribution opportunities developed by or presented to the subsidiaries or business affiliates of Liberty Media or LGI, and the pursuit of these opportunities by such subsidiaries or affiliates may adversely affect the interests of LEI and its shareholders. Because LEI and Liberty Media have overlapping officers, and LEI, Liberty Media and LGI have overlapping directors, the pursuit of business opportunities may serve to intensify the conflicts of interest or appearance of conflicts of interest faced by each management team. LEI's restated charter will provide that no director or officer of LEI will be liable to LEI or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to another person or entity (including Liberty Media and LGI) instead of LEI, or does not refer or communicate information regarding such corporate opportunity to LEI, unless (x) such opportunity was expressly offered to such person solely in his or her capacity as a director or officer of LEI or as a director or officer of any of LEI's subsidiaries or affiliates, and (y) such opportunity relates to a line of business in which LEI or any of its subsidiaries is then directly engaged.

        It may be difficult for a third party to acquire LEI, even if doing so may be beneficial to LEI shareholders.    Certain provisions of LEI's restated charter and bylaws may discourage, delay or prevent a change in control of LEI that a shareholder may consider favorable. These provisions include the following:

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  authorizing a capital structure with multiple series of common stock: a Series B that entitles the holders to ten votes per share, a Series A that entitles the holders to one vote per share, and a Series C that, except as otherwise required by applicable law, entitles the holders to no voting rights;

  •
  classifying LEI's board of directors with staggered three-year terms, which may lengthen the time required to gain control of LEI's board of directors;

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  limiting who may call special meetings of shareholders;

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  prohibiting shareholder action by written consent (subject to certain exceptions), thereby requiring shareholder action to be taken at a meeting of the shareholders;

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  requiring shareholder approval by holders of at least 80% of LEI's voting power or the approval by at least 75% of LEI's board of directors with respect to certain extraordinary matters, such as a merger or consolidation of LEI, a sale of all or substantially all of LEI's assets or an amendment to LEI's restated charter;

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  establishing advance notice requirements for nominations of candidates for election to LEI's board of directors or for proposing matters that can be acted upon by shareholders at shareholder meetings;

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  requiring the consent of the holders of at least 75% of the outstanding Series B common stock of LEI (voting as a separate class) to certain share distributions and certain other extraordinary actions that would reduce the relative voting power of the LEI Series B common stock; and

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  the existence of authorized and unissued stock, including "blank check" preferred stock, which could be issued by LEI's board of directors to persons friendly to its then current management, thereby protecting the continuity of its management, or which could be used to dilute the stock ownership of persons seeking to obtain control of LEI.

        Holders of any single series of LEI common stock may not have any remedies if any action by its directors or officers has an adverse effect on only that series of LEI common stock.    Principles of Delaware law and the provisions of LEI's restated charter may protect decisions of its board of directors that have a disparate impact upon holders of any single series of LEI common stock. Under Delaware law, the board of directors has a duty to act with due care and in the best interests of all of LEI's shareholders, including the holders of both series of LEI common stock. Principles of Delaware law established in cases involving differing treatment of multiple classes or series of stock provide that a board of directors owes an equal duty to all common shareholders regardless of class or series and does not have separate or additional duties to any group of shareholders. As a result, in some circumstances, LEI's directors may be required to make a decision that is adverse to the holders of one series of LEI common stock. Under the principles of Delaware law referred to above, you may not be successful in challenging these decisions if a majority of LEI's board of directors is disinterested, independent and adequately informed with respect to these decisions and acts in good faith and in the honest belief that it is acting in the best interests of all of LEI's shareholders.

Risk Factors Relating to DIRECTV

        The risk factors described below relate to the risks involved in LEI's ownership of an interest in DIRECTV and operational risks relating to DIRECTV. The operational risk factors have been reproduced from DIRECTV's Annual Report on Form 10-K for the year ended December 31, 2007.

        Construction or launch delays on satellites could materially adversely affect DIRECTV's revenue and earnings.    A key component of DIRECTV's business strategy is its ability to expand its offering of new programming and services, including increased local and HD programming. In order to accomplish this goal, DIRECTV needs to construct and launch new satellites. The construction and launch of satellites are often subject to delays, including satellite and launch vehicle construction delays, periodic unavailability of reliable launch opportunities due to competition for launch slots, weather and also due to general delays that result when a launch provider experiences a launch failure, and delays in obtaining regulatory approvals. A significant delay in the future delivery of any satellite would materially adversely affect the use of the satellite and thus could materially adversely affect DIRECTV's anticipated revenue and earnings. If satellite construction schedules are not met, there can be no assurance that a launch opportunity will be available at the time a satellite is ready to be launched. Certain delays in satellite construction could also jeopardize a satellite authorization that is conditioned on timely construction and launch of the satellite.

        DIRECTV's satellites are subject to significant launch and operational risks.    Satellites are subject to significant operational risks relating to launch and while in orbit. Launch and operational risks include launch failure, incorrect orbital placement or improper commercial operation. Launch failures result in significant delays in the deployment of satellites because of the need both to construct replacement satellites, which can take up to 36 months, and obtain other launch opportunities. DIRECTV estimates the overall historical loss rate for all launches of commercial satellites in the last five years to be approximately 5% but it may be higher. Any significant delays or failures in successfully launching and deploying DIRECTV's satellites could materially adversely affect its ability to generate revenue. While DIRECTV has traditionally purchased insurance covering the launch and, in limited cases, operation of its satellites, such policies typically cover the loss of the satellite itself or a portion thereof, and not the business interruption or other associated direct and indirect costs.

        In-orbit risks include malfunctions, commonly referred to as anomalies, and collisions with meteoroids, other spacecraft or other space debris. Anomalies occur as a result of various factors, such as satellite manufacturing errors, problems with the power systems or control systems of the satellites and general failures resulting from operating satellites in the harsh space environment. DIRECTV works closely with its satellite manufacturers to determine and eliminate the potential causes of anomalies in new satellites and provide for redundancies of critical components in the satellites as well as having backup satellite capacity. However, DIRECTV cannot assure you that it will not experience anomalies in the future, nor can DIRECTV assure you that its backup satellite capacity will be sufficient for its business purposes. Any single anomaly or series of anomalies could materially adversely affect DIRECTV's operations and revenue and its relationships with its subscribers, as well as its ability to attract new subscribers for its services. Anomalies may also reduce the expected useful life of a satellite, thereby creating additional expenses due to the need to provide replacement or backup satellites and potentially reducing revenue if service is interrupted. Finally, the occurrence of anomalies may materially adversely affect DIRECTV's ability to insure its satellites at commercially reasonable premiums, if at all. While some anomalies are currently covered by existing insurance policies, others are not now covered or may not be covered in the future.

        DIRECTV's ability to earn revenue also depends on the usefulness of its satellites. Each satellite has a limited useful life. A number of factors affect the useful life of a satellite, including, among other things:

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  the design;

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  the quality of its construction;

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  the durability of its component parts;

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  the launch vehicle's insertion of the satellite into orbit;

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  any required movement, temporary or permanent, of the satellite;

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  the ability to continue to maintain proper orbit and control over the satellite's functions; and

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  the remaining on-board fuel following orbit insertion.

        Generally, the minimum design life of the satellites in DIRECTV's fleet is between 12 and 16 years. The actual useful lives of the satellites may be shorter or longer, in some cases significantly. DIRECTV's operating results could be adversely affected if the useful life of any of its satellites were significantly shorter than 12 years from the date of launch.

        In the event of a failure or loss of any of DIRECTV's satellites, it may relocate another satellite and use it as a replacement for the failed or lost satellite. In the event of a complete satellite failure, DIRECTV's services provided via that satellite could be unavailable for several days or longer while backup in-orbit satellites are repositioned and services are moved. DIRECTV is not insured for any resultant lost revenue. The use of backup satellite capacity for DIRECTV's programming may require it to discontinue some programming services due to potentially reduced capacity on the backup satellite. Any relocation of DIRECTV's satellites would require prior FCC approval and, among other things, a demonstration to the FCC that the replacement satellite would not cause additional interference compared to the failed or lost satellite. Such FCC approval may not be obtained. DIRECTV believes it has in 2008, in-orbit satellite capacity to expeditiously recover transmission of most DIRECTV U.S. programming in the event one of its in-orbit satellites fails. However, programming continuity cannot be assured in the event of multiple satellite losses. DIRECTV's Latin America businesses lease their satellites and may not have a readily available replacement in the event of a failure or loss of any of its satellites. Programming continuity in the countries in which these businesses operate cannot be assured in the event of a single satellite loss.

        The cost of commercial insurance coverage on DIRECTV's satellites or the loss of a satellite that is not insured could materially adversely affect its earnings.    DIRECTV uses in-orbit and launch insurance to mitigate the potential financial impact of satellite fleet in-orbit and launch failures unless the premium costs are considered uneconomic relative to the risk of satellite failure. When insurance is obtained, it generally covers all or a portion of the unamortized book value of covered satellites. Although the insurance does not compensate for business interruption or loss of future revenue or subscribers, DIRECTV relies on in-orbit spare satellites and excess transponder capacity at key orbital slots to mitigate the impact that a satellite failure may have on DIRECTV's ability to provide service.

        The price, terms and availability of insurance fluctuate significantly. Launch and in-orbit policies on satellites may not continue to be available on commercially reasonable terms or at all. In addition to higher premiums, insurance policies may provide for higher deductibles, shorter coverage periods and satellite health-related policy exclusions.

        Any launch vehicle failure, or loss or destruction of any of our satellites, even if insured, could have a material adverse effect on DIRECTV's financial condition and results of operations, its ability to comply with FCC regulatory obligations and its ability to fund the construction or acquisition of replacement satellites in a timely fashion, or at all.

        DIRECTV competes with other MVPDs, some of whom have greater resources than DIRECTV does and levels of competition are increasing.    DIRECTV competes in the multi-channel video programming distribution (MVPD) industry against cable television, telephone communications and wireless companies and other land-based and satellite-based system operators with service offerings including video, audio and interactive programming, data and other entertainment services and telephony service. Some of these competitors have greater financial, marketing and other resources than DIRECTV does.

        Some cable television operators have large, established customer bases and many cable operators have significant investments in, and access to, programming. According to the National Cable & Telecommunications Association's 2008 Industry Overview, 96% of the 128.6 million U.S. housing units are passed by cable. Of the 128.6 million U.S. housing units, approximately 97.6 million subscribe to a MVPD service and approximately 66% of MVPD subscribers receive their programming from a cable operator. Cable television operators have advantages relative to DIRECTV, including or as a result of:

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  being the incumbent MVPD operator with an established subscriber base in the territories in which DIRECTV competes;

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  bundling their analog video service with expanded digital video services delivered terrestrially or via satellite, or with efficient two-way high-speed Internet access or telephone service on upgraded cable systems;

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  having the ability to provide certain local and other programming, including HD programming, in a larger number of geographic areas; and

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  having legacy arrangements for exclusivity in certain multiple dwelling units and planned communities.

        In addition, cable television operators have grown their subscriber bases through mergers and acquisitions. Moreover, mergers, joint ventures and alliances among franchise, wireless or private cable television operators, telephone communications companies and broadband service providers, and others may result in providers capable of offering bundled television, data and telecommunications services in competition with DIRECTV's services.

        DIRECTV does not currently offer local channel coverage to markets covering approximately five percent of U.S. television households, which places it at a competitive disadvantage in those markets. DIRECTV also has been unable to secure certain international programming, due to exclusive arrangements of programming providers with certain competitors, which has constrained its ability to compete for subscribers who wish to obtain such programming.

        In the United States various telephone communications companies and broadband service providers have deployed fiber optic lines directly to customers' homes or neighborhoods to deliver video services, which compete with the DIRECTV service. It is uncertain whether DIRECTV will be able to increase its satellite capacity, offer a significant level of new services in existing markets in which it competes or expand to additional markets as may be necessary to compete effectively. One of these telephone communications companies also sells the DIRECTV service as a bundle with its voice and data services. The existence of a new broadly-deployed network with the capability of providing video, voice and data services could present a significant competitive challenge and in the case of the telephone communications company currently selling the DIRECTV service, could result in such company focusing less effort and resources selling the DIRECTV service or declining to sell it at all. DIRECTV may be unable to develop other distribution methods to make up for lost sales through the telephone communications company.

        As a result of these and other factors, DIRECTV may not be able to continue to expand its subscriber base or compete effectively against cable television or other MVPD operators in the future.

        Emerging digital media competition could materially adversely affect DIRECTV.    DIRECTV's business is focused on television, and it faces emerging competition from other providers of digital media, some of which have greater financial, marketing and other resources than it does. Significant changes in consumer behavior with regard to the means by which they obtain video entertainment and information in response to this emerging digital media competition, could materially adversely affect DIRECTV's revenue and earnings or otherwise disrupt our business.

        DIRECTV depends on the Communications Act for access to cable-affiliated programming and changes impacting that access could materially adversely affect DIRECTV.    DIRECTV purchases a substantial percentage of its programming from programmers that are affiliated with cable system operators. Currently, under certain provisions of the Communications Act of 1934, as amended (the Communications Act) governing access to programming, cable-affiliated programmers generally must sell and deliver their programming services to all MVPDs on non-discriminatory terms and conditions. The Communications Act and the FCC rules also prohibit certain types of exclusive programming contracts involving programming from cable-affiliated programmers.

        Any change in the Communications Act or the FCC's rules that would permit programmers that are affiliated with cable system operators to refuse to provide such programming or to impose discriminatory terms or conditions could materially adversely affect DIRECTV's ability to acquire programming on a cost-effective basis, or at all. The Communications Act prohibitions on certain cable industry exclusive contracting practices with cable-affiliated programmers were recently extended for another four years, through October 2012, though it is currently considering proposals that could shorten the term of this extension to two years if a cable operator could show that competition from new entrant MVPDs at that time had reached a sufficient penetration level in the relevant marketing area.

        In addition, certain cable providers have denied DIRECTV and other MVPDs access to a limited number of channels created by programmers with which the cable providers are affiliated. The cable providers have asserted that they are not required to provide such programming due to the manner in which that programming is distributed, which they argue is not covered by the program access provisions of the Communications Act. Challenges to this interpretation of the Communications Act have not been successful, and DIRECTV may continue to be precluded from obtaining such programming, which in turn could materially adversely affect its ability to compete in regions serviced by those cable providers. Although the FCC recently addressed some of these issues in a limited fashion by placing access conditions on certain regional sports networks affiliated with Time Warner

Cable, Inc. and Comcast Corporation, it is not clear that such provisions will be sufficient to assure DIRECTV's continued access to this programming on fair and nondiscriminatory terms.

        Carriage requirements may negatively affect DIRECTV's ability to deliver local broadcast stations, as well as other aspects of its business.    The FCC's interpretation, implementation and enforcement of provisions of the Satellite Home Viewer Improvement Act of 1999 (SHVIA) and the Satellite Home Viewer Extension and Reauthorization Act of 2004 (SHVERA), as well as judicial decisions interpreting and enforcing these laws, could hamper DIRECTV's ability to retransmit distant network and superstation signals, reduce the number of its existing or future subscribers that can qualify for receipt of these signals, impose costs on it in connection with the process of complying with the rules, or subject DIRECTV to fines, monetary damages or injunctions. In implementing SHVIA, the FCC has required satellite carriers to delete certain programming, including sports programming, from the signals of certain distant stations. Compliance with those FCC requirements may require costly upgrades to DIRECTV's broadcast system. Further, a recent FCC order interpreting the requirement that satellite carriers retransmit local digital signals with "equivalent bandwidth" of significantly viewed digital signals may constrain DIRECTV's ability to deliver such significantly viewed digital signals.

        DIRECTV has limited capacity, and the projected number of markets in which it can deliver local broadcast programming will continue to be constrained because of the must carry requirement and may be reduced depending on the FCC's interpretation of its rules in pending and future rulemaking and complaint proceedings, as well as judicial decisions interpreting must carry requirements. DIRECTV may not be able to comply with these must carry rules, or compliance may mean that it is not able to use capacity that could otherwise be used for new or additional local or national programming services. In addition, the FCC is considering an obligation for carriage of local digital broadcast transmissions after the digital television transition scheduled for February 17, 2009. If the FCC were to require DIRECTV to carry all local signals in HD format wherever it carries any local signals in HD format as of that date, DIRECTV would be unable to comply in many markets where it currently carries such signals without ceasing HD local service entirely in such markets, and would be precluded from launching additional markets currently planned for later this year.

        DIRECTV depends on others to produce programming and programming costs are increasing.    DIRECTV depends on third parties to provide it with programming services, including third parties who are its affiliates and third parties controlled by competitors. DIRECTV's ability to compete successfully will depend on its ability to continue to obtain desirable programming and deliver it to its subscribers at competitive prices. DIRECTV's programming agreements generally have remaining terms ranging from less than one to up to ten years and contain various renewal and cancellation provisions. DIRECTV may not be able to renew these agreements on favorable terms, or at all, or these agreements may be cancelled prior to expiration of their original terms. If DIRECTV is unable to renew any of these agreements or the other parties cancel the agreements, DIRECTV may not be able to obtain substitute programming, or if it is able to obtain such substitute programming, the substitute programming may not be comparable in quality or cost to DIRECTV's existing programming.

        In addition, many of DIRECTV's programming agreements contain annual price increases. When offering new programming, or upon expiration of existing contracts, programming suppliers have historically increased the rates they charge DIRECTV for programming, increasing DIRECTV's costs. DIRECTV expects this practice to continue. Increases in programming costs could cause DIRECTV to increase the rates that it charges its subscribers, which could in turn cause subscribers to terminate their subscriptions or potential new subscribers to refrain from subscribing to DIRECTV's service. Furthermore, DIRECTV may be unable to pass programming cost increases on to its subscribers, which could have a material adverse effect on its earnings or cash flow.

        The FCC has adopted rules requiring DIRECTV to negotiate in good faith with broadcast stations seeking carriage outside of the mandatory carriage regime described elsewhere. The rules for

"retransmission consent" negotiations, which are similar to those that have applied to broadcast stations for years, require DIRECTV to comply with certain indicia of good faith negotiation, as well as to demonstrate good faith under a "totality of the circumstances" test. Failure to comply with these rules could subject DIRECTV to administrative sanctions and other penalties.

        DIRECTV's subscriber acquisition costs could materially increase.    DIRECTV incurs costs relating to subscribers acquired by it and subscribers acquired through third parties. These costs are known as subscriber acquisition costs. For instance, DIRECTV provides installation incentives to its retailers to enable them to offer standard professional installation as part of the subscriber's purchase or lease of a DIRECTV system. In addition, DIRECTV pays commissions to retailers for their efforts in offering a DIRECTV system at a lower cost to consumers. DIRECTV's subscriber acquisition costs may materially increase to the extent it continues or expand current sales promotion activities or introduce other more aggressive promotions, or due to increased competition. Any material increase in subscriber acquisition costs from current levels would negatively impact DIRECTV's earnings and could materially adversely affect its financial performance.

        Increased subscriber churn or subscriber upgrade and retention costs could materially adversely affect DIRECTV's financial performance.    Turnover of subscribers in the form of subscriber service cancellations, or churn, has a significant financial impact on the results of operations of any subscription television provider, including DIRECTV, as does the cost of upgrading and retaining subscribers. Any increase in DIRECTV's upgrade and retention costs for its existing subscribers may adversely affect its financial performance or cause it to increase its subscription rates, which could increase churn. Churn may also increase due to factors beyond DIRECTV's control, including churn by subscribers who are unable to pay their monthly subscription fees, a slowing economy, significant signal theft, consumer fraud, a maturing subscriber base and competitive offers. Any of the risks described herein that could potentially have a material adverse impact on DIRECTV's cost or service quality or that could result in higher prices for its subscribers could also, in turn, cause an increase in churn and consequently have a material adverse effect on DIRECTV's earnings and financial performance.

        DIRECTV's ability to keep pace with technological developments is uncertain.    In the MVPD industry, changes occur rapidly as new technologies are developed, which could cause DIRECTV's services and products that deliver DIRECTV's services to become obsolete. DIRECTV may not be able to keep pace with technological developments. If the new technologies on which DIRECTV intends to focus its investments fail to achieve acceptance in the marketplace or DIRECTV's technology does not work and requires significant cost to replace or fix, DIRECTV could suffer a material adverse effect on its future competitive position, which could cause a reduction in its revenue and earnings. For example, DIRECTV's competitors could be the first to obtain proprietary technologies that are perceived by the market as being superior. Further, after incurring substantial costs, one or more of the technologies under development by DIRECTV or any of its strategic partners could become obsolete prior to its introduction.

        In addition, technological innovation depends, to a significant extent, on the work of technically skilled employees. Competition for the services of these employees is vigorous. DIRECTV cannot assure you that it will be able to continue to attract and retain these employees.

        To access technologies and provide products that are necessary for DIRECTV to remain competitive, particularly in the area of broadband services, it may make future acquisitions and investments and may enter into strategic partnerships with other companies. Such investments may require a commitment of significant capital and human and other resources. The value of such acquisitions, investments and partnerships and the technology accessed may be highly speculative. Arrangements with third parties can lead to contractual and other disputes and dependence on the development and delivery of necessary technology on third parties that DIRECTV may not be able to control or influence. These relationships may commit DIRECTV to technologies that are rendered obsolete by other developments or preclude the pursuit of other technologies which may prove to be superior.

        New technologies could also create new competitors for DIRECTV. Entities such as regional Bell operating companies are implementing and supporting digital video compression over existing telephone lines and building out fiber optic lines to enhance their capabilities to deliver programming services. Satellite operators such as SES Global have begun offering turn-key packages of digital programming on a wholesale basis for distribution by rural telephone companies. While these entities are not currently providing MVPD services on a significant basis, many have the capabilities for such services and some have begun rolling out video services. DIRECTV may not be able to compete successfully with new entrants in the market for video services.

        Satellite programming signals have been stolen and may be stolen in the future, which could result in lost revenue and would cause DIRECTV to incur incremental operating costs that do not result in subscriber acquisition.    The delivery of subscription programming requires the use of conditional access technology to limit access to programming to only those who subscribe and are authorized to view it. The conditional access system uses, among other things, encryption technology to protect the transmitted signal from unauthorized access. It is illegal to create, sell or otherwise distribute software or devices to circumvent that conditional access technology. However, theft of cable and satellite programming has been widely reported, and the access or "smart" cards used in DIRECTV's conditional access system have been compromised in the past and could be compromised in the future.

        DIRECTV has undertaken various initiatives with respect to its conditional access system to further enhance the security of the DIRECTV signal. To help combat signal theft, DIRECTV provides its subscribers with more advanced access cards that DIRECTV believes significantly enhance the security of its signal. Currently, DIRECTV believes these access cards have not been compromised. However, DIRECTV cannot guarantee that new cards will prevent the theft of its satellite programming signals in the future. Furthermore, there can be no assurance that DIRECTV will succeed in developing the technology it needs to effectively restrict or eliminate signal theft. If DIRECTV's current access cards are compromised, its revenue and its ability to contract for video and audio services provided by programmers could be materially adversely affected. In addition, DIRECTV's operating costs could increase if it attempts to implement additional measures to combat signal theft.

        DIRECTV's business relies on intellectual property, some of which is owned by third parties, and it may inadvertently infringe patents and proprietary rights of others.    Many entities, including some of DIRECTV's competitors, have or may in the future obtain patents and other intellectual property rights that cover or affect products or services related to those that DIRECTV currently offers or may offer in the future. In general, if a court determines that one or more of DIRECTV's services or the products used to transmit or receive its services infringes on intellectual property owned by others, DIRECTV and the applicable manufacturers or vendors may be required to cease developing or marketing those services and products, to obtain licenses from the owners of the intellectual property or to redesign those services and products in such a way as to avoid infringing the intellectual property rights. If a third party holds intellectual property rights, it may not allow DIRECTV or the applicable manufacturers to use its intellectual property at any price, which could materially adversely affect DIRECTV's competitive position.

        DIRECTV may not be aware of all intellectual property rights that its services or the products used to transmit or receive its services may potentially infringe. In addition, patent applications in the United States are confidential until the Patent and Trademark Office issues a patent. Therefore, DIRECTV cannot evaluate the extent to which its services or the products used to transmit or receive its services may infringe claims contained in pending patent applications. Further, without lengthy litigation, it is often not possible to determine definitively whether a claim of infringement is valid.

        DIRECTV cannot estimate the extent to which it may be required in the future to obtain intellectual property licenses or the availability and cost of any such licenses. Those costs, and their impact on DIRECTV's earnings, could be material. Damages in patent infringement cases may also include treble damages in certain circumstances. To the extent that DIRECTV is required to pay royalties to third parties to whom it is not currently making payments, these increased costs of doing business could materially adversely affect DIRECTV's operating results. DIRECTV is currently being sued in patent infringement actions related to use of technologies in its DTH business. There can be no assurance that the courts will conclude that DIRECTV's services or the products used to transmit or receive its services do not infringe on the rights of third parties, that DIRECTV or the manufacturers would be able to obtain licenses from these persons on commercially reasonable terms or, if DIRECTV were unable to obtain such licenses, that it or the manufacturers would be able to redesign DIRECTV's services or the products used to transmit or receive its services to avoid infringement. The final disposition of these claims is not expected to have a material adverse effect on DIRECTV's consolidated financial position, but could possibly be material to its consolidated results of operations for any one period. Further, no assurance can be given that any adverse outcome would not be material to DIRECTV's consolidated financial position.

        The ability to maintain FCC licenses and other regulatory approvals is critical to DIRECTV's business.    If DIRECTV does not obtain all requisite U.S. regulatory approvals for the construction, launch and operation of any of its existing or future satellites for the use of frequencies at the orbital locations planned for these satellites or for the provision of service, or the licenses obtained impose operational restrictions on it, its ability to generate revenue and profits could be materially adversely affected. In addition, under certain circumstances, existing licenses are subject to revocation or modification and upon expiration, renewal may not be granted. If existing licenses are not renewed, or are revoked or materially modified, DIRECTV's ability to generate revenue could be materially adversely affected.

        In certain cases, satellite system operators are obligated by governmental regulation and procedures of the ITU to coordinate the operation of their systems with other users of the radio spectrum in order to avoid causing interference to those other users. Coordination may require a satellite system operator to reduce power, avoid operating on certain frequencies, relocate its satellite to another orbital location and/or otherwise modify planned or existing operations. For example, the FCC has conditionally granted Spectrum Five authority to provide DBS service using frequencies assigned to it by the Government of the Netherlands from an orbital slot located halfway between slots at which DIRECTV currently operates. Other operators have filed similar requests. DIRECTV believes this closer proximity, if permitted, significantly increases the risk of interference which could adversely affect the quality of service provided to DIRECTV's subscribers. DIRECTV may not be able to successfully coordinate its satellites to the extent it is required to do so, and any modifications DIRECTV makes in the course of coordination, or any inability to successfully coordinate, may materially adversely affect its ability to generate revenue. In addition, the FCC is currently conducting a rulemaking proceeding to consider, among other things, the adoption of operating parameters under which such "tweener" systems would be automatically deemed coordinated.

        Other regulatory risks include, among others:

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  the relocation of satellites to different orbital locations if the FCC determines that relocation is in the public interest;

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  the denial by the FCC of an application to replace an existing satellite with a new satellite or to operate a satellite beyond the term of its current authorization;

  •
  the loss of authorizations to operate satellites on certain frequencies at certain locations if DIRECTV does not construct, launch and operate satellites into those locations by certain dates; and

  •
  the authorization by the United States or foreign governments of the use of frequencies by third party satellite or terrestrial facilities that have the potential to interfere with communication to or from DIRECTV's satellites, which could interfere with DIRECTV's contractual obligations or services to subscribers or other business operations.

        All of DIRECTV's FCC satellite authorizations are subject to conditions imposed by the FCC in addition to the FCC's general authority to modify, cancel or revoke those authorizations. Use of FCC licenses and conditional authorizations are often subject to conditions, including technical requirements and implementation deadlines. Failure to comply with such requirements, or comply in a timely manner, could lead to the loss of authorizations and could have a material adverse effect on DIRECTV's ability to generate revenue. For example, loss of an authorization could potentially reduce the amount of programming and other services available to DIRECTV's subscribers. The materiality of such a loss of authorization would vary based upon, among other things, the orbital location at which the frequencies may be used.

        In addition, many of DIRECTV's authorizations and pending applications will be subject to petitions and oppositions filed by several companies, and there can be no assurance that DIRECTV's authorizations will not be cancelled, revoked or modified or that its applications will not be denied. Moreover, the FCC recently adopted new rules for licensing satellites that may limit DIRECTV's ability to file applications and secure licenses in the future.

        Congress has continued to shape the scope of the FCC's regulatory authority and enact legislation that affects DIRECTV's business. In addition, FCC proceedings to implement legislation and enact additional regulations are ongoing. The outcomes of these legislative or regulatory proceedings or their effect on DIRECTV's business cannot be predicted.

        DTVLA is subject to various additional risks associated with doing business internationally, which include political instability, economic instability, and foreign currency exchange rate volatility.    All of DTVLA's operating companies are located outside the continental United States. DTVLA operates and has subscribers located throughout Latin America and the Caribbean Basin, which makes it vulnerable to risks of conducting business in foreign markets, including:

  •
  difficulties and costs associated with complying with a wide variety of complex laws, treaties and regulations;

  •
  unexpected changes in regulatory environments;

  •
  longer payment cycles;

  •
  earnings and cash flows that may be subject to tax withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

  •
  political and economic instability;

  •
  import and export restrictions and other trade barriers;

  •
  difficulties in maintaining overseas subsidiaries and international operations; and

  •
  difficulties in obtaining approval for significant transactions.

        DIRECTV has undertaken to eliminate the overlapping attributable interests in the cable and satellite distribution systems in Puerto Rico by February 2009 in order to satisfy a condition of approving a DIRECTV license transfer.

        In the past, the countries that constitute some of DTVLA's largest markets, including Brazil, Argentina, Colombia and Venezuela have experienced economic crises, caused by external and internal factors, and characterized by exchange rate instability, high inflation, high domestic interest rates, economic contraction, a reduction of international capital flows, a reduction of liquidity in the banking sector and high unemployment. These economic conditions have often been related to political instability, including political violence. If these economic conditions recur, they could substantially reduce the purchasing power of the population in DTVLA's markets and materially adversely affect its business.

        Because DTVLA offers premium pay television programming, its business is particularly vulnerable to economic downturns. DTVLA has experienced, and may in the future experience, decreases or instability in consumer demand for its programming, as well as subscriber credit problems. DTVLA's inability to adjust its business and operations to adequately address these issues could materially adversely affect its revenue and ability to sustain profitable operations.

        DIRECTV may not be able to obtain or retain certain foreign regulatory approvals.    There can be no assurance that any current regulatory approvals held by DIRECTV are, or will remain, sufficient in the view of foreign regulatory authorities, or that any additional necessary approvals will be granted on a timely basis or at all, in all jurisdictions in which DIRECTV operates, or that applicable restrictions in those jurisdictions will not be unduly burdensome. The failure to obtain the authorizations necessary to operate satellites or provide satellite service internationally could have a material adverse effect on DIRECTV's ability to generate revenue and its overall competitive position.

        DIRECTV's results are impacted by the effect of, and changes in, U.S. economic conditions and weakening economic conditions may reduce subscriber spending on video, Internet and phone services and subscriber additions and may increase DIRECTV's subscriber churn.    DIRECTV's business may be affected by factors in the United States and other countries in which it operates that are beyond its control, such as downturns in economic activity in a specific country or region, or in the MVPD industry. Factors such as interest rates and health of the housing market may impact DIRECTV's business. A substantial portion of DIRECTV's revenues comes from residential customers whose spending patterns may be affected by prevailing economic conditions. If these conditions continue, DIRECTV's rate of subscriber growth could decline and its churn rate could increase which would have a material adverse effect on DIRECTV's earnings and financial performance.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this document or in the documents incorporated by reference herein constitute forward-looking statements, including statements regarding business strategies, market potential, future financial performance and other matters. In particular, statements under "Summary," "Risk Factors," "The Split-Off—Background and Reasons for the Redemption Proposal," "Material U.S. Federal Income Tax Consequences," Annex A: Description of LEI Business and Annex C: LEI, LMC Entertainment and Liberty Media Financial Information contain forward-looking statements. Where, in any forward-looking statement, Liberty Media or LEI expresses an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but such statements necessarily involve risks and uncertainties, and there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

  •
  consumer demand for the products and services of LEI's subsidiaries and business affiliates and their ability to adapt to changes in demand;

  •
  competitor responses to the products and services of LEI's subsidiaries and business affiliates;

  •
  uncertainties inherent in the development and integration of new business lines and business strategies;

  •
  uncertainties associated with product and service development and market acceptance, including the development and provision of programming for new television and telecommunications technologies;

  •
  LEI's future financial performance, including availability, terms and deployment of capital;

  •
  LEI's ability to successfully integrate and recognize anticipated efficiencies and benefits from the businesses it acquires;

  •
  the ability of suppliers and vendors to deliver products, equipment, software and services;

  •
  changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the FCC, conditions imposed by the FCC in license transfer proceedings or otherwise and adverse outcomes from regulatory proceedings;

  •
  changes in the nature of key strategic relationships with partners and joint venturers;

  •
  general economic and business conditions and industry trends;

  •
  consumer spending levels, including the availability and amount of individual consumer debt;

  •
  the regulatory and competitive environment of the industries in which LEI, and the entities in which LEI has interests, operate;

  •
  changes in distribution and viewing of television programming, including the expanded deployment of personal video recorders, video on demand and IP television and their impact on advertising revenue;

  •
  increased digital TV penetration and the impact on channel positioning of our networks;

  •
  rapid technological changes;

  •
  capital spending for the acquisition and/or development of telecommunications networks and services;

  •
  threatened terrorists attacks and ongoing military action in the Middle East and other parts of the world; and

  •
  fluctuations in foreign currency exchange rates and political unrest in international markets.

        These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this document (or, as to documents incorporated by reference, the date of such documents), and Liberty Media and LEI expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein or therein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based. When considering such forward-looking statements, you should keep in mind the factors described in "Risk Factors" and other cautionary statements contained or incorporated in this document. Such risk factors and statements describe circumstances which could cause actual results to differ materially from those contained in any forward-looking statement.

THE SPECIAL MEETING

Time, Place and Date

        The special meeting of the stockholders is to be held at [          ] a.m., local time, on [                        ,] 2009, at [                                    ], telephone [(      )       -        ].

Purpose

        At the special meeting, you will be asked to consider and vote on the redemption proposal, which would allow Liberty Media to redeem a portion of the outstanding shares of Liberty Entertainment common stock for all of the outstanding shares of LEI in accordance with paragraph (f)(i) of Section A.2. of the Liberty Media charter.

        Please see "The Split-Off" for more information regarding the redemption proposal and the split-off of LEI.

Quorum

        In order to carry on the business of the special meeting, a quorum must be present. This means that at least a majority of the aggregate voting power represented by the shares of Liberty Entertainment common stock outstanding on the record date for the special meeting must be represented at the special meeting either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on any proposal, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) nevertheless will be treated as present for purposes of determining the presence of a quorum. See "—Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes" below.

Who May Vote

        Holders of LMDIA and LMDIB, as recorded in our stock register as of 5:00 p.m., New York City time, on [                        ], 2009 (which is the record date for the special meeting), may vote at the special meeting or at any adjournment or postponement thereof.

Votes Required

        The redemption proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Entertainment common stock, outstanding on the record date for the special meeting, that are present in person or by proxy, voting together as a separate class.

Votes You Have

        At the special meeting:

  •
  holders of LMDIA will have one vote per share; and

  •
  holders of LMDIB will have ten votes per share;

in each case, for each share that Liberty Media's records show they owned as of the record date for the special meeting.

 Recommendation of Liberty Media's Board of Directors

        Our board of directors has unanimously approved the redemption proposal and unanimously recommends that you vote "FOR" the proposal.

Shares Outstanding

        As of [                        ,] 2009, the record date for the special meeting, an aggregate of [                  ] shares of LMDIA and [                  ] shares of LMDIB were issued and outstanding and entitled to vote at the special meeting.

Number of Holders

        There were, as of the record date for the special meeting, approximately [              ] and [              ] record holders of LMDIA and LMDIB, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).

Voting Procedures for Record Holders

        Holders of record of LMDIA and LMDIB as of the record date for the special meeting may vote in person at the special meeting. Alternatively, they may give a proxy by completing, signing, dating and returning the enclosed proxy card by mail, or by voting by telephone or through the Internet. Instructions for voting by using the telephone or the Internet are printed on the proxy voting instructions attached to the proxy card. In order to vote via the Internet, holders should have their proxy cards available so they can input the required information from the card, and log into the Internet website address shown on the proxy card. When holders log on to the Internet website address, they will receive instructions on how to vote their shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting shareholder separately. Unless subsequently revoked, shares of Liberty Entertainment common stock represented by a proxy submitted as described herein and received at or before the special meeting will be voted in accordance with the instructions on the proxy.

        YOUR VOTE IS IMPORTANT.    It is recommended that you vote by proxy even if you plan to attend the special meeting. You may change your vote at the special meeting.

        If a proxy is signed and returned by a record holder without indicating any voting instructions, the shares of Liberty Entertainment common stock represented by the proxy will be voted "FOR" the approval of the redemption proposal.

        If you submit a proxy card on which you indicate that you abstain from voting, it will have the same effect as a vote "AGAINST" the redemption proposal.

Voting Procedures for Shares Held in Street Name

        General.    If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares of Liberty Entertainment's common stock or when granting or revoking a proxy.

        Effect of Broker Non-Votes.    Broker non-votes are counted as shares of Liberty Entertainment common stock present and entitled to vote for purposes of determining a quorum, but will have no effect on determining whether the redemption proposal is approved (if a quorum is present).

 Revoking a Proxy

        Before the start of the special meeting, you may change your vote by telephone or over the Internet (if you originally voted by telephone or over the Internet), by voting in person at the special meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Liberty Media Corporation, c/o Computershare Trust Company, N.A., P.O. Box 43102, Providence, Rhode Island 02940. Any signed proxy revocation or new signed proxy must be received before the start of the special meeting.

        Your attendance at the special meeting will not, by itself, revoke your proxy.

        If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote.

Solicitation of Proxies

        The accompanying proxy for the special meeting is being solicited on behalf of Liberty Media's board of directors. In addition to this mailing, Liberty Media's employees may solicit proxies personally or by telephone. Liberty Media pays the cost of soliciting these proxies. Liberty Media also reimburses brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

THE SPLIT-OFF

General

        Under the terms of the Liberty Media charter, Liberty Media's board of directors may, subject to the approval of the holders of Liberty Entertainment common stock voting as a single class, redeem all or a portion of the outstanding shares of Liberty Entertainment common stock for the outstanding shares owned by Liberty Media of one or more subsidiaries that hold, directly or indirectly, assets and liabilities attributed to the Entertainment Group. Liberty Media's board of directors has determined to redeem a portion of the outstanding shares of Liberty Entertainment common stock for shares of common stock of LEI, subject to the receipt of the requisite stockholder approval and the satisfaction or, if applicable, waiver of the other conditions described below. Accordingly, the Liberty Media board has determined to submit the redemption proposal for the approval of the Liberty Entertainment stockholders.

Background and Reasons for the Redemption Proposal

        In December 2006, Liberty Media entered into an agreement with News Corporation to effect the exchange of stock of News Corporation held by Liberty Media for stock of Greenlady Corp., which held an approximate 40% interest in DIRECTV, three regional sports networks and cash. In August 2007, and in connection with the anticipated closing of the News Exchange, Liberty Media's board determined to seek the approval of its stockholders to reclassify its then-Liberty Capital tracking stock into two tracking stocks: a new Liberty Entertainment common stock and a reclassified Liberty Capital common stock. The new Liberty Entertainment tracking stock would reflect the businesses and operations of the Entertainment Group, which would have attributed to it the interest in DIRECTV, the three regional sports networks and cash to be acquired by Liberty Media in the News Exchange, together with certain other assets previously attributed to the Capital Group. The Liberty Media board believed that formation of the new Entertainment Group was appropriate because the nature of the assets received in the News Exchange was significantly different from the common stock of News Corporation delivered by Liberty Media in the News Exchange. In particular, the 40% interest in DIRECTV represented a significant interest that could potentially constitute a controlling interest in DIRECTV, as opposed to the other assets attributed to the Capital Group, a number of which constituted equity interests of less than 5% of various publicly held entities. The Liberty Media board considered several alternatives to the reclassification, including a spin-off of the assets acquired in the News Exchange, and ultimately decided that Liberty Media should retain these new assets, but that these new assets were so significant that the creation of a separate group to which these assets would be attributed was in the best interests of stockholders. This decision was based on, among other things, anticipated synergies associated with these businesses remaining part of one parent company, including enhanced consolidated credit ratings, possible tax benefits and shared treasury, finance and other functions. Stockholder approval to effect the reclassification was received in October 2007, the News Exchange was completed at the end of February 2008 and Liberty Media completed the reclassification of its then-Liberty Capital common stock in the beginning of March 2008. In April 2008, Liberty Media increased its ownership interest in DIRECTV to approximately 48% through the purchase of 78.3 million common shares in a private transaction, which was funded by borrowing $1.98 billion against a newly executed equity collar on 110 million DIRECTV common shares.

        Following the reclassification and the issuance of the Entertainment Group tracking stock, the Liberty Media board monitored the performance of the new group as compared to the underlying DIRECTV stock held by the Entertainment Group. In analyzing this performance, it was noted that the Liberty Entertainment tracking stock was trading at a significant discount to the value of its underlying assets.

        In September 2008, the Liberty Media board determined to re-evaluate the benefits of keeping the businesses attributed to the Entertainment Group under the same parent company with the businesses attributed to Liberty Media's other two tracking stock groups. The Liberty Media board considered whether the reasons for creating the Liberty Entertainment common stock, such as greater market recognition, better acquisition currency and flexibility in raising capital, could be better achieved were the Entertainment Group to be split-off from the rest of Liberty Media. Among other things, the Liberty Media board focused on the significant discount in the market value of the Entertainment Group common stock to the value of its underlying assets, particularly with respect to the market value of the DIRECTV common stock attributed to the Entertainment Group. The Liberty Media board believes this discount is being caused by, among other things, Liberty Media's complex tracking stock structure. Moreover, the Liberty Media board believes that the complex nature of Liberty Media's tracking stocks together with the significant market discount applied to the Entertainment Group tracking stock would likely make it more difficult to complete a transaction with DIRECTV than if the Entertainment Group were split off into a separate public company.

        The Liberty Media board considered a number of benefits to pursuing a split-off, including its belief that additional value can be created for the holders of the Liberty Entertainment common stock by separating the businesses of the Entertainment Group into a new public company. The Liberty Media board believes that the value of these businesses will experience greater market recognition in the hands of a stand-alone issuer than they do as part of the larger Liberty Media organization. The Liberty Media board believes this will enhance management's ability to make acquisitions and raise capital with equity securities because these securities will be more appealing to investors and counterparties in lines of business similar or complementary to those of the businesses to be held by the stand-alone company. The Liberty Media board also believes the split-off would facilitate a potential consolidation with DIRECTV, with less dilution to the LEI stockholders. In that regard, DIRECTV had advised Liberty Media's management that DIRECTV's management and independent directors had expressed a negative view regarding the use of Liberty Media tracking stock as consideration in a potential merger with DIRECTV. Although the Liberty Media board believes the LEI common stock will provide a more attractive acquisition currency for a consolidation with DIRECTV, the Liberty Media board acknowledges that no assurance can be made that any such consolidation would occur promptly following the split-off, if at all.

        In response to the turmoil in the financial markets during October and November of 2008, the Liberty Media board decided to delay pursuing a split-off and to consider structural changes to the proposed split-off, including the composition of LEI's assets and liabilities. Although the Liberty Media board initially considered splitting-off all of the businesses, assets and liabilities of the Entertainment Group, the Liberty Media board determined to reconsider this approach in light of (i) the deteriorating financial condition of the retail market and its impact on the retail businesses attributed to the Interactive Group, (ii) the effect of the market's downturn on the value of the assets in the Capital Group, and (iii) the $6.5 billion principal amount of debt obligations outstanding under the Liberty Media LLC indenture, which will continue to be obligations of Liberty Media LLC, a wholly owned subsidiary of Liberty Media. The Liberty Media board also weighed the possibility that the separate company might pursue a transaction with DIRECTV and determined that the inclusion of certain privately held businesses, such as Starz Entertainment, in the split-off likely would create valuation issues which could make any potential transaction with DIRECTV more difficult. The Liberty Media board also believes increased focus by the market on LEI separate from Liberty Media will provide increased flexibility in structuring equity-based compensation awards, which is a key component of retaining and incentivizing a quality management team.

        The Liberty Media board also considered the effect of the split-off on the two tracking stock groups not included in the split-off, as well as the continued viability and growth potential of Liberty Media following such a split-off. As such, it determined that retaining certain assets of the

Entertainment Group after the split-off would provide benefits to Liberty Media as a whole and the two tracking stocks representing the Capital Group and the Interactive Group. In particular, because the remaining Entertainment Group would include revenue generating assets, such as Starz Entertainment, as well as a significant amount of cash, it would enhance the financial position of Liberty Media as a whole. Although such businesses and cash would continue to be attributed to the Entertainment Group, the cash flow generated by such businesses as well as the cash on hand would be available to Liberty Media as a whole and could be made available to the other groups in the form of loans or the creation of inter-group interests, which may result in terms more favorable to the Capital Group and the Interactive Group than could be obtained from third parties given current conditions in the capital markets. Moreover, the Liberty Media board believes that the focus on DIRECTV, including the uncertainty which resulted in the financial community over the possibility of a transaction with DIRECTV, was having an adverse effect on the Capital Group tracking stock and the Interactive Group tracking stock. By splitting off a portion of the Entertainment Group into a separate company, the Liberty Media board believes that the markets would focus more closely on the remaining assets of Liberty Media to the benefit of the holders of the two other tracking stocks and the remainder of the Entertainment Group.

        In December 2008, the Liberty Media board determined to pursue the split-off with the modifications to the structure described above. In deciding to pursue the split-off, the Liberty Media board also evaluated (i) the lost synergistic benefits of one consolidated public company; (ii) the costs of effecting the split-off, including the additional legal, accounting and administrative costs of operating a separate public company; (iii) the potential tax liabilities that could accrue to Liberty Media, LEI and their respective stockholders as a result of the split-off; and (iv) the interests of Liberty Media's directors and executives officers in the split-off described under "—Interests of Certain Persons" below.

        After considering the positive and negative factors described above, the Liberty Media board determined that the anticipated benefits of the split-off outweighed the risks and costs. Accordingly, the Liberty Media board determined to exercise its right under the Liberty Media charter to effect a partial redemption of the Liberty Entertainment common stock, subject to the receipt of the requisite stockholder approval and the other conditions described below. The Liberty Media board then determined that, if all conditions to the split-off are satisfied or, if applicable, waived, Liberty Media will redeem, on a pro rata basis, 90% of the shares of each series of Liberty Entertainment common stock outstanding on the date designated by the Liberty Media board.

        In light of the number, variety and complexity of the factors that the Liberty Media board considered in determining to effect the split-off, the Liberty Media board did not believe it to be practicable to assign relative weights to the factors it considered. Rather, the Liberty Media board conducted an overall analysis of the factors described above. In doing so, different members of the Liberty Media board may have given different weight to different factors.

        Neither Liberty Media nor LEI can assure you that, following the split-off, any of the benefits outlined above will be realized to the extent anticipated or at all.

Recommendation of the Liberty Media Board of Directors

        Liberty Media's board has unanimously approved the split-off and unanimously recommends that stockholders vote "FOR" the redemption proposal.

The Redemption; Redemption Ratio

        Pursuant to the redemption proposal, you are being asked to approve the redemption of a portion of the outstanding shares of Liberty Entertainment common stock for all outstanding shares of LEI common stock. At the time of the redemption, LEI would hold Liberty Media's 54% interest in DIRECTV, a 100% interest in each of FUN Technologies and Liberty Sports Holdings, a 73% interest in PicksPal, a 50% interest in GSN and up to $300 million in cash and cash equivalents, together with $2 billion of indebtedness relating to the DIRECTV share acquisition in April 2008. All of the businesses, assets and liabilities currently attributed to the Entertainment Group that are not held by LEI would remain with Liberty Media and continue to be attributed to the Entertainment Group. These assets consist of a 100% interest in Starz Entertainment, a 37% equity interest WildBlue and up to $400 million in cash and cash equivalents. The businesses, assets and liabilities that are currently attributed to each of Liberty Media's other two tracking stock groups, the Capital Group and the Interactive Group, will not change as a result of the redemption. A more complete description of the businesses and assets that will be held by LEI at the time of the split-off can be found in Annex A of this proxy statement/prospectus.

        LEI common stock will be divided into three series with different voting rights; however, only LEI Series A and Series B common stock will be outstanding immediately following the split-off. LEI common stock will not consist of any tracking stocks. LEI's restated charter will contain similar provisions to the Liberty Media charter; however all provisions specific to a tracking stock structure will be removed. For a comparison of rights of holders of LEI common stock and Liberty Entertainment common stock, please see "-Description of LEI Common Stock and Comparison of Stockholder Rights" below.

        If all conditions to the split-off are satisfied or, if applicable, waived, Liberty Media will redeem, on a pro rata basis, 90% of the shares of each series of Liberty Entertainment common stock outstanding on the redemption date for 100% of the outstanding shares of LEI. Accordingly, on the redemption date, (i) 0.9 of each share of LMDIA will be redeemed for 0.9 of a share of LEI Series A common stock, and 0.1 of each share of LMDIA will remain outstanding as Liberty Entertainment common stock; and (ii) 0.9 of each share of LMDIB will be redeemed for 0.9 of a share of LEI Series B common stock, and 0.1 of each share of LMDIB will remain outstanding as Liberty Entertainment common stock, subject, in each case, to the payment of cash in lieu of any fractional shares. By way of example, a holder of 100 shares of LMDIA would receive 90 shares of LEI Series A common stock in redemption for 90 shares of LMDIA and would retain the remaining 10 shares of LMDIA, while a holder of 100 shares of LMDIB would receive 90 shares of LEI Series B common stock in redemption for 90 shares of LMDIB and would retain the remaining 10 shares of LMDIB.

        As of December 31, 2008, there were outstanding 493,256,228 shares of LMDIA and 23,706,209 shares of LMDIB (exclusive of any stock options or appreciation rights). Based on the number of shares of Liberty Entertainment common stock outstanding on December 31, 2008, LEI expects to issue up to 443,930,605 shares of its Series A common stock, and 21,335,588 shares of its Series B common stock in the split-off; and Liberty Media expects 49,325,623 shares of LMDIA and 2,370,621 shares of LMDIB to remain outstanding immediately following the split-off.

        The actual redemption date will be established by the Liberty Media board following the satisfaction or, if applicable, waiver of all conditions to the redemption (other than those which by their terms can only be satisfied concurrently with the redemption date). Once established, the redemption date will be publicly announced by Liberty Media.

Effect of the Redemption

        From and after the redemption date, you will no longer have any rights as a holder of Liberty Entertainment common stock with respect to those of your shares of Liberty Entertainment common stock that are redeemed, except for the right, upon surrendering those shares of LMDIA or LMDIB to the exchange agent, to receive the applicable series and whole number of shares of LEI common stock. You will, however, retain all rights of ownership with respect to the whole number of shares of Liberty Entertainment common stock that are not redeemed.

        Liberty Media will deliver or make available to all holders of certificated shares of Liberty Entertainment common stock a letter of transmittal with which to surrender those of their certificated shares to be redeemed in exchange for shares of the appropriate series of LEI common stock. Holders of certificated shares of Liberty Entertainment common stock must surrender their stock certificates together with a duly executed letter of transmittal (and any other documentation required thereby) in order to receive their LEI shares in the split-off. Any shares of Liberty Entertainment common stock not subject to redemption that are represented by a surrendered certificate will be returned to the holder in book-entry form unless the holder requests to receive a stock certificate (in which case the returned shares will be evidenced by a new stock certificate).

        Accounts holding shares of Liberty Entertainment common stock in book-entry form will be debited for the applicable series and number of shares to be redeemed as of the redemption date, and promptly thereafter credited with the applicable series and number of shares of LEI common stock. No letters of transmittal will be delivered to holders of shares in book-entry form, and holders of book-entry shares of Liberty Entertainment common stock will not need to take any action to receive their LEI shares in the split-off.

        After the redemption, an investment in Liberty Entertainment common stock, Liberty Capital common stock or Liberty Interactive common stock will continue to represent an ownership interest in Liberty Media as a whole and not in the businesses or assets attributed to the Entertainment Group, the Capital Group or the Interactive Group, respectively. The number of shares of LCAPA, LCAPB, LINTA and LINTB outstanding prior to the split-off will not change as a result of the split-off.

Treatment of Fractional Shares

        Any holder which would otherwise receive a fraction of a share of LEI common stock or retain a fraction of a share of Liberty Entertainment common stock will instead receive cash in an amount equal to the product of the applicable fraction multiplied by the closing price of a share of the applicable series of common stock as reported on the first trading day on which shares of such series of common stock trade in the regular-way market following the redemption date.

Conditions to the Split-Off

        The completion of the split-off is subject to the following conditions:

  •
  the receipt of the requisite stockholder approval of the redemption proposal at the special meeting;

  •
  the receipt of a private letter ruling from the IRS, and the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in each case to the effect that the split-off will qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Code and that (i) no gain or loss will be recognized by Liberty Media upon the distribution of LEI stock and (ii) no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Entertainment common stock upon the exchange of their shares of Liberty Entertainment common stock for shares of LEI stock (except with respect to cash received in lieu of fractional shares);

  •
  the receipt of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that the split-off will not affect the tax-free treatment under Sections 355 and 368(a)(1)(D) of the Code of, and will not cause Section 355(e) of the Code to apply to, (i) the exchange of stock of News Corporation for stock of Greenlady Corp. that was effected between News Corporation and subsidiaries of Liberty Media on February 27, 2008, or (ii) any of the internal distributions of the stock of Greenlady Corp. that were effected by subsidiaries of News Corporation in connection with the News Exchange;

  •
  the effectiveness under the Securities Act of the LEI registration statement, of which this proxy statement/prospectus will form a part, and the effectiveness of the registration of the LEI common stock under Section 12(b) of the Exchange Act;

  •
  the approval of The Nasdaq Stock Market for the listing of the LEI common stock;

  •
  the approval of the FCC of the transfer of control of certain FCC licenses held by LEI subsidiaries; and

  •
  any other regulatory approvals that the Liberty Media board determines to obtain.

        Liberty Media's board may not waive any of the conditions described above, other than those listed in the last bullet point.

Termination

        Liberty Media's board reserves the right to terminate the split-off at any time prior to the redemption date.

Treatment of Outstanding Equity Awards

        Options to purchase shares of Liberty Entertainment common stock, stock appreciation rights with respect to shares of Liberty Entertainment common stock and restricted shares of Liberty Entertainment common stock have been granted to various directors, officers, employees and consultants of Liberty Media and certain of its subsidiaries pursuant to the Liberty Media Corporation 2007 Incentive Plan and various other stock incentive plans administered by the Liberty Media board of directors or the incentive plan committee thereof. Below is a description of the effect of the split-off on these outstanding stock awards.

Option Awards

        As of the redemption date, each outstanding option to purchase shares of Liberty Entertainment common stock (which we refer to as an outstanding Liberty Entertainment option) will be split, automatically, into two option awards:

  •
  an option award (which we refer to as an LEI option) to purchase the number and series of whole shares of LEI common stock which the holder would have received on the redemption date with respect to the shares of Liberty Entertainment common stock subject to such outstanding Liberty Entertainment option if the holder had exercised such Liberty Entertainment option immediately prior to the redemption date, with any fraction of a share rounded down to the nearest whole number; and

  •
  an adjusted option award (which we refer to as an adjusted Liberty Entertainment option) to purchase the number and series of whole shares of Liberty Entertainment common stock which the holder would have retained following the split-off had the holder exercised such outstanding Liberty Entertainment option immediately prior to the redemption date, with any fraction of a share rounded down to the nearest whole number.

        The aggregate exercise price of each outstanding Liberty Entertainment option will be allocated between the LEI option and the adjusted Liberty Entertainment option, in each case, with any fraction of a cent rounded up, based upon [                        ]

        By way of example, an outstanding Liberty Entertainment option to acquire 100 shares of LMDIA at an exercise price of $10 would be converted, as a result of the redemption, into:

  •
  an LEI option to acquire 90 shares of LEI Series A common stock at an exercise price of $[                        ]; and

  •
  an adjusted Liberty Entertainment option to acquire 10 shares of LMDIA at an exercise price of $[                        ].

        All other terms of the LEI options and related adjusted Liberty Entertainment options (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the corresponding outstanding Liberty Entertainment option, except (i) as described above and (ii) that the options will continue to vest so long as the holder provides service (whether as an employee, consultant or nonemployee director, as the case may be) to either Liberty Media or LEI.

SAR Awards

        As of the redemption date, each outstanding stock appreciation right related to Liberty Entertainment common stock (which we refer to as an outstanding Liberty Entertainment SAR) will be split, automatically, into two stock appreciation right awards:

  •
  a stock appreciation right award (which we refer to as an LEI SAR) related to the number and series of whole shares of LEI common stock which the holder would have received on the redemption date with respect to the shares of Liberty Entertainment common stock subject to such outstanding Liberty Entertainment SAR had the holder owned such Liberty Entertainment shares immediately prior to the redemption date, with any fraction of a share rounded down to the nearest whole number; and

  •
  an adjusted stock appreciation right award (which we refer to as an adjusted Liberty Entertainment SAR) related to the number and series of whole shares of Liberty Entertainment common stock which the holder would have retained following the split-off had the holder owned the number and series of shares of Liberty Entertainment common stock subject to such outstanding Liberty Entertainment SAR immediately prior to the redemption date, with any fraction of a share rounded down to the nearest whole number.

        The aggregate base price of each outstanding Liberty Entertainment SAR will be allocated between the LEI SAR and the adjusted Liberty Entertainment SAR, in each case, with any fraction of a cent rounded up, based upon [                        ].

        By way of example, an outstanding Liberty Entertainment SAR related to 100 shares of LMDIA at a base price of $10 would be converted, as a result of the redemption, into:

  •
  an LEI SAR related to 90 shares of LEI Series A common stock with a base price of $[                        ]; and

  •
  an adjusted Liberty Entertainment SAR related to 10 shares of LMDIA with a base price of $[                        ].

        All other terms of a holder's LEI SARs and related adjusted Liberty Entertainment SARs (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the corresponding outstanding Liberty Entertainment SAR, except (i) as described above and (ii) that the SARs will continue to vest so long as the holder provides service (whether as an employee, consultant or nonemployee director, as the case may be) to either Liberty Media or LEI.

Restricted Stock Awards

        As of the redemption date, Liberty Entertainment shares subject to restricted stock awards will be redeemed in the same proportion as outstanding, unrestricted shares of Liberty Entertainment common stock. As a result, 0.9 of each restricted share of Liberty Entertainment common stock will be redeemed for 0.9 of a share of the corresponding series of LEI common stock, and the remaining 0.1 of each restricted share of Liberty Entertainment common stock will be retained by the holder, subject to cash, in each case, in lieu of fractional shares. By way of example, with respect to an outstanding award of 100 restricted shares of LMDIA, 90 restricted shares of LMDIA will be redeemed for 90 restricted shares of LEI Series A common stock, and 10 restricted shares of LMDIA will remain outstanding.

        The terms of the LEI restricted shares (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the corresponding Liberty Entertainment restricted shares, except that the LEI restricted shares will continue to vest so long as the holder provides service (whether as an employee, consultant or nonemployee director, as the case may be) to either Liberty Media or LEI.

Transitional Plan

        All of the LEI options, LEI SARs and restricted shares of LEI common stock will be issued pursuant to the Liberty Entertainment, Inc. Transitional Stock Adjustment Plan (the transitional plan), a copy of which is being filed as an exhibit to the registration statement of which this proxy statement/prospectus will form a part. The transitional plan will govern the terms and conditions of the foregoing LEI incentive awards but will not be used to make any grants following the split-off.

Description of LEI Common Stock and Comparison of Stockholder Rights

        The following is a description of (i) the terms of the Liberty Entertainment common stock under the Liberty Media charter and (ii) the terms of the LEI common stock under its restated charter, including a comparison between the terms of the two charters. The following discussion of the terms of the Liberty Media charter and LEI's restated charter is qualified by reference to the full text of those charters. LEI's restated charter is included as Annex B to this proxy statement/prospectus. The Liberty Media charter has been filed with the Securities and Exchange Commission. Please see "Additional Information—Where You Can Find Additional Information" for more information regarding Liberty Media's filings.

Liberty Entertainment Common Stock	LEI Common Stock

Authorized Capital Stock

Under the Liberty Media charter, Liberty Media is authorized to issue up to 8.15 billion shares of Liberty Entertainment common stock, of which 4 billion are designated as Series A Liberty Entertainment common stock, 150 million are designated as Series B Liberty Entertainment common stock, and 4 billion are designated as Series C Liberty Entertainment common stock. See Article IV, Section A.1. of the Liberty Media charter.
LEI will be authorized to issue up to [ ] shares of capital stock, consisting of [ ] shares of common stock, of which [ ] shares will be designated as Series A common stock, [ ] shares will be designated as Series B common stock, [ ] shares will be designated as Series C common stock, and [ ] shares of preferred stock that are undesignated as to series. LEI's restated charter authorizes its board of directors to authorize the issuance of one or more series of preferred stock. See Article IV of Annex B.
Dividends and Securities Distributions

Under the Liberty Media charter, Liberty Media is permitted to pay dividends on Liberty Entertainment common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the "Entertainment Group Available Dividend Amount" (defined generally as the excess of the total assets less the total liabilities of the Entertainment Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Entertainment common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the Entertainment Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of Liberty Entertainment common stock, an equal per share dividend will be concurrently paid on the other series of Liberty Entertainment common stock. See Article IV, Section A.2.(c)(ii) of the Liberty Media charter.
LEI will be permitted to pay dividends when and as declared by its board. Dividends will only be paid out of assets legally available for the payment of dividends. Whenever a dividend is paid to the holders of one series of common stock, LEI will also pay to the holders of the other series of common stock an equal per share dividend. See Article IV, Section A.3 of Annex B.

Under the LEI restated charter, LEI is permitted to make share distributions of (i) Series C common stock to holders of all series of LEI common stock, on an equal per share basis; (ii) Series A common stock to holders of Series A common stock and, on an equal per share basis, shares of Series B common stock to holders of Series B common stock and, on an equal per share basis, Series C common stock to holders of Series C common stock; and (iii) share distributions of any other class or series of LEI securities or the securities of any other person to holders of all series of LEI common stock, on an equal per share basis, subject to certain limitations

Liberty Entertainment Common Stock	LEI Common Stock

Under the Liberty Media charter, Liberty Media is permitted to make (i) share distributions of (A) Series A Liberty Entertainment common stock or Series C Liberty Entertainment common stock, respectively, to holders of all series of Liberty Entertainment common stock, on an equal per share basis; and (B) share distributions of Series A Liberty Entertainment common stock to holders of Series A Liberty Entertainment common stock and, on an equal per share basis, shares of Series B Liberty Entertainment common stock to holders of Series B Liberty Entertainment common stock and, on an equal per share basis, shares of Series C Liberty Entertainment common stock to holders of Series C Liberty Entertainment common stock; and (ii) share distributions of (A) Series A Liberty Interactive common stock or Series C Liberty Interactive common stock, respectively, to holders of all series of Liberty Entertainment common stock, on an equal per share basis, subject to certain limitations; and (B) Series A Liberty Interactive common stock to holders of Series A Liberty Entertainment common stock and, on an equal per share basis, shares of Series B Liberty Interactive common stock to holders of Series B Liberty Entertainment common stock and, on an equal per share basis, shares of Series C Liberty Interactive common stock to holders of Series C Liberty Entertainment common stock, subject to certain limitations; and (iii) share distributions of (A) Series A Liberty Capital common stock or Series C Liberty Capital common stock, respectively, to holders of all series of Liberty Entertainment common stock, on an equal per share basis, subject to certain limitations; and (B) Series A Liberty Capital common stock to holders of Series A Liberty Entertainment common stock and, on an equal per share basis, shares of Series B Liberty Capital common stock to holders of Series B Liberty Entertainment common stock and, on an equal per share basis, shares of Series C Liberty Capital common stock to holders of Series C Liberty Entertainment common stock, subject to certain limitations; and (iv) share distributions of any other class or series of Liberty Media's securities or the securities of any other person to holders of all series of Liberty Entertainment common stock, on an equal per share basis, subject to certain limitations. See Article IV, Section A.2.(d)(ii) of the Liberty Media charter.	and, provided that, with respect to this clause (iii), the holders of LEI Series B common stock have a consent right with respect to certain share distributions of voting securities on LEI Series C common stock and certain share distributions pursuant to which the holders of LEI Series B common stock would receive voting securities with lesser voting rights than those of the LEI Series B common stock. See Article IV, Section A.4 of Annex B.

Liberty Entertainment Common Stock	LEI Common Stock

Conversion at Option of Holder

Under the Liberty Media charter, each share of Series B Liberty Entertainment common stock is convertible, at the option of the holder, into one share of Series A Liberty Entertainment common stock. Shares of Series A Liberty Entertainment common stock and shares of Series C Liberty Entertainment common stock are not convertible at the option of the holder. See Article IV, Section A.2.(b)(i)(B) of the Liberty Media charter.
Each share of LEI Series B common stock will be convertible, at the option of the holder, into one share of LEI Series A common stock. Shares of LEI Series A and Series C common stock will not be convertible. See Article IV, Section A.2 of Annex B.
Conversion at Option of Issuer

Under the Liberty Media charter, Liberty Media can convert each share of Series A Liberty Entertainment common stock, Series B Liberty Entertainment common stock and Series C Liberty Entertainment common stock into a number of shares of the corresponding series of Liberty Interactive common stock at a ratio based on the relative trading prices of the Series A Liberty Entertainment common stock (or another series of Liberty Entertainment common stock subject to certain limitations) and the Series A Liberty Interactive common stock (or another series of Liberty Interactive common stock subject to certain limitations) over a specified 60-trading day period. Liberty Media can also convert each share of Series A Liberty Entertainment common stock, Series B Liberty Entertainment common stock and Series C Liberty Entertainment common stock into a number of shares of the corresponding series of Liberty Capital common stock at a ratio based on the relative trading prices of the Series A Liberty Entertainment common stock (or another series of Liberty Entertainment common stock subject to certain limitations) and the Series A Liberty Capital common stock (or another series of Liberty Capital common stock subject to certain limitations) over a specified 60-trading day period. See paragraph (b)(iv) and (b)(v) of Article IV, Section A.2. of the Liberty Media charter.	None.

The Liberty Media charter also provides that it can convert each share of Liberty Capital common stock and Liberty Interactive common stock into a number of shares of the corresponding series of Liberty Entertainment common stock at a ratio based on the relative trading prices of the Series A Liberty Capital common stock (or another series of Liberty Capital common stock

Liberty Entertainment Common Stock	LEI Common Stock

subject to certain limitations) or the Series A Liberty Interactive common stock (or another series of Liberty Interactive common stock subject to certain limitations), as applicable, to the Series A Liberty Entertainment common stock (or another series of Liberty Entertainment common stock subject to certain limitations) over a specified 60-trading day period. See paragraphs (b)(iii) and (b)(vii) of Article IV, Section A.2. of the Liberty Media charter.
Optional Redemption for Stock of a Subsidiary

Under its current charter, Liberty Media may redeem outstanding shares of Liberty Entertainment common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Entertainment Group (and may or may not hold assets and liabilities attributed to any other group), provided that its board of directors seeks and receives the approval to such redemption of holders of Liberty Entertainment common stock, voting together as a separate class.	None.

If Liberty Media were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the Capital Group and/or the Interactive Group, shares of Liberty Capital common stock and/or Liberty Interactive common stock, as applicable, would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the class vote described above as well as the separate class vote of the holders of Liberty Capital common stock and/or Liberty Interactive common stock, as applicable. See Article IV, Section A.2.(f)(i) of the Liberty Media charter.
Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets

Under its current charter, if Liberty Media disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the Entertainment Group, it is required to choose one of the following five alternatives, unless its board obtains approval of the holders of Liberty Entertainment common stock to not take such action or the disposition qualifies under a specified exemption (in which case Liberty Media will not be required to take any of the following actions):

• pay a dividend to holders of Liberty Entertainment common stock out of the available net proceeds of such disposition; or	None.

Liberty Entertainment Common Stock	LEI Common Stock

• if there are legally sufficient assets and the Entertainment Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the Entertainment Group, redeem all outstanding shares of Liberty Entertainment common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the Entertainment Group, redeem outstanding shares of Liberty Entertainment common stock in exchange for cash and/or securities or other property with a fair value equal to the available net proceeds of such disposition; or
• convert each outstanding share of each series of Liberty Entertainment common stock into a number of shares of the corresponding series of Liberty Interactive common stock at a specified premium; or
• convert each outstanding share of each series of Liberty Entertainment common stock into a number of shares of the corresponding series of Liberty Capital common stock at a specified premium; or

• combine a conversion of a portion of the outstanding shares of Liberty Entertainment common stock into a number of shares of the corresponding series of Liberty Interactive common stock or Liberty Capital common stock with the payment of a dividend on or redemption of shares of Liberty Entertainment common stock, subject to certain limitations. See Article IV, Section A.2.(f)(ii) of the Liberty Media charter.

Liberty Entertainment Common Stock	LEI Common Stock

Voting Rights

Under the Liberty Media charter, holders of Series A Liberty Entertainment common stock are entitled to one vote for each share of such stock held and holders of Series B Liberty Entertainment common stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of its stockholders. Holders of Series C Liberty Entertainment common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the Liberty Media charter), except as otherwise required by Delaware law. When so required, holders of Series C Liberty Entertainment common stock will be entitled to 1/100th of a vote for each share of such stock held. See Article IV, Section A.2.(a) of the Liberty Media charter.

Under the Liberty Media charter, holders of Liberty Entertainment common stock will vote as one class with holders of Liberty Capital common stock and Liberty Interactive common stock on all matters that are submitted to a vote of its stockholders unless a separate class vote is required by the Liberty Media charter or Delaware law. In connection with certain dispositions of Entertainment Group assets as described above, Liberty Media's board of directors may determine to seek approval of the holders of Liberty Entertainment common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under its current charter. See Article IV, Section A.2.(a)(iv)(B) of the Liberty Media charter.

Under its current charter, Liberty Media may not redeem outstanding shares of Liberty Entertainment common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Entertainment Group unless its board of directors seeks and receives the approval to such redemption of holders of Liberty Entertainment common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the Capital Group and/or the Interactive Group, the approval to such redemption of holders of Liberty Capital common stock and/or Liberty Interactive common stock, as applicable, with such affected group voting together as a separate class. See Article IV, Section A.2.(a)(v)(B) of the Liberty Media charter.
Holders of LEI Series A common stock will be entitled to one vote for each share of such stock held and holders of LEI Series B common stock will be entitled to ten votes for each share of such stock held on all matters submitted to a vote of LEI's stockholders. Holders of LEI Series A common stock and Series B common stock vote together as one class, unless a separate series votes is required by the terms of the restated charter or Delaware law or, with respect to any series of preferred stock, by the resolution of the board of directors establishing such series of preferred stock. Holders of LEI Series C common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of LEI's restated charter), except as otherwise required by Delaware law. When so required, holders of LEI Series C common stock will be entitled to 1/100th of a vote for each share of such stock held. See Article IV, Section A.1 of Annex B.

In addition to the Series B consent right described under "—Dividends and Securities Distributions" above, the consent of holders of 75% of the then-outstanding shares of LEI Series B common stock, voting together as a separate class, is required for certain charter amendments, recapitalizations and reclassifications pursuant to which the holders of LEI Series C common stock would receive voting securities or the holders of LEI Series B common stock would receive voting securities with lesser voting rights than those of the LEI Series B common stock. See Article VII of Annex B. Series B holders are permitted to act by written consent whenever their consent is required under LEI's restated charter. See Article VI, Section B of Annex B.

LEI's restated charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 80% of the aggregate voting power of LEI's outstanding voting securities, voting together as a single class. See Article VII of Annex B. See "—Amendments" and "—Supermajority Voting Provisions" for a description of these requirements.

Liberty Entertainment Common Stock	LEI Common Stock

The Liberty Media charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 66 2/3% of the aggregate voting power of Liberty Media's outstanding voting securities, voting together as a single class. See Article IX of the Liberty Media charter.
Inter-Group Interest

Under its current charter, from time to time, Liberty Media's board of directors may determine to create an inter-group interest in the Capital Group or the Interactive Group in favor of the Entertainment Group, or vice versa, subject to the terms of its current charter.	None.

If the Capital Group and/or the Interactive Group has an inter-group interest in the Entertainment Group at such time as any extraordinary action is taken with respect to the Liberty Entertainment common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Entertainment Group's assets), Liberty Media's board of directors will consider what actions are required, or permitted, to be taken under its current charter with respect to such other group(s)' inter-group interest in the Entertainment Group. For example, in some instances, Liberty Media's board of directors may determine that a portion of the aggregate consideration that is available for distribution to holders of Liberty Entertainment common stock must be allocated to the Capital Group and/or the Interactive Group to compensate such other group(s) on a pro rata basis for such other group(s)' proportionate interest in the Entertainment Group.

Liberty Entertainment Common Stock	LEI Common Stock

Similarly, if the Entertainment Group has an inter-group interest in the Capital Group and/or the Interactive Group at such time as any extraordinary action is taken with respect to the Liberty Capital common stock and/or the Liberty Interactive common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the applicable group(s)' assets), Liberty Media's board of directors will consider what actions are required, or permitted, to be taken under the Liberty Media charter with respect to the Entertainment Group's inter-group interest in the affected group(s).
All such board determinations will be made in accordance with the Liberty Media charter and applicable Delaware law.
None of the Interactive Group, the Capital Group or the Entertainment Group currently has any inter-group interest in the other.
Liquidation

Upon Liberty Media's liquidation, dissolution or winding up, holders of shares of Liberty Entertainment common stock will be entitled to receive in respect of such stock their proportionate interests in its assets, if any, remaining for distribution to holders of Liberty Entertainment common stock, Liberty Capital common stock and Liberty Interactive common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share. See Article IV, Section A.2.(h) of the Liberty Media Charter.
Upon LEI's liquidation, dissolution or winding up, holders of LEI common stock will be entitled to receive net assets, if any, remaining for distribution to holders of LEI common stock (after payment or provision for all of LEI's liabilities and payment of the preferential amounts to which any series of preferred stock is entitled) on a per share basis. See Article IV, Section A.6 of Annex B.
As of the date of this proxy statement/prospectus, each share of Liberty Entertainment common stock is entitled to 0.21347 of a liquidation unit.

Other Provisions of LEI's Restated Charter

        LEI's restated charter and bylaws will also contain the following terms.

Preferred Stock

        LEI's restated charter authorizes the board of directors of LEI to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including:

  •
  the designation of the series;

  •
  the number of authorized shares of the series, which number LEI's board may subsequently increase or decrease but not below the number of such shares of such series of preferred stock then outstanding;

  •
  the dividend rate or amounts, if any, and, in the case of cumulative dividends, the date or dates from which dividends on all shares of the series will be cumulative and the relative preferences or rights of priority or participation with respect to such dividends;

  •
  the rights of the series in the event of LEI's voluntary or involuntary liquidation, dissolution or winding up and the relative preferences or rights of priority of payment;

  •
  the rights, if any, of holders of the series to convert into or exchange for other classes or series of stock or indebtedness and the terms and conditions of any such conversion or exchange, including provision for adjustments within the discretion of LEI's board of directors;

  •
  the voting rights, if any, of the holders of the series;

  •
  the terms and conditions, if any, for LEI to purchase or redeem the shares; and

  •
  any other relative rights, preferences and limitations of the series.

        LEI believes that the ability of its board of directors to authorize the issuance of one or more series of preferred stock will provide flexibility in structuring possible future financing and acquisitions and in meeting other corporate needs which might arise. The authorized shares of LEI's preferred stock will be available for issuance without further action by its stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which LEI securities may be listed or traded.

        Although LEI has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. LEI's board will make any determination to issue such shares based upon its judgment as to the best interests of its stockholders. LEI's board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of its board of directors, including a tender offer or other transaction that some, or a majority, of its stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

Board of Directors

        LEI's restated charter provides that, subject to any rights of the holders of any series of preferred stock to elect additional directors, the number of its directors will not be less than three and the exact number will be fixed from time to time by a resolution of its board. The members of the LEI board, other than those who may be elected by holders of any preferred stock, will be divided into three classes. Each class consists, as nearly as possible, of a number of directors equal to one-third of the then authorized number of board members. The term of office of the Class I directors of LEI will expire at the annual meeting of stockholders in 2011. The term of office of Class II directors of LEI will expire at the annual meeting of stockholders in 2012. The term of office of Class III directors of LEI will expire at the annual meeting of stockholders in 2010.

        At each annual meeting of stockholders, the successors of that class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified.

        LEI's restated charter provides that, subject to the rights of the holders of any series of preferred stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the aggregate voting power of LEI's outstanding capital stock entitled to vote at an election of directors, voting together as a single class.

        LEI's restated charter provides that, subject to the rights of the holders of any series of preferred stock, vacancies on its board resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on its board, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director so elected will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is assigned, and until that director's successor will have been elected and qualified or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting its board will shorten the term of any incumbent director, except as may be provided in any certificate of designation with respect to a series of LEI's preferred stock with respect to any additional director elected by the holders of that series of LEI's preferred stock.

        These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of LEI's board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of LEI's board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of LEI.

Limitation on Liability and Indemnification

        To the fullest extent permitted by Delaware law, LEI's directors are not liable to it or any of its stockholders for monetary damages for breaches of fiduciary duties while serving as a director. In addition, LEI indemnifies, to the fullest extent permitted by applicable law, any person involved in any suit or action by reason of the fact that such person is a director or officer of LEI or, at its request, a director, officer, employee or agent of another corporation or entity, against all liability, loss and expenses incurred by such person. LEI will pay expenses of a director or officer in defending any proceeding in advance of its final disposition, provided that such payment is made upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to indemnification.

Corporate Opportunity

        LEI's restated charter acknowledges that LEI may have overlapping directors and officers with other entities that compete with LEI's businesses and that LEI may engage in material business transactions with such entities. LEI has renounced its rights to certain business opportunities and LEI's restated charter provides that no director or officer of LEI will be liable to LEI or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to another person or entity (including Liberty Media) instead of LEI, or does not refer or communicate information regarding such corporate opportunity to LEI, unless (x) such opportunity was expressly offered to such person solely in his or her capacity as a director or officer of LEI or as a director or officer of any of LEI's subsidiaries or affiliates, and (y) such opportunity relates to a line of business in which LEI or any of its subsidiaries is then directly engaged.

No Shareowner Action by Written Consent; Special Meetings

        LEI's restated charter provides that (except (i) as otherwise provided in the terms of any series of preferred stock or (ii) with respect to an action taken by holders of Series B common stock when voting together as a separate class), any action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may not be taken without a meeting and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of LEI's preferred stock, special meetings of LEI's stockholders for any purpose or purposes may be called only by its Secretary or at the request of at least 75% of the members of LEI's board of directors then in office. No business other than that stated in the notice of special meeting will be transacted at any special meeting.

Advance Notice Procedures

        LEI's bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of LEI's stockholders.

        All nominations by stockholders or other business to be properly brought before a meeting of stockholders will be made pursuant to timely notice in proper written form to LEI's Secretary. To be timely, a stockholder's notice will be given to LEI's Secretary at LEI's offices as follows:

          (1)   with respect to an annual meeting of LEI's stockholders that is called for a date within 30 days before or after the anniversary date of the immediately preceding annual meeting of LEI's stockholders, such notice must be given no earlier than the close of business on the 90th day and no later than the close of business on the 60th day prior to the meeting date;

          (2)   with respect to an annual meeting of LEI's stockholders that is called for a date not within 30 days before or after the anniversary date of the immediately preceding annual meeting of LEI's stockholders, such notice must be given no later than the close of business on the 10th day following the day on which LEI first provides notice of or publicly announces the date of the current annual meeting, whichever occurs first; and

          (3)   with respect to an election to be held at a special meeting of LEI stockholders, such notice must be given no earlier than the close of business on the 90th day prior to such special meeting and no later than the close of business on the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the proposed nominees.

        The public announcement of an adjournment or postponement of a meeting of LEI stockholders does not commence a new time period (or extend any time period) for the giving of any such stockholder notice. However, if the number of directors to be elected to LEI's board at any meeting is increased, and LEI does not make a public announcement naming all of the nominees for director or specifying the size of the increased board at least 100 days prior to the anniversary date of the immediately preceding annual meeting, a stockholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it will be delivered to LEI's Secretary at LEI's offices not later than the close of business on the 10th day following the day on which LEI first made the relevant public announcement. For purposes of the first annual meeting of stockholders to be held in 2009, the first anniversary date will be deemed to be [                        ], 2009.

Amendments

        LEI's restated charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 80% of the aggregate voting power of LEI's outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of its restated charter or to add or insert any provision in its restated charter, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment, repeal, addition or insertion (1) as to which Delaware law does not require the consent of LEI's stockholders or (2) which has been approved by at least 75% of the members of its board then in office. LEI's restated charter further provides that the affirmative vote of the holders of at least 80% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of its bylaws, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment or repeal approved by the affirmative vote of not less than 75% of the members of its board then in office.

Supermajority Voting Provisions

        In addition to the supermajority voting provisions discussed under "—Amendments" above, LEI's restated charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 80% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required for:

  •
  its merger or consolidation with or into any other corporation, provided, that the foregoing voting provision will not apply to any such merger or consolidation (1) as to which the laws of the State of Delaware, as then in effect, do not require the consent of its stockholders, or (2) that at least 75% of the members of its board of directors then in office have approved;

  •
  the sale, lease or exchange of all, or substantially all, of its assets, provided, that the foregoing voting provisions will not apply to any such sale, lease or exchange that at least 75% of the members of its board of directors then in office have approved; or

  •
  its dissolution, provided, that the foregoing voting provision will not apply to such dissolution if at least 75% of the members of its board of directors then in office have approved such dissolution.

Section 203 of the Delaware General Corporation Law

        Section 203 of the General Corporation Law of the State of Delaware prohibits certain transactions between a Delaware corporation and an "interested stockholder." An "interested stockholder" for this purpose is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the aggregate voting power of a Delaware corporation. This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) prior to the time that a stockholder became an interested stockholder, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors, (2) the interested stockholder acquired at least 85% of the aggregate voting power of the corporation in the transaction in which the stockholder became an interested stockholder, or (3) the business combination is approved by a majority of the board of directors and the affirmative vote of the holders of two-thirds of the aggregate voting power not owned by the interested stockholder at or subsequent to the time that the stockholder became an interested stockholder. These restrictions do not apply if, among other things, the corporation's certificate of incorporation contains a provision expressly electing not to be governed by Section 203. In LEI's restated charter, LEI has elected not to be governed by Section 203.

 Conduct of the Business of the Entertainment Group if the Split-Off is Not Completed

        If the split-off is not completed, Liberty Media intends to continue to operate the businesses of the Entertainment Group substantially in the manner they are operated today. From time to time, Liberty Media will evaluate and review its business operations, properties, dividend policy and capitalization, and make such changes as are deemed appropriate, and continue to seek to identify strategic alternatives to maximize stockholder value.

Interests of Certain Persons

        In considering the recommendation of Liberty Media's board to vote to approve the redemption proposal, holders of Liberty Entertainment common stock should be aware that the executive officers and directors of Liberty Media will receive stock incentive awards with respect to LEI common stock in exchange for a portion of their existing Liberty Entertainment stock incentives as a result of the split-off. See "—Treatment of Outstanding Equity Awards" above for more information.

        Holders of Liberty Entertainment common stock should also be aware that the executive officers and directors of LEI will continue to serve as the executive officers and directors of Liberty Media. See "Risk Factors—Factors Relating to LEI—LEI has overlapping directors and management with Liberty Media and Liberty Global, Inc. (LGI), which may lead to conflicting interests" and "—LEI and Liberty Media may compete for business opportunities" for a discussion of the conflicts that could arise as a result of their positions with Liberty Media and LEI.

        As of December 31, 2008, Liberty Media's executive officers and directors beneficially owned shares of Liberty Entertainment common stock representing in the aggregate approximately 36.4% of the aggregate voting power of the outstanding shares of Liberty Entertainment common stock.

        Liberty Media's board was aware of these interests and considered them when approving the redemption proposal.

Amount and Source of Funds and Financing of the Transaction; Expenses

        It is expected that Liberty Media will incur an aggregate of approximately $[                  ] in expenses in connection with the split-off. These expenses will be comprised of:

  •
  approximately $750,000 of printing and mailing expenses associated with this proxy statement/prospectus;

  •
  approximately $[                ] in legal and accounting fees;

  •
  approximately $323,000 in SEC filing fees; and

  •
  approximately $[                ] in other miscellaneous expenses.

These expenses will be paid by Liberty Media from its existing cash balances.

Accounting Treatment

        The split-off will be accounted for at historical cost due to the fact that the LEI common stock is to be distributed pro rata to holders of Liberty Entertainment common stock.

No Appraisal Rights

        Under the General Corporation Law of the State of Delaware, holders of Liberty Entertainment common stock will not have appraisal rights in connection with the split-off.

 Stock Exchange Listings

        LEI has applied to list its Series A common stock and Series B common stock on the Nasdaq Global Select Market under the symbols "            " and "            ," respectively.

Stock Transfer Agent and Registrar

        Computershare Trust Company, Inc. is the transfer agent and registrar for all series of LEI common stock.

Federal Securities Law Consequences

        The issuance of shares of LEI common stock in the split-off will be registered under the Securities Act, and the shares of LEI common stock so issued will be freely transferable under the Securities Act, except for shares of LEI common stock issued to any person who is deemed to be an "affiliate" of LEI after completion of the split-off. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with LEI and may include directors, certain executive officers and significant stockholders of LEI. Affiliates may not sell their shares of LEI common stock, except:

  •
  pursuant to an effective registration statement under the Securities Act covering the resale of those shares;

  •
  in compliance with Rule 144 under the Securities Act; or

  •
  pursuant to any other applicable exemption under the Securities Act.

        LEI's registration statement on Form S-4, of which this document will form a part, will not cover the resale of shares of LEI common stock to be received by its affiliates.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        This discussion describes certain U.S. federal income tax consequences to holders of Liberty Entertainment common stock as a result of the split-off. This discussion is based on the Code, the Treasury regulations promulgated under the Code and interpretations of such authorities by the courts and the IRS, all as in effect as of the date of this document and all of which are subject to change at any time, possibly with retroactive effect. This section is limited to holders of Liberty Entertainment common stock that are U.S. holders, as defined below, that hold their shares of Liberty Entertainment common stock as capital assets, within the meaning of Section 1221 of the Code. Further, this section does not discuss all tax considerations that may be relevant to holders of Liberty Entertainment common stock in light of their particular circumstances, nor does it address the consequences to holders of Liberty Entertainment common stock subject to special treatment under the U.S. federal income tax laws, such as tax-exempt entities, partnerships (including entities treated as partnerships for U.S. federal income tax purposes), persons who acquired such shares of Liberty Entertainment common stock pursuant to the exercise of employee stock options or otherwise as compensation, financial institutions, insurance companies, dealers or traders in securities, and persons who hold their shares of Liberty Entertainment common stock as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment or other risk-reduction transaction for U.S. federal income tax purposes. This section does not address any U.S. federal estate, gift or other non-income tax consequences or any state, local or foreign tax consequences.

        Holders of Liberty Entertainment common stock are urged to consult with their tax advisors as to the particular tax consequences to them as a result of the split-off.

        For purposes of this section, a U.S. holder is a beneficial owner of Liberty Entertainment common stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or a resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state or political subdivision thereof;

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (ii) it has a valid election in place under applicable Treasury regulations to be treated as a U.S. person.

        If a partnership (including any entity treated as partnership for U.S. federal income tax purposes) holds shares of Liberty Entertainment common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of Liberty Entertainment common stock should consult its tax advisor regarding the tax consequences of the split-off.

        The split-off is conditioned upon the receipt by Liberty Media of a private letter ruling from the IRS, and the receipt by Liberty Media and LEI of an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Liberty Media, in each case to the effect that the split-off will qualify as a tax-free transaction to Liberty Media and to the holders of Liberty Entertainment common stock who participate in the split-off under Sections 355 and 368(a)(1)(D) of the Code. The private letter ruling and the tax opinion will generally provide that, for U.S. federal income tax purposes:

  •
  no gain or loss will be recognized by Liberty Media upon the distribution of (i) shares of LEI Series A common stock to holders of LMDIA in the split-off and (ii) shares of LEI Series B common stock to holders of LMDIB in the split-off;

  •
  no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Entertainment common stock upon the receipt of (i) shares of LEI Series A common stock by holders of LMDIA in the split-off and (ii) shares of LEI Series B common stock by holders of LMDIB in the split-off;

  •
  the tax basis of the shares of LEI Series A common stock received by holders of LMDIA in the split-off and the shares of LEI Series B common stock received by holders of LMDIB in the split-off will equal the basis of their shares of Liberty Entertainment common stock surrendered in exchange therefor;

  •
  the holding period of the shares of LEI Series A common stock received by holders of LMDIA in the split-off and the shares of LEI Series B common stock received by holders of LMDIB in the split-off will include the period during which such holders held their shares of Liberty Entertainment common stock surrendered in exchange therefor;

  •
  a holder of LMDIA who receives cash in lieu of a fractional share of LEI Series A common stock and a holder of LMDIB who receives cash in lieu of a fractional share of LEI Series B common stock will recognize gain or loss measured by the difference between the basis of the fractional share deemed received and the amount of cash received. Any gain or loss will be treated as capital gain or loss; and

  •
  a holder of LMDIA who receives cash in lieu of fractional shares of LMDIA and a holder of LMDIB who receives cash in lieu of fractional shares of LMDIB will recognize gain or loss measured by the difference between the basis of such fractional share and the amount of cash received. Any gain or loss will be treated as capital gain or loss.

        Although a private letter ruling relating to the qualification of the split-off under Sections 355 and 368(a)(1)(D) of the Code will generally be binding on the IRS, the continuing validity of such ruling will be subject to the accuracy of factual representations and assumptions. Further, as part of the IRS's general ruling policy with respect to transactions under Section 355 of the Code, the private letter ruling will not represent a determination by the IRS that certain requirements which are necessary to obtain tax-free treatment under Sections 355 and 368(a)(1)(D) of the Code have been satisfied. Rather, the private letter ruling will be based upon representations by Liberty Media that these requirements have been satisfied. If any of the representations or assumptions upon which a private letter ruling obtained by Liberty Media will be based are incorrect or untrue in any material respect, or the facts upon which the ruling is based are materially different from the facts at the time of the split-off, the private letter ruling could be invalidated.

        As a result of this IRS ruling policy with respect to transactions under Section 355 of the Code, Liberty Media has made it a condition to the split-off that Liberty Media and LEI receive an opinion from Skadden, Arps, Slate, Meagher & Flom LLP to the effect that the split-off will qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Code. Opinions of counsel are not binding upon the IRS, and the conclusions in the tax opinion could be challenged by the IRS. The opinion of counsel will be based upon the Code, Treasury Regulations, administrative rulings and court decisions, all as in effect as of the date on which the opinion is issued and all of which are subject to change, possibly with retroactive effect. In addition, the opinion of counsel will be based upon certain assumptions, factual representations made by the officers of Liberty Media and LEI, as well as certain undertakings made by Liberty Media and LEI. If any of those factual representations or assumptions is incorrect or untrue in any material respect, any undertaking is not complied with, or the facts upon which the opinion is based are materially different from the facts at the time of the split-off, the split-off may not qualify for tax-free treatment.

        If the split-off does not qualify for tax-free treatment, then Liberty Media would recognize taxable gain in an amount equal to the excess of the fair market value of the LEI common stock held by it immediately before the split-off over Liberty Media's tax basis therein. In addition, the exchange by the holders of Liberty Entertainment common stock in the split-off would be a taxable exchange, and each U.S. holder that participated in the split-off would recognize either (i) a capital gain or loss equal to the difference between the fair market value of the shares of LEI common stock received and the holder's tax basis in Liberty Entertainment common stock surrendered in exchange therefor; or, (ii) in certain circumstances (including whether a holder increased its percentage ownership of Liberty Media common stock (directly or by attribution) as a result of the split-off and certain related transactions), a taxable distribution equal to the fair market value of the shares of LEI common stock received which would be taxed (a) as a dividend to the extent of the holder's share of Liberty Media's current and accumulated earnings and profits (including the gain to Liberty Media described above), then (b) as a non-taxable return of capital to the extent of the holder's tax basis in Liberty Entertainment common stock with respect to which the distribution was made (although there may be certain other alternatives for determining the amount of such non-taxable return of capital if such shareholder owns shares of Liberty Media common stock other than those upon which the distribution was made), and thereafter (c) as a capital gain with respect to the remaining value. An individual U.S. holder would generally be subject to U.S. federal income tax at a preferential rate with respect to the portion of the split-off that was treated as a dividend or capital gain, subject to certain exceptions for certain short term and hedged positions (including positions held for one year or less, in the case of a capital gain), which could instead cause the distribution to be taxed in whole or in part at higher ordinary income rates.

        Even if the split-off otherwise qualifies for tax-free treatment under Sections 355 and 368(a)(1)(D) of the Code, the split-off would result in a significant U.S. federal income tax liability to Liberty Media (but not holders of Liberty Media stock) under Section 355(e) of the Code, if there are one or more acquisitions of the stock of Liberty Media or LEI as part of a plan or series of related transactions that includes the split-off and that results in an acquisition of 50% or more of the outstanding common stock of Liberty Media or LEI (by vote or value). For purposes of determining whether the split-off is disqualified as tax-free to Liberty Media under the rules described in this paragraph, current tax law generally creates a presumption that any acquisitions of the stock of Liberty Media or LEI within two years before or after the split-off are part of a plan, although the parties may be able to rebut that presumption. The process for determining whether a prohibited acquisition has occurred under the rules is complex, inherently factual and subject to interpretation of the facts and circumstances of a particular case. Liberty Media or LEI might inadvertently cause or permit a prohibited change in the ownership of Liberty Media or LEI to occur, thereby triggering tax to Liberty Media, which could have a material adverse effect. If the split-off is determined to be taxable to Liberty Media, Liberty Media would recognize gain equal to the excess of the fair market value of the LEI common stock held by it immediately before the split-off over Liberty Media's tax basis therein.

        Under the tax sharing agreement between Liberty Media and LEI, Liberty Media, its subsidiaries and certain related persons will be entitled to indemnification from LEI for any loss, including any taxes of Liberty Media and its subsidiaries, resulting from the failure of the split-off to be a tax-free transaction described under Sections 355 and 368(a)(1)(D) of the Code (including as a result of the application of Section 355(e) of the Code), except for any such loss resulting from (i) any action or failure to act by Liberty Media or any of its subsidiaries following the completion of the split-off that would be inconsistent with or prohibit the split-off from qualifying as a tax-free transaction to Liberty Media and to the holders of Liberty Entertainment common stock under Sections 355 and 368(a)(1)(D) of the Code (except with respect to cash received in lieu of fractional shares), including any action or failure to act that results in an acquisition of 50% or more of the outstanding stock of Liberty Media (by vote or value) as described in the preceding paragraph, or (ii) any action or failure to act by Liberty Media or any of its subsidiaries following the completion of the split-off that would be inconsistent with, or otherwise cause any person to be in breach of, any representation or covenant made in connection with any private letter ruling obtained by Liberty Media from the IRS or any tax opinions delivered to Liberty Media or LEI, in each case relating to the qualification of the split-off as a tax-free transaction described under Sections 355 and 368(a)(1)(D) of the Code.

Backup Withholding

        Payments of cash in lieu of a fractional share of any series of LEI common stock or Liberty Entertainment common stock made in connection with the split-off may, under certain circumstances, be subject to backup withholding, unless a holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not additional tax and may be refunded or credited against the holder's U.S. federal income tax liability, provided that the holder furnishes the required information to the IRS.

Shareholder Information Reporting

        A holder of Liberty Entertainment common stock who owns at least 5% (by vote or value) of the total outstanding stock of Liberty Media and who receives LEI common stock pursuant to the split-off generally will be required to attach to such holder's federal income tax return for the year in which the split-off occurs a statement setting forth certain information relating to the split-off.

        Holders of Liberty Entertainment common stock are urged to consult their tax advisors as to the particular tax consequences to them as a result of the split-off, including applicable state, local and foreign laws and any changes in federal tax laws that occur after the date of this document.

CAPITALIZATION

        The following table sets forth (i) LEI's historical capitalization as of September 30, 2008, and (ii) LEI's adjusted capitalization assuming the split-off was effective on September 30, 2008. The historical financial statements for the assets and businesses to be owned by LEI upon completion of the split-off are included in Annex C of this proxy statement under the heading "LMC Entertainment." The table below should be read in conjunction with LMC Entertainment's historical combined financial statements, including the notes thereto.

	September 30, 2008
	Historical	As Adjusted
	(amounts in thousands)
Cash(1)	$32,211	332,211

Total liabilities	$3,806,879	3,806,879

Minority interest	515	515
Equity:
Common Stock ($.01 par value)(2):
Series A; 000,000 shares authorized; 443,937,951 shares assumed issued on a pro forma basis	—	4,439
Series B; ,000,000 shares authorized; 21,336,379 shares assumed issued on a pro forma basis	—	213
Series C; ,000,000 shares authorized; zero shares assumed issued on a pro forma basis	—	—
Additional paid-in capital(1)	—	3,862,106
Parent's investment	3,566,758	—
Accumulated other comprehensive loss	(3,368)	(3,368)
Retained earnings	6,657,903	6,657,903

Total equity	10,221,293	10,521,293

Total liabilities and equity	$14,028,687	14,328,687

Notes:

(1)
Liberty Media will contribute up to $300 million in cash to LEI prior to the split-off.

(2)
Each share of LEI Series B common stock is convertible, at the option of the holder, into one share of LEI Series A common stock. LEI Series A common stock and Series C common stock are not convertible.

SELECTED FINANCIAL DATA

Selected Historical Financial Data of LEI

        The following tables present selected combined financial statement information of LEI, which includes certain video programming and distribution subsidiaries and assets of Liberty Media. The selected historical information relating to LEI's combined financial condition and results of operations is presented for the nine months ended September 30, 2008 and 2007 and for each of the years in the five-year period ended December 31, 2007. The financial data for the three years ended December 31, 2007 has been derived from LMC Entertainment's audited combined financial statements for the respective periods. Data for the other periods presented has been derived from unaudited information. The data should be read in conjunction with LMC Entertainment's combined financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Annex C.

		December 31,
	September 30, 2008
		2007	2006	2005	2004	2003
	(amounts in thousands)
Summary Balance Sheet Data:
Current assets	$122,091	13,443	13,174	—	—	—
Investment in News Corporation	$—	10,646,814	11,158,084	8,170,786	9,667,327	7,632,730
Investment in DIRECTV	$13,026,854	—	—	—	—	—
Total assets	$14,028,687	11,141,278	11,618,014	8,448,238	9,938,820	7,890,100
Current liabilities	$514,964	17,709	31,813	—	—	—
Long-term debt	$1,557,555	—	—	—	—	—
Parent's investment	$10,221,293	7,698,125	7,884,115	5,944,448	6,872,916	5,408,164

	Nine months ended September 30,		Years ended December 31,
	2008	2007	2007	2006	2005	2004	2003
	(amounts in thousands, except per share amounts)
Summary Statement of Operations Data:
Net revenue	$202,388	42,063	58,963	31,867	—	—	—
Operating loss(1)	$(19,845)	(16,526)	(27,269)	(108,824)	(1,478)	(2,198)	(7,911)
Share of earnings (losses) of affiliates	$319,318	6,862	5,757	8,220	3,515	(1,393)	(238)
Net earnings (loss) from continuing operations(1)(2)(3)	$5,520,018	45,731	40,362	(45,771)	(166,946)	595,588	313,966
Unaudited pro forma earnings (loss) from continuing operations per common share—Series A and Series B(4)	$11.86	.10	.09	(.10)	(.36)	1.28	.67

(1)
Includes impairment of goodwill and intangible assets of $77,151,000 for the year ended December 31, 2006.

(2)
Includes an other than temporary decline in fair value of investment of $351,592,000 for the year ended December 31, 2005.

(3)
Includes a gain of $3,664,800,000 related to the News Exchange for the nine months ended September 30, 2008.

(4)
Unaudited pro forma earnings (loss) from continuing operations per common share for all periods is based on 465,274,330 common shares, which is the number of shares that would have been issued on September 30, 2008 if the split-off had been completed on such date.

 Selected Unaudited Condensed Pro Forma Combined Financial Data of LEI

        The following table presents LEI's unaudited pro forma combined results of operations for the nine months ended September 30, 2008 and for the year ended December 31, 2007, after giving effect to the News Exchange as though it had occurred as of January 1, 2007. The unaudited pro forma combined data does not purport to be indicative of the results of operations that may be obtained in the future or that actually would have been obtained had such transaction occurred on such date. The following information should be read in conjunction with and is qualified in it is entirety by reference to the Unaudited Condensed Pro Forma Combined Financial Statements of LEI included in Annex C.

	Nine months ended September 30, 2008	Year ended December 31, 2007
	(amounts in thousands, except per share amounts)
Revenue	$238,334	274,166
Operating expenses	(177,570)	(195,146)
Selling, general and administrative expenses	(44,928)	(50,803)
Depreciation and amortization	(22,529)	(28,762)

Operating loss	(6,693)	(545)
Interest expense	(34,274)	—
Share of earnings of affiliates	368,723	333,757
Other expense, net	(143,231)	(5,264)

Earnings from continuing operations before income taxes	184,525	327,948
Income tax benefit expense	(83,742)	(124,174)
Minority interests in (earnings) of subsidiaries	—	8,271

Earnings from continuing operations	$100,783	212,045

Basic and fully diluted pro forma earnings from continuing operations per common share	$.22	.46

Selected Historical Financial Data of Liberty Media Corporation

        The following tables present selected historical information relating to Liberty Media's financial condition and results of operations for the nine months ended September 30, 2008 and for the past five years. The following data should be read in conjunction with Liberty Media's consolidated financial statements incorporated herein by reference.

		December 31,
	September 30, 2008
		2007	2006	2005	2004	2003
	(amounts in millions)
Summary Balance Sheet Data:
Investments in available-for-sale securities and other cost investments	$3,969	17,569	21,622	18,489	21,834	19,544
Investment in affiliates	$15,742	1,817	1,842	1,908	784	745
Assets of discontinued operations	$—	—	512	516	6,258	9,741
Total assets	$46,595	45,649	47,638	41,965	50,181	54,225
Long-term debt(1)	$12,699	11,524	8,909	6,370	8,566	9,417
Stockholders' equity	$21,657	19,586	21,633	19,120	24,586	28,842

	Nine months ended September 30,		Years ended December 31,
	2008	2007	2007	2006	2005	2004	2003(4)
	(amounts in millions, except per share amounts)
Summary Statement of Operations Data:
Revenue	$7,216	6,567	9,423	8,613	7,646	6,743	2,934
Operating income (loss)(2)	$516	675	738	1,021	944	788	(841)
Realized and unrealized gains (losses) on financial instruments, net	$(245)	493	1,269	(279)	257	(1,284)	(661)
Gains (losses) on dispositions, net	$3,679	637	646	607	(361)	1,411	1,128
Other than temporary declines in fair value of investments	$(445)	—	(33)	(4)	(449)	(129)	(22)
Earnings (loss) from continuing operations(2):
Liberty Entertainment common stock	$245	—	—	—	—	—	—
Liberty Capital common stock	(245)	—	—	—	—	—	—
Liberty Interactive common stock	(66)	271	441	486	—	—	—
Old Liberty Capital common stock	5,402	1,277	1,524	33	—	—	—
Liberty common stock	—	—	—	190	(43)	105	(1,144)
Inter-group eliminations	(2)	—	—	—	—	—	—

	$5,334	1,548	1,965	709	(43)	105	(1,144)

Basic earnings (loss) from continuing operations per common share(3):
Series A and Series B Liberty Entertainment common stock	$.47	—	—	—	—	—	—
Series A and Series B Liberty Capital common stock	$(2.06)	—	—	—	—	—	—
Series A and Series B Liberty Interactive common stock	$(.11)	.42	.70	.73	—	—	—
Old Series A and Series B Liberty Capital common stock	$41.88	9.60	11.55	.24	—	—	—
Liberty common stock	$—	—	—	.07	(.02)	.04	(.42)
Diluted earnings (loss) from continuing operations per common share(3):
Series A and Series B Liberty Entertainment common stock	$.47	—	—	—	—	—	—
Series A and Series B Liberty Capital common stock	$(2.06)	—	—	—	—	—	—
Series A and Series B Liberty Interactive common stock	$(.11)	.42	.69	.73	—	—	—
Old Series A and Series B Liberty Capital common stock	$41.55	9.53	11.46	.24	—	—	—
Liberty common stock	$—	—	—	.07	(.02)	.04	(.42)

(1)
Excludes the call option portion of Liberty Media's exchangeable debentures for periods prior to January 1, 2007.

(2)
Liberty Media's 2003 operating loss and loss from continuing operations include a $1,352 million goodwill impairment charge related to its wholly-owned subsidiary, Starz Entertainment.

(3)
Basic and diluted earnings per share have been calculated for Liberty Capital and Liberty Interactive common stock for periods subsequent to May 9, 2006. EPS has been calculated for Liberty common stock for all periods prior to May 10, 2006.

(4)
On September 17, 2003, Liberty Media completed its acquisition of Comcast Corporation's approximate 56% ownership in QVC, Inc. When combined with Liberty Media's previous ownership of approximately 42% of QVC, Liberty Media owned 98% of QVC upon consummation of the transaction, which is deemed to have occurred on September 1, 2003, and Liberty Media consolidated QVC's financial position and results of operations since that date.

 Selected Unaudited Condensed Pro Forma Combined Financial Data of Liberty Media Corporation

        The following tables present selected pro forma information relating to Liberty Media's financial condition as of September 30, 2008 and December 31, 2007 and its results of operations for the nine months ended September 30, 2008 and 2007 and for the past three years. The pro forma balance sheet information assumes that the split-off had occurred as of September 30, 2008 and December 31, 2007, respectively. The pro form results of operations data assumes the split-off had occurred as of January 1, 2005. The following data should be read in conjunction with the condensed pro forma consolidated financial statements of Liberty Media included in Annex C to this proxy statement/prospectus.

	September 30, 2008	December 31, 2007
	(amounts in millions)
Summary Balance Sheet Data:
Investments in available-for-sale securities and other cost investments	$3,966	6,917
Investment in affiliates	$2,452	1,572
Total assets	$32,566	34,507
Long-term debt(1)	$11,141	11,524
Stockholders' equity	$11,435	11,888

	Nine months ended September 30,		Years ended December 31,
	2008	2007	2007	2006	2005
	(amounts in millions, except per share amounts)
Summary Statement of Operations Data:
Revenue	$7,012	6,517	9,354	8,571	7,646
Operating income(2)	$537	721	789	1,138	945
Realized and unrealized gains (losses) on financial instruments, net	$(103)	493	1,269	(279)	257
Gains (losses) on dispositions, net	$14	637	646	607	(361)
Other than temporary declines in fair value of investments	$(442)	—	—	—	(97)
Earnings (loss) from continuing operations(2):
Liberty Entertainment common stock	$186	—	—	—	—
Liberty Capital common stock	(245)	—	—	—	—
Liberty Interactive common stock	(66)	271	441	486	—
Old Liberty Capital common stock	(56)	1,246	1,497	106	—
Liberty common stock	—	—	—	168	124
Inter-group eliminations	(2)	—	—	—	—

	$(183)	1,517	1,938	760	124

Basic earnings (loss) from continuing operations per common share(3):
Series A and Series B Liberty Entertainment common stock	$3.58	N/A	—	N/A	N/A
Series A and Series B Liberty Capital common stock	$(2.06)	N/A	—	N/A	N/A
Series A and Series B Liberty Interactive common stock	$(.11)	N/A	.70	N/A	N/A
Old Series A and Series B Liberty Capital common stock	$(.43)	N/A	11.35	N/A	N/A
Diluted earnings (loss) from continuing operations per common share(3):
Series A and Series B Liberty Entertainment common stock	$3.58	N/A	—	N/A	N/A
Series A and Series B Liberty Capital common stock	$(2.06)	N/A	—	N/A	N/A
Series A and Series B Liberty Interactive common stock	$(.11)	N/A	.69	N/A	N/A
Old Series A and Series B Liberty Capital common stock	$(.43)	N/A	11.26	N/A	N/A

Selected Unaudited Historical Attributed Financial Data of Liberty Entertainment Group

        The following tables present selected historical attributed financial information of Liberty Entertainment Group for the nine months ended September 30, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2007 Such data has been derived from the "Attributed Financial Information for Tracking Stock Groups," which was filed as Exhibit 99.1 to Liberty Media's Quarterly Report on Form 10-Q for the nine months ended September 30, 2008 and Liberty Media's Annual Report on Form 10-K for the year ended December 31, 2007, both of which are incorporated herein by reference. Such information has been prepared assuming the reclassification had occurred on January 1, 2005.

		December 31,
	September 30, 2008
		2007	2006
	(amounts in millions)
Summary Balance Sheet Data:
Current assets	$1,945	793	804
Cost investments	$3	10,652	11,160
Equity investments	$13,307	249	253
Total assets	$17,708	13,808	14,340
Long-term debt	$1,758	473	173
Long-term deferred income tax liabilities	$1,863	3,521	3,703
Attributed net assets	$13,008	9,457	9,797

	Nine months ended September 30,		Years ended December 31,
	2008	2007	2007	2006	2005
	(amounts in millions)
Summary Statement of Operations Data:
Net revenue	$1,031	851	1,136	1,075	1,004
Operating income	$144	115	131	12	104
Earnings (loss) from continuing operations	$5,713	109	136	(13)	(33)
Net earnings (loss)	$5,713	109	136	(13)	(33)

 Selected Unaudited Pro Forma Attributed Financial Data of Liberty Entertainment Group

        The following tables present selected pro forma attributed financial information relating to Liberty Entertainment Group's financial condition as of September 30, 2008, December 31, 2007 and its results of operations for the nine months ended September 30, 2008 and 2007 and for the past three years. The pro forma attributed balance sheet information assumes the split-off occurred as of September 30, 2008 and December 31, 2007, respectively. The pro forma attributed results of operations data assumes the split-off occurred as of January 1, 2005. The following data should be read in conjunction with the pro forma attributed financial information for tracking stock groups of Liberty Media included in Annex C.

	September 30, 2008	December 31, 2007
	(amounts in millions)
Summary Balance Sheet Data:
Current assets	$1,823	780
Equity investments	$17	—
Total assets	$3,679	2,666
Long-term debt	$200	470
Long-term deferred income tax liabilities	$250	96
Attributed net assets	$2,786	1,759

	Nine months ended September 30,		Years ended December 31,
	2008	2007	2007	2006	2005
	(amounts in millions)
Summary Statement of Operations Data:
Net revenue	$827	801	1,067	1,033	1,004
Operating income	$165	161	182	129	105
Earnings from continuing operations	$196	78	109	38	134

MANAGEMENT OF LEI

Executive Officers and Directors

        The following sets forth certain information concerning the persons who are current officers and directors of Liberty Media and who are expected to serve as LEI's executive officers and directors immediately following the split-off, including their birth dates, directorships held and a description of their business experience, including positions held with Liberty Media.

Name	Positions
John C. Malone Age: 67	Chairman of the Board and a director of LEI.
Chairman of the Board and a director of Liberty Media since March 2006. Chairman of the Board and a director of Liberty Media's predecessor (Old Liberty) from 1990 to May 2006. Chief Executive Officer of Old Liberty from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of Tele-Communications, Inc. (the former parent company of Old Liberty, TCI) from November 1996 to March 1999 and Chief Executive Officer of TCI from January 1994 to March 1997. Mr. Malone is Chairman of the Board of LGI, Chairman of the Board of DIRECTV and a director of Discovery Communications, Inc. (Discovery), IAC and Expedia, Inc.
Gregory B. Maffei Age: 48	Chief Executive Officer, President and a director of LEI.
Chief Executive Officer, President and a director of Liberty Media since March 2006. Chief Executive Officer and President of Old Liberty since February 2006 and a director of Old Liberty from November 2005 to May 2006. CEO-Elect of Old Liberty from November 2005 through February 2006. Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation from June 2005 until November 2005. Mr. Maffei served as Chairman and Chief Executive Officer of 360networks Corporation from January 2000 until June 2005. Previously, Mr. Maffei was Chief Financial Officer of Microsoft Corporation and Chairman of the Board of Expedia, Inc. Mr. Maffei serves as a director of Electronic Arts, Inc. and DIRECTV.
Charles Y. Tanabe Age: 57	Executive Vice President and General Counsel of LEI.
Executive Vice President of Liberty Media since January 2007, a Senior Vice President of Liberty Media from March 2006 to December 2006, the General Counsel of Liberty Media since March 2006 and the Secretary of Liberty Media from March 2006 to December 2007. Executive Vice President of Old Liberty since January 2007, a Senior Vice President of Old Liberty from January 1999 to December 2006, the Secretary of Old Liberty since April 2001 and the General Counsel of Old Liberty since January 1999.

Name	Positions
David J.A. Flowers Age: 54	A Senior Vice President and the Treasurer of LEI.
A Senior Vice President and the Treasurer of Liberty Media since March 2006. A Senior Vice President of Old Liberty since October 2000 and Treasurer of Old Liberty since April 1997. Mr. Flowers served as a Vice President of Old Liberty from June 1995 to October 2000. Mr. Flowers serves as a director of Interval Leisure Group, Inc.
Albert E. Rosenthaler Age: 49	A Senior Vice President of LEI.
A Senior Vice President of Liberty Media since March 2006. A Senior Vice President of Old Liberty since April 2002. Prior to joining Old Liberty, Mr. Rosenthaler was a tax partner in the accounting firm of Arthur Andersen LLP.
Christopher W. Shean Age: 43	A Senior Vice President and the Controller of LEI.
A Senior Vice President and the Controller of Liberty Media since March 2006. A Senior Vice President of Old Liberty since January 2002 and Controller of Old Liberty since October 2000. Mr. Shean served as a Vice President of Old Liberty from October 2000 to January 2002.
Robert R. Bennett Age: 50	A director of LEI.
A director of Liberty Media since May 2006. A director of Old Liberty from September 1994 to May 2006. Chief Executive Officer of Old Liberty from April 1997 to August 2005. President of Old Liberty from April 1997 to February 2006. Previously, Mr. Bennett held various executive positions with Old Liberty since its inception in 1990. Mr. Bennett is a director of Discovery and Sprint Nextel Corporation.
Donne F. Fisher Age: 70	A director of LEI.
A director of Liberty Media since May 2006. A director of Old Liberty from October 2001 to May 2006. Mr. Fisher has served as President of Fisher Capital Partners, Ltd., a venture capital partnership, since December 1991. Mr. Fisher served as Executive Vice President of TCI from January 1994 to January 1996 and served as a consultant to TCI, including its successors AT&T Broadband LLC and Comcast Corporation, from 1996 to December 2005.
Paul A. Gould Age: 63	A director of LEI.
A director of Liberty Media since May 2006. A director of Old Liberty from March 1999 to May 2006. Mr. Gould has been a Managing Director of Allen & Company LLC, an investment banking services company, for more than the last five years. Mr. Gould is a director of Ampco-Pittsburgh Corporation and LGI.

Name	Positions
Evan D. Malone Age: 38	A director of LEI.
A director of Liberty Media since August 2008. Dr. Malone has been an engineering consultant for more than the past five years. Since January 2008, Dr. Malone has served as the owner and manager of a real estate property and management company, 1525 South Street LLC. During 2008, Dr. Malone also served as a post-doctoral research assistant at Cornell University and an engineering consultant with Rich Food Products, a food processing company. Dr. Malone has served as co-owner and director of Drive Passion PC Services, CC, an Internet café, telecommunications and document services company, in South Africa since 2007 and served as an applied physics technician for Fermi National Accelerator Laboratory, part of the national laboratory system of the Office of Science, U.S, Department of Energy, from 1999 until 2001.
David E. Rapley Age: 67	A director of LEI.
A director of Liberty Media since May 2006. A director of Old Liberty from July 2002 to May 2006, having previously served as a director of Old Liberty from June 1993 to September 1994. Mr. Rapley has served as President of Rapley Consulting, Inc. since 2002. Mr. Rapley served as Executive Vice President of Engineering of VECO Corp. Alaska from January 1998 to December 2001. Mr. Rapley is a director of LGI.
M. LaVoy Robison Age: 73	A director of LEI.
A director of Liberty Media since May 2006. A director of Old Liberty from June 2003 to May 2006. Mr. Robison has been executive director and a board member of The Anschutz Foundation (a private foundation) since January 1998. Mr. Robison is a director of Discovery.
Larry E. Romrell Age: 69	A director of LEI.
A director of Liberty Media since May 2006. A director of Old Liberty from March 1999 to May 2006. Mr. Romrell served as an Executive Vice President of TCI from January 1994 to March 1999. Mr. Romrell is a director of LGI.

        LEI's executive officers will serve in such capacities until the first annual meeting of LEI's board of directors, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of LEI's executive officers or directors, by blood, marriage or adoption, except that Dr. Evan Malone is the son of John C. Malone.

        During the past five years, none of the above persons has had any involvement in such legal proceedings as would be material to an evaluation of his ability or integrity.

Director Independence

        It will be LEI's policy that a majority of the members of its board of directors will be independent of its management. For a director to be deemed independent, LEI's board of directors must affirmatively determine that the director has no direct or indirect material relationship with the company. To assist LEI's board of directors in determining which of its directors will qualify as independent, the nominating and corporate governance committee of LEI's board is expected to follow the Corporate Governance Rules of the Nasdaq Stock Market on the criteria for director independence.

        In accordance with these criteria, it is expected that the LEI board of directors will determine that each of Donne F. Fisher, Paul A. Gould, David E. Rapley, M. LaVoy Robison and Larry E. Romrell qualifies as an independent director of LEI.

Board Committees

        It is expected that LEI's board of directors will form the following committees: audit committee, compensation committee, incentive plan committee (which will be a subcommittee of the compensation committee), nominating and corporate governance committee and executive committee. In connection with the split-off, the LEI board will determine the directors to be assigned to each committee.

Compensation Committee Interlocks and Insider Participation

        LEI's board of directors does not currently have a compensation committee. It is expected that no member of LEI's compensation committee (once formed) will be or will have been, during 2008, an officer or employee of LEI or Liberty Media. It is expected that no interlocking relationship will exist between the LEI board and its compensation committee and the board of directors or compensation committee of any other company.

Executive Compensation

Executive Officers

        The initial executive officers of LEI will be comprised of the current executive officers of Liberty Media. LEI has not paid any compensation to any of its executive officers and, for the foreseeable future, LEI's executive officers will not receive any cash compensation directly from LEI. After the split-off, each of LEI's executive officers will continue to be employed, and provided cash compensation, by Liberty Media. Pursuant to a services agreement to be entered into between Liberty Media and LEI in connection with the split-off, LEI will make payments to Liberty Media based upon the portion of Liberty Media's cost for its executive officers (taking into account wages and benefits) attributable to time they spend on LEI matters. For more information regarding this agreement, please see "Certain Relationships and Related Transactions—Relationships Between LEI and Liberty Media—Services Agreement."

        The amount and timing of any equity-based compensation to be paid to the LEI executive officers following the split-off (other than awards issued pursuant to the transitional plan) will be determined by the incentive plan committee of the LEI board of directors. Any equity incentive awards granted to executive officers of LEI following the split-off will generally be granted pursuant to the Liberty Entertainment, Inc. 2009 Incentive Plan, which is described under "—Equity Incentive Plans" below.

        For information concerning the compensation paid to the "named executive officers" of Liberty Media for the year ended December 31, 2007 and certain related information, see "Executive Compensation" in Liberty Media's definitive proxy statement for its 2008 annual meeting, as filed with the Securities and Exchange Commission on April 24, 2008 (the 2008 Proxy Statement), which is incorporated by reference in this proxy statement/prospectus.

        The Entertainment Group is a tracking stock group of Liberty Media and is not a separate entity. Accordingly, the historical compensation information included in the 2008 Proxy Statement is not solely attributable to services performed on behalf of the Entertainment Group, rather it reflects the full amount of the compensation paid by Liberty Media to each applicable person during the applicable period.

Directors

        The initial directors of LEI will be comprised of the current directors of Liberty Media. LEI's directors will receive cash compensation directly from LEI in such amounts and at such times as the LEI board of directors shall determine. The amount and timing of any equity-based compensation to be paid to the LEI directors following the split-off (other than awards issued pursuant to the transitional plan) will be determined by the LEI board of directors. Any equity incentive awards granted to nonemployee directors of LEI following the split-off will generally be granted pursuant to the Liberty Entertainment, Inc. 2009 Nonemployee Director Incentive Plan, which is described under "—Equity Incentive Plans" below.

        For information concerning the compensation paid to the directors of Liberty Media for the year ended December 31, 2007 and certain related information, see "Executive Compensation—Compensation of Directors" in the 2008 Proxy Statement.

Equity Incentive Plans

        In connection with the split-off, LEI will adopt the Liberty Entertainment, Inc. 2009 Incentive Plan (the 2009 incentive plan), which will be administered by the incentive plan committee of LEI's board of directors. This committee will have full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The 2009 incentive plan is designed to provide additional remuneration to certain employees and independent contractors for exceptional service and to encourage their investment in LEI. The incentive plan committee may grant non-qualified stock options, SARs, restricted shares, stock units, cash awards, performance awards or any combination of the foregoing under the 2009 incentive plan (collectively, awards). The maximum number of shares of LEI common stock with respect to which awards may be granted is [            ] million, subject to anti-dilution and other adjustment provisions of the 2009 incentive plan. With limited exceptions, under the 2009 incentive plan, no person may be granted in any calendar year awards covering more than [            ] million shares of LEI common stock, subject to anti-dilution and other adjustment provisions of the 2009 incentive plan. In addition, no person may receive payment for cash awards during any calendar year in excess of $[            ] million. Shares of LEI common stock issuable pursuant to awards will be made available from either authorized but unissued shares or shares that have been issued but reacquired by LEI.

        Also, in connection with the split-off, LEI will adopt the Liberty Entertainment, Inc. 2009 Nonemployee Director Incentive Plan (the director plan), which will be administered by LEI's entire board of directors. LEI's board will have full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The director plan is designed to provide LEI's nonemployee directors with additional remuneration for services rendered, to encourage their investment in LEI common stock and to aid in attracting persons of exceptional ability to become nonemployee directors of LEI. LEI's board may grant non-qualified stock options, SARs, restricted shares, stock units and cash awards or any combination of the foregoing under the director plan (collectively, director awards). The maximum number of shares of LEI common stock with respect to which director awards may be granted under the director plan is [            ] million, subject to anti-dilution and other adjustment provisions of the plans. Shares of LEI common stock issuable pursuant to director awards will be made available from either authorized but unissued shares or shares that have been issued but reacquired by LEI.

        At the time of the split-off, LEI will also have awards outstanding under the transitional plan as described under "The Split-Off—Treatment of Outstanding Equity Awards" above.

Equity Compensation Plan Information

        At the time of the split-off, LEI will have three equity compensation plans, each of which is listed below. [The only plan under which awards will be outstanding immediately following the split-off is the transitional plan.]

        The following table reflects the awards that would have been outstanding as of December 31, 2008, assuming (i) the split-off had occurred on that date and (ii) the treatment of the outstanding Liberty Entertainment tracking stock incentive awards described under "The Split-Off—Treatment of Outstanding Equity Awards" above.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)		Weighted average exercise price of outstanding options, warrants and rights		Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Equity compensation plans approved by security holders(1):

Liberty Entertainment, Inc. 2009 Incentive Plan:					[ ](2)

Series A	—		—

Series B	—		—

Liberty Entertainment, Inc. 2009 Nonemployee Director Incentive Plan:					[ ](2)

Series A	—		—

Series B	—		—

Liberty Entertainment, Inc. Transitional Stock Adjustment Plan:					[	]

Series A	[	]	[	]

Series B	[	]	[	]

Equity compensation plans not approved by security holders—None

Total:

Series A

Series B

					[	]

(1)
Each plan has been approved by Liberty Media in its capacity as the sole stockholder of LEI.

(2)
Each plan permits grants of, or with respect to, shares of any series of LEI common stock, subject to a single aggregate limit.

Pro Forma Security Ownership of Certain Beneficial Owners

        The following table sets forth information, to the extent known by Liberty Media or ascertainable from public filings, with respect to the estimated beneficial ownership of each person or entity (other than persons who will serve as directors or executive officers of LEI, whose pro forma ownership information follows) who is expected to beneficially own more than five percent of the outstanding shares of any series of LEI common stock, assuming that the redemption date had occurred at 5:00 pm, New York City time, on December 31, 2008.

        The security ownership information for LEI common stock has been estimated based upon outstanding stock information for Liberty Entertainment common stock as of December 31, 2008, and, in the case of percentage ownership information, has been estimated based upon 443,930,605 shares of LEI Series A common stock and 21,335,588 shares of LEI Series B common stock estimated to have been issued in the split-off.

        So far as is known to Liberty Media, the persons indicated below would have sole voting power with respect to the shares estimated to be owned by them, except as otherwise stated in the notes to the table.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)

Capital Research and Management Company	Series A Series B	25,826,922 —	(1)	5.8 —	3.9
333 South Hope Street Los Angeles, CA 90071

Southeastern Asset Management, Inc.	Series A	83,926,099	(2)	18.9	12.8
6410 Poplar Ave., Suite 900 Memphis, TN 38119	Series B	—		—

Longleaf Partners Fund	Series A	30,964,500	(2)	6.9	4.7
c/o Southeastern Asset Management, Inc. 6410 Poplar Ave., Suite 900 Memphis, TN 38119	Series B	—		—

(1)
See footnote (1) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Certain Beneficial Owners" below.

(2)
See footnote (3) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Certain Beneficial Owners" below.

Pro Forma Security Ownership of Management

        The following table sets forth information with respect to the estimated beneficial ownership by each person who is expected to serve as an executive officer or director of LEI and all of such persons as a group of shares of LEI Series A common stock and LEI Series B common stock, assuming that the redemption date had occurred at 5:00 pm, New York City time, on December 31, 2008.

        The security ownership information for LEI common stock has been estimated based upon outstanding stock information for Liberty Entertainment common stock as of December 31, 2008, and, in the case of percentage ownership information, has been estimated based upon 443,930,605 shares of

LEI Series A common stock and 21,335,588 shares of LEI Series B common stock estimated to have been issued in the split-off.

        Shares of restricted stock that will be issued pursuant to the transitional plan are included in the outstanding share numbers provided throughout this proxy statement/prospectus. Shares issuable upon exercise or conversion of options, warrants and convertible securities that would have been exercisable or convertible on or within 60 days after December 31, 2008, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of shares of LEI Series B common stock, though convertible on a one-for-one basis into shares of LEI Series A common stock, is reported as beneficial ownership of LEI Series B common stock only, and not as beneficial ownership of LEI Series A common stock, but the voting power of the LEI Series A and Series B common stock have been aggregated.

        The number of shares indicated as owned by the following persons includes interests in shares that would have been held by the Liberty Media defined contribution 401(k) plan (the Liberty 401(k) Savings Plan) as of December 31, 2008. The shares held by the trustee of the Liberty 401(k) Savings Plan for the benefit of these persons are voted as directed by such persons.

        So far as is known to Liberty Media, the persons indicated below would have sole voting power with respect to the shares estimated to be owned by them, except as otherwise stated in the notes to the table.

Name	Title of Series	Amount and Nature of Beneficial Ownership (in thousands)		Percent of Series (%)	Voting Power (%)

John C. Malone	Series A	2,990	(1)	*	32.6
Chairman of the Board	Series B	21,909	(2)	92.8

Gregory B. Maffei	Series A	1,625	(3)	*	*
Director, President and Chief Executive	Series B	—
Officer

Robert R. Bennett	Series A	1,049	(4)	*	4.5
Director	Series B	3,002	(5)	12.3

Donne F. Fisher	Series A	75	(6)	*	*
Director	Series B	101		*

Paul A. Gould	Series A	291	(6)	*	*
Director	Series B	108		*

Evan D. Malone	Series A	—
Director	Series B	—

David E. Rapley	Series A	23	(6)	*	*
Director	Series B	—

M. LaVoy Robison	Series A	23	(6)	*	*
Director	Series B	—

Larry E. Romrell	Series A	63	(6)	*	*
Director	Series B	1		*	*

Charles Y. Tanabe	Series A	763	(7)	*	*
Executive Vice President and	Series B	—

Name	Title of Series	Amount and Nature of Beneficial Ownership (in thousands)		Percent of Series (%)	Voting Power (%)

David J.A. Flowers	Series A	580	(8)	*	*
Senior Vice President and Treasurer	Series B	—

Albert E. Rosenthaler	Series A	352	(8)	*	*
Senior Vice President	Series B	—

Christopher W. Shean	Series A	328	(8)	*	*
Senior Vice President and Controller	Series B	—

All directors and executive officers	Series A	8,171	(9)	1.8	37.0
as a group (13 persons)	Series B	25,200	(10)	94.4

*
Less than one percent

(1)
See footnotes (1), (2), (3), (4), (5), (6) and (7) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management" below.

(2)
See footnotes (1), (5) and (8) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management" below.

(3)
See footnotes (2), (4) and (5) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management" below.

(4)
See footnotes (2), (5) and (9) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management" below.

(5)
See footnote (5) and (9) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management" below.

(6)
See footnote (5) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management" below.

(7)
See footnotes (2), (4), (5) and (11) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management" below.

(8)
See footnotes (2), (4) and (5) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management" below.

(9)
See footnotes (2), (3), (4), (5), (6), (7), (9) and (12) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management" below.

(10)
See footnotes (5), (6), (8), (9) and (12) to the table included under "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management" below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information, to the extent known by Liberty Media or ascertainable from public filings, concerning shares of Liberty Media common stock beneficially owned by each person or entity (excluding any of Liberty Media's directors and executive officers) known by Liberty Media to own more than five percent of the outstanding shares of any series of Liberty Media common stock.

        The security ownership information is given as of December 31, 2008, and, in the case of percentage ownership information, is based upon (1) 90,042,840 LCAPA shares, (2) 6,024,724 LCAPB shares, (3) 564,385,343 LINTA shares, (4) 29,441,916 LINTB shares, (5) 493,256,228 LMDIA shares and (6) 23,706,209 LMDIB shares, in each case, outstanding on that date.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
Capital Research and Management Company	LCAPA	7,174,145	(1)	8.0	2.1
333 South Hope Street	LCAPB	—		—
Los Angeles, CA 90071	LINTA	—		—
	LINTB	—		—
	LMDIA	28,696,580	(1)	5.8
	LMDIB	—		—
Southeastern Asset Management, Inc.	LCAPA	—		—
6410 Poplar Ave., Suite 900	LCAPB	—		—
Memphis, TN 38119	LINTA	106,847,533	(2)	18.9	11.5
	LINTB	—		—
	LMDIA	93,251,222	(3)	18.9
	LMDIB	—		—
Longleaf Partners Fund	LCAPA	—		—	4.2
c/o Southeastern Asset Management, Inc.	LCAPB	—		—
6410 Poplar Ave., Suite 900	LINTA	38,289,181	(2)	6.8
Memphis, TN 38119	LINTB	—		—
	LMDIA	34,105,000	(3)	6.9
	LMDIB	—		—
The Growth Fund of America, Inc.	LCAPA	—		—	2.2
333 South Hope Street	LCAPB	—		—
Los Angeles, CA 90071	LINTA	38,167,500	(4)	6.8
	LINTB	—		—
	LMDIA	—		—
	LMDIB	—		—
Capital World Investors	LCAPA	—		—	1.8
333 South Hope Street	LCAPB	—		—
Los Angeles, CA 90071	LINTA	32,070,000	(5)	5.7
	LINTB	—		—
	LMDIA	—		—
	LMDIB	—		—

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
Capital Research Global Investors	LCAPA	—		—	1.8
333 South Hope Street	LCAPB	—		—
Los Angeles, CA 90071	LINTA	31,213,570	(6)	5.5
	LINTB	—		—
	LMDIA	—		—
	LMDIB	—		—
ClearBridge Advisors, LLC	LCAPA	12,482,622	(7)	13.9	2.6
399 Park Avenue	LCAPB	—		—
New York, NY 10022	LINTA	33,380,126	(8)	5.9
	LINTB	—		—
	LMDIA	—		—
	LMDIB	—		—

(1)
The number of shares of LCAPA is based upon the Schedule 13G/A, dated February 10, 2006, filed by Capital Research and Management Company (CRMC) with respect to the Series A common stock of Liberty Media's predecessor issuer Liberty Media LLC (formerly named Liberty Media Corporation (Old Liberty)). The figures included in the Schedule 13G/A have been adjusted to reflect (i) the May 9, 2006 restructuring of Old Liberty, pursuant to which Liberty Media became the new publicly traded parent company of Old Liberty and all of the outstanding shares of Old Liberty common stock were exchanged for shares of Liberty Capital common stock and Liberty Interactive common stock (the restructuring) and (ii) the reclassification in March 2008. CRMC, as a result of acting as investment adviser to various investment companies, is deemed to be the beneficial owner of (i) 7,174,145 shares of LCAPA and (ii) 28,696,580 shares of LMDIA, but disclaims beneficial ownership pursuant to Rule 13d-4. As per the adjustment to the Schedule 13G/A figures, CRMC is estimated to have sole voting power over (i) 2,241,395 shares of LCAPA and (ii) 8,965,580 shares of LMDIA. With respect to its shares of LINTA, CRMC has filed a Schedule 13G/A dated February 13, 2008 which states that CRMC manages assets subject to reporting on Schedule 13G through two investment divisions, Capital Research Global Investors and Capital World Investors. These divisions make independent investment and proxy voting decisions and have begun filing separate ownership reports on Schedule 13G. See footnotes (5) and (6) below.

(2)
The number of shares of LINTA is based upon the Amendment No. 3 to Schedule 13G, dated August 8, 2008, filed by Southeastern Asset Management, Inc. (Southeastern) an investment advisor, Longleaf Investment Partners (Longleaf), an investment company of which Southeastern is the investment advisor, and O. Mason Hawkins, Chairman of the Board and CEO of Southeastern, with respect to shares of LINTA. All of the 106,847,533 shares of LINTA covered by the Schedule 13G/A are owned by Southeastern's investment advisory clients and none is owned directly or indirectly by Southeastern. Mr. Hawkins could be deemed to be a controlling person of Southeastern but disclaims the existence of such control. Mr. Hawkins does not own directly or indirectly any securities covered by the Schedule 13G/A. Southeastern and Mr. Hawkins disclaim beneficial ownership of the shares covered by the Schedule 13G/A pursuant to Rule 13d-4. The Schedule 13G/A states that Southeastern has sole voting power over 57,649,552 shares of LINTA, shared voting power over 38,289,181 shares of LINTA and no voting power over 10,908,800 shares of LINTA. Longleaf has shared voting power over 38,289,181 shares.

(3)
The number of shares of LMDIA is based upon the Amendment No. 1 to Schedule 13G, dated July 9, 2008, filed by Southeastern, Longleaf and O. Mason Hawkins with respect to shares of

  LMDIA. All of the 93,251,222 shares of LMDIA reported by Southeastern in the Schedule 13G/A are owned by Southeastern's investment advisory clients and none is owned directly or indirectly by Southeastern. Mr. Hawkins could be deemed to be a controlling person of Southeastern but disclaims the existence of such control. Mr. Hawkins does not own directly or indirectly any securities covered by the Schedule 13G/A. Southeastern and Mr. Hawkins disclaim beneficial ownership of the shares covered by the Schedule 13G/A pursuant to Rule 13d-4. The Schedule 13G/A states that Southeastern has sole voting power over 52,347,522 shares of LMDIA, shared voting power over 34,105,000 shares of LMDIA and no voting power over 6,798,700 shares of LMDIA. Longleaf has shared voting power over 34,105,000 shares of LMDIA.

(4)
The number of shares of LINTA is based upon the Schedule 13G/A, dated December 10, 2007, filed by The Growth Fund of America, an investment company, with respect to shares of LINTA. The Schedule 13G/A states that The Growth Fund has sole voting power over 38,167,500 shares of LINTA. The Schedule 13G/A also states that The Growth Fund is advised by CRMC and an agreement between The Growth Fund and CRMC on the joint filing of Schedule 13G is filed as an exhibit.

(5)
The number of shares of LINTA is based upon the Schedule 13G/A, dated February 11, 2008, filed by Capital World Investors, a division of CRMC, with respect to shares of LINTA. Capital World Investors, an investment company, is deemed to be the beneficial owner of 32,070,000 shares of LINTA, as a result of CRMC acting as investment adviser to various investment companies, but disclaims beneficial ownership pursuant to Rule 13d-4. The Schedule 13G/A states that Capital World Investors has sole voting power over 8,920,000 shares of LINTA. See footnote (1) above.

(6)
The number of shares of LINTA is based upon the Schedule 13G/A, dated February 11, 2008, filed by Capital Research Global Investors, a division of CRMC, with respect to shares of LINTA. Capital Research Global Investors, an investment company, is deemed to be the beneficial owner of 31,213,570 shares of LINTA, as a result of CRMC acting as investment adviser to various investment companies, but disclaims beneficial ownership pursuant to Rule 13d-4. The Schedule 13G/A states that Capital Research Global Investors has sole voting power over 2,244,700 shares of LINTA. See footnote (1) above.

(7)
The number of shares of LCAPA is based on the Schedule 13G filed on August 5, 2008 by ClearBridge Advisors, LLC, an investment advisor (ClearBridge). The Schedule 13G states that ClearBridge has sole voting power over 8,711,799 shares of LCAPA.

(8)
The number of shares of LINTA is based upon the Schedule 13G/A, dated February 14, 2008, filed by ClearBridge along with Smith Barney Fund Management LLC as a member of a group with respect to shares of LINTA. The Schedule 13G/A states that the aggregate amount of shares of LINTA beneficially owned by ClearBridge is 33,380,126 and the aggregate amount of shares of LINTA beneficially owned by Smith Barney is 202,217. ClearBridge has shared voting power over 26,110,563 shares of LINTA and Smith Barney has shared voting power over 202, 217 shares of LINTA.

Security Ownership of Management

        The following table sets forth information with respect to the ownership by each of Liberty Media's directors and each of Liberty Media's named executive officers and by all of Liberty Media's directors and named executive officers as a group of shares of LCAPA, LCAPB, LINTA, LINTB, LMDIA and LMDIB. The security ownership information is given as of December 31, 2008, and, in the case of percentage ownership information, is based upon (1) 90,042,840 LCAPA shares, (2) 6,024,724 LCAPB shares, (3) 564,385,343 LINTA shares, (4) 29,441,916 LINTB shares, (5) 493,256,228 LMDIA shares, and (6) 23,706,209 LMDIB shares, in each case outstanding on that date.

        Shares of restricted stock that have been granted pursuant to Liberty Media's incentive plans are included in the outstanding share numbers provided throughout this proxy statement/prospectus. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after December 31, 2008, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of shares of LCAPB, LINTB and LMDIB, though convertible on a one-for-one basis into shares of LCAPA, LINTA and LMDIA, respectively, is reported as beneficial ownership of LCAPB, LINTB and LMDIB only, and not as beneficial ownership of LCAPA, LINTA or LMDIA. So far as is known to us, the persons indicated below have sole voting power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

        The number of shares indicated as owned by the following persons includes interests in shares held by the Liberty 401(k) Savings Plan as of December 31, 2008. The shares held by the trustee of the Liberty 401(k) Savings Plan for the benefit of these persons are voted as directed by such persons.

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
John C. Malone	LCAPA	2,866	(1)(2)(3)(4)(5)(6)(7)	3.2	34.4
Chairman of the Board	LCAPB	6,131	(1)(5)(8)	92.9
	LINTA	4,368	(1)(2)(3)(4)(5)(6)(7)	*
	LINTB	30,579	(1)(5)(8)	93.3
	LMDIA	3,322	(1)(2)(3)(4)(5)(6)(7)	*
	LMDIB	24,343	(1)(5)(8)	92.8
Gregory B. Maffei	LCAPA	533	(2)(4)(5)	*	*
Director, President and	LCAPB	—
Chief Executive Officer	LINTA	1,938	(2)(4)(5)	*
	LINTB	—
	LMDIA	1,806	(2)(4)(5)	*
	LMDIB	—
Robert R. Bennett	LCAPA	441	(2)(5)(9)	*	4.7
Director	LCAPB	834	(5)(9)	12.2
	LINTA	854	(2)(5)(9)	*
	LINTB	4,170	(5)(9)	12.4
	LMDIA	1,166	(2)(5)(9)	*
	LMDIB	3,336	(5)(9)	12.3
Donne F. Fisher	LCAPA	21	(5)	*	*
Director	LCAPB	28		*
	LINTA	104	(5)	*
	LINTB	140		*
	LMDIA	83	(5)	*
	LMDIB	112		*

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
Paul A. Gould	LCAPA	1,089	(5)(10)	1.2	*
Director	LCAPB	30		*
	LINTA	421	(5)	*
	LINTB	150		*
	LMDIA	323	(5)	*
	LMDIB	120		*
Evan D. Malone	LCAPA	—			*
Director	LCAPB	—
	LINTA	1		*
	LINTB	—
	LMDIA	—
	LMDIB	—
David E. Rapley	LCAPA	6	(5)	*	*
Director	LCAPB	—
	LINTA	30	(5)	*
	LINTB	—
	LMDIA	26	(5)	*
	LMDIB	—
M. LaVoy Robison	LCAPA	6	(5)	*	*
Director	LCAPB	—
	LINTA	30	(5)	*
	LINTB	—
	LMDIA	26	(5)	*
	LMDIB	—
Larry E. Romrell	LCAPA	18	(5)	*	*
Director	LCAPB	—
	LINTA	31	(5)	*
	LINTB	1
	LMDIA	70	(5)	*
	LMDIB	1
Charles Y. Tanabe	LCAPA	228	(2)(4)(5)(11)	*	*
Executive Vice President and	LCAPB	—
General Counsel	LINTA	992	(2)(4)(5)(11)	*
	LINTB	—
	LMDIA	848	(2)(4)(5)(11)	*
	LMDIB	—
David J.A. Flowers	LCAPA	249	(2)(4)(5)	*	*
Senior Vice President and Treasurer	LCAPB	—
	LINTA	706	(2)(4)(5)	*
	LINTB	—
	LMDIA	654	(2)(4)(5)	*
	LMDIB	—

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
Albert E. Rosenthaler	LCAPA	107	(2)(4)(5)	*	*
Senior Vice President	LCAPB	—
	LINTA	455	(2)(4)(5)	*
	LINTB	—
	LMDIA	391	(2)(4)(5)	*
	LMDIB	—
Christopher W. Shean	LCAPA	99	(2)(4)(5)	*	*
Senior Vice President and	LCAPB	—
Controller	LINTA	416	(2)(4)(5)	*
	LINTB	—
	LMDIA	364	(2)(4)(5)	*
	LMDIB	—
All directors and executive officers as a group (13 persons)	LCAPA	5,664	(2)(3)(4)(5)(6)(7)(9)(10)(12)	6.2	41.7
	LCAPB	7,023	(5)(6)(8)(9)(12)	94.5
	LINTA	10,344	(2)(3)(4)(5)(6)(7)(9)(12)	1.8
	LINTB	35,040	(5)(6)(8)(9)(12)	94.9
	LMDIA	9,079	(2)(3)(4)(5)(6)(7)(9)(12)	1.8
	LMDIB	28,000	(5)(6)(8)(9)(12)	94.4

*
Less than one percent

(1)
Includes 75,252 LCAPA shares, 170,471 LCAPB shares, 376,260 LINTA shares, 852,358 LINTB shares, 301,008 LMDIA shares and 681,884 LMDIB shares held by Mr. Malone's wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes shares held in the Liberty 401(k) Savings Plan as follows:

	LCAPA	LINTA	LMDIA
John C. Malone	203	1,568	760
Gregory B. Maffei	795	1,623	3,160
Robert R. Bennett	2,239	9,263	8,837
Charles Y. Tanabe	629	3,601	2,500
David J.A. Flowers	935	5,158	3,718
Albert E. Rosenthaler	574	3,326	2,284
Christopher W. Shean	594	3,412	2,363

Total	5,969	27,951	23,622

(3)
Includes 165 LCAPA shares, 1,000,825 LINTA shares and 660 LMDIA held by a trust with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trust.

(4)
Includes restricted shares, none of which is vested, as follows:

	LCAPA	LINTA	LMDIA
John C. Malone	4,224	9,694	321,136
Gregory B. Maffei	192,632	450,716	445,909
Charles Y. Tanabe	47,485	112,632	124,426
David J.A. Flowers	21,200	49,439	61,997
Albert E. Rosenthaler	25,909	60,159	65,131
Christopher W. Shean	24,652	59,861	67,958

Total	316,102	742,501	1,086,557

(5)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options and stock appreciation rights exercisable within 60 days after December 31, 2008. Messrs. Malone and Bennett have the right to convert the options to purchase LCAPB shares, LINTB shares and LMDIB shares into options to purchase LCAPA shares, LINTA shares and LMDIA shares, respectively.

	LCAPA	LCAPB	LINTA	LINTB	LMDIA	LMDIB
John C. Malone	36,932	574,270	198,918	3,321,351	187,749	2,537,080
Gregory B. Maffei	312,074	—	1,485,181	—	1,248,370	—
Robert R. Bennett	101,650	833,993	506,400	4,169,963	406,600	3,335,972
Donne F. Fisher	6,110	—	27,860	—	24,440	—
Paul A. Gould	6,548	—	30,048	—	26,192	—
David E. Rapley	6,110	—	27,860	—	24,440	—
M. LaVoy Robison	6,110	—	27,860	—	24,440	—
Larry E. Romrell	6,110	—	27,860	—	24,440	—
Charles Y. Tanabe	161,899	—	788,225	—	647,621	—
David J.A. Flowers	125,417	—	615,826	—	501,707	—
Albert E. Rosenthaler	79,714	—	387,310	—	318,895	—
Christopher W. Shean	70,122	—	339,352	—	280,527	—

Total	918,796	1,408,263	4,462,700	7,491,314	3,715,421	5,873,052

(6)
Includes 25,700 shares of LCAPA, 91,789 shares of LCAPB, 128,500 shares of LINTA, 458,946 shares of LINTB, 102,800 shares of LMDIA and 367,156 shares of LMDIB held by two trusts which are managed by an independent trustee, of which the beneficiaries are Mr. Malone's adult children and in which Mr. Malone has no pecuniary interest. Mr. Malone retains the right to substitute assets held by the trusts.

(7)
Includes 2,723,018 shares of LCAPA, 2,650,308 shares of LINTA and 2,405,310 shares of LMDIA pledged to Fidelity Brokerage Services, LLC (Fidelity) in connection with a margin loan facility extended by Fidelity to Mr. Malone.

(8)
In February 1998, in connection with the settlement of certain legal proceedings relative to the Estate of Bob Magness, the late founder and former Chairman of the Board of TCI, TCI entered into a call agreement with Mr. Malone and Mr. Malone's wife. In connection with the acquisition by AT&T Corp. (AT&T) of TCI, TCI assigned to Old Liberty its rights under this call agreement. Liberty Media succeeded to these rights in the restructuring. As a result, Liberty Media has the right, under certain circumstances, to acquire LCAPB shares, LINTB shares and LMDIB shares owned by the Malones. The call agreement also prohibits the Malones from disposing of their LCAPB shares, LINTB shares and LMDIB shares, except for certain exempt transfers (such as transfers to related parties or public sales of up to an aggregate of 5% of their shares of LCAPB, LINTB or LMDIB after conversion to shares of LCAPA, LINTA or LMDIA, respectively) and except for a transfer made in compliance with Liberty Media's call rights. The call agreement does not apply to any shares of LEI common stock that the Malones acquire in the split-off or otherwise.

(9)
Includes 212,329 LCAPA shares, 20 LCAPB shares, 299,567 LINTA shares, 100 LINTB shares, 249,316 LMDIA shares and 80 LMDIB shares owned by Hilltop Investments, LLC which is jointly owned by Mr. Bennett and his wife, Mrs. Deborah Bennett.

(10)
Includes 527,600 LCAPA shares held by a grantor retained annuity trust with respect to which Mr. Gould is the sole trustee and his adult children are the beneficiaries.

(11)
Includes 153 LCAPA shares, 767 LINTA shares and 612 LMDIA shares held by Mr. Tanabe's wife, Arlene Bobrow, as to which shares Mr. Tanabe has disclaimed beneficial ownership.

(12)
Includes 75,405 LCAPA shares, 170,471 LCAPB shares, 377,027 LINTA shares, 852,358 LINTB shares, 301,620 LMDIA shares and 681,884 LMDIB shares held by relatives of certain directors and executive officers, as to which shares beneficial ownership by such directors and executive officers has been disclaimed.

Ownership of Subsidiary Securities

        To Liberty Media's knowledge, none of Liberty Media's executive officers or directors beneficially owns any equity securities of any of its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships Between LEI and Liberty Media

        Following the split-off, Liberty Media and LEI will operate independently and neither will have any ownership interest in the other. In order to govern certain of the ongoing relationships between Liberty Media and LEI after the split-off and to provide mechanisms for an orderly transition, Liberty Media and LEI are entering into certain agreements, the terms of which are summarized below.

        In addition to the agreements described below, Liberty Media anticipates entering into, from time to time, agreements and arrangements with LEI and certain of its related entities, in connection with, and in the ordinary course of, its business.

Reorganization Agreement

        Prior to the redemption date, LEI will enter into a reorganization agreement with Liberty Media to provide for, among other things, the principal corporate transactions required to effect the split-off, certain conditions to the split-off and provisions governing the relationship between LEI and Liberty Media with respect to and resulting from the split-off.

        The reorganization agreement will provide that, prior to the redemption date, Liberty Media will transfer to LEI, or cause its other subsidiaries to transfer to LEI, all of Liberty Media's interests in DIRECTV, GSN, FUN Technologies, PicksPal, Liberty Sports Holdings and up to $300 million in cash and cash equivalents. The reorganization agreement will also provide for mutual indemnification obligations, which are designed to make LEI financially responsible for substantially all liabilities that may exist relating to the businesses included in LEI at the time of the split-off, as well as for all liabilities incurred by LEI after the split-off, and to make Liberty Media financially responsible for all potential liabilities of LEI which are not related to LEI's businesses, including, for example, any liabilities arising as a result of LEI having been a subsidiary of Liberty Media. These indemnification obligations exclude any matters relating to taxes. For a description of the allocation of tax-related obligations, please see "—Tax Sharing Agreement" below.

        In addition, the reorganization agreement will provide for each of LEI and Liberty Media to preserve the confidentiality of all confidential or proprietary information of the other party for [three years] following the split-off, subject to customary exceptions, including disclosures required by law, court order or government regulation.

        The reorganization agreement may be terminated and the split-off may be abandoned, at any time prior to the redemption date, by and in the sole discretion of the Liberty Media board of directors, and irrespective of the receipt of the requisite stockholder approval to the redemption proposal. In such event, Liberty Media will have no liability to any person under the reorganization agreement or any obligation to effect the split-off.

        This summary is qualified by reference to the full text of the reorganization agreement, a form of which will be filed as an exhibit to the registration statement of which this proxy statement/prospectus will form a part.

Services Agreement

        Prior to the redemption date, LEI will enter into a services agreement with Liberty Media, pursuant to which, following the split-off, Liberty Media will provide LEI with specified services and benefits, including:

  •
  shared office space, including furniture, furnishings and building services, at Liberty Media's executive headquarters;

  •
  technical assistance (including management information systems, network maintenance and data storage), computers, office supplies, postage, courier service and other office services;

  •
  insurance administration and risk management services;

  •
  other services typically performed by Liberty Media's treasury, legal, investor relations, tax and accounting personnel; and

  •
  such other services as LEI and Liberty Media may from time to time mutually determine to be necessary or desirable.

        LEI will make payments to Liberty Media under the services agreement based upon a portion of Liberty Media's personnel costs (taking into account wages and benefits) of the Liberty Media officers and employees who are expected to provide services to LEI, including the executive officers of Liberty Media who will also act as LEI's executive officers. These personnel costs will be based upon the anticipated percentages of time to be spent by Liberty Media personnel performing services for LEI under the services agreement. LEI will also reimburse Liberty Media for direct out-of-pocket costs incurred by Liberty Media for third party services provided to LEI. LEI and Liberty Media will evaluate all charges for reasonableness semi-annually and make any adjustments to these charges as LEI and Liberty Media mutually agree upon. Based upon the current personnel costs of the affected Liberty Media personnel and LEI's anticipated percentage usage thereof, the fees payable to Liberty Media for the first year of the services agreement are expected to be approximately $2-3 million.

        The services agreement will continue in effect until the close of business on December 31, 200[    ], unless earlier terminated (1) by LEI at any time on at least 30 days' prior written notice, (2) by Liberty Media upon written notice to LEI, following certain changes in control of LEI or LEI being the subject of certain bankruptcy or insolvency-related events or (3) by LEI upon written notice to Liberty Media, following certain changes in control of Liberty Media or Liberty Media being the subject of certain bankruptcy or insolvency-related events.

        This summary is qualified by reference to the full text of the services agreement, a form of which will be filed as an exhibit to the registration statement of which this proxy statement/prospectus will form a part.

Tax Sharing Agreement

        Prior to the redemption date, LEI will enter into a tax sharing agreement with Liberty Media that governs Liberty Media's and LEI's respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters. References in this summary description of the tax sharing agreement to the terms "tax" or "taxes" mean U.S. federal, state, local and foreign taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes. In addition, references to "LEI's business" mean:

  •
  with respect to any tax year (or portion thereof) ending at or before the effective time of the split-off, the assets, liabilities, and activities of LEI, each of the entities that will be transferred, directly or indirectly, to LEI in connection with the split-off and each of their respective subsidiaries (including with respect to each of the foregoing, any predecessor entity), and

  •
  with respect to any tax year (or portion thereof) beginning after the effective time of the split-off, all of LEI's and its subsidiaries' assets, liabilities, and activities during such tax year (or portion thereof), and references to "Liberty Media's business" mean the assets, liabilities, and activities of Liberty Media and its subsidiaries, other than the assets, liabilities, and activities that constitute LEI's business for such tax year (or portion thereof).

        LEI and its eligible subsidiaries currently join with Liberty Media in the filing of a consolidated return for U.S. federal income tax purposes and also join with Liberty Media in the filing of certain consolidated, combined, and unitary returns for state, local, and foreign tax purposes. However, generally for tax periods beginning after the split-off, LEI will not join with Liberty Media in the filing of federal, state, local or foreign consolidated, combined or unitary tax returns.

        Under the tax sharing agreement, LEI and Liberty Media will each be responsible for its allocable portion of taxes and entitled to its allocable share of tax benefits reported on any tax return for any tax year. Generally, taxes for any tax year (or portion thereof) are allocated between LEI and Liberty Media in proportion to the taxable income or other applicable items of LEI's business and Liberty Media's business that contribute to such taxes, and tax benefits are allocated between LEI and Liberty Media in proportion to the losses, credits or other applicable items of LEI's business and Liberty Media's business that contribute to such tax benefits. Tax items allocable to LEI's business that are carried forward or back and utilized as a tax benefit in another tax year generally will be allocated to LEI, and tax items allocable to Liberty Media's business that are carried forward or back and utilized as a tax benefit in another tax year will be allocated to Liberty Media. Special allocation rules apply, however, as follows:

  •
  LEI will be allocated any taxes and tax items resulting from the split-off, except that Liberty Media will be allocated any taxes or tax items resulting from a breach of any of Liberty Media's covenants relating to the split-off as described below;

  •
  Liberty Media will be allocated any taxes and tax items resulting from the News Exchange and certain related restructuring transactions, except that LEI will be allocated any taxes or tax items resulting from a breach of any of LEI's covenants relating to the News Exchange and certain related restructuring transactions as described below, and LEI will be responsible for any loss resulting from Section 355(e) of the Code applying to the News Exchange, or to any of the internal distributions of the stock of Greenlady Corp. that were effected by subsidiaries of News Corporation in connection with the News Exchange, as a result of the split-off or actions taken by LEI or its subsidiaries following the split-off;

  •
  Liberty Media will be allocated any taxes and tax items resulting from the treatment of the Liberty Interactive common stock, the Liberty Capital common stock or the Liberty Entertainment common stock as other than stock of Liberty Media, or the actual or deemed disposition of any assets caused by the issuance of the Liberty Interactive common stock, the Liberty Capital common stock or the Liberty Entertainment common stock; however, in each case, any taxes or tax items resulting from deferred intercompany items or excess loss accounts that are triggered thereby, and that would otherwise be allocated to LEI, will be allocated to LEI;

  •
  Liberty Media will be allocated any tax benefit that results from the carry back of a tax item that is allocated to LEI's business during a tax year beginning after the effective time of the split-off to a tax return that Liberty Media is responsible for filing for a tax year beginning before the split-off to the extent (and only to such extent) that such carryback increases the taxes or reduces the tax benefits that would otherwise be allocable to Liberty Media; and

  •
  taxes and tax items arising from employee or director compensation or employee benefits (other than any taxes or tax items arising from the issuance or vesting of Liberty Entertainment common stock) will be allocated to LEI to the extent that LEI's business is or was responsible for the underlying obligation (either through the allocation of the related expenses or, for periods following the split-off, through the issuance or vesting of LEI common stock or the stock of its subsidiaries), and any other taxes and tax items arising from employee or director compensation or employee benefits (including any taxes or tax items arising from the issuance or vesting of Liberty Entertainment common stock) will be allocated to Liberty Media.

        Liberty Media is responsible for paying the taxes allocated to it, reduced by any tax benefits allocated to it and any tax benefits allocated to LEI (to the extent such benefits are not first utilized by LEI), to the applicable tax authority or to LEI (if LEI is responsible for preparing the applicable tax return), and Liberty Media is responsible for paying LEI for any tax benefits allocated to LEI that are used by Liberty Media to reduce the taxes allocated to it. Similarly, LEI is responsible for paying the taxes allocated to LEI, reduced by any tax benefits allocated to LEI and any tax benefits allocated to Liberty Media (to the extent such benefits are not first utilized by Liberty Media), to the applicable tax authority or to Liberty Media (if Liberty Media is responsible for preparing the applicable tax return), and LEI is responsible for paying Liberty Media for any tax benefits allocated to Liberty Media that are used by LEI to reduce the taxes allocated to it.

        Payments will initially be made on the basis of the tax returns as filed, or if the tax is not reported on a tax return, on the basis of the amount of tax initially paid to the tax authority. Additional payments will then be made if additional taxes are subsequently paid, refunds or tax benefits are subsequently received or utilized, or the amount or character of any tax item is adjusted or redetermined. Payments that are not made within the time period prescribed by the tax sharing agreement will bear interest until they are made.

        Liberty Media will be responsible for preparing and filing all tax returns which include tax items allocable to both LEI's business and Liberty Media's business, except that LEI will be responsible for preparing and filing any tax returns for tax years beginning after the date of the split-off which include only LEI and its subsidiaries (whether or not such tax returns also include tax items allocable to the Liberty Media business). In addition, Liberty Media will be responsible for preparing and filing any tax returns that include only tax items allocable to Liberty Media's business, and LEI will be responsible for preparing and filing any tax returns that include only tax items allocable to LEI's business.

        On any tax return that LEI is responsible for filing, LEI may not take (and shall cause its subsidiaries not to take) any position that LEI (or such of its subsidiaries) knows, or reasonably should know, would adversely affect Liberty Media or its subsidiaries, and LEI (or such of its subsidiaries) has agreed to allocate tax items between any tax returns for which LEI is responsible and any related tax return for which Liberty Media is responsible that are filed with respect to the same tax year in a manner that is consistent with the reporting of such tax items on the tax return prepared by Liberty Media. LEI has also agreed to make any applicable elections required under U.S. Treasury Regulations Section 1.1502-76(b)(2), or any other applicable tax law, necessary to effect such allocation. LEI's ability to obtain a refund from the carry back of a tax benefit that is allocable to LEI's business in a tax year beginning after the split-off to a tax return for which Liberty Media is responsible for preparing in a tax year beginning prior to the split-off will be at the discretion of Liberty Media. Moreover, any refund that LEI may obtain will be net of any portion of such tax benefit that is allocated to Liberty Media under the special allocation rules described above.

        Liberty Media will have the authority to respond to and control all tax proceedings, including tax audits, involving any taxes reported on tax returns for which Liberty Media is responsible for preparing and filing, and LEI will have the right to participate, at LEI's own cost and expense, in such tax proceedings to the extent that they involve a tax return that includes tax items allocable to LEI's business. LEI will have the authority to respond to and control all tax proceedings, including tax audits, involving any taxes reported on tax returns for which LEI is responsible for preparing and filing, and Liberty Media will have the right to participate, at its own cost and expense, in such tax proceedings to the extent that they involve a tax return that includes tax items allocable to Liberty Media's business. Notwithstanding the foregoing, Liberty and LEI will have the authority to jointly control all tax proceedings, including tax audits, involving any taxes arising from the split-off, the News Exchange, or any related restructuring transactions. The tax sharing agreement further provides for cooperation between Liberty Media and LEI with respect to tax matters, the exchange of information, and the retention of records that may affect the tax liabilities of the parties to the agreement.

        To the extent permitted by applicable tax law, LEI and Liberty Media will treat any payments made under the tax sharing agreement as a capital contribution or distribution (as applicable) immediately prior to the split-off, and accordingly, as not includible in the taxable income of the recipient. However, if any payment causes, directly or indirectly, an increase in the taxable income of the recipient (or its subsidiaries), the payor's payment obligation will be grossed up to take into account the deemed taxes owed by the recipient (or its subsidiaries).

        Finally, the tax sharing agreement requires that neither Liberty Media, LEI nor any of their respective subsidiaries will take, or fail to take, any action following the split-off where such action, or failure to act:

  •
  would be inconsistent with or prohibit the split-off from qualifying as a tax-free transaction to Liberty Media and to the holders of Liberty Entertainment common stock under Sections 355 and 368(a)(1)(D) of the Code (except with respect to cash received in lieu of fractional shares);

  •
  would be inconsistent with, or otherwise cause any person to be in breach of, any representation or covenant made in connection with (i) any private letter ruling obtained by Liberty Media from the IRS or any tax opinions delivered to Liberty Media and LEI, in each case relating to the qualification of the split-off as a tax-free transaction described under Sections 355 and 368(a)(1)(D) of the Code or (ii) any tax opinions delivered to Liberty Media and LEI to the effect that the split-off will not affect the tax-free treatment under Sections 355 and 368(a)(1)(D) of the Code of, and will not cause Section 355(e) of the Code to apply to, the News Exchange or to any of the internal distributions of the stock of Greenlady Corp. that were effected by subsidiaries of News Corporation in connection with the News Exchange;

  •
  would be inconsistent with or prohibit the News Exchange from qualifying as a tax-free transaction to News Corporation and to Liberty Media, or any of the internal distributions of the stock of Greenlady Corp. that were effected by subsidiaries of News Corporation in connection with the News Exchange from qualifying as a tax-free transaction to News Corporation and/or its subsidiaries, in each case under Sections 355 and/or 368(a)(1)(D) of the Code; or

  •
  would be inconsistent with, or otherwise cause any person to be in breach of, any representation or covenant made (i) in connection with the private letter rulings and tax opinions obtained by Liberty Media and News Corporation relating to the qualification of the News Exchange and certain related transactions as tax-free transactions described under Sections 355 and/or 368(a)(1)(D) of the Code, or (ii) in the Tax Matters Agreement entered into between Liberty Media and News Corporation in connection with the News Exchange.

Moreover, Liberty Media has agreed to indemnify LEI, its subsidiaries and certain related persons for any loss, including any taxes of LEI and its subsidiaries, resulting from any such action or failure to act by Liberty Media or its subsidiaries, and LEI has agreed to indemnify Liberty Media, its subsidiaries and certain related persons for any loss, including any taxes of Liberty Media and its subsidiaries, resulting from any such action or failure to act of LEI or its subsidiaries.

        Further, LEI has agreed to indemnify Liberty Media, its subsidiaries and certain related persons for any loss, including any taxes of Liberty Media and its subsidiaries, resulting from (i) the failure of the split-off to be a tax-free transaction described under Sections 355 and 368(a)(1)(D) of the Code (except for any such loss resulting from a breach of Liberty Media's covenants relating to the split-off as described above), or (ii) Section 355(e) of the Code applying to the News Exchange or to any of the internal distributions of the stock of Greenlady Corp. effected by subsidiaries of News Corporation in connection with the News Exchange as a result of the split-off or any actions taken by LEI or its subsidiaries following the split-off, and Liberty Media has agreed to indemnify LEI, its subsidiaries and certain related persons for any other loss, including any taxes of LEI and its subsidiaries, resulting from the News Exchange and certain related restructuring transactions (except for any such loss resulting from a breach of LEI's covenants relating to the News Exchange and certain related restructuring transactions as described above).

        Notwithstanding the tax sharing agreement, under U.S. Treasury Regulations, each member of a consolidated group is severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Accordingly, with respect to periods prior to the split-off in which LEI (or its subsidiaries) have been included in Liberty Media's consolidated group or another company's consolidated group, LEI (or its subsidiaries) could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of such consolidated group. However, if any such liability were imposed, LEI would generally be entitled to be indemnified by Liberty Media for tax liabilities allocated to Liberty Media under the tax sharing agreement.

        This summary is qualified by reference to the full text of the tax sharing agreement, a form of which will be filed as an exhibit to the registration statement of which this proxy statement/prospectus will form a part.

Relationships between DIRECTV and Liberty Media

        Prior to the split-off, Liberty Media owns a 100% equity interest in LEI and a 54% equity interest in DIRECTV. Following the split-off, LEI will own the 54% equity interest in DIRECTV. As a result of these ownership interests, presented below is a summary of the terms of certain existing relationships between DIRECTV and its subsidiaries, on the one hand, and Liberty Media and its subsidiaries, on the other hand.

Business Arrangements

        Programming.    DIRECTV's two business segments, DIRECTV Holdings LLC and its subsidiaries (which we refer to collectively as DIRECTV U.S.) and DTVLA, purchase programming created, owned or distributed by Liberty Media and its subsidiaries. DIRECTV U.S. has programming agreements with GSN, QVC and Starz Entertainment. DTVLA has programming agreements with Starz Entertainment.

        Interactive Games.    DIRECTV U.S. has an agreement with SkillJam Technologies Corporation (SkillJam), pursuant to which SkillJam has developed interactive games for DIRECTV U.S. and provides related services and support. SkillJam is a subsidiary of FUN Technologies, which is a subsidiary of Liberty Media that will be included in LEI at the time of the split-off.

        Payments.    The following table summarizes payments made between DIRECTV U.S. and DTVLA, on the one hand, and Liberty Media and its subsidiaries, on the other hand, with respect to the foregoing business arrangements for the fiscal year ended December 31, 2008.

Year Ended December 31, 2008
(in Millions)
DIRECTV U.S.
Payments from Liberty Media and its subsidiaries	$	[ ]
Payments made to Liberty Media and its subsidiaries	$	[ ]
DTVLA
Payments from Liberty Media and its subsidiaries	$	[ ]
Payments made to Liberty Media and its subsidiaries	$	[ ]

Arrangements Relating to the DIRECTV Ownership Interests

        DIRECTV's Amended and Restated Certificate of Incorporation (the DTV Charter) contains certain restrictions on the ability of a member of the "Purchaser Group" or a "Purchaser Successor" to acquire ownership of over 50% of DIRECTV's common stock. In connection with the News Exchange, Liberty Media and DIRECTV entered into a letter agreement dated December 21, 2006, which became effective on the consummation of the News Exchange. In this letter agreement, Liberty Media acknowledged that Liberty Media and certain other "Persons" (as defined in the DTV Charter) each constitute a "Purchaser Successor" and will accordingly be subject to the provisions of Sections 5 and 6 of Article V of the DTV Charter as well as other applicable provisions of the DTV Charter, DIRECTV's Amended and Restated By-Laws, and the Related Party Policies and Procedures adopted by the board or the audit committee of DIRECTV from time to time.

        As a result, Liberty Media, the subsidiaries of Liberty Media which hold the DIRECTV shares and any other applicable "Person" (Liberty Media, such subsidiaries and the other applicable Persons, collectively the Liberty Group) are prohibited from entering into any transaction or series of transactions which would result in the Liberty Group collectively owning beneficially 50% or more of DIRECTV's outstanding voting securities. However, this standstill provision does not apply if:

  •
  any member of the Liberty Group commences a tender or exchange offer for all of DIRECTV's outstanding voting securities (at a price at least equal to the market price thereof immediately prior to the earlier of the public announcement or commencement thereof) or enters into an agreement to acquire all of such voting securities pursuant to a merger or other business combination transaction with DIRECTV;

  •
  the Liberty Group acquires shares in a transaction that is approved by an affirmative vote of a majority of DIRECTV's independent directors; or

  •
  a person that is not affiliated with any member of the Liberty Group acquires, or has announced its intention to acquire, 25% or more of DIRECTV's outstanding voting securities or has announced its intention to effect a merger or other business combination transaction with DIRECTV as a result of which such party would become the beneficial owner of 25% or more of the outstanding voting securities of the company surviving the merger or business combination, which merger or other business combination has been approved by DIRECTV's board of directors.

In addition, this standstill provision will cease to apply if:

  •
  a majority of DIRECTV's independent directors so determines;

  •
  the Liberty Group acquires 50% or more of DIRECTV's outstanding voting securities in a tender or exchange offer, merger, business combination transaction or other transaction under the circumstances described in the first two bullets above; or

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  the Liberty Group acquires 80% or more of DIRECTV's outstanding voting securities.

        In connection with DIRECTV's determination to engage in a share repurchase program, Liberty Media and DIRECTV entered into a subsequent letter agreement, dated May 6, 2008, which provided, among other things, that the shares repurchased by DIRECTV would continue to be deemed outstanding for purposes of the standstill provisions of the DTV Charter. The subsequent purchases by DIRECTV of its shares has resulted in the Liberty Group owning in excess of 50% of DIRECTV's outstanding shares; however, the standstill provisions of the DTV Charter have not become effective.

        Also, pursuant to the May 2008 letter agreement, Liberty Media's voting rights were limited to a specified voting interest (its voting interest on the date of this letter agreement, 47.888%), with any shares in excess thereof to be voted in the same manner as, and in the same proportion to, the votes of

DIRECTV's shareholders other than Liberty Media. In addition, if proposed, Liberty Media will be required to vote in favor of an amendment to the DTV Charter to conform the calculation of Liberty Media's equity ownership to the method used in the May 2008 letter agreement by including shares repurchased by DIRECTV in the calculation of its issued and outstanding shares for purposes of the DTV Charter standstill provisions.

        In connection with an internal restructuring at Liberty Media to effect the split-off, LEI will become the beneficial owner of Liberty Media's approximate 54% equity interest in DIRECTV. As such, LEI will become a "Purchaser Successor" under the DTV Charter and will be bound by the terms of the May 2008 letter agreement.

Separation Agreement

        On February 25, 2008, the FCC announced that it had approved the consolidated application of News Corporation, Liberty Media and DIRECTV to transfer de facto control, under applicable FCC regulations, of various FCC licenses and authorizations held by DIRECTV and its subsidiaries from News to Liberty Media, subject to certain conditions.

        As one of the conditions, the FCC is requiring that, within one year of the close of the News Exchange, all of the attributable interests connecting the separate operations in Puerto Rico of DIRECTV and of a subsidiary of LGI must be severed through divestiture or by otherwise making the interest non-attributable, in accordance with applicable FCC regulations (we refer to this as the FCC Puerto Rico Condition). LGI was not a party to the application, but John Malone is deemed to have an attributable interest (under FCC regulations) in both LGI and Liberty Media, and, upon completion of the News Exchange, is also deemed to have such an attributable interest in DIRECTV, due to his direct or indirect ownership interests, and positional interests, in each company.

        Since neither News Corporation nor Liberty Media may be able to satisfy the FCC Puerto Rico Condition in accordance with its terms, they had requested DIRECTV to agree to do so, and the parties negotiated the Separation Agreement summarized below. DIRECTV reports that it evaluated these arrangements as related-party transactions subject to review and approval by DIRECTV's Audit Committee in accordance with its charter and bylaws, and such request was also subject to review and approval by the Special Committee (also comprised entirely of independent directors) of the Board of Directors of DIRECTV which was established in August 2006 to consider any actions to be taken by DIRECTV in connection with the News Exchange. Such committees approved the arrangements summarized in the following paragraph.

        After the issuance of the FCC Notice, DIRECTV and News Corporation entered into a Separation Agreement dated as of February 26, 2008 (the Separation Agreement), which will be incorporated by reference as an exhibit to the registration statement of which this proxy statement/prospectus will form a part. Pursuant to the Separation Agreement, the subsidiary of News Corporation transferred to Liberty Media in the News Exchange agreed to make a capital contribution to DIRECTV in cash in the amount of $160 million. In addition, at the closing of the News Exchange, the parties entered into the other arrangements provided for in the Separation Agreement, including cost reimbursement, indemnities and commercial arrangements relating to the separation of DIRECTV from News Corporation. Also, DIRECTV agreed, subject to applicable laws, that the FCC Puerto Rico Condition will be satisfied, modified or waived within the one year period specified in the FCC Notice.

ADDITIONAL INFORMATION

Legal Matters

        Legal matters relating to the validity of the securities to be issued in the split-off will be passed upon by Baker Botts L.L.P.

Stockholder Proposals

Liberty Media

        Liberty Media currently expects that its annual meeting of stockholders for the calendar year 2009 will be held during the second quarter of 2009. In order to be eligible for inclusion in Liberty Media's proxy materials for the 2009 annual meeting, any stockholder proposal must have been submitted in writing to Liberty Media's Corporate Secretary and received at Liberty Media's executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on December 23, 2008 unless a later date is determined and announced in connection with the actual scheduling of the annual meeting. To be considered for presentation at the 2009 annual meeting, any stockholder proposal must have been received at Liberty Media's executive offices at the foregoing address on or before the close of business on March 9, 2009 or such later date as may be determined and announced in connection with the actual scheduling of the annual meeting.

        All stockholder proposals for inclusion in Liberty Media's proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder (regardless of whether it is included in Liberty Media's proxy materials), Liberty Media's charter and bylaws and Delaware law.

LEI

        LEI's first annual meeting of stockholders is currently expected to be held during the second quarter of 2010. In order to be eligible for inclusion in LEI's proxy materials for its first annual meeting, any stockholder proposal must have been submitted in writing to LEI's Corporate Secretary and received at LEI's executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on [                        ], 2009, unless a later date is determined and announced in connection with the actual scheduling of the annual meeting. To be considered for presentation at LEI's first annual meeting, any stockholder proposal must have been received at LEI's executive offices at the foregoing address on or before the close of business on [                        ], 2009, or such later date as LEI may determine and announce in connection with the actual scheduling of the annual meeting.

        All stockholder proposals for inclusion in LEI's proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in LEI's proxy materials), LEI's restated charter, bylaws and Delaware law.

Where You Can Find More Information

        LEI will file with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act with respect to the shares of common stock of LEI to be offered by this proxy statement/prospectus. This proxy statement/prospectus, which will form a part of the registration statement, does not contain all the information that will be included in the registration statement and the exhibits thereto. You should refer to the registration statement, including its exhibits and schedules, for further information about LEI and the securities being offered hereby.

        Liberty Media is, and LEI will become, subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, Liberty Media files, and LEI will file, periodic reports and other information with the Securities and Exchange Commission. You may read and copy any document that Liberty Media or LEI files at the Public Reference Room of the Securities and Exchange

Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on Liberty Media's website at www.libertymedia.com. (Information contained on any website referenced in this proxy statement/prospectus is not incorporated by reference in this proxy statement/prospectus.) In addition, copies of documents filed by Liberty Media or LEI with the Securities and Exchange Commission are also available by contacting Liberty Media by writing or telephoning the office of Investor Relations:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (720) 875-5408

        The Securities and Exchange Commission allows Liberty Media to "incorporate by reference" information into this document, which means that Liberty Media can disclose important information about itself to you by referring you to other documents. The information incorporated by reference is an important part of this proxy statement/prospectus, and is deemed to be part of this document except for any information superseded by this document or any other document incorporated by reference into this document. Documents incorporated by reference herein will be made available to you, at no cost, upon your oral or written request to the Investor Relations office. Any statement, including financial statements, contained in Liberty Media's Annual Report on Form 10-K for the year ended December 31, 2007 shall be deemed to be modified or superseded to the extent that a statement, including financial statements, contained in this proxy statement/prospectus or in any other later incorporated document modifies or supersedes that statement. Liberty Media incorporates by reference the documents listed below and any future filings it makes with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K) prior to the date on which the special meeting is held:

  •
  Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 29, 2008;

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  Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed on May 8, 2008;

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  Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed on August 11, 2008;

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  Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on November 6, 2008; and

  •
  Current Reports on Form 8-K filed on, February 29, 2008 (Items 2.01, 8.01 and 9.01), February 29, 2008 (Items 2.01, 8.01 and 9.01), April 9, 2008 (Items 8.01 and 9.01), April 17, 2008 (Items 8.01 and 9.01), May 6, 2008 (Item 9.01), June 24, 2008 (Items 8.01 and 9.01), August 14, 2008 (Items 5.02, 5.03, and 9.01), September 3, 2008 (Items 8.01 and 9.01), October 9, 2008 (Item 8.01), October 10, 2008 (Items 8.01 and 9.01), October 16, 2008 (Items 8.01 and 9.01), October 28, 2008 (Items 8.01 and 9.01), November 3, 2008 (Items 8.01 and 9.01) November 3, 2008 (Items 8.01 and 9.01), November 21, 2008 (Items 8.01 and 9.01), November 25, 2008 (Items 8.01 and 9.01), December 4, 2008 (Items 8.01 and 9.01), December 8, 2008 (Items 8.01 and 9.01), December 15, 2008 (Items 8.01 and 9.01), December 17, 2008 (Items 8.01 and 9.01), December 18, 2008 (Item 5.02), December 30, 2008 (Items 8.01 and 9.01).

        This proxy statement/prospectus includes information concerning DIRECTV, which is a public company and files reports and other information with the SEC in accordance with the requirements of the Securities Act and the Exchange Act. Information included in this proxy statement/prospectus concerning DIRECTV has been derived from the reports and other information filed by it with the SEC. Neither Liberty Media nor LEI had a part in the preparation of those reports and other information, nor are they incorporated by reference in this proxy statement/prospectus. You may read and copy any reports and other information filed by these companies as set forth above.

Annex A

 DESCRIPTION OF LEI BUSINESS

        LEI is currently a wholly owned subsidiary of Liberty Media. Prior to the split-off, Liberty Media will effect an internal restructuring, which we refer to as the internal restructuring, following which the businesses and ownership interests described below will be held by LEI. As of the redemption date, LEI will be a holding company which, through ownership of interests in subsidiaries and other companies, will be primarily engaged in the multi-channel video distribution, programming and communications businesses.

        The following description of LEI's businesses is presented after giving effect to the internal restructuring.

The DIRECTV Group, Inc.

        The DIRECTV Group, Inc., which we refer to as DIRECTV, is primarily engaged in acquiring, promoting, selling and/or distributing digital entertainment programming via satellite to residential and commercial subscribers. DIRECTV operates through its two business segments: DIRECTV U.S. and DIRECTV Latin America. DIRECTV's common stock trades on the NASDAQ Global Select Market under the ticker symbol "DTV."

        DIRECTV U.S.    DIRECTV Holdings LLC and its subsidiaries, which we collectively refer to as DIRECTV U.S., is the largest provider of direct-to-home (DTH) digital television services by satellite and the second largest provider in the multi-channel video programming distribution (MVPD) industry in the United States, in each case based on the number of subscribers. As of September 30, 2008, DIRECTV U.S. distributed to its more than 17.3 million subscribers approximately 2,000 digital video and audio channels, including about 200 basic entertainment and music channels, 40 premium movie channels, over 50 regional and specialty sports networks, an aggregate of over 1,500 local broadcast television channels, over 115 Spanish and other foreign language special interest channels, and over 75 pay-per-view movie and event choices. Although DIRECTV U.S. distributes over 1,500 local channels, a subscriber generally receives only the local channels in the subscriber's home market. As of September 30, 2008, DIRECTV U.S. provided local channel coverage in standard definition to approximately 150 markets, covering about 95% of U.S. television households. In addition, DIRECTV U.S. distributes high definition (HD) local channels in 82 markets representing 78% of U.S. television households, as well as over 130 national HD television channels. To subscribe to DIRECTV U.S.'s service, customers acquire a small receiving satellite dish antenna, a digital set-top receiver and a remote control from DIRECTV or third-party providers and, after installing such equipment, activate the DIRECTV service by subscribing to one of DIRECTV U.S.'s programming packages.

        DIRECTV's video and audio programming is 100% digitally delivered, providing subscribers with digital-quality video and CD-quality audio programming that it transmits directly to subscribers' homes or businesses via high-powered geosynchronous satellites. DIRECTV believes this compares favorably with cable providers that frequently offer popular programming in an analog format and offer a limited selection of digital channels for an additional fee. In addition, DIRECTV believes DIRECTV U.S. currently offers the nation's most comprehensive selection of HD programming.

        DIRECTV U.S. also provides premium professional and collegiate sports programming such as the NFL SUNDAY TICKET™ package, which allows subscribers to view the largest selection of NFL games available each Sunday during the regular season. Under DIRECTV's contract with the National Football League, DIRECTV has exclusive rights to provide this service through 2010, including rights to provide related HD, interactive and mobile services.

        As of September 30, 2008, DIRECTV U.S. delivered its services to subscribers via its fleet of eleven geosynchronous satellites, including ten owned satellites and one leased satellite. DIRECTV U.S.'s twelfth satellite is under construction and is expected to be ready for launch in the second half of 2009.

        DIRECTV uses launch and in-orbit insurance to mitigate the potential financial impact of satellite fleet launch and in-orbit failures unless the premium costs are considered to be uneconomical relative to the risk of satellite failure. The insurance generally does not compensate for business interruption or loss of future revenues or subscribers. DIRECTV relies on in-orbit spare satellites and excess transponder capacity at key orbital slots to mitigate the impact of a potential satellite failure on its ability to provide service. However, programming continuity cannot be assured in all instances or in the event of multiple satellite losses. Launch insurance typically covers the time frame from ignition of the launch vehicle through separation of the satellite from the launch vehicle. In the past, DIRECTV has generally launched satellites without insurance. DIRECTV does not currently expect to purchase in-orbit insurance for satellites to be launched. As of September 30, 2008, the net book value of in-orbit satellites was $2,238 million, of which $2,027 million was uninsured.

        To gather programming content, ensure its digital quality, and transmit content to its satellites, DIRECTV has built two digital broadcast centers, located in Castle Rock, Colorado and Los Angeles, California. These facilities provide the majority of DIRECTV U.S.'s national and local standard-definition and HD programming. As of September 30, 2008, DIRECTV had also built five uplink facilities which are used to provide HD local channels. DIRECTV's broadcast centers receive programming from content providers via satellite, fiber optic cable and/or special tape. Most satellite-delivered programming is then digitized, encoded and transmitted to DIRECTV's satellites. DIRECTV designed each broadcast center and uplink facility with redundant systems to minimize service interruptions.

        DIRECTV Latin America.    DIRECTV Latin America, which we refer to as DTVLA, is a leading provider of DTH digital television services throughout Latin America. DTVLA is comprised of: PanAmericana, which provides services in Venezuela, Argentina, Chile, Colombia, Puerto Rico and certain other countries in the region through DIRECTV's wholly-owned subsidiary, DirecTV Latin America, LLC, or DLA LLC; DIRECTV's 74% owned subsidiary, Sky Brasil Servicos Ltda., which we refer to as Sky Brazil; and DirecTV's 41% equity method investment in Innova, S. de R.L. de C.V., or Sky Mexico. As of September 30, 2008, PanAmericana had approximately 2.1 million subscribers, Sky Brazil had approximately 1.6 million subscribers and Sky Mexico had approximately 1.7 million subscribers.

        DTVLA's video and audio programming is 100% digitally delivered, providing subscribers with digital-quality video and CD-quality sound, as well as interactive features. DTVLA believes that this compares favorably with cable providers in Latin America, who typically continue to broadcast only analog services or a combination of analog and digital services to a large percentage of their subscribers. In addition, DTVLA believes that its relationship with DIRECTV U.S. is a key strength for DTVLA. Sky Brazil, PanAmericana and Sky Mexico are in the process of aligning their set top box specifications and middleware technologies with those of DIRECTV U.S., allowing them to take advantage of DIRECTV U.S.'s economies of scale by, among other things, launching new features and services at a lower cost and on a faster timetable than its competitors in Latin America.

        In addition, DTVLA seeks to provide unique content to its subscribers. For example, through the 2011-2012 season Sky Brazil, Sky Mexico and PanAmericana have licensed exclusive rights to the Spanish soccer league, which in most countries is the second most popular soccer league, after the local country leagues. As a result, DTVLA's service is the only one that allows subscribers to see all of the Spanish league games. In addition, DTVLA has participated in creating an exclusive golf channel for

Latin America, in an effort to provide programming that is highly attractive to an important customer niche.

        DTVLA has also sought to use the availability of high quality, reasonably priced digital video recorders (DVRs) as a cornerstone to distinguish its service from that of its competitors. Generally speaking, DVRs are not prevalent in Latin America. DTVLA believes that its technology and pan-regional scale, as well as its relationship with DIRECTV U.S., can be leveraged to provide DVRs that will be more functional and less costly than those DTVLA's competitors may introduce.

        DTVLA provides its PanAmericana and Sky Brazil services from leased transponders on two satellites. In January 2008, DTVLA successfully transferred the broadcast of its Sky Brazil service to leased transponders on a new satellite, as the prior satellite was nearing the end of its useful life. Sky Mexico provides its services from leased transponders on a separate satellite. Currently, none of these satellites have a backup, although DTVLA recently completed negotiations for the construction and launch of a backup satellite that would serve Brazil and Mexico. DTVLA expects the satellite to be launched in 2010.

        DTVLA's principal digital broadcast centers are located in the United States and Brazil. DTVLA also has several smaller satellite uplink facilities in the region.

        Ownership Interest.    LEI owns a 54% equity interest in DIRECTV; however, LEI's voting control is limited to 47.888% pursuant to certain governance arrangements with DIRECTV. LEI is also subject to certain standstill obligations with respect to DIRECTV. Please see "Certain Relationships and Related Transactions—Relationships between Liberty Media and DIRECTV—Arrangements Relating to the DIRECTV Ownership Interests" for more information.

GSN, LLC

        Game Show Network, LLC, which we refer to as GSN, owns and operates the GSN television network. With approximately 68 million Nielsen subscribers as of December 31, 2008, GSN is a basic cable network dedicated to game-related programming and online casual games. GSN offers 24-hours per day of original and acquired programming, featuring game shows and game-related programs, including live and pre-produced participatory programs in which viewers can win prizes by playing along at home. GSN.com is an ad-supported website featuring many of the most popular casual games, online versions of game shows and the free and skill games offered by FUN Games, a division of Fun Technologies, Inc.

        GSN's revenue is primarily derived from the delivery of its programming to subscribers under long-term affiliation agreements with cable systems, direct broadcast satellite systems and Telco video providers and from the sale of advertising on its network. GSN's affiliation agreements provide for payments based on the number of subscribers that receive GSN's services and expire between now and 2012. While they continue to distribute GSN to subscribers, GSN is currently out of contract with DIRECTV and Cablevision Systems Corp. distributors that account for approximately 25% and 5%, respectively, of GSN's current subscriber base. GSN is in negotiations for the renewal of the DIRECTV and Cablevision contracts. For the year ended December 31, 2008, no customer represented more than 10% of GSN's total revenue.

        Ownership Interest.    LEI owns 50% of the membership interests of GSN. Sony Pictures Entertainment, which we refer to as Sony, a division of Sony Corporation of America which is a subsidiary of Sony Corporation, owns the remaining 50% of GSN. Pursuant to GSN's operating agreement, LEI and Sony each have the right to designate half of the members of GSN's management committee. Also pursuant to the operating agreement, LEI and Sony have agreed that direct transfers of their respective interests in GSN and certain indirect transfers that result in a change of control of the transferring party are subject to a right of first refusal in favor of the other, non-transferring member.

FUN Technologies Inc.

        FUN Technologies, Inc., which we refer to as FUN, a wholly owned subsidiary of LEI, develops and distributes online skill, casual and fantasy sports games. FUN's Games division operates a skill game offering, which includes pay-for-play, person-to-person and tournament-based interactive skill and free games. FUN's Fantasy Sports division develops and provides fantasy sports services, which include fantasy sports games, editorial content and games provided to third parties under private-label distribution arrangements.

        FUN's Games division offers a range of free and tournament games of skill through its own websites, including WorldWinner.com and Teagames.com, and through its distribution partners. Skill games are games in which a participant pays an entry fee to compete in tournaments against other participants for a prize, and in which the winner is determined based on the skill of the competitor rather than on random elements of chance. FUN offers versions of common casual games such as Bejeweled® 2, branded content such as Scrabble® Cubes as well as internally developed games. FUN also provides co-branded tournament platforms to large interactive entertainment groups, including AOL, EA Pogo, MyPoints, MSN and GSN. FUN's Games division generates revenue through fees charged for hosting online tournaments and digital advertising sales.

        FUN's Fantasy Sports division develops, operates and licenses fantasy sports games, fantasy sports league-hosting software and fantasy sports content delivered via broadband. Through FUN's own websites, including Fanball.com, CDMSports.com, RotoTimes.com and Fantasycup.com, FUN Fantasy Sports operates over 50 salary-cap and draft-style fantasy games for football, baseball, basketball, hockey, golf and auto racing enthusiasts and has private-label game distribution agreements with Comcast, Speed Channel, The Golf Channel and NBC/Rotoworld, among others. FUN Fantasy Sports also has content distribution agreements with Comcast, Fox Sports, AOL, SI.com, and The Golf Channel, among others. FUN's Fantasy Sports division derives revenue through fees collected from participants in online fantasy sports contests, licensing of premium content, advertising and the design and operation of fantasy sports websites for third parties.

        Ownership Interest.    LEI owns 100% of FUN.

Liberty Sports Holdings LLC

        Liberty Sports Holding LLC owns all of the interests in three regional sports networks (RSNs): Fox Sports Net Rocky Mountain, LLC (FSN Rocky Mountain), Fox Sports Net Northwest, LLC (FSN Northwest), and Fox Sports Net Pittsburgh, LLC (FSN Pittsburgh). Each RSN is currently affiliated with Fox Sports Net, Inc. (Fox Sports), a subsidiary of News Corporation, and receives "backdrop" national programming from Fox Sports such as The Best Damn Sports Show Period and Chris Myers Interviews. The RSNs will continue to receive national programming from Fox Sports under agreements which last through 2011.

        Each RSN operates a regional video programming network devoted to local professional sports teams and college sporting events, and produces its own local programming employing or hiring the necessary on-air talent and technical personnel to produce and uplink game telecasts. Local programming is supplemented with the national "back drop" programming of Fox Sports. Each RSN is party to regional professional team rights agreements that provide for exclusive regional distribution of various games under agreements which last from 2012 to 2020.

        FSN Rocky Mountain reaches approximately 2.6 million subscribers in Colorado, Utah, Wyoming, Montana, southern Idaho, western Nebraska, western Kansas and northeastern Nevada. It has regional rights to the Colorado Rockies and Utah Jazz games, to sporting events at the University of Colorado, Colorado State and the University of Denver and to Big 12 Conference football and women's basketball.

        FSN Northwest reaches approximately 3.3 million subscribers in Washington, Oregon, Idaho, Montana, Alaska, parts of Wyoming and parts of northern Nevada. Its programming includes games of the Seattle Mariners, the University of Washington, Washington State University, Oregon State and Gonzaga University and other PAC 10 Conference football and basketball games.

        FSN Pittsburgh reaches approximately 2.3 million subscribers in Pennsylvania, West Virginia, Ohio, and western Maryland. Its programming includes the games of the Pittsburgh Pirates and Pittsburgh Penguins, collegiate games of the University of Pittsburgh and West Virginia University and various local programming.

        The RSNs derive revenue from fees paid by cable and DTH operators pursuant to affiliation agreements entered into with the RSNs and the sale of advertising time to local and national advertisers. The RSNs' material affiliation agreements expire between now and 2011. For the period ended December 31, 2008, each of FSN Rocky Mountain and FSN Northwest derived more than 10% of their total revenues from affiliation agreements with each of Comcast, DIRECTV and Echostar and FSN Pittsburgh derived more than 10% of its revenue from its affiliation agreement with Comcast.

        Ownership Interest.    LEI owns 100% of Liberty Sports Holdings LLC.

PicksPal, Inc.

        PicksPal Inc. (PicksPal) provides free online games, information and entertainment for sports fans. PicksPal operates PicksPal.com, a website created as a virtual gathering place for sports fans that focuses on major national sports. PicksPal.com uses elements of social networking to create a competitive outlet for sports fans and their friends. PicksPal also operates three interactive regional sports portals similar to PicksPal.com for Liberty Sports Holdings (nw.fsninsider.com, rm.fsninsider.com and pitt.fsninsider.com). These regional websites integrate video and original programming from the regional sports networks operated by Liberty Sports Holdings. The web-based regional sports portals operated by PicksPal exchange promotion with the regional sports video networks operated by Liberty Sports Holdings.

        Members of all PicksPal websites can compete in predicting outcomes, blog, upload trivia, create polls, rank new stories, and collect favorite players. Members attain rankings based on their degree of participation and success in various contests. PicksPal was one of the initial programmers within Facebook™, and PicksPal sites integrate member activities into the Facebook™ network. PicksPal websites are characterized by members recruiting their friends, competing in leagues and sharing their activities with friends from external social networks.

        PicksPal's revenue comes from advertising and sponsorship and the development and operation of sports websites for third parties.

        Ownership Interest.    LEI owns approximately 73% of PicksPal on an as-converted, fully diluted basis. Tom Jessiman, the founder of PicksPal, owns the remaining approximately 27% of PicksPal.

Regulatory Matters

  Direct Broadcast Satellite

        On February 26, 2008, the FCC released its Memorandum Opinion and Order (FCC Order) approving the Consolidated Application for Authority to transfer de facto control of DIRECTV from News Corporation to Liberty Media. The FCC Order included certain conditions modeled on similar conditions imposed in 2003 when the FCC approved the transfer of control of DTVLA to Liberty

Media, including program access and nondiscrimination, program carriage, RSN arbitration and retransmission consent arbitration conditions. In addition, the FCC required that, within one year of the date of adoption of the FCC Order, all of the attributable interests connecting the separate operations in Puerto Rico of DIRECTV and of a subsidiary of LGI, an independent publicly-traded company, must be severed through divestiture or by otherwise making the interests non-attributable, in accordance with applicable FCC regulations, at which point the companies must certify that they have complied with this condition or filed applications necessary to achieve compliance. DIRECTV U.S. is the largest provider of direct broadcast satellite (DBS) service in the United States.

        DBS operators are subject to extensive FCC regulation, including: (1) licensing of DBS satellites, earth stations and ancillary communications authorizations; (2) assignment of frequencies and orbital slots, relocation of satellites to different orbital locations or the replacement of an existing satellite with a new satellite; (3) compliance with the terms and conditions of assignments and authorizations, including required timetables for construction and operation of satellites; and (4) avoidance of interference with the operations of other entities that use the radio spectrum.

        DBS operators also must comply with Communications Act and FCC requirements, including the following:

  •
  Carriage of Local Broadcast Stations.  The Satellite Home Viewer Improvement Act of 1999 (SHVIA) allows satellite carriers to retransmit the signals of local broadcast television stations in the stations' local markets without obtaining authorization from the holders of copyrights in the individual programs carried by those stations. However, SHVIA also imposes a must carry obligation on satellite carriers. This must carry obligation requires satellite carriers that choose to take advantage of the statutory copyright license in a local market to carry upon request the signals of all qualifying television broadcast stations within that local market, subject to certain limited exceptions. In addition, the FCC issued an order requiring mandatory carriage of HD digital signals in an increasing number of markets each year, requiring so-called "HD carry-one, carry-all" in all local markets served by 2013. Moreover, Congress may amend the must carry rules when it considers SHVERA (as defined below) reauthorization in 2009.

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  Limitations On the Retransmission of Distant Television Signals.  Another portion of SHVIA, as amended by the Satellite Home Viewer Extension and Reauthorization Act of 2004 (SHVERA) permits satellite retransmission of distant network stations (those that originate outside of a satellite subscriber's local television market) only to "unserved households." The distant-signal provisions of SHVERA expire at the end of 2009. Congress may decline to renew those provisions, which could severely restrict DIRECTV U.S.'s ability to retransmit distant signals. Congress could also adopt amendments to SHVERA, including those suggested by the copyright office, that would limit the provision of distant signals.

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  Public Interest Requirements.  The FCC has imposed certain public interest obligations on DBS operators, including a requirement that such providers set aside four percent of channel capacity exclusively for noncommercial programming of an educational or informational nature, for which DIRECTV U.S. must charge programmers below-market rates and for which it may not impose additional charges on subscribers. FCC rules also require DIRECTV U.S. to comply with a number of political broadcasting requirements to which broadcasters are subject under the Communications Act, as well as limits on the commercialization of children's programming applicable to cable operators.

  •
  National Emergency Alert System.  The Emergency Alert System (EAS) requires participants to interrupt programming during nationally-declared emergencies and to pass through emergency-related information. FCC rules require satellite carriers to participate in the "national" portion of EAS.

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  Spectrum Allocation and License Assignment.  DBS frequencies and available DBS orbital locations capable of supporting DIRECTV's business have become increasingly scarce. While DIRECTV has obtained additional DTH service capacity and continues to explore new sources of DBS/DTH capacity, there can be no assurance that DIRECTV will obtain further capacity. On May 4, 2007, the FCC adopted new service and licensing rules for the Broadcasting Satellite Service (BSS) in the 17.3-17.8 GHz and 24.75-25.25 GHz bands, or 17/24 GHz BSS. This spectrum, also known as the "reverse band" (in that transmissions from these satellites to consumers would occur in spectrum currently used for uplinking programming to traditional DBS satellites), could provide a new source of additional DTH capacity.

  •
  Rules Governing Co-Existence With Other Satellite and Terrestrial Services and Service Providers in the MVPD Industry. The FCC has adopted rules to allow non-geostationary orbit fixed satellite services to operate on a co-primary basis in the same frequency band as the one used by direct broadcast satellite and Ku-Band-based fixed satellite services. In the same proceeding, the FCC concluded that multi-channel video and data distribution services (MVDDS) can share spectrum with DBS operators on a non-interference basis, and adopted rules and a method for assigning licenses in that service. While the FCC has established service and technical rules to govern the non-geostationary orbit and MVDDS services to protect DBS operations from harmful interference, these rules may not be sufficient to prevent such interference, and the introduction of such services into spectrum used by DIRECTV for DBS service may have a material adverse impact on its operations. A number of aspects of these rules remain subject to judicial review. In addition, one MVDDS operator recently requested a waiver of the applicable rules so that it could operate systems at substantially higher power levels in 80 markets where it holds MVDDS licenses. If granted, such a waiver may have a material adverse impact on DIRECTV's operation in the affected markets. Although DIRECTV has opposed that waiver request, there can be no assurance that the FCC will deny it.

  •
  Orbital Debris.  The FCC also recently adopted rules that require satellite operators to take certain measures to mitigate the dangers of collision and orbital debris. Among other things, these rules impose certain requirements for satellite design and end-of-life disposal maneuvers for all satellites launched after March 18, 2002, which apply to seven of DIRECTV's in-orbit satellites. The requirements for end-of-life disposal could result in a slight reduction in the operational life of each new satellite.

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  Geographic Service.  The FCC requires DBS licensees to comply with certain geographic service obligations intended to foster the provision of DBS service to subscribers residing in the states of Alaska and Hawaii. The state of Hawaii has filed a Petition for Administrative Sanctions and a third party has requested that the FCC examine DIRECTV's compliance with the rules. Although DIRECTV believes that it is in compliance with the FCC rules, it cannot be certain that the FCC will not require it to make potentially cumbersome and costly changes to its offerings.

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  International Telecommunications Union Rules.  DIRECTV is required by international rules to coordinate the use of the frequencies on its satellites with other satellite operators who may interfere with DIRECTV or who may suffer interference from DIRECTV's operations.

        DBS/DTH providers are subject to other federal and state regulatory requirements, such as Federal Trade Commission, FCC and state telemarketing and advertising rules, and subscriber privacy rules similar to those governing other MVPDs. DIRECTV has agreed with the Federal Trade Commission to (1) review and monitor compliance with telemarketing laws by any companies it authorizes to do telemarketing as well as by independent retailers, (2) investigate and respond to complaints about alleged improper telemarketing and (3) terminate its relationship with marketers or retailers found in violation. Similarly, it has agreed with certain state attorneys general to comply with advertising disclosure requirements and monitor compliance by independent retailers.

        Although Congress has granted the FCC exclusive jurisdiction over the provision of DTH satellite services, aspects of DBS/DTH service remain regulated at the state and local level. For example, the FCC has promulgated rules prohibiting restrictions by local government agencies, such as zoning commissions and private organizations, such as homeowners associations, on the placement of DBS receiving antennas. Local governments and homeowners associations, however, may continue to regulate the placement of such antennas if necessary to accomplish a clearly defined public safety objective or to preserve a recognized historic district, and may also apply to the FCC for a waiver of FCC rules if there are other local concerns of a special or unusual nature. In addition, a number of state and local governments have attempted to impose consumer protection, customer service and other types of regulation on DBS operators. Although Congress has prohibited local taxation of the provision of DBS service, taxation at the state level is permissible, and many states have imposed such taxes.

        In Latin America, DTVLA and its subsidiaries are subject to laws and regulations in each country in which they operate that govern many of the same aspects of DIRECTV's operations as in the United States, such as landing rights for satellites; spectrum, earth station and other licenses; must carry and other requirements with respect to the channels carried by DTVLA; regulations governing telemarketing and customer service, etc. Regulatory regimes in Latin America are generally less developed than in the United States, as a result of which the application of existing laws and regulations to DBS providers is at times uncertain. In addition, there are certain areas where regulations in Latin America are stricter than in the United States, including certain labor and consumer protection laws. Foreign exchange laws in some countries can have a material impact on DIRECTV's ability to repatriate funds to the United States. Also, recently in several countries such as Brazil there have been proposed laws that would require us to carry certain thresholds of domestic or "national" content which, if approved, could have a material impact on DTVLA's subsidiaries operating in those countries.

  Programming Services

        In the United States, the FCC regulates the providers of satellite communications services and facilities for the transmission of programming services, the cable television systems and other MVPDs that distribute such services, and, to some extent, the availability of the programming services themselves through its regulation of program licensing. Cable television systems are currently subject to federal rate regulation on the provision of basic service, except where subject to effective competition under FCC rules, and continued rate regulation or other franchise conditions could place downward pressure on the fees cable television companies are willing or able to pay for programming services in which LEI has interests. Regulatory carriage requirements also could adversely affect the number of channels available to carry the programming services in which LEI has an interest.

        Regulation of Program Licensing.    FCC rules preclude virtually all exclusive programming contracts between cable operators and satellite programmers affiliated with any cable operator (unless the FCC first determines that the contract serves the public interest) and generally prohibit a cable operator that has an attributable interest in a satellite programmer from improperly influencing the terms and conditions of sale to unaffiliated MVPDs. FCC regulations also require that affiliated programmers make their programming services available to cable operators and competing MVPDs on terms and conditions that do not unfairly discriminate among distributors. Although Liberty Media no longer owns Liberty Cablevision of Puerto Rico Ltd. (LCPR), FCC rules continue to attribute an ownership interest in LCPR to Liberty Media and therefore LEI, thereby subjecting Liberty Media and LEI and satellite-delivered programming services in which either has an interest to the program access rules. In 2007, the FCC extended the prohibition on exclusive programming contracts until 2012 and amended the program access rules. The FCC Order also imposed program carriage conditions intended to prevent discrimination against unaffiliated programmers, program access conditions intended to ensure non-discriminatory access to programming, and specific conditions for the RSNs, such as mandatory arbitration.

        Regulation of Ownership.    In 1993, the FCC adopted regulations limiting carriage by a cable operator of national programming services in which that operator holds an attributable interest. The United States Court of Appeals for the District of Columbia Circuit vacated and remanded these rules in 2001. In response to the Court's decision, the FCC issued further notices of proposed rulemaking in 2001 and in 2005 to consider channel occupancy limitations. Even if these rules were readopted by the FCC, they would have little impact on programming companies in which LEI has interests based upon its current attributable interests in cable systems.

        Regulation of Carriage of Broadcast Stations.    The 1992 Cable Act granted broadcasters a choice of must carry rights or retransmission consent rights. The rules adopted by the FCC coupled with the provisions of the Cable Communications Policy Act of 1984, which require cable television systems with 36 or more "activated" channels to reserve a percentage of such channels for commercial use by unaffiliated third parties and permit franchise authorities to require the cable operator to provide channel capacity, equipment and facilities for public, educational and government access channels, could adversely affect some or substantially all of the programming services in which LEI has interests by limiting the carriage of such services in cable systems with limited channel capacity.

        A-La Carte-Proceeding.    In 2004, the FCC's Media Bureau conducted a notice of inquiry proceeding regarding the feasibility of selling video programming services "a-la-carte," i.e. on an individual or small tier basis. The Media Bureau released a report in 2004, which concluded that a-la-carte sales of video programming services would not result in lower video programming costs for most consumers and that they would adversely affect video programming networks. In 2006, the Media Bureau released a new report which stated that the 2004 report was flawed and which concluded that a-la-carte sales could be in the best interests of consumers. Although the FCC's authority to mandate a-la-carte sales has been questioned, its endorsement of the concept could encourage Congress to consider proposals to mandate a-la-carte sales or otherwise seek to impose greater regulatory controls on how programming is sold by MVPDs. GSN and the RSNs, which are distributed in tiers or packages of programming services, could experience decreased distribution if a-la-carte carriage were mandated.

        Copyright Regulation.    Programming services must obtain any necessary music performance rights from the rights holders. These rights generally are controlled by the music performance rights organizations of the American Society of Composers, Authors and Publishers, Broadcast Music, Inc. and the Society of European Stage Authors and Composers, each with rights to the music of various artists.

  Internet Services

        The Internet businesses in which LEI has interests are subject, both directly and indirectly, to various laws and governmental regulations. Certain of LEI's subsidiaries engaged in the provision of services over the Internet must comply with federal and state laws and regulations applicable to online communications and commerce. For example, the Children's Online Privacy Protection Act prohibits web sites from collecting personally identifiable information online from children under age 13 without parental consent and imposes a number of operational requirements. Certain email activities are subject to the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, commonly known as the CAN-SPAM Act. The CAN-SPAM Act regulates the sending of unsolicited commercial email by requiring the email sender, among other things, to comply with specific disclosure requirements and to provide an "opt-out" mechanism for recipients. Both of these laws include statutory penalties for non-compliance. Various states also have adopted laws regulating certain aspects of Internet communications.

        Congress and individual states may consider additional online privacy legislation. Other Internet-related laws and regulations enacted in the future may cover issues such as defamatory speech, copyright infringement, pricing and characteristics and quality of products and services. The future adoption of such laws or regulations may slow the growth of commercial online services and the Internet, which could in turn cause a decline in the demand for the services of the Internet companies in which LEI has interests and increase such companies' costs of doing business or otherwise have an adverse effect on their businesses, operating results and financial conditions. Moreover, the applicability to commercial online services and the Internet of existing laws governing issues such as libel, personal privacy and taxation is uncertain and could expose these companies to substantial liability.

  Proposed Changes in Regulation

        The regulation of DBS providers, programming services, and Internet services is subject to the political process and has been in constant flux over the past decade. Further material changes in the law and regulatory requirements must be anticipated and there can be no assurance that LEI's business will not be adversely affected by future legislation, new regulation or deregulation.

Competition

        DIRECTV faces substantial competition in the MVPD industry and from emerging digital media distribution providers. Competitors include companies that offer video, audio, interactive programming, telephony, data and other entertainment services, including cable television, other DTH companies, regional Bell operating companies, wireless companies and companies that are developing new technologies (such as video over internet). Many competitors have access to substantially greater financial and marketing resources. LEI believes DIRECTV's brand, the quality and variety of video, audio and interactive programming, quality of picture, access to service, availability of HD and DVR services, customer service and price are the key elements for attaining and retaining subscribers.

        The pay television and other emerging broadband video and data markets in Latin America are highly competitive. In each of the markets in which DTVLA operates, DTVLA competes primarily with other providers of pay television, who distribute their programming by satellite (such as Telefonica, the Spanish telephone company), cable, terrestrial microwave systems, traditional over the air broadcasting or the Internet. In a number of the markets, existing wireline telephony operators have announced their intention to upgrade their infrastructure in order to provide new and enhanced services, and these and other companies have announced plans to build wireless broadband networks that will also be capable of delivering broadband, voice and video services. In addition, in certain markets DTVLA faces significant competition from illegal and informal sector pay television operations. DTVLA competes primarily on the basis of programming selection, price, technology and quality.

        LEI's programming businesses compete with other programmers for distribution on a limited number of cable and satellite television channels. Increasing concentration in the MVPD industry could adversely affect the programming companies in which LEI has interests by reducing the number of distributors to whom they sell their programming, subjecting more of their programming sales to volume discounts and increasing the distributors' bargaining power in negotiating new affiliation agreements. Once distribution is obtained, the LEI's programming services compete for viewers and advertisers with other cable and off-air broadcast television programming services as well as with other entertainment media, including home video, pay-per-view services, online activities and other forms of news, information and entertainment. LEI's programming businesses also compete for creative talent and programming content. LEI believes that the principal competitive factors for its programming businesses are prices charged for programming, the quantity, quality and variety of the programming offered and the effectiveness of marketing efforts.

        LEI's Internet-based communications businesses compete for web traffic with a multitude of other web-based venues and many of the offline entertainment options described above. LEI believes that the principal competitive factors are quality content and user-friendly interfaces.

Employees

        LEI currently has no corporate employees. LEI anticipates that, subsequent to the split-off, Liberty Media will provide LEI with certain management and administrative services pursuant to the services agreement, which will include the services of LEI executive officers who will remain executive officers of Liberty Media after the spin off. See "Certain Relationships and Related Transactions—Relationships between LEI and Liberty Media—Services Agreement."

        As of December 31, 2008 (and assuming the internal restructuring had been effected on that date), LEI's consolidated subsidiaries had an aggregate of approximately [                        ] employees. None of these employees is represented by a labor union or covered by a collective bargaining agreement. LEI believes that these employee relations are good.

        As of December 31, 2007, DIRECTV had approximately 11,300 full-time and 1,000 part-time employees. DIRECTV believes that its employee relations are good. None of its employees is represented by labor unions in the United States. In some countries in Latin America there are labor unions with which DIRECTV has a good working relationship.

Properties

        LEI leases office space for its corporate headquarters in Englewood, Colorado from Liberty Media. All of LEI's other real or personal property is owned or leased by its subsidiaries and business affiliates.

        LEI's other subsidiaries and business affiliates own or lease the fixed assets necessary for the operation of their respective businesses, including office space, transponder space, headends, cable television and telecommunications distribution equipment, telecommunications switches and customer equipment (including converter boxes). LEI's management believes that its current facilities are suitable and adequate for its business operations for the foreseeable future.

Legal Proceedings

        [To come]

Annex B

[To come]

B-1

Annex C—Liberty Entertainment, Inc., LMC Entertainment and Liberty Media Corporation
Financial Statements

INDEX TO FINANCIAL STATEMENTS

Liberty Entertainment, Inc.

Management's Discussion and Analysis of Financial Condition and Results of Operations.

        The following discussion and analysis provides information concerning Liberty Entertainment, Inc.'s ("LEI") combined results of operations and financial condition. The historical financial statements for the assets and businesses to be owned by LEI upon completion of the split off are included in this Annex C under the heading "LMC Entertainment." Any reference to "we," "us" or "our" refers to LEI in this section only. This discussion should be read in conjunction with LMC Entertainment's combined financial statements for the nine months ended September 30, 2008 and 2007 and for the years ended December 31, 2007, 2006 and 2005.

Overview

        We are currently a wholly-owned subsidiary of Liberty Media Corporation ("Liberty Media"). Upon completion of the split off, we will become an independent, publicly-traded company and will own controlling and non-controlling interests in video programming and video distribution companies. Our most significant asset is our approximate 54% ownership interest in The DIRECTV Group, Inc. ("DIRECTV"), which we account for as an equity method investment due to a voting arrangement with DIRECTV which limits our ability to control DIRECTV. Our operating subsidiaries include Liberty Sports Holdings, LLC ("Liberty Sports Group"), which we acquired in February 2008, FUN Technologies, Inc. ("FUN"), which we acquired in March 2006, and PicksPal, Inc. ("PicksPal"), which we acquired in August 2008. In addition to the foregoing businesses, we hold a 50% interest in GSN, which we account for as an equity method investment.

Investment in DIRECTV

        On February 27, 2008, we completed a transaction with News Corporation (the "News Exchange") in which we exchanged all of our 512.6 million shares of News Corporation common stock valued at $10,143 million on the closing date for a subsidiary of News Corporation that held an approximate 41% interest in DIRECTV, Liberty Sports Group and $463 million in cash. We recognized a pre-tax gain of $3,665 million based on the difference between the fair value and the cost basis of the News Corporation shares exchanged.

        On April 3, 2008, we purchased 78.3 million additional shares of DIRECTV common stock in a private transaction for cash consideration of approximately $1,977 million. We funded the purchase with borrowings against a newly executed equity collar (the "DIRECTV Collar") on 110 million DIRECTV common shares. As of May 5, 2008, our ownership in DIRECTV was approximately 47.9%, and we and DIRECTV entered into a standstill agreement. Pursuant to the standstill agreement, in the event our ownership interest goes above 47.9% due to stock repurchases by DIRECTV we have agreed to vote our shares of DIRECTV which represent the excess ownership interest above 47.9% in the same proportion as all DIRECTV shareholders other than our Company. As a result of DIRECTV's stock buyback program, our ownership interest in DIRECTV was approximately 54% as of December 31, 2008. Accordingly, although our economic ownership in DIRECTV is now above 50%, we continue to account for such investment using the equity method of accounting.

        Financial statements and management's discussion and analysis previously included in DIRECTV's public filings for the nine months ended September 30, 2008 and for the year ended December 31, 2007 can be found in Annex D of this proxy statement/prospectus.

Description of Business Units

        FUN.    FUN, a subsidiary which we acquired in March 2006, operates websites that offer casual skill games and fantasy sports services. FUN derives revenue from fees collected from participants in skill game tournaments and online fantasy sports contests, advertising and the operation of websites for third parties. FUN's primary expenses are tournament fees and prizes, license fees for new games and content and costs for game and website development.

        Liberty Sports Group.    Liberty Sports Group, a subsidiary which we acquired in February 2008, is comprised of three regional sports television networks—FSN Rocky Mountain, FSN Northwest and FSN Pittsburgh. Each network provides programming devoted to local professional sports teams and college sporting events and produces its own local programming. Liberty Sports Group derives a substantial portion of its revenue from fees paid by cable and DTH satellite operators pursuant to affiliation agreements and, to a lesser extent, from the sale of advertising time on its networks. Its primary expense is program rights paid to the sports teams whose games it broadcasts.

        PicksPal.    PicksPal, a subsidiary we acquired in August 2008, operates a website where sports enthusiasts test their knowledge of American sports by predicting the outcome of sporting events. PicksPal generates revenue from advertising and sponsorship on its website.

        DIRECTV.    DIRECTV, an equity affiliate and our largest asset, is a provider of digital television entertainment distributed by satellite in the United States and Latin America. DIRECTV earns revenue primarily from fees paid by subscribers for monthly basic and premium programming, pay-per-view programming, seasonal and live sporting events, and the purchase, lease and installation of set top receivers and other equipment. DIRECTV's primary expenses are rights for programming and subscriber acquisition costs.

Results of Operations—Nine Months Ended September 30, 2008 and 2007

Combined Operating Results

	Nine months ended September 30,
	2008	2007
	(amounts in thousands)
Revenue	$202,388	42,063
Adjusted OIBDA	$2,639	(4,041)
Operating loss	$(19,845)	(16,526)

        Revenue.    Our combined revenue increased $160,325,000 for the nine months ended September 30, 2008, as compared to the corresponding prior year. Such increase is primarily due to our acquisition of Liberty Sports Group in February 2008, which generated $153,096,000 of revenue. In addition, FUN's revenue increased $7,229,000 or 17.2% for the nine months ended September 30, 2008. Such increase is due primarily to an increase in the number of players in FUN's skill game tournaments.

        Adjusted OIBDA.    We define Adjusted OIBDA as revenue less cost of sales, operating expenses and selling, general and administrative ("SG&A") expenses (excluding stock compensation). Our chief operating decision maker and management team use this measure of performance in conjunction with other measures to evaluate our businesses and make decisions about allocating resources among our businesses. We believe this is an important indicator of the operational strength and performance of our businesses, including each business's ability to service debt and fund capital expenditures. In addition, this measure allows us to view operating results, perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes such costs as depreciation and amortization, stock compensation and impairments of long-lived assets that are included in the measurement of operating income pursuant to generally accepted accounting principles ("GAAP"). Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP.

        The following table provides a reconciliation of Adjusted OIBDA to earnings from continuing operations before income taxes and minority interest:

	Nine months ended September 30,
	2008	2007
	(amounts in thousands)
Combined Adjusted OIBDA	$2,639	(4,041)
Stock-based compensation	(1,250)	(737)
Depreciation and amortization	(21,234)	(11,748)
Interest expense	(34,274)	(321)
Share earnings of affiliates, net	319,318	6,862
Realized and unrealized losses on financial instruments	(141,921)	—
Gains (losses) on dispositions, net	3,664,571	(463)
Other, net	(1,081)	57,031

Earnings from continuing operations before income taxes and minority interest	$3,786,768	46,583

        Our combined Adjusted OIBDA increased $6,680,000 for the nine months ended September 30, 2008, as compared to the corresponding period in the prior year. Liberty Sports Group generated $2,632,000 of Adjusted OIBDA since our acquisition in February 2008. While Liberty Sports Group recognizes the majority of its revenue evenly over the course of the year, it amortizes its sports rights over the respective sports season (e.g. baseball rights are primarily amortized during the second and third quarters of the year) and therefore has lower Adjusted OIBDA and operating income in these quarters. FUN's Adjusted OIBDA increased $5,623,000 for the nine months ended September 30, 2008, as compared to the prior year. Such increase is attributable to the increase in revenue for the Games division, as well as cost reductions in both the Games and Sports divisions.

        Depreciation and amortization.    Depreciation and amortization increased in 2008 due primarily to our acquisition of Liberty Sports Group and capital expenditures.

        Operating loss.    We incurred operating losses of $19,845,000 and $16,526,000 in 2008 and 2007, respectively. The increased operating loss in 2008 resulted from higher amortization expense, partially offset by improved Adjusted OIBDA.

  Other Income and Expense

        Interest expense.    Interest expense increased for the nine months ended September 30, 2008, as compared to the corresponding prior year period, due to interest expense on our DIRECTV Collar borrowings.

        Dividend and interest income.    Included in our interest and dividend income for the nine months ended September 30, 2007 is $57,005,000 related to dividends on our News Corporation common stock. As a result of the consummation of the News Exchange in February 2008, our dividend income from News Corporation is zero in 2008.

        Share of earnings of affiliates.    Our 2008 share of earnings of affiliates are due to DIRECTV ($301,056,000) and GSN ($18,262,000). Our 2007 share of earnings of affiliates are attributable to GSN. In February 2008, we completed the News Exchange pursuant to which we exchanged our ownership interest in News Corporation for a subsidiary of News Corporation, which owns, among other things, News Corporation's approximate 41% interest in DIRECTV. As a result of purchases we made and DIRECTV's stock buyback program, our ownership interest has increased to approximately 54%. Due to a voting arrangement with DIRECTV which limits our ability to control DIRECTV, we account for our interest in DIRECTV using the equity method of accounting. DIRECTV's net earnings for the seven months ended September 30, 2008 were approximately $962 million and our share of such earnings was $453,880,000. Such amount was offset by the amortization of our excess basis in the amount of $152,824,000. See note 6 to our condensed combined financial statements for the nine months ended September 30, 2008 included herein. Also see Annex D to this proxy statement/prospectus for financial statements and management's discussion and analysis for DIRECTV.

        Gains on dispositions, net.    We recognized a $3,664,800,000 gain on the News Exchange. Such gain represents the difference between the fair value and the cost basis of our News Corporation shares.

        Income taxes.    For the nine months ended September 30, 2008, we recorded pre-tax earnings from continuing operations of $3,786,768,000 and an income tax benefit of $1,733,250,000. The News Exchange qualifies as an IRC Section 355 transaction, and therefore does not trigger federal or state income tax obligations. In addition, upon consummation of the exchange transaction, deferred tax liabilities previously recorded for the difference between our book and tax bases in our News Corporation investment in the amount of $1,791,457,000 were reversed with an offset to income tax benefit.

        Net earnings.    Our net earnings were $5,516,786,000 and $30,848,000 for the nine months ended September 30, 2008 and 2007, respectively, and were the result of the above-described fluctuations in our revenue and expenses. In addition, we recorded losses from discontinued operations of $3,232,000 and $14,883,000 in 2008 and 2007, respectively.

Results of Operations—Years Ended December 31, 2007, 2006 and 2005

        We acquired a controlling interest in FUN in March 2006. Prior to that time we had no consolidated operating subsidiaries. As more fully described below, many of the changes in our results of operations in 2006 and 2007 are due to our 2006 acquisition of FUN.

	Years ended December 31,
	2007	2006	2005
	(amounts in thousands)
Revenue	$58,963	31,867	—
Adjusted OIBDA	$(5,643)	(18,508)	(1,478)
Operating loss	$(27,269)	(108,824)	(1,478)

        Revenue.    Our combined revenue increased $27,096,000 in 2007 and $31,867,000 in 2006, as compared to the corresponding prior year. The 2007 increase is due to a full year of operations for FUN, as well as small acquisitions made by FUN during 2006. The 2006 increase is due to our acquisition of FUN.

        Adjusted OIBDA.    The following table provides a reconciliation of Adjusted OIBDA to earnings (loss) from continuing operations before income taxes and minority interest:

	Years ended December 31,
	2007	2006	2005
	(amounts in thousands)
Combined Adjusted OIBDA	$(5,643)	(18,508)	(1,478)
Stock-based compensation	(4,421)	(483)	—
Depreciation and amortization	(17,205)	(12,682)	—
Impairment of long-lived assets	—	(77,151)	—
Dividend and interest income	57,284	57,227	58,150
Share of earnings of affiliates, net	5,757	8,220	3,515
Other than temporary declines in fair value of investments	—	—	(351,592)
Other, net	(899)	(13,678)	(2,727)

Earnings (loss) from continuing operations before income taxes and minority interest	$34,873	(57,055)	(294,132)

        Our combined Adjusted OIBDA losses decreased $12,865,000 in 2007 and increased $17,030,000 in 2006, as compared to the corresponding prior year. The improvement in Adjusted OIBDA in 2007 is due almost entirely to FUN and resulted from several factors. First, is the increase in revenue noted above. Second, is improved margins for the FUN Games division due to the consolidation of two online games platforms and the resulting cost savings. Third, is the curtailment of operations in Europe which had been operating at a loss. FUN generated an Adjusted OIBDA loss of $16,359,000 in 2006, the first year we owned FUN.

        Depreciation and amortization.    Depreciation increased in 2007 and 2006 due to our acquisitions and capital expenditures.

        Impairment of long-lived assets.    We acquired our interest in FUN in March 2006. Subsequent to our acquisition, the market value of FUN's stock declined significantly due to the performance of certain of FUN's subsidiaries and uncertainty surrounding government legislation of Internet gambling which we believe the market perceived as potentially impacting FUN's skill games business. In connection with our 2006 annual evaluation of the recoverability of FUN's goodwill, we estimated the fair value of FUN using a combination of discounted cash flows and market comparisons and concluded that the carrying value of FUN's goodwill exceeded its market value. Accordingly, we recognized a $75,672,000 impairment charge related to goodwill and a $1,479,000 impairment charge related to trademarks.

        Operating loss.    We incurred combined operating losses of $27,269,000, $108,824,000 and $1,478,000 in 2007, 2006 and 2005, respectively. The lower operating loss in 2007 is due primarily to improved operating results for FUN. The improvement in FUN's operating loss was largely due to the $77,151,000 impairment charge recognized in 2006 and improved operating results primarily derived from FUN's skill games business.

  Other Income and Expense

        Dividend and interest income.    Included in our interest and dividend income for each of the years ended December 31, 2007, 2006 and 2005 is approximately $57 million related to dividends on our News Corporation common stock. As a result of the consummation of the News Exchange in February 2008, our dividend income from News Corporation will be zero in future years.

        Other than temporary declines in fair value of investments.    In 2005, we determined that our investment in News Corporation experienced an other than temporary decline in value. As a result, we adjusted the cost basis in News Corporation to fair value based on the quoted market price at the date of the adjustment. This adjustment is reflected as an other than temporary decline in fair value of investment in our combined statement of operations.

        Income taxes.    Our effective tax rate was 6.4% in 2007, 43.2% in 2005 and was not meaningful in 2006. For a reconciliation of our actual tax expense to the amount computed by applying the statutory federal rate of 35%, see note 9 to our combined financial statements included elsewhere herein.

        Net earnings (loss).    Our net earnings (loss) was $26,858,000, ($51,186,000) and ($166,946,000) for the years ended December 31, 2007, 2006 and 2005, respectively, and was the result of the above-described fluctuations in our revenue and expenses. In addition, we reported losses from discontinued operations of $13,504,000 and $5,415,000 in 2007 and 2006, respectively.

Liquidity and Capital Resources

        The following are potential sources of liquidity: available cash balances, cash generated by the operating activities of our subsidiaries (to the extent such cash exceeds the working capital needs of the subsidiaries and is not otherwise restricted), asset sales and debt and equity issuances.

        Our cash provided (used) by operating activities aggregated ($40,904,000) and $22,054,000 for the nine months ended September 30, 2008 and 2007, respectively. The decrease in 2008, as compared to 2007, can be attributed to the News Exchange. First, we received $57,005,000 in dividends from News Corporation in 2007 and no dividends in 2008. Second, our trade receivables increased significantly in 2008 due to timing of payments from the affiliates that distribute Liberty Sports Group's programming. We expect that changes in working capital will be more cash neutral in future periods.

        In addition, the Adjusted OIBDA for Liberty Sports Group is lower in the second and third fiscal quarters than it is in the first and fourth fiscal quarters. Liberty Sports Group expenses its programming rights over the period that it carries the respective games. Because Liberty Sports Group holds the rights to televise the games of three Major League Baseball teams, one National Hockey League team and one National Basketball Association team, its programming expense is significantly higher in the spring and summer months (baseball season) than it is in the fall and winter months (hockey and basketball season). Since its revenue is relatively consistent over the entire year, its Adjusted OIBDA is lower during baseball season.

        Our primary investing use of cash for the nine months ended September 30, 2008 was $1,977 million for the purchase of additional shares of DIRECTV. In April 2008, we entered into the DIRECTV Collar for 110 million shares of DIRECTV common stock and a related credit facility (the "Collar Loan") against the present value of the put value of such collar. At the time of closing, we borrowed $1,977 million and used such borrowings to purchase the additional shares of DIRECTV. The Collar Loan is due as the DIRECTV Collar terminates in six tranches from June 2009 through August 2012. Each tranche is repayable during a six-month period based upon a formula that factors in several variables including the market price of DIRECTV common stock. Interest accrues at an effective weighted average interest rate of 3.5% and is due and payable as each tranche matures. Borrowings are collateralized by 170 million shares of DIRECTV common stock owned by us. The DIRECTV Collar contains a provision that allows the counterparty to terminate a portion of the DIRECTV Collar if the total number of shares of DIRECTV underlying the DIRECTV Collar exceeds 20% of the outstanding public float of DIRECTV common stock. In the event the counterparty chooses to terminate a portion of the DIRECTV Collar, the repayment of the corresponding debt would be accelerated. The counterparty has agreed to waive its right to terminate a portion of the DIRECTV Collar until early May 2009, subject to the condition that the total number of shares underlying the DIRECTV Collar does not exceed 23% of the outstanding public float of DIRECTV common stock.

        In November 2008, we chose to unwind 50% of the first tranche of the DIRECTV Collar. The first tranche expires in 2009 and originally had 22.5 million DIRECTV shares underlying it. As part of this transaction, we repaid the portion of the Collar Loan ($228.4 million) associated with the shares that we unwound. Such repayment was funded with (1) proceeds from the collar unwind ($45.5 million), (2) funds borrowed from the remaining capacity of the Collar Loan ($181.1 million) and (3) cash on hand ($1.8 million). As a result of this transaction, the amount of debt due under the Collar Loan in 2009 is approximately $258 million including accrued interest. We anticipate that we will fund such repayment with cash on hand, cash flow from operations, borrowings against our other DIRECTV shares, cash proceeds from equity issuances, sales of a portion of our DIRECTV shares or a combination of the foregoing.

        In addition to borrowings under the Collar Loan, we received $463,357,000 in cash in connection with the News Exchange and we made $396,627,000 in net cash transfers to Liberty Media during the nine months ended September 30, 2008.

        Our primary use of cash during the year ended December 31, 2007 was the buyout of the minority holders in FUN ($104,906,000). Our primary use of cash for the year ended December 31, 2006 was the acquisition of FUN ($199,702,000). These investing activities were funded with cash transfers from Liberty Media.

        In addition to our required principal payments under the Collar Loan in 2009, we expect that Liberty Sports Group will be required to pay approximately $129 million for sports programming rights. We anticipate that such payment will be funded with Liberty Sports Group's cash on hand and cash from operations.

        As of September 30, 2008, we have $32,211,000 in cash and cash equivalents. In connection with the Split Off, Liberty Media will transfer up to $300 million in cash to us.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

        We have contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible we may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying consolidated financial statements.

        Information concerning the amount and timing of required payments, both accrued and off-balance sheet, under our contractual obligations at September 30, 2008 is summarized below:

	Payments due by period
	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
	(amounts in thousands)
Long-term debt(1)	$2,147,491	257,503	1,366,808	523,180	—
Operating lease obligations	5,457	2,625	2,362	470	—
Sports rights	1,228,123	128,557	264,092	223,265	612,209

Total	$3,381,071	388,685	1,633,262	746,915	612,209

(1)
Amounts represent the accreted principal due at maturity and reflect changes to the repayment schedule that resulted from our partial unwind of the first tranche of the DIRECTV Collar in November 2008.

Recent Accounting Pronouncements

        In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), "Business Combinations" ("Statement 141R"). Statement 141R replaces Statement of Financial Accounting Standards No. 141, "Business Combinations" ("Statement 141"), although it retains the fundamental requirement in Statement 141 that the acquisition method of accounting be used for all business combinations. Statement 141R establishes principles and requirements for how the acquirer in a business combination (a) recognizes and measures the assets acquired, liabilities assumed and any noncontrolling interest in the acquiree, (b) recognizes and measures the goodwill acquired in a business combination or a gain from a bargain purchase and (c) determines what information to disclose regarding the business combination. Statement 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first fiscal year after December 15, 2008.

        In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, "Noncontrolling Interests in Consolidated Financial Statements" ("Statement 160"). Statement 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary, commonly referred to as minority interest. Among other matters, Statement 160 requires (a) the noncontrolling interest be reported within equity in the balance sheet and (b) the amount of consolidated net income attributable to the parent and to the noncontrolling interest to be clearly presented in the statement of income. Statement 160 is effective for fiscal years beginning after December 15, 2008. Statement 160 is to be applied prospectively, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. We expect that our adoption of Statement 160 in 2009 will impact the accounting for purchases and sales and the presentation of the noncontrolling interests in our subsidiaries.

Critical Accounting Estimates

        The preparation of our financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Listed below are the accounting estimates that we believe are critical to our financial statements due to the degree of uncertainty regarding the estimates or assumptions involved and the magnitude of the asset, liability, revenue or expense being reported. All of these accounting estimates and assumptions, as well as the resulting impact to our financial statements, have been discussed with our audit committee.

        Carrying Value of Investments.    Our cost and equity method investments comprise a significant portion of our total assets at each of September 30, 2008 and December 31, 2007. We account for these investments pursuant to Statement of Financial Accounting Standards No. 115, Statement of Financial Accounting Standards No. 142, Accounting Principles Board Opinion No. 18, EITF Topic 03-1 and SAB No. 59. These accounting principles require us to periodically evaluate our investments to determine if decreases in fair value below our cost bases are other than temporary. If a decline in fair value is determined to be other than temporary, we are required to reflect such decline in our combined statement of operations. Other than temporary declines in fair value of our cost investments are recognized on a separate line in our combined statement of operations, and other than temporary declines in fair value of our equity method investments are included in share of losses of affiliates in our combined statement of operations.

        The primary factors we consider in our determination of whether declines in fair value are other than temporary are the length of time that the fair value of the investment is below our carrying value; and the financial condition, operating performance and near term prospects of the investee. In addition, we consider the reason for the decline in fair value, be it general market conditions, industry specific or investee specific; analysts' ratings and estimates of 12 month share price targets for the investee; changes in stock price or valuation subsequent to the balance sheet date; and our intent and ability to hold the investment for a period of time sufficient to allow for a recovery in fair value. Fair value of our publicly traded investments is based on the market prices of the investments at the balance sheet date. We estimate the fair value of our other cost and equity investments using a variety of methodologies, including cash flow multiples, discounted cash flow, per subscriber values, or values of comparable public or private businesses. Impairments are calculated as the difference between our carrying value and our estimate of fair value. As our assessment of the fair value of our investments and any resulting impairment losses and the timing of when to recognize such charges requires a high degree of judgment and includes significant estimates and assumptions, actual results could differ materially from our estimates and assumptions.

        Our evaluation of the fair value of our investments and any resulting impairment charges are made as of the most recent balance sheet date. Changes in fair value subsequent to the balance sheet date due to the factors described above are possible. Subsequent decreases in fair value will be recognized in our combined statement of operations in the period in which they occur to the extent such decreases are deemed to be other than temporary. Subsequent increases in fair value will be recognized in our combined statement of operations only upon our ultimate disposition of the investment.

        At December 31, 2007, we had unrealized holding gains of $4,170 million related to our investment in News Corporation.

        Carrying Value of Long-lived Assets.    Our property and equipment, intangible assets and goodwill (collectively, our "long-lived assets") also comprise a significant portion of our total assets at December 31, 2007 and 2006. We account for our long-lived assets pursuant to Statement of Financial Accounting Standards No. 142 and Statement of Financial Accounting Standards No. 144. These accounting standards require that we periodically, or upon the occurrence of certain triggering events, assess the recoverability of our long-lived assets. If the carrying value of our long-lived assets exceeds their estimated fair value, we are required to write the carrying value down to fair value. Any such writedown is included in impairment of long-lived assets in our combined statement of operations. A high degree of judgment is required to estimate the fair value of our long-lived assets. We may use quoted market prices, prices for similar assets, present value techniques and other valuation techniques to prepare these estimates. We may need to make estimates of future cash flows and discount rates as well as other assumptions in order to implement these valuation techniques. Accordingly, any value ultimately derived from our long-lived assets may differ from our estimate of fair value. As each of our operating segments has long-lived assets, this critical accounting policy affects the financial position and results of operations of each segment.

        Income Taxes.    We are required to estimate the amount of tax payable or refundable for the current year and the deferred income tax liabilities and assets for the future tax consequences of events that have been reflected in our financial statements or tax returns for each taxing jurisdiction in which we operate. This process requires our management to make judgments regarding the timing and probability of the ultimate tax impact of the various agreements and transactions that we enter into. Based on these judgments we may record tax reserves or adjustments to valuation allowances on deferred tax assets to reflect the expected realizability of future tax benefits. Actual income taxes could vary from these estimates due to future changes in income tax law, significant changes in the jurisdictions in which we operate, our inability to generate sufficient future taxable income or unpredicted results from the final determination of each year's liability by taxing authorities. These changes could have a significant impact on our financial position.

Quantitative and Qualitative Disclosures about Market Risk.

        We are exposed to market risk in the normal course of business due to our ongoing investing and financing activities. Market risk refers to the risk of loss arising from adverse changes in stock prices and interest rates. The risk of loss can be assessed from the perspective of adverse changes in fair values, cash flows and future earnings. We have established policies, procedures and internal processes governing our management of market risks and the use of financial instruments to manage our exposure to such risks.

        We are exposed to changes in stock prices due to our significant investment in DIRECTV, as well as the DIRECTV Collar and our borrowings against such collar. The Collar Loan is due as the DIRECTV Collar terminates in six tranches from June 2009 through August 2012. The timing and amount of repayments are based upon a formula that factors in several variables including the market price of DIRECTV common stock.

Liberty Entertainment, Inc.

Condensed Pro Forma Combined Financial Statements

September 30, 2008

(unaudited)

        Effective February 27, 2008, Liberty Entertainment, Inc. ("LEI") and News Corporation completed an exchange transaction (the "News Exchange") whereby LEI exchanged 512.6 million shares of News Corporation common stock valued at $10,143 million on the date of closing for a subsidiary of News Corporation (the "News Corporation Subsidiary") which held 470.4 million shares of The DIRECTV Group ("DIRECTV") common stock valued at $12,461 million on the date of closing, three regional sports television networks (the "RSNs") and $463 million in cash. The shares of DIRECTV received by LEI represented an approximate 41% ownership interest upon closing, and LEI accounts for DIRECTV as an equity affiliate.

        The following unaudited condensed pro forma combined statements of operations of LEI for the nine months ended September 30, 2008 and for the year ended December 31, 2007 assume that the News Exchange had been completed as of January 1, 2007. The unaudited pro forma results do not purport to be indicative of the results that would have been obtained if the News Exchange had been completed as of such date. The unaudited condensed pro forma combined statement of operations has been presented before giving effect to the non-recurring gain recognized on the News Exchange.

Liberty Entertainment, Inc.

Condensed Pro Forma Combined Statement of Operations

Nine Months Ended September 30, 2008

(unaudited)

	LEI Historical(1)	News Corporation Subsidiary Historical(2)	Pro forma adjustments		LEI pro forma
	(amounts in millions, except per share amounts)
Revenue	$202	36	—		238
Operating expenses	(158)	(19)	—		(177)
Selling, general and administrative expenses	(43)	(3)	—		(46)
Depreciation and amortization	(21)	—	(1	)(3)	(22)

Operating income (loss)	(20)	14	(1)		(7)
Interest expense	(34)	—	—		(34)
Share of earnings of affiliates, net	319	77	(27	)(4)	369
Gains on dispositions of assets, net	3,665	—	(3,665	)(5)	—
Other expense, net	(143)	(1)	—		(144)

Earnings from continuing operations before income taxes and minority interest	3,787	90	(3,693)		184
Income tax benefit (expense)	1,733	(36)	(1,791	)(5)
			11	(8)	(83)

Earnings from continuing operations	$5,520	54	(5,473)		101

Earnings from continuing operations per common share	$11.86				$.22
Weighted average outstanding common shares (in millions)	465.3				465.3

Liberty Entertainment, Inc.

Condensed Pro Forma Combined Statement of Operations

Year Ended December 31, 2007

(unaudited)

	LEI Historical(1)	News Corporation Subsidiary Historical(2)	Pro forma adjustments		LEI pro forma
	(amounts in millions, except per share amounts)
Revenue	$59	215	—		274
Operating expenses	(34)	(161)	—		(195)
Selling, general and administrative expenses	(35)	(16)	—		(51)
Depreciation and amortization	(17)	(2)	(10	)(3)	(29)

Operating income (loss)	(27)	36	(10)		(1)
Dividend and interest income	57	—	(57	)(6)	—
Share of earnings of affiliates, net	6	486	(158	)(7)	334
Other income, net	(1)	(4)	—		(5)

Earnings from continuing operations before income taxes and minority interest	35	518	(225)		328
Income tax expense	(3)	(207)	86	(8)	(124)
Minority interests in earnings of subsidiaries	8	—	—		8

Earnings from continuing operations	$40	311	(139)		212

Basic earnings from continuing operations per common share	$.09				$.46
Basic weighted average outstanding common shares (in millions)	465.3				465.3

Liberty Entertainment, Inc.

Notes to Condensed Pro Forma Combined Financial Statements

September 30, 2008

(unaudited)

(1)
Represents the historical results of operations of LEI derived from the historical financial statements of LMC Entertainment included elsewhere in this Annex C.

(2)
Represents the historical results of operations for the News Corporation Subsidiary for the two months ended February 29, 2008 and for the year ended December 31, 2007, respectively.

(3)
Represents amortization of the RSN's intangible assets recorded in connection with the News Exchange.

(4)
Represents a downward adjustment of News Corporation's historical equity pickup for DIRECTV for the two months ended February 27, 2008 to include amortization of intangible assets included in LEI's excess basis account for DIRECTV.

(5)
Represents the elimination of the gain and related tax benefit recognized in connection with the News Exchange.

(6)
Represents the elimination of the historical News Corporation dividends received by LEI.

(7)
Represents an adjustment of News Corporation's historical equity pickup for DIRECTV to reflect 41% of DIRECTV's earnings for the year ended December 31, 2007. Also includes amortization of the amortizable intangibles included in LEI's excess basis account for DIRECTV.

  Calculation is as follows (amounts in millions):

DIRECTV net income	$1,451
LMC Entertainment %	41%

LMC Entertainment share of net income	595
Amortization of intangibles	(445)
Tax benefit related to amortization	178

LMC Entertainment share of earnings	328
News Corporation share of earnings	(486)

Pro forma adjustment	$(158)

(8)
Represents the estimated income tax effects of the pro forma adjustments (exclusive of the gain elimination described in note 5 above) using an effective tax rate of 38%.

LMC ENTERTAINMENT

CONDENSED COMBINED BALANCE SHEETS

(unaudited)

	September 30, 2008	December 31, 2007
	(amounts in thousands)
Assets
Current assets:
Cash and cash equivalents	$32,211	7,952
Trade and other receivables, net	76,354	1,706
Prepaid program rights	8,148	—
Other current assets	5,378	3,489
Assets of discontinued operations (note 3)	—	296

Total current assets	122,091	13,443

Investment in The DIRECTV Group, Inc. ("DIRECTV") (note 6)	13,026,854	—
Investment in News Corporation (note 7)	—	10,646,814
Investment in GSN, LLC ("GSN") (note 8)	262,747	244,485
Property and equipment, at cost	8,121	4,238
Accumulated depreciation	(3,028)	(2,202)

	5,093	2,036

Goodwill (note 9)	412,215	154,755
Other intangibles (note 9)	199,695	69,435
Accumulated amortization	(43,170)	(25,576)

	156,525	43,859

Other assets	43,162	16,273
Assets of discontinued operations (note 3)	—	19,613

Total assets	$14,028,687	11,141,278

Liabilities and Parent's Investment
Current liabilities:
Accounts payable	$11,225	1,995
Accrued liabilities	23,250	10,848
Financial instrument liability (note 10)	21,336	—
Current portion of debt	453,946	—
Other current liabilities	5,207	3,473
Liabilities of discontinued operations (note 3)	—	1,393

Total current liabilities	514,964	17,709

Long-term debt (note 10)	1,557,555	—
Long-term financial instrument liability (note 10)	120,585	—
Deferred income tax liabilities	1,613,190	3,424,011
Other liabilities	585	675
Liabilities of discontinued operations (note 3)	—	758

Total liabilities	3,806,879	3,443,153

Minority interests in equity of subsidiaries	515	—
Parent's investment:
Parent's investment	3,566,758	3,969,806
Accumulated other comprehensive earnings (loss), net of taxes	(3,368)	2,587,202
Retained earnings	6,657,903	1,141,117

Total parent's investment	10,221,293	7,698,125

Commitments and contingencies (note 14)
Total liabilities and parent's investment	$14,028,687	11,141,278

See accompanying notes to condensed combined financial statements.

LMC ENTERTAINMENT

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(unaudited)

	Nine months ended September 30,
	2008	2007
	(amounts in thousands, except per share amounts)
Revenue	$202,388	42,063

Operating costs and expenses:
Operating	158,388	24,928
Selling, general and administrative, including stock-based compensation (note 13)	42,611	21,913
Depreciation	1,536	1,091
Amortization	19,698	10,657

	222,233	58,589

Operating loss	(19,845)	(16,526)
Other income (expense):
Interest expense	(34,274)	(321)
Dividend and interest income	2,403	57,172
Share of earnings of affiliates, net (notes 6 and 8)	319,318	6,862
Realized and unrealized losses on financial instruments (note 10)	(141,921)	—
Gains (losses) on dispositions, net (note 6)	3,664,571	(463)
Other than temporary declines in fair value of investments	(3,484)	—
Other	—	(141)

	3,806,613	63,109

Earnings from continuing operations before income taxes and minority interest	3,786,768	46,583
Income tax benefit (expense) (note 12)	1,733,250	(4,968)
Minority interests in losses of subsidiaries	—	4,116

Net earnings from continuing operations	5,520,018	45,731
Loss from discontinued operations, net of income taxes (note 3)	(3,232)	(14,883)

Net earnings	$5,516,786	30,848

Unaudited pro forma earnings from continuing operations per common share (note 4)	$11.86	.10
Unaudited pro forma net earnings per common share (note 4)	$11.86	.07

See accompanying notes to condensed combined financial statements.

LMC ENTERTAINMENT

CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE EARNINGS

(unaudited)

	Nine months ended September 30,
	2008	2007
	(amounts in thousands)
Net earnings	$5,516,786	30,848

Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	—	(97)
Unrealized holding gains (losses) arising during the period	(317,342)	234,461
Recognition of previously unrealized gains on available-for-sale securities, net	(2,273,228)	—

Other comprehensive earnings (loss)	(2,590,570)	234,364

Comprehensive earnings	$2,926,216	265,212

See accompanying notes to condensed combined financial statements.

LMC ENTERTAINMENT

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine months ended September 30,
	2008	2007
	(amounts in thousands)
Cash flows from operating activities:
Net earnings	$5,516,786	30,848
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation and amortization	22,243	13,976
Impairment of long-lived assets	—	30,930
Stock-based compensation	1,250	737
Noncash interest	33,690	—
Share of earnings of affiliates, net	(319,318)	(6,862)
Realized and unrealized losses on financial instruments	141,921	—
Losses (gains) on dispositions, net	(3,664,151)	465
Other than temporary declines in fair value of investments	3,484	—
Minority interests in losses of subsidiaries	—	(13,750)
Intercompany tax allocation	(753)	6,904
Intercompany tax payments	(1,745)	—
Deferred income tax benefit	(1,732,835)	(5,712)
Other noncash charges (credits), net	(10)	141
Changes in operating assets and liabilities, net of the effects of acquisitions and dispositions:
Current assets	(60,013)	(31,270)
Payables and other current liabilities	18,547	(4,353)

Net cash provided (used) by operating activities	(40,904)	22,054

Cash flows from investing activities:
Cash received in exchange transaction	463,357	—
Additional investment in equity investee	(1,977,075)	—
Cash paid for acquisitions, net of cash acquired	(6,587)	—
Cash proceeds from sale of business unit	7,923	—
Other investing activities, net	(2,903)	5,033

Net cash provided (used) by investing activities	(1,515,285)	5,033

Cash flows from financing activities:
Borrowings of debt	1,977,075	—
Intercompany cash transfers, net	(396,627)	(28,304)
Other financing activities, net	—	278

Net cash provided (used) by financing activities	1,580,448	(28,026)

Net increase (decrease) in cash and cash equivalents	24,259	(939)
Cash and cash equivalents at beginning of period	7,952	9,558

Cash and cash equivalents at end of period	$32,211	8,619

Available-for-sale securities exchanged for consolidated subsidiary, equity investment and cash	$10,143,402	—

See accompanying notes to condensed combined financial statements.

LMC ENTERTAINMENT

CONDENSED COMBINED STATEMENT OF PARENT'S INVESTMENT

Nine months ended September 30, 2008

(unaudited)

	Parent's investment	Accumulated other comprehensive earnings (loss)	Retained earnings	Total parent's investment
	(amounts in thousands)
Balance at January 1, 2008	$3,969,806	2,587,202	1,141,117	7,698,125
Net earnings	—	—	5,516,786	5,516,786
Other comprehensive loss	—	(2,590,570)	—	(2,590,570)
Intercompany tax allocation	(753)	—	—	(753)
Intercompany tax payments	(1,745)	—	—	(1,745)
Intercompany cash transfers, net	(396,627)	—	—	(396,627)
Other, net	(3,923)	—	—	(3,923)

Balance at September 30, 2008	$3,566,758	(3,368)	6,657,903	10,221,293

See accompanying notes to condensed combined financial statements.

LMC ENTERTAINMENT

Notes to Condensed Combined Financial Statements

September 30, 2008

(unaudited)

(1) Basis of Presentation

        The accompanying combined financial statements of LMC Entertainment or the "Company" represent a combination of the historical financial information of certain video programming and distribution subsidiaries and assets of Liberty Media Corporation ("Liberty"). Upon consummation of the Redemption and the resulting separation of Liberty Entertainment, Inc. ("LEI") from Liberty (the "Split Off") (see note 2), LEI will own the assets and businesses that comprise LMC Entertainment.

        The more significant subsidiaries and investments of Liberty initially comprising LMC Entertainment are as follows:

  Subsidiaries:

    Liberty Sports Holdings, LLC ("Liberty Sports Group")
    FUN Technologies, Inc. ("FUN")
    PicksPal, Inc. ("PicksPal")

  Investments:

    The DIRECTV Group, Inc. ("DIRECTV")
    GSN, LLC ("GSN")

        Liberty Sports Group is comprised of three regional sports television networks in Colorado and Utah, the Northwest United States and western Pennsylvania. FUN operates websites that offer casual games and fantasy sports services. PicksPal operates a website where sports enthusiasts test their knowledge of American sports by predicting the outcome of sporting events. DIRECTV is a provider of digital television entertainment delivered by satellite in the United States and Latin America. GSN operates a basic cable network dedicated to game-related programming and interactive game playing.

        In addition, Liberty will contribute up to $300 million in cash to LEI prior to the Split Off.

Estimates

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. LMC Entertainment considers (i) amortization of program rights, (ii) the estimate of the fair value of its long-lived assets (including goodwill) and any resulting impairment charges, (iii) its accounting for income taxes, and (iv) its assessment of other than temporary declines in value of its investments to be its most significant estimates.

        LMC Entertainment holds investments that are accounted for using the equity method. LMC Entertainment does not control the decision making process or business management practices of these affiliates. Accordingly, LMC Entertainment relies on management of these affiliates to provide it with accurate financial information prepared in accordance with GAAP that LMC Entertainment uses in the application of the equity method. In addition, LMC Entertainment relies on audit reports that are provided by the affiliates' independent auditors on the financial statements of such affiliates. The

LMC ENTERTAINMENT

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2008

(unaudited)

(1) Basis of Presentation (Continued)

Company is not aware, however, of any errors in or possible misstatements of the financial information provided by its equity affiliates that would have a material effect on LMC Entertainment's combined financial statements.

(2) Split Off Transaction

        During the fourth quarter of 2008, the Board of Directors of Liberty approved a plan to redeem a portion of the outstanding shares of Liberty's Entertainment Group tracking stock for all of the outstanding shares of LEI (the "Redemption").

        In connection with the Redemption, Liberty will redeem 90% of the outstanding shares of each series of Liberty Entertainment common stock for 100% of the outstanding shares of the same series of LEI, with cash in lieu of fractional shares, in each case, as of a date to be determined by the board of Liberty (the "Redemption Date"). Immediately following the Redemption Date, the holders of Liberty Entertainment common stock will own 100% of the outstanding equity of LEI. The Split Off is conditioned on, among other matters, receipt of stockholder approval and receipt of a private letter ruling from the IRS and a tax opinion from tax counsel and is expected to occur in the second quarter of 2009. The Split Off will be accounted for at historical cost due to the fact that the LEI common stock is to be distributed pro rata to holders of Liberty Entertainment tracking stock.

        Following the Split Off, LEI and Liberty will operate independently, and neither will have any stock ownership, beneficial or otherwise, in the other. In connection with the Redemption, LEI and Liberty will enter into certain agreements in order to govern certain of the ongoing relationships between LEI and Liberty after the split-off and to provide mechanisms for an orderly transition. These agreements include a Reorganization Agreement, a Services Agreement and a Tax Sharing Agreement.

        The Reorganization Agreement provides for, among other things, the principal corporate transactions required to effect the Split Off and cross indemnities. Pursuant to the Services Agreement, Liberty will provide LEI with office space and certain general and administrative services including accounting, finance, human resources, information technology, investor relations and tax services. LEI will reimburse Liberty for direct, out-of-pocket expenses incurred by Liberty in providing these services and for LEI's allocable portion of costs associated with any shared services or personnel.

        Under the Tax Sharing Agreement, LEI will generally be responsible for all taxes attributable to it and its businesses whether accruing before, on or after the Split Off, and Liberty will generally be responsible for all taxes attributable to it and its businesses, other than those businesses that are transferred to LEI at the time of the Split Off. In addition, LEI has agreed to indemnify Liberty and its subsidiaries for any loss, including any taxes owed by Liberty and its subsidiaries as a result of (i) the failure of the Split Off to be a tax-free transaction described under Sections 355 and 368(a)(1)(D) of the Code, (ii) section 355(e) of the Code applying to the News Corporation Exchange or to any of the internal distributions effected by subsidiaries of News Corporation in connection with the News Corporation Exchange as a result of the Split Off or any actions taken by LEI or its subsidiaries following the Split Off, or (iii) any breach by LEI of certain covenants (applicable to actions or failures to act by LEI and its subsidiaries following the completion of the Split Off) that relate to the qualification of the Split Off, the News Corporation Exchange and certain restructuring

LMC ENTERTAINMENT

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2008

(unaudited)

(2) Split Off Transaction (Continued)

transactions related to the News Corporation Exchange as tax-free transactions. The foregoing indemnity will not apply if any such loss results from a breach by Liberty of certain post-split-off covenants that relate to the qualification of the Split Off, the News Corporation Exchange and certain restructuring transactions related to the News Corporation Exchange as tax-free transactions. Special allocation rules also apply with respect to certain taxes and tax items arising from the issuance of Liberty's tracking stock, carrybacks of certain tax benefits, and employee or director compensation and employee benefits.

(3) Discontinued Operations

        On April 28, 2008, LMC Entertainment completed the sale of its 100% ownership interest in Don Best, a wholly-owned subsidiary of FUN. Don Best provided customized subscription services for real time odds, major line move alerts, injury reports and statistical reports, and was previously included in the FUN Sports reporting segment. Don Best was sold to an unaffiliated third party for aggregate net cash proceeds, notes receivable and stock valued at $16,507,000, and LMC Entertainment recognized a pre-tax loss on the sale of $417,000.

        The combined financial statements and accompanying notes of LMC Entertainment have been prepared reflecting Don Best as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment and Disposal of Long-lived Assets". The cash flows of Don Best have been included with the cash flows from continuing operations in the accompanying condensed combined statements of cash flows.

        The following table presents the results of operations of Don Best that are included in loss from discontinued operations, net of income tax:

	Nine months September 30,
	2008	2007
	(amounts in thousands)
Revenue	$2,127	7,938
Loss before income taxes(1)	$(3,525)	(19,019)

  (1)
  Includes a $30,930,000 goodwill and other intangible asset impairment charge in 2007.

(4) Unaudited Pro Forma Earnings (Loss) Per Common Share

        Unaudited pro forma earnings (loss) per common share for all periods presented is computed by dividing net earnings (loss) for the respective period by 465,274,330 common shares, which is the number of shares that would have been issued if the Split Off had occurred on September 30, 2008.

(5) Recent Accounting Pronouncements

        In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), "Business Combinations" ("Statement 141R"). Statement 141R replaces Statement of Financial

LMC ENTERTAINMENT

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2008

(unaudited)

(5) Recent Accounting Pronouncements (Continued)

Accounting Standards No. 141, "Business Combinations" ("Statement 141"), although it retains the fundamental requirement in Statement 141 that the acquisition method of accounting be used for all business combinations. Statement 141R establishes principles and requirements for how the acquirer in a business combination (a) recognizes and measures the assets acquired, liabilities assumed and any noncontrolling interest in the acquiree, (b) recognizes and measures the goodwill acquired in a business combination or a gain from a bargain purchase and (c) determines what information to disclose regarding the business combination. Statement 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first fiscal year after December 15, 2008.

        In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, "Noncontrolling Interests in Consolidated Financial Statements" ("Statement 160"). Statement 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary, commonly referred to as minority interest. Among other matters, Statement 160 requires (a) the noncontrolling interest be reported within equity in the balance sheet and (b) the amount of consolidated net income attributable to the parent and to the noncontrolling interest to be clearly presented in the statement of income. Statement 160 is effective for fiscal years beginning after December 15, 2008. Statement 160 is to be applied prospectively, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. LMC Entertainment expects that its adoption of Statement 160 in 2009 will impact the accounting for the purchase and sale and the presentation of the noncontrolling interests in its subsidiaries.

(6) Investment in The DIRECTV Group, Inc.

        On February 27, 2008, LMC Entertainment completed a transaction with News Corporation (the "News Corporation Exchange") in which LMC Entertainment exchanged all of its 512.6 million shares of News Corporation common stock valued at approximately $10,143 million on the closing date for a subsidiary of News Corporation that held an approximate 41% interest in DIRECTV, Liberty Sports Group and approximately $463 million in cash. In addition, LMC Entertainment incurred approximately $21 million of acquisition costs. LMC Entertainment recognized a pre-tax gain of approximately $3,665 million based on the difference between the fair value and the weighted average cost basis of the News Corporation shares exchanged.

        LMC Entertainment accounted for the News Corporation Exchange as a nonmonetary exchange under APB opinion No. 29 "Accounting for Nonmonetary Transactions." Accordingly, LMC Entertainment recorded the assets received at an amount equal to the fair value of the News Corporation common stock given up. Such amount was allocated to DIRECTV and Liberty Sports Group based on their relative fair values as follows (amounts in thousands):

Cash	$463,357
DIRECTV	10,765,063
Liberty Sports Group	448,401
Deferred tax liability	(1,512,386)

Total	$10,164,435

LMC ENTERTAINMENT

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2008

(unaudited)

(6) Investment in The DIRECTV Group, Inc. (Continued)

        The value attributed to LMC Entertainment's investment in DIRECTV exceeded LMC Entertainment's proportionate share of DIRECTV's equity by approximately $8,022 million. Such amount has been allocated within memo accounts used for equity accounting purposes as follows (amounts in thousands):

Subscriber list	$2,475,660
Trade name	2,676,577
Orbital slots	3,693,439
Goodwill	2,382,191
Satellites	153,859
Software technology	514,774
Programming liability	(114,576)
Deferred tax liability	(3,759,893)

Total	$8,022,031

        LMC Entertainment estimated the fair values of Liberty Sports Group and DIRECTV's assets using a combination of discounted cash flows and market prices for comparable assets. Such estimates are preliminary and are subject to change upon completion of LMC Entertainment's purchase price allocation process. LMC Entertainment has ascribed a useful life of 7 years to the subscriber list, 12 years to the satellites, 8 years to the software technology and indefinite lives to the orbital slots, trade name and goodwill. Amortization related to the intangible assets with identifiable useful lives within the memo accounts is included in LMC Entertainment's share of earnings of DIRECTV in the accompanying condensed combined statement of operations and aggregated $152,824,000 (net of related taxes) for the 7 months ended September 30, 2008.

        The following unaudited pro forma information for LMC Entertainment for the nine months ended September 30, 2008 and 2007 was prepared assuming the News Corporation Exchange occurred on January 1, 2008 and January 1, 2007, respectively. The pro forma amounts are not necessarily indicative of operating results that would have been obtained if the News Corporation Exchange had occurred on such dates.

	Nine months ended September 30,
	2008	2007
	(amounts in thousands, except per share amounts)
Revenue	$238,334	206,040
Earnings from continuing operations	$100,783	211,363
Net earnings	$97,551	196,480
Pro forma net earnings per common share	$.21	.42

        The foregoing earnings from continuing operations and net earnings amounts exclude the gain and related tax benefit recognized in connection with the News Corporation Exchange.

LMC ENTERTAINMENT

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2008

(unaudited)

(6) Investment in The DIRECTV Group, Inc. (Continued)

        On April 3, 2008, LMC Entertainment purchased 78.3 million additional shares of DIRECTV common stock in a private transaction for cash consideration of approximately $1,977 million. LMC Entertainment funded the purchase with borrowings against a newly executed equity collar on 110 million DIRECTV common shares. As of May 5, 2008, LMC Entertainment's ownership in DIRECTV was approximately 47.9%, and LMC Entertainment and DIRECTV entered into a standstill agreement. Pursuant to the standstill agreement, in the event LMC Entertainment's ownership interest goes above 47.9%, LMC Entertainment has agreed to vote its shares of DIRECTV which represent the excess ownership interest above 47.9% in the same proportion as all DIRECTV shareholders other than LMC Entertainment. Accordingly, although LMC Entertainment's economic ownership in DIRECTV reached 51% at September 30, 2008 due to stock repurchases by DIRECTV, LMC Entertainment continues to account for such investment using the equity method of accounting. LMC Entertainment records its share of DIRECTV's earnings based on its economic interest in DIRECTV.

        During the period from February 27, 2008 to September 30, 2008, subsidiaries of LMC Entertainment recognized $19,669,000 in revenue from DIRECTV for distribution of their programming. The fair value of the Company's 51% interest in DIRECTV was approximately $14,366 million at September 30, 2008. Summarized unaudited financial information for DIRECTV is as follows:

  DIRECTV Consolidated Balance Sheet

September 30, 2008
(amounts in millions)
Current assets	$5,022
Satellites, net	2,515
Property and equipment, net	4,044
Goodwill	3,786
Intangible assets	1,275
Other assets	873

Total assets	$17,515

Current liabilities	$3,387
Deferred income taxes	613
Long-term debt	5,755
Other liabilities	1,764
Minority interest	71
Stockholders' equity	5,925

Total liabilities and equity	$17,515

LMC ENTERTAINMENT

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2008

(unaudited)

(6) Investment in The DIRECTV Group, Inc. (Continued)

  DIRECTV Consolidated Statement of Operations

Nine months ended September 30, 2008
(amounts in millions)
Revenue	$14,379
Cost of revenue	(7,122)
Selling, general and administrative expenses	(3,466)
Depreciation and amortization	(1,675)

Operating income	2,116
Interest expense	(248)
Other income, net	33
Income tax expense	(712)

Net earnings	$1,189

(7) Investment in News Corporation

        As described in note 6 above, on February 27, 2008, LMC Entertainment exchanged all of its shares of News Corporation common stock for a subsidiary of News Corporation.

(8) Investment in GSN, LLC

        LMC Entertainment and Sony Pictures Entertainment, a division of Sony Corporation of America, which is a subsidiary of Sony Corporation, each own 50% of GSN, LLC. GSN, LLC owns and operates a basic cable network dedicated to game-related programming and interactive game playing. GSN offers 24-hour programming featuring game shows, casino games, reality series, documentaries and other game-related shows. GSN features a full prime-time schedule of interactive programming, which allows viewers a chance to play along with GSN's televised games via GSN.com. LMC Entertainment accounts for its investment in GSN using the equity method of accounting.

LMC ENTERTAINMENT

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2008

(unaudited)

(9) Goodwill and Other Intangibles

        Changes in the carrying amount of goodwill are as follows:

	Liberty Sports Group	FUN Games	GSN	Other	Total
	(amounts in thousands)
Balance at January 1, 2008	$—	118,046	17,000	19,709	154,755
Acquisitions(1)(2)	249,334	—	—	8,737	258,071
Other	—	(611)	—	—	(611)

Balance at September 30, 2008	$249,334	117,435	17,000	28,446	412,215

(1)
The $249,334,000 increase in goodwill relates to the News Corporation Exchange (see note 6) and represents the difference between the value allocated to Liberty Sports Group and the estimated fair value of the Liberty Sports Group identifiable tangible and intangible assets acquired. Such goodwill is subject to adjustment pending the completion of the Company's purchase price allocation process.

(2)
On September 30, 2007, LMC Entertainment acquired an 18% ownership interest in Pickspal, Inc. ("Pickspal") for $3,000,000, which was accounted for as a cost investment. On September 12, 2008, LMC Entertainment acquired an additional 55% ownership interest in Pickspal for net cash of $6,587,000. As a result of LMC Entertainment's total 73% interest in Pickspal, the results of Pickspal became consolidated into the financial statements of LMC Entertainment, with a minority interest established for the 27% interest not owned by LMC Entertainment. Goodwill of $8,737,000 was recorded in conjunction with the accounting for this transaction.

Intangible Assets Subject to Amortization

        Intangible assets subject to amortization are comprised primarily of software technology, which is amortized over 4-5 years, and customer relationships, which are amortized over 3-4 years.

        Based on its amortizable intangible assets as of September 30, 2008, LMC Entertainment expects that amortization expense will be as follows for the next five years (amounts in millions):

Remainder of 2008	$4,417
2009	$19,246
2010	$13,466
2011	$12,222
2012	$10,514

(10) Financial Instrument and Long-Term Debt

        In April 2008, LMC Entertainment entered into an equity collar (the "DIRECTV Collar") for 110 million shares of DIRECTV common stock and a related credit facility against the present value of the put value of such collar. At the time of closing, LMC Entertainment borrowed approximately

LMC ENTERTAINMENT

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2008

(unaudited)

(10) Financial Instrument and Long-Term Debt (Continued)

$1,977 million. The borrowing facility is due as the DIRECTV Collar terminates in six tranches from June 2009 through August 2012. Each tranche is repayable during a six-month period based upon a formula that factors in several variables including the market price of DIRECTV common stock. Interest accrues at an effective weighted average interest rate of 3.5% and is due and payable as each tranche matures. Borrowings are collateralized by 170 million shares of DIRECTV common stock owned by LMC Entertainment. The DIRECTV Collar contains a provision that allows the counterparty to terminate a portion of the DIRECTV Collar if the total number of shares of DIRECTV underlying the DIRECTV Collar exceeds 20% of the outstanding public float of DIRECTV common stock. In the event the counterparty chooses to terminate a portion of the DIRECTV Collar, the repayment of the corresponding debt would be accelerated. The counterparty has agreed to waive its right to terminate a portion of the DIRECTV Collar until early May 2009, subject to the condition that the total number of shares underlying the DIRECTV Collar does not exceed 23% of the outstanding public float of DIRECTV common stock. As of December 31, 2008, the total number of shares underlying the DIRECTV Collar did not exceed such 23% limit. LMC Entertainment accounts for the DIRECTV Collar as a derivative instrument and records such derivative at fair value using the Black-Scholes Model. Changes in the fair value of the DIRECTV Collar are reflected in the combined statements of operations as unrealized gains or losses on financial instruments. The Company's use of the Black-Scholes Model to value the DIRECTV Collar is considered a Level 2 valuation technique, which uses observable inputs such as exchange-traded equity prices, risk-free interest rates, dividend yields and volatilities.

(11) Stock Options and Stock Appreciation Rights

        Certain directors and employees of Liberty have been granted options, stock appreciation rights ("SARs") and options with tandem SARs to purchase shares of Liberty common stock (collectively, "Awards").

        In connection with the Split Off, Awards with respect to Liberty Series A and Series B Entertainment Group tracking stock will be converted, in part, to Awards with respect to LEI common stock.

        If the Split Off had been effective as of September 30, 2008, approximately 9.7 million LEI Series Awards and 5.4 million LEI Series B Awards would have been issued.

(12) Income Taxes

Effective Tax Rate

        The News Corporation Exchange qualifies as an IRC Section 355 transaction, and therefore did not trigger federal or state income tax obligations. In addition, upon consummation of this exchange transaction, deferred tax liabilities previously recorded for the difference between LMC Entertainment's book and tax bases in its News Corporation investment in the amount of approximately $1,791 million were reversed with an offset to income tax benefit. Due to the foregoing tax treatment, a federal income tax benefit adjustment of approximately $2,933 million will be included in LMC

LMC ENTERTAINMENT

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2008

(unaudited)

(12) Income Taxes (Continued)

Entertainment's reconciliation of computed "expected" income taxes to actual income taxes for the year ended December 31, 2008.

(13) Transactions with Related Parties

        The accompanying condensed combined statements of operations include certain general and administrative overhead expenses allocated by Liberty to LMC Entertainment, as well as direct costs incurred by Liberty related to LMC Entertainment's businesses. Such overhead expenses are intended to reflect the historical cost to Liberty of managing the assets and businesses of LMC Entertainment and may not be reflective of costs that LMC Entertainment would incur on an arm's length basis. Such expenses aggregated $3,038,000 and $1,463,000 for the nine months ended September 30, 2008 and 2007, respectively.

(14) Commitments and Contingencies

Program Rights

        Liberty Sports Group has commitments to purchase the rights to broadcast games of certain professional and collegiate sports teams in its broadcast areas through 2020. Such commitments aggregated approximately $1,228 million at September 30, 2008 and are due as follows (amounts in thousands):

2009	$128,557
2010	$132,810
2011	$131,282
2012	$119,910
2013	$103,355
Thereafter	$612,209

Royalty and Advertising Payments

        FUN has entered into exclusive affiliate partner agreements to offer its skill games and fantasy sports products with various internet portals and destination sites. Certain of these agreements contain provisions for minimum royalty and advertising payments.

Operating Leases

        LMC Entertainment leases office facilities and certain equipment under lease arrangements.

Litigation

        LMC Entertainment has contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible LMC Entertainment may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be

LMC ENTERTAINMENT

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2008

(unaudited)

(14) Commitments and Contingencies (Continued)

required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.

(15) Information About LMC Entertainment's Operating Segments

        LMC Entertainment owns controlling and noncontrolling interests in video programming and video distribution companies. Each of the Company's businesses is separately managed. LMC Entertainment identifies its reportable segments as (A) those subsidiaries that represent 10% or more of its combined revenue, earnings before income taxes or total assets and (B) those equity method affiliates whose share of earnings represent 10% or more of LMC Entertainment's pre-tax earnings.

        LMC Entertainment evaluates performance and makes decisions about allocating resources to its operating segments based on financial measures such as revenue and Adjusted OIBDA.

        LMC Entertainment defines Adjusted OIBDA as revenue less operating expenses and selling, general and administrative expenses (excluding stock-based compensation). LMC Entertainment believes this is an important indicator of the operational strength and performance of its businesses, including each business's ability to service debt and fund capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock-based compensation and impairment charges that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. LMC Entertainment generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current prices.

        For the nine months ended September 30, 2008, LMC Entertainment has identified the following subsidiaries as its reportable segments:

  •
  Liberty Sports Group—subsidiary comprised of three regional sports television networks—FSN Rocky Mountain, FSN Northwest and FSN Pittsburgh.

  •
  FUN Games—a division of FUN that offers a range of free and tournament skill games through its own Internet sites and through distribution partners.

  •
  DIRECTV—an equity affiliate that provides digital television entertainment delivered by satellite in the United States and Latin America.

        Our "Other" reportable segment includes FUN's Sports division and corporate expenses.

        LMC Entertainment's reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technologies,

LMC ENTERTAINMENT

Notes to Condensed Combined Financial Statements (Continued)

September 30, 2008

(unaudited)

(15) Information About LMC Entertainment's Operating Segments (Continued)

distribution channels and marketing strategies. The accounting policies of the segments that are also subsidiaries are the same as those described in the summary of significant policies.

	Combined Reportable Segments				Equity Affiliate
	Liberty Sports Group	FUN Games
			Other	Total	DIRECTV
	(amounts in thousands)
Nine months ended September 30, 2008
Revenue from external customers	$153,096	41,379	7,913	202,388	14,379,000
Adjusted OIBDA	$2,632	6,158	(6,151)	2,639	3,791,000
Total assets	$515,278	152,960	13,360,449	14,028,687	17,515,000
Nine months ended September 30, 2007
Revenue from external customers	$—	31,213	10,850	42,063	—
Adjusted OIBDA	$—	4,068	(8,109)	(4,041)	—

        The following table provides a reconciliation of segment Adjusted OIBDA to earnings before income taxes and minority interest:

	Nine months ended September 30,
	2008	2007
	(amounts in thousands)
Combined segment Adjusted OIBDA	$2,639	(4,041)
Stock-based compensation	(1,250)	(737)
Depreciation and amortization	(21,234)	(11,748)
Interest expense	(34,274)	(321)
Share earnings of affiliates, net	319,318	6,862
Realized and unrealized losses on financial instruments	(141,921)	—
Gains on dispositions, net	3,664,571	(463)
Other, net	(1,081)	57,031

Earnings before income taxes and minority interest	$3,786,768	46,583

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Liberty Media Corporation:

        We have audited the accompanying combined balance sheets of LMC Entertainment (the Company) (as defined in note 1) as of December 31, 2007 and 2006, and the related combined statements of operations, comprehensive earnings (loss), cash flows, and parent's investment for each of the years in the three-year period ended December 31, 2007. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of LMC Entertainment as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

        As discussed in note 3 to the accompanying combined financial statements, effective January 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109.

KPMG LLP

Denver, Colorado
January 21, 2009

LMC ENTERTAINMENT

COMBINED BALANCE SHEETS

December 31, 2007 and 2006

	2007	2006
	amounts in thousands
Assets
Current assets:
Cash and cash equivalents	$7,952	9,558
Trade and other receivables, net	1,706	1,181
Prepaid expenses	1,873	1,044
Other current assets	1,616	927
Assets of discontinued operations (note 5)	296	464

Total current assets	13,443	13,174

Investment in News Corporation (note 7)	10,646,814	11,158,084
Investments in GSN, LLC ("GSN") (note 8)	244,485	256,228
Property and equipment, at cost	4,238	4,897
Accumulated depreciation	(2,202)	(1,158)

	2,036	3,739

Goodwill (note 3)	154,755	86,092
Other intangibles (note 3)	69,435	55,483
Accumulated amortization	(25,576)	(9,365)

	43,859	46,118

Other assets	16,273	5,880
Assets of discontinued operations (note 5)	19,613	48,699

Total assets	$11,141,278	11,618,014

Liabilities and Parent's Investment
Current liabilities:
Accounts payable	$1,995	1,328
Accrued prize liability	1,592	1,934
Accrued withholding taxes	2,528	4,347
Other accrued liabilities	6,728	3,252
Accrued interest	—	16,131
Other current liabilities (note 3)	3,473	2,695
Liabilities of discontinued operations (note 5)	1,393	2,126

Total current liabilities	17,709	31,813

Income taxes payable (note 9)	—	57,347
Deferred income tax liabilities (note 9)	3,424,011	3,591,216
Other liabilities	675	1,528
Liabilities of discontinued operations (note 5)	758	3,456

Total liabilities	3,443,153	3,685,360

Minority interests in equity of subsidiaries	—	48,539
Parent's investment:
Parent's investment	3,969,806	3,913,203
Accumulated other comprehensive earnings, net of taxes (note 11)	2,587,202	2,904,162
Retained earnings	1,141,117	1,066,750

Total parent's investment	7,698,125	7,884,115

Commitments and contingencies (note 13)
Total liabilities and parent's investment	$11,141,278	11,618,014

See accompanying notes to combined financial statements.

LMC ENTERTAINMENT

COMBINED STATEMENTS OF OPERATIONS

Years ended December 31, 2007, 2006 and 2005

	2007		2006	2005
	amounts in thousands, except per share amounts
Revenue		$58,963	31,867	—

Operating costs and expenses:
Operating		33,750	24,237	—
Selling, general and administrative, including stock-based compensation		35,277	26,621	1,478
Depreciation		1,445	1,138	—
Amortization		15,760	11,544	—
Impairment of long-lived assets (note 3)		—	77,151	—

		86,232	140,691	1,478

Operating loss		(27,269)	(108,824)	(1,478)
Other income (expense):
Dividend and interest income		57,284	57,227	58,150
Share of earnings of GSN		5,757	8,220	3,515
Other than temporary decline in fair value of investment in News Corporation (note 7)		—	—	(351,592)
Other, net		(899)	(13,678)	(2,727)

		62,142	51,769	(292,654)

Earnings (loss) from continuing operations before income taxes and minority interest		34,873	(57,055)	(294,132)
Income tax benefit (expense) (note 9)		(2,782)	(275)	127,186
Minority interests in losses of subsidiaries		8,271	11,559	—

Net earnings (loss) from continuing operations		40,362	(45,771)	(166,946)
Loss from discontinued operations, net of income taxes (note 5)		(13,504)	(5,415)	—

Net earnings (loss)		$26,858	(51,186)	(166,946)

Unaudited pro forma earnings (loss) from continuing operations per common share (note 3)	$	..09	(.10)	(.36)
Unaudited pro forma net earnings (loss) per common share (note 3)	$	..06	(.11)	(.36)

See accompanying notes to combined financial statements.

LMC ENTERTAINMENT

COMBINED STATEMENTS OF COMPREHENSIVE EARNINGS (LOSS)

Years ended December 31, 2007, 2006 and 2005

	2007	2006	2005
	amounts in thousands
Net earnings (loss)	$26,858	(51,186)	(166,946)

Other comprehensive earnings (loss), net of taxes (note 11):
Unrealized holding gains (losses) arising during the period	(316,907)	1,850,512	(927,856)
Foreign currency translation adjustments	(53)	(2)	—
Recognition of previously unrealized losses on available-for-sale securities, net	—	—	217,987

Other comprehensive earnings (loss)	(316,960)	1,850,510	(709,869)

Comprehensive earnings (loss)	$(290,102)	1,799,324	(876,815)

See accompanying notes to combined financial statements.

LMC ENTERTAINMENT

COMBINED STATEMENTS OF CASH FLOWS

Years ended December 31, 2007, 2006 and 2005

	2007	2006	2005
	amounts in thousands (see note 4)
Cash flows from operating activities:
Net earnings (loss)	$26,858	(51,186)	(166,946)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	16,272	15,867	—
Impairment of long-lived assets	30,930	87,585	—
Other than temporary decline in fair value of investment	—	—	351,592
Stock-based compensation	4,421	483	—
Share of earnings of GSN	(5,757)	(8,220)	(3,515)
Minority interests in losses of subsidiaries	(16,693)	(13,902)	—
Intercompany tax allocation	6,735	3,589	2,576
Deferred income tax benefit	(6,399)	(3,875)	(129,763)
Other noncash charges, net	854	13,733	2,729
Changes in operating assets and liabilities, net of the effects of acquisitions and dispositions:
Current assets	(1,709)	35	—
Payables and other current liabilities	(4,569)	(8,096)	—

Net cash provided by operating activities	50,943	36,013	56,673

Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(105,804)	(173,766)	—
Capital expenditures	(833)	(2,674)	—
Distribution from GSN	17,500	10,000	—
Other investing activities, net	(12,783)	(979)	(2,444)

Net cash used in investing activities	(101,920)	(167,419)	(2,444)

Cash flows from financing activities:
Intercompany cash transfers, net	49,868	135,866	(54,229)
Other financing activities, net	(497)	5,098	—

Net cash provided by (used in) financing activities	49,371	140,964	(54,229)

Net increase (decrease) in cash and cash equivalents	(1,606)	9,558	—
Cash and cash equivalents at beginning of year	9,558	—	—

Cash and cash equivalents at end of year	$7,952	9,558	—

See accompanying notes to combined financial statements.

LMC ENTERTAINMENT

COMBINED STATEMENTS OF PARENT'S INVESTMENT

Years ended December 31, 2007, 2006 and 2005

	Parent's investment	Accumulated other comprehensive earnings	Retained earnings	Total parent's investment
	amounts in thousands
Balance at January 1, 2005	$3,827,960	1,760,074	1,284,882	6,872,916
Net loss	—	—	(166,946)	(166,946)
Other comprehensive loss	—	(709,869)	—	(709,869)
Intercompany tax allocation	2,576	—	—	2,576
Intercompany cash transfers, net	(54,229)	—	—	(54,229)

Balance at December 31, 2005	3,776,307	1,050,205	1,117,936	5,944,448
Net loss	—	—	(51,186)	(51,186)
Other comprehensive earnings	—	1,850,510	—	1,850,510
Acquisition (note 4)	—	3,447	—	3,447
Intercompany tax allocation	3,589	—	—	3,589
Intercompany cash transfers, net	135,866	—	—	135,866
Other	(2,559)	—	—	(2,559)

Balance at December 31, 2006	3,913,203	2,904,162	1,066,750	7,884,115
Net earnings	—	—	26,858	26,858
Other comprehensive loss	—	(316,960)	—	(316,960)
Cumulative effect of accounting change (note 3)	—	—	47,509	47,509
Intercompany tax allocation	6,735	—	—	6,735
Intercompany cash transfers, net	49,868	—	—	49,868

Balance at December 31, 2007	$3,969,806	2,587,202	1,141,117	7,698,125

See accompanying notes to combined financial statements.

LMC ENTERTAINMENT

Notes to Combined Financial Statements

December 31, 2007, 2006 and 2005

(1) Basis of Presentation

        The accompanying combined financial statements of LMC Entertainment or the "Company" represent a combination of the historical financial information of certain video programming and distribution subsidiaries and assets of Liberty Media Corporation ("Liberty"). Upon consummation of the Redemption and the resulting separation of Liberty Entertainment, Inc. ("LEI") from Liberty (the "Split Off") (see note 2), LEI will own the assets and businesses that comprise LMC Entertainment.

        The more significant subsidiaries and investments of Liberty initially comprising LMC Entertainment are as follows:

  Subsidiaries:

    Liberty Sports Holdings, LLC ("Liberty Sports Group"), acquired in February 2008
    FUN Technologies, Inc. ("FUN")
    PicksPal, Inc. ("PicksPal"), acquired in September 2008.

  Investments:

    News Corporation, disposed of in February 2008
    The DIRECTV Group, Inc. ("DIRECTV"), acquired in February 2008
    GSN, LLC ("GSN")

        Liberty Sports Group is comprised of three regional sports television networks in Colorado and Utah, the Northwest United States and western Pennsylvania. FUN operates websites that offer casual gaming and fantasy sports services. PicksPal operates a website where sports enthusiasts test their knowledge of American sports by predicting the outcome of sporting events. DIRECTV is a provider of digital television entertainment delivered by satellite in the United States and Latin America. GSN operates a basic cable network dedicated to game-related programming and interactive game playing. As Liberty Sports Group and PicksPal were not acquired until 2008, their financial position and results of operations are not included in the accompanying combined financial statements.

        In addition, Liberty will contribute up to $300 million in cash to LEI prior to the Split Off.

(2) Split Off Transaction

        During the fourth quarter of 2008, the Board of Directors of Liberty approved a plan to redeem a portion of the outstanding shares of Liberty's Entertainment Group tracking stock for all of the outstanding shares of LEI (the "Redemption").

        In connection with the Redemption, Liberty will redeem 90% of the outstanding shares of each series of Liberty Entertainment common stock for 100% of the outstanding shares of the same series of LEI, with cash in lieu of fractional shares, in each case, as of a date to be determined by the board of Liberty (the "Redemption Date"). Immediately following the Redemption Date, the holders of Liberty Entertainment common stock will own 100% of the outstanding equity of LEI. The Split Off is conditioned on, among other matters, receipt of stockholder approval and receipt of a private letter ruling from the IRS and a tax opinion from tax counsel and is expected to occur in the second quarter of 2009. The Split Off will be accounted for at historical cost due to the fact that the LEI common stock is to be distributed pro rata to holders of Liberty Entertainment tracking stock.

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2007, 2006 and 2005

(2) Split Off Transaction (Continued)

        Following the Split Off, LEI and Liberty will operate independently, and neither will have any stock ownership, beneficial or otherwise, in the other. In connection with the Redemption, LEI and Liberty will enter into certain agreements in order to govern certain of the ongoing relationships between LEI and Liberty after the Split Off and to provide mechanisms for an orderly transition. These agreements include a Reorganization Agreement, a Services Agreement and a Tax Sharing Agreement.

        The Reorganization Agreement provides for, among other things, the principal corporate transactions required to effect the Split Off and cross indemnities. Pursuant to the Services Agreement, Liberty will provide LEI with office space and certain general and administrative services including accounting, finance, human resources, information technology, investor relations and tax services. LEI will reimburse Liberty for direct, out-of-pocket expenses incurred by Liberty in providing these services and for LEI's allocable portion of costs associated with any shared services or personnel.

        Under the Tax Sharing Agreement, LEI will generally be responsible for all taxes attributable to it and its businesses whether accruing before, on or after the Split Off, and Liberty will generally be responsible for all taxes attributable to it and its businesses, other than those businesses that are transferred to LEI at the time of the Split Off. In addition, LEI has agreed to indemnify Liberty and its subsidiaries for any loss, including any taxes owed by Liberty and its subsidiaries as a result of (i) the failure of the Split Off to be a tax-free transaction described under Sections 355 and 368(a)(1)(D) of the Code, (ii) section 355(e) of the Code applying to the News Corporation Exchange or to any of the internal distributions effected by subsidiaries of News Corporation in connection with the News Corporation Exchange as a result of the Split Off or any actions taken by LEI or its subsidiaries following the Split Off, or (iii) any breach by LEI of certain covenants (applicable to actions or failures to act by LEI and its subsidiaries following the completion of the Split Off) that relate to the qualification of the Split Off, the News Corporation Exchange and certain restructuring transactions related to the News Corporation Exchange as tax-free transactions. The foregoing indemnity will not apply if any such loss results from a breach by Liberty of certain post-split-off covenants that relate to the qualification of the Split Off, the News Corporation Exchange and certain restructuring transactions related to the News Corporation Exchange as tax-free transactions. Special allocation rules also apply with respect to certain taxes and tax items arising from the issuance of Liberty's tracking stock, carrybacks of certain tax benefits, and employee or director compensation and employee benefits.

(3) Summary of Significant Accounting Policies

Cash and Cash Equivalents

        Cash equivalents consist of investments which are readily convertible into cash and have maturities of three months or less at the time of acquisition.

Receivables

        Receivables are reflected net of an allowance for doubtful accounts. Such allowance aggregated $33,000 and $442,000 at each of December 31, 2007 and 2006, respectively.

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2007, 2006 and 2005

(3) Summary of Significant Accounting Policies (Continued)

Investments

        All marketable equity and debt securities held by the Company are classified as available-for-sale ("AFS") and are carried at fair value generally based on quoted market prices. Unrealized holding gains and losses on AFS securities are carried net of taxes as a component of accumulated other comprehensive earnings in parent's investment. Realized gains and losses are determined on an average cost basis. Other investments in which the Company's ownership interest is less than 20% and are not considered marketable securities are carried at cost.

        For those investments in affiliates in which the Company has the ability to exercise significant influence, the equity method of accounting is used. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's share of net earnings or losses of the affiliate as they occur rather than as dividends or other distributions are received. Losses are limited to the extent of the Company's investment in, advances to and commitments for the investee. The Company's share of net earnings or loss of affiliates also includes any other than temporary declines in fair value recognized during the period.

        Changes in the Company's proportionate share of the underlying equity of a subsidiary or equity method investee, which result from the issuance of additional equity securities by such subsidiary or equity investee, are recognized as increases or decreases in stockholders' equity.

        The Company continually reviews its investments to determine whether a decline in fair value below the cost basis is other than temporary. The primary factors the Company considers in its determination are the length of time that the fair value of the investment is below the Company's carrying value; and the financial condition, operating performance and near term prospects of the investee. In addition, the Company considers the reason for the decline in fair value, be it general market conditions, industry specific or investee specific; analysts' ratings and estimates of 12 month share price targets for the investee; changes in stock price or valuation subsequent to the balance sheet date; and the Company's intent and ability to hold the investment for a period of time sufficient to allow for a recovery in fair value. If the decline in fair value is deemed to be other than temporary, the cost basis of the security is written down to fair value. In situations where the fair value of an investment is not evident due to a lack of a public market price or other factors, the Company uses its best estimates and assumptions to arrive at the estimated fair value of such investment. The Company's assessment of the foregoing factors involves a high degree of judgment and accordingly, actual results may differ materially from the Company's estimates and judgments. Writedowns for cost investments and AFS securities are included in the combined statements of operations as other than temporary declines in fair values of investments. Writedowns for equity method investments are included in share of earnings (losses) of affiliates.

Property and Equipment

        Property and equipment, including significant improvements, is stated at cost. Depreciation is computed using the straight-line method using estimated useful lives of 3 to 5 years for support equipment and leasehold improvements.

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2007, 2006 and 2005

(3) Summary of Significant Accounting Policies (Continued)

Goodwill and Intangible Assets

        The Company accounts for its goodwill and other intangible assets pursuant to Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("Statement 142"). Statement 142 requires that goodwill and other intangible assets with indefinite useful lives (collectively, "indefinite lived intangible assets") not be amortized, but instead be tested for impairment at least annually. Statement 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("Statement 144").

        Statement 142 requires the Company to consider equity method affiliates as separate reporting units. As a result, $17,000,000 of LMC Entertainment's goodwill balance has been allocated to a separate reporting unit which includes only the investment in GSN. This allocation is performed for goodwill impairment testing purposes only and does not change the reported carrying value of the investment. However, to the extent that all or a portion of an equity method investment which is part of a reporting unit containing allocated goodwill is disposed of in the future, the allocated portion of goodwill will be relieved and included in the calculation of the gain or loss on disposal.

        Statement 142 requires the Company to perform an annual assessment of whether there is an indication that goodwill is impaired. To accomplish this, the Company identifies its reporting units and determines the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units.

        The Company determines the fair value of its reporting units using independent appraisals, public trading prices and other means. The Company then compares the fair value of each reporting unit to the reporting unit's carrying amount. To the extent a reporting unit's carrying amount exceeds its fair value, the Company compares the implied fair value of the reporting unit's goodwill, determined by allocating the reporting unit's fair value to all of its assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation, to its carrying amount, and records an impairment charge to the extent the carrying amount exceeds the implied fair value.

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2007, 2006 and 2005

(3) Summary of Significant Accounting Policies (Continued)

Goodwill

        The following table provides the activity and balances of goodwill:

	FUN Games	FUN Sports	GSN	Total
	(amounts in thousands)
Balance at January 1, 2006	$—	—	17,000	17,000
Acquisitions(1)	133,482	52,350	—	185,832
Goodwill attributable to discontinued operations (see note 5)	—	(41,068)	—	(41,068)
Impairment(2)	(75,672)	—	—	(75,672)

Balance at December 31, 2006	57,810	11,282	17,000	86,092
Acquisitions	60,236	8,427	—	68,663

Balance at December 31, 2007	$118,046	19,709	17,000	154,755

(1)
Includes goodwill of $161,609,000 related to LMC Entertainment's acquisition of FUN on March 10, 2006, as well as $24,223,000 related to acquisitions made by FUN subsequent to March 20, 2006. The foregoing amount related to LMC Entertainment's acquisition of FUN includes $41,068,000 allocated to Don Best (see note 5).

(2)
LMC Entertainment acquired its initial interest in FUN in March 2006 (see note 6). Subsequent to its acquisition, the market value of FUN's stock declined significantly due to the performance of certain of FUN's subsidiaries and uncertainty surrounding government legislation of Internet gambling which LMC Entertainment believes the market perceived as potentially impacting FUN's skill gaming business. In connection with its 2006 annual evaluation of the recoverability of FUN's goodwill, LMC Entertainment estimated the fair value of FUN using a combination of discounted cash flows and market comparisons and concluded that the carrying value of FUN's goodwill exceeded its fair value. Accordingly, LMC Entertainment recognized a $75,672,000 goodwill and $1,479,000 trademark intangible impairment loss.

Intangible Assets Subject to Amortization

        Intangible assets subject to amortization are comprised of software technology, which is amortized over 4-5 years, and customer relationships, which are amortized over 3-4 years.

        Based on its amortizable intangible assets as of December 31, 2007, LMC Entertainment expects that amortization expense will be as follows for the next five years (amounts in thousands):

2008	$17,195
2009	$10,468
2010	$4,687
2011	$3,504
2012	$1,986

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2007, 2006 and 2005

(3) Summary of Significant Accounting Policies (Continued)

Impairment of Long-lived Assets

        Statement 144 requires that the Company periodically review the carrying amounts of its property and equipment and its intangible assets (other than goodwill) to determine whether current events or circumstances indicate that such carrying amounts may not be recoverable. If the carrying amount of the asset is greater than the expected undiscounted cash flows to be generated by such asset, an impairment adjustment is to be recognized. Such adjustment is measured by the amount that the carrying value of such assets exceeds their fair value. The Company generally measures fair value by considering sale prices for similar assets or by discounting estimated future cash flows using an appropriate discount rate. Considerable management judgment is necessary to estimate the fair value of assets. Accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Minority Interests

        Recognition of minority interests' share of losses of subsidiaries is generally limited to the amount of such minority interests' allocable portion of the common equity of those subsidiaries. Further, the minority interests' share of losses is not recognized if the minority holders of common equity of subsidiaries have the right to cause the Company to repurchase such holders' common equity.

Revenue Recognition

        Revenue from skill games operations is generally recognized net of prizes and other promotions paid. Revenue from skill game tournaments and fantasy sports games where the Company guarantees the prize is recognized as gross entry fees with the related prize expenses included in operating expense. Fees for skill games are generally received in advance and included in other current liabilities in the accompanying combined balance sheets and recognized as revenue at the conclusion of the participants' game play. Fees for fantasy sports games are generally received in advance and included in other current liabilities in the accompanying combined balance sheets and recognized as revenue ratably over the period of the contest which generally coincides with the applicable sport season.

        Fees for game subscription services are received in advance and recognized as revenue ratably over the terms of the subscription. Advertising revenue is recognized over the period in which the advertisement is displayed. Advance payments for subscriptions are classified as other current liabilities in the accompanying combined balance sheets.

        The Company also derives revenue by providing customers with games or websites, which are then customized to reflect the look and feel of each third party customer's Internet destination site. Revenue from these items is unbundled and recognized according to the relative fair value as each contractual element is delivered. If the fair value of the contractual elements is not determinable in accordance with generally accepted accounting principles, revenue is recognized on a straight-line basis over the life of the contract.

Prize Recognition

        The Company records the prize obligations on the commencement of a tournament to the extent that the Company guarantees the prize and such obligation is included in accrued liabilities on the

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2007, 2006 and 2005

(3) Summary of Significant Accounting Policies (Continued)

Combined Balance Sheets. For prize obligations related to extended game, such as fantasy sport games, the Company amortizes such amounts to operating expense over the term of the game. In addition, The Company may periodically host in-person tournaments for promotion purposes and such costs, including the prize component, are included in selling, general and administrative expenses in the Combined Statements of Operations.

Advertising Costs

        Advertising costs generally are expensed as incurred. Advertising expense aggregated $4,851,000 and $4,381,000 for the years ended December 31, 2007 and 2006, respectively.

Software Development Expenditures

        Costs related to the development of software, including games, websites and support platforms, are expensed as incurred unless such costs meet the criteria for deferral and amortization. To date, no software development costs have been capitalized.

Income Taxes

        The Company is included in the consolidated tax returns of Liberty. However, for purposes of the accompanying combined financial statements, the Company has accounted for income taxes as though it were a separate tax paying entity using the asset and liability method. Taxes payable to Liberty are included in parent's investment. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying value amounts and income tax bases of assets and liabilities and the expected benefits of utilizing net operating loss and tax credit carryforwards. The deferred tax assets and liabilities and current tax expense have been calculated using Liberty's effective tax rate, which is different than the expected effective tax rate for the Company for periods after the Split Off occurs. Had the Company's effective tax rate been used for all periods presented, the Company's deferred tax liability at December 31, 2007 would have been approximately $157 million higher and income tax expense would not have been significantly different than the amounts reported for the years ended December 31, 2007, 2006 and 2005. On the date of the Split Off, the Company will record a charge to equity to adjust the deferred tax liability to the amount calculated using the Company's stand alone effective tax rate. Net deferred tax assets are reduced by a valuation allowance if the Company believes it more-likely-than-not such net deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of an enacted change in tax rates is recognized in income in the period that includes the enactment date.

        Effective January 1, 2007, LMC Entertainment adopted FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In instances where the Company has taken or expects to take a tax position in its tax return and the Company believes it is more likely than not that such tax position will be upheld by the relevant taxing authority, the Company may record a benefit for such tax position in its combined financial statements.

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2007, 2006 and 2005

(3) Summary of Significant Accounting Policies (Continued)

        In connection with its adoption of FIN 48, LMC Entertainment reduced certain foreign tax reserves in the amount of $47,509,000 with an offset to retained earnings. As of December 31, 2007, LMC Entertainment had no uncertain tax positions for which it had recorded a reserve.

        When the tax law requires interest to be paid on an underpayment of income taxes, the Company recognizes interest expense from the first period the interest would begin accruing according to the relevant tax law. Such interest expense is included in interest expense in the Company's statement of operations. Any accrual of penalties related to underpayment of income taxes on uncertain tax positions is included in other income (expense) in the Company's statement of operations.

Unaudited Pro Forma Earnings (Loss) Per Common Share

        Unaudited pro forma earnings (loss) per common share for all periods presented is computed by dividing net earnings (loss) for the respective period by 465,274,330 common shares, which is the number of shares that would have been issued if the Split Off had occurred on September 30, 2008.

Estimates

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. LMC Entertainment considers (i) allocation of purchase price on business acquisitions, (ii) the estimate of the fair value of its long-lived assets (including goodwill) and any resulting impairment charges, (iii) its accounting for income taxes, and (iv) its assessment of other than temporary declines in value of its investments to be its most significant estimates.

        LMC Entertainment holds investments that are accounted for using the equity method. LMC Entertainment does not control the decision making process or business management practices of these affiliates. Accordingly, LMC Entertainment relies on management of these affiliates to provide it with accurate financial information prepared in accordance with GAAP that LMC Entertainment uses in the application of the equity method. In addition, LMC Entertainment relies on audit reports that are provided by the affiliates' independent auditors on the financial statements of such affiliates. The Company is not aware, however, of any errors in or possible misstatements of the financial information provided by its equity affiliates that would have a material effect on LMC Entertainment's combined financial statements.

Recent Accounting Pronouncements

        In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), "Business Combinations" ("Statement 141R"). Statement 141R replaces Statement of Financial Accounting Standards No. 141, "Business Combinations" ("Statement 141"), although it retains the fundamental requirement in Statement 141 that the acquisition method of accounting be used for all business combinations. Statement 141R establishes principles and requirements for how the acquirer in a business combination (a) recognizes and measures the assets acquired, liabilities assumed and any noncontrolling interest in the acquiree, (b) recognizes and measures the goodwill acquired in a business

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2007, 2006 and 2005

(3) Summary of Significant Accounting Policies (Continued)

combination or a gain from a bargain purchase and (c) determines what information to disclose regarding the business combination. Statement 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first fiscal year after December 15, 2008.

        In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, "Noncontrolling Interests in Consolidated Financial Statements" ("Statement 160"). Statement 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary, commonly referred to as minority interest. Among other matters, Statement 160 requires (a) the noncontrolling interest be reported within equity in the balance sheet and (b) the amount of consolidated net income attributable to the parent and to the noncontrolling interest to be clearly presented in the statement of income. Statement 160 is effective for fiscal years beginning after December 15, 2008. Statement 160 is to be applied prospectively, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. LMC Entertainment expects that its adoption of Statement 160 in 2009 will impact the accounting for the purchase and sale and the presentation of the noncontrolling interests in its subsidiaries.

(4) Supplemental Disclosures to Combined Statements of Cash Flows

	Years ended December 31,
	2007	2006	2005
	(amounts in thousands)
Cash paid for acquisitions:
Fair value of assets acquired	$80,258	276,554	—
Net liabilities assumed	(5,737)	(23,968)	—
Deferred tax liabilities	(4,512)	(19,621)	—
Minority interest	35,795	(55,752)	—
Accumulated other comprehensive earnings	—	(3,447)	—

Cash paid for acquisitions, net of cash acquired	$105,804	173,766	—

Cash paid for income taxes	$—	3,011	—

(5) Discontinued Operations

        On April 28, 2008, LMC Entertainment completed the sale of its 100% ownership interest in Don Best, a wholly-owned subsidiary of FUN. Don Best provided customized subscription services for real time odds, major line move alerts, injury reports and statistical reports, and was previously included in the FUN Sports reporting segment. Don Best was sold to an unaffiliated third party for aggregate net cash proceeds, notes receivable and stock valued at $16,507,000, and LMC Entertainment recognized a pre-tax loss on the sale of $417,000.

        The combined financial statements and accompanying notes of LMC Entertainment have been prepared reflecting Don Best as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment and Disposal of Long-lived Assets". The cash flows of Don Best have been included with the cash flows from continuing operations in the accompanying combined statements of cash flows.

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2007, 2006 and 2005

(5) Discontinued Operations (Continued)

        The following table presents the results of operations of Don Best that are included in loss from discontinued operations, net of income tax:

	Years ended December 31,
	2007	2006
	(amounts in thousands)
Revenue	$10,144	9,777
Loss before income taxes(1)	$(16,341)	(5,975)

(1)
Includes goodwill and other intangible asset impairment charges of $30,930,000 and $10,434,000 in 2007 and 2006, respectively.

(6) Acquisition of FUN

        On March 10, 2006, LMC Entertainment acquired a 55% interest in FUN, for aggregate cash consideration of $199,702,000. The assets and liabilities of FUN recorded by Liberty Entertainment reflect 45% of the historical book value and 55% of the estimated fair value of such assets and liabilities. In connection with this acquisition, LMC Entertainment recorded goodwill of $161,609,000. Such goodwill represents the difference between the consideration paid and the estimated fair value of the assets acquired and was attributable to LMC Entertainment's expectations regarding the future potential growth of FUN's business in the on-line skill games industry. LMC Entertainment's purchase price for FUN was allocated based on discounted cash flows and comparable market values to FUN's assets and liabilities as follows (amounts in thousands):

Current assets	$64,755
Customer relationships	12,414
Technology	24,667
Tradenames	4,930
Goodwill	161,609
Other assets	20,555
Liabilities	(16,774)
Minority interest	(55,001)
Deferred income taxes	(14,006)
Accumulated other comprehensive earnings	(3,447)

$199,702

        FUN's results of operations have been combined with LMC Entertainment since the date of acquisition. The following unaudited pro forma information for Liberty Entertainment for the years ended December 31, 2006 and 2005 was prepared assuming the acquisition of FUN occurred on

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2007, 2006 and 2005

(6) Acquisition of FUN (Continued)

January 1, 2006 and January 1, 2005, respectively. The pro forma amounts are not necessarily indicative of operating results that would have been obtained if the FUN acquisition had occurred on such dates.

	Years ended December 31,
	2006	2005
	(amounts in thousands, except per share amounts)
Revenue	$37,273	13,771
Loss from continuing operations	$(61,417)	(176,472)
Net loss	$(66,832)	(176,472)
Pro form net loss per common share	$(.14)	(.38)

        In December 2007, LMC Entertainment acquired the common stock of FUN that it did not already own for cash consideration of $104,906,000. LMC Entertainment recorded $61,341,000 of goodwill and $12,863,000 of other intangibles in connection with such acquisition, which represented an allocation of the difference between the consideration paid and the carrying value of the minority interest in FUN. Except for the elimination of the minority share of losses of FUN in the amount of $8,271,000 and $11,559,000 for the years ended December 31, 2007 and 2006, respectively, the pro forma effects of LMC Entertainment's 2007 acquisition of the minority interest of FUN were not significant.

(7) Investment in News Corporation

        LMC Entertainment's investment in News Corporation is accounted for as an available-for-sale security. Subsequent to December 31, 2007, LMC Entertainment completed a transaction with News Corporation pursuant to which it exchanged its approximate 16% ownership interest in News Corporation valued at approximately $10,143 million on the closing date for a subsidiary of News Corporation, which owned News Corporation's approximate 41% interest in DIRECTV, three regional sports television networks and approximately $463 million in cash. As of December 31, 2007 and 2006, LMC Entertainment had unrealized holding gains of $4,170 million and $4,681 million, respectively, related to its investment in News Corporation.

        During the year ended December 31, 2005, LMC Entertainment determined that its investment in News Corporation experienced an other than temporary decline in value. The primary factors considered by LMC Entertainment in determining the timing of the recognition for such impairment was the length of time the investment traded below LMC Entertainment's cost basis and the lack of near-term prospects for recovery in the stock price. As a result, the carrying amounts of the investment in News Corporation was adjusted to its fair value based on quoted market prices at the balance sheet date. This adjustment is reflected as an other than temporary decline in fair value of investments in the combined statement of operations.

(8) Investment in GSN, LLC

        LMC Entertainment and Sony Pictures Entertainment, a division of Sony Corporation of America, which is a subsidiary of Sony Corporation, each own 50% of GSN, LLC. GSN, LLC owns and operates

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2007, 2006 and 2005

(8) Investment in GSN, LLC (Continued)

a basic cable network dedicated to game-related programming and interactive game playing. GSN offers 24-hour programming featuring game shows, casino games, reality series, documentaries and other game-related shows. GSN features a full prime-time schedule of interactive programming, which allows viewers a chance to play along with GSN's televised games via GSN.com. LMC Entertainment accounts for its investment in GSN using the equity method of accounting.

        LMC Entertainment accounts for the excess of the carrying value for its investment in GSN over LMC Entertainment's share of GSN's equity as equity-method goodwill and tests it annually for impairment.

        Summarized unaudited financial information for GSN is as follows:

  GSN Consolidated Balance Sheets

	December 31,
	2007	2006
	(amounts in thousands)
Current assets	$81,060	99,033
Property and equipment, net	3,018	2,403
Program rights	10,852	11,394
Other assets	353	7,279

Total assets	$95,283	120,109

Current liabilities	$30,343	29,443
Other liabilities	—	8,270
Equity	64,940	82,396

Total liabilities and equity	$95,283	120,109

  GSN Consolidated Income Statements

	Years ended December 31,
	2007	2006	2005
	(amounts in thousands)
Revenue	$125,433	119,063	103,039
Operating expenses	(55,061)	(52,136)	(47,891)
Selling, general & administrative expenses	(59,706)	(50,621)	(47,880)
Depreciation and amortization	(1,608)	(1,710)	(1,446)

Operating income	9,058	14,596	5,822
Other income, net	2,455	1,844	1,209

Net income	$11,513	16,440	7,031

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2007, 2006 and 2005

(9) Income Taxes

        Income tax benefit (expense) consists of:

	Years ended December 31,
	2007	2006	2005
	(amounts in thousands)
Current:
Federal	$(5,526)	(3,154)	(2,263)
State, local and foreign	(818)	(437)	(314)

	(6,344)	(3,591)	(2,577)

Deferred:
Federal	2,962	3,074	113,846
State and local	600	242	15,917

	3,562	3,316	129,763

Income tax benefit (expense)	$(2,782)	(275)	127,186

        Income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2007	2006	2005
	(amounts in thousands)
Computed expected tax benefit (expense)	$(15,100)	15,924	102,946
State and local income taxes, net of federal income taxes	37	(43)	10,142
Change in valuation allowance affecting tax expense	(4,388)	(8,130)	—
Impairment of goodwill not deductible for tax purposes	—	(26,486)	—
Minority interest	2,894	4,046	—
Dividends received deduction	13,966	14,164	14,150
Other, net	(191)	250	(52)

Income tax benefit (expense)	$(2,782)	(275)	127,186

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2007, 2006 and 2005

(9) Income Taxes (Continued)

        The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities are presented below:

	December 31,
	2007	2006
	(amounts in thousands)
Deferred tax assets:
Net operating and capital loss carryforwards	$19,131	17,452
Intangible assets	4,266	2,110
Other future deductible amounts	—	26,326

Deferred tax assets	23,397	45,888
Valuation allowance	(22,447)	(19,562)

Net deferred tax assets	950	26,326

Deferred tax liabilities:
Investments	3,412,158	3,605,070
Intangible assets	12,803	12,472

Deferred tax liabilities	3,424,961	3,617,542

Net deferred tax liabilities	$3,424,011	3,591,216

        The Company's valuation allowance increased $2,885,000 in 2007. Such increase is due to a $4,388,000 increase that affected tax expense and a $1,503,000 decrease for net operating losses used by discontinued operations.

        As of December 31, 2007, the Company had U.S., UK and Canadian net operating loss and capital loss carryforwards of approximately $29.7 million, $15.5 million and $11.5 million, respectively. None of the foregoing loss carryforwards expire before 2020.

(10) Stock Options and Stock Appreciation Rights

Liberty—Incentive Plans

        Pursuant to the Liberty Media Corporation 2000 Incentive Plan, as amended from time to time, and the Liberty Media Corporation 2007 Incentive Plan, Liberty has granted to certain of its employees stock options, SARs and stock options with tandem SARs (collectively, "Awards") to purchase shares of Liberty common stock.

        Liberty has also granted Awards to certain of its directors pursuant to Liberty Media Corporation 2002 Nonemployee Director Incentive Plan, as amended from time to time.

        In connection with the Split Off, Awards with respect to Liberty Series A and Series B Entertainment Group tracking stock will be converted, in part, to Awards with respect to LEI common stock.

        If the Split Off had been effective as of September 30, 2008, approximately 9.7 million LEI Series A Awards and 5.4 million LEI Series B Awards would have been issued.

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2007, 2006 and 2005

(10) Stock Options and Stock Appreciation Rights (Continued)

FUN Stock Options

        Prior to LMC Entertainment's December 2007 acquisition of the minority interest in FUN, certain officers and employees of FUN held options to purchase FUN common stock. In connection with the acquisition of the FUN minority interest, all FUN options became fully vested and were either exercised for cash (in-the-money options) or cancelled (out-of-the-money options). Stock compensation related to such options aggregated $4,421,000 and $483,000 for the years ended December 31, 2007 and 2006, respectively.

(11) Other Comprehensive Earnings (Loss)

        Accumulated other comprehensive earnings included in the Company's combined balance sheets and combined statements of parent's investment primarily reflects the aggregate of unrealized holding gains on the Company's investment in News Corporation.

        The components of other comprehensive earnings (loss) are reflected in the Company's combined statements of comprehensive earnings (loss) net of taxes. The following table summarizes the tax effects related to each component of other comprehensive earnings (loss).

	Before-tax amount	Tax (expense) benefit	Net-of-tax amount
	(amounts in thousands)
Year ended December 31, 2007:
Unrealized holding losses on securities arising during period	$(511,140)	194,233	(316,907)
Foreign currency translation adjustments	(85)	32	(53)

Other comprehensive earnings	$(511,225)	194,265	(316,960)

Year ended December 31, 2006:
Unrealized holding gains on securities arising during period	$2,984,697	(1,134,185)	1,850,512
Foreign currency translation adjustments	(3)	1	(2)

Other comprehensive earnings	$2,984,694	(1,134,184)	1,850,510

Year ended December 31, 2005:
Unrealized holding losses on securities arising during period	$(1,496,542)	568,686	(927,856)
Reclassification adjustment for holding losses realized in net earnings	351,592	(133,605)	217,987

Other comprehensive loss	$(1,144,950)	435,081	(709,869)

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2007, 2006 and 2005

(12) Transactions with Related Parties

        The accompanying combined statements of operations include certain general and administrative overhead expenses allocated by Liberty to LMC Entertainment, as well as direct costs incurred by Liberty related to LMC Entertainment's businesses. Such expenses are intended to reflect the historical cost to Liberty of managing the assets and businesses of LMC Entertainment and may not be reflective of costs that LMC Entertainment would incur on an arm's length basis. Such expenses aggregated $2,075,000, $2,150,000 and $1,478,000 for the years ended December 31, 2007, 2006 and 2005, respectively.

(13) Commitments and Contingencies

        FUN has entered into exclusive affiliate partner agreements to offer its skill games and fantasy sports products with various internet portal and destination sites. Certain of these agreements contain provisions for minimum royalty and advertising payments.

        In addition, FUN leases office facilities and certain equipment under lease arrangements. Rental expense under such lease arrangements amounted to $1,246,000 and $1,286,000 for the years ended December 31, 2007 and 2006, respectively.

        A summary of future minimum lease payments under noncancelable operating leases and royalty and advertising payments as of December 31, 2007 are as follows:

	Operating leases	Royalty and advertising
	(amounts in thousands)
Years ending December 31:
2008	$1,161	3,740
2009	$1,067	125
2010	$511	—
2011	$137	—
2012	$22	—
Thereafter	$—	—

        It is expected that in the normal course of business, leases that expire generally will be renewed or replaced by leases on other properties; thus, it is anticipated that future lease commitments will not be less than the amount shown for 2007.

        LMC Entertainment has contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible LMC Entertainment may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.

(14) Information About LMC Entertainment's Operating Segments

        LMC Entertainment owns controlling and noncontrolling interests in video programming and video distribution companies. Each of the Company's businesses is separately managed. LMC Entertainment

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2007, 2006 and 2005

(14) Information About LMC Entertainment's Operating Segments (Continued)

identifies its reportable segments as (A) those subsidiaries that represent 10% or more of its combined revenue, earnings before income taxes or total assets and (B) those equity method affiliates whose share of earnings represent 10% or more of LMC Entertainment's pre-tax earnings.

        LMC Entertainment evaluates performance and makes decisions about allocating resources to its operating segments based on financial measures such as revenue and Adjusted OIBDA.

        LMC Entertainment defines Adjusted OIBDA as revenue less operating expenses and selling, general and administrative expenses (excluding stock-based compensation). LMC Entertainment believes this is an important indicator of the operational strength and performance of its businesses, including each business's ability to service debt and fund capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock-based compensation and impairment charges that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. LMC Entertainment generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current prices.

        For the year ended December 31, 2007, LMC Entertainment has identified the following business units as its reportable segment:

  •
  FUN Games—a division of FUN that offers a range of free and tournament skill games through its own Internet sites and through distribution partners.

  •
  FUN Sports—a division of FUN that develops, operates and licenses fantasy sports games, fantasy sports league-hosting software, and content and real-time sports statistics delivered via broadband.

  •
  GSN—an equity method investment which is a basic cable network dedicated to game-related programming and interactive game playing.

        LMC Entertainment's reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technologies,

LMC ENTERTAINMENT

Notes to Combined Financial Statements (Continued)

December 31, 2007, 2006 and 2005

(14) Information About LMC Entertainment's Operating Segments (Continued)

distribution channels and marketing strategies. The accounting policies of the segments that are also subsidiaries are the same as those described in the summary of significant policies.

	Combined Reportable Segments					Equity Affiliate
	FUN Games	FUN Sports			Combined Total
			Total	Other(1)		GSN
	(amounts in thousands)
Year ended December 31, 2007
Revenue from external customers	$43,153	14,154	57,307	1,656	58,963	125,433
Adjusted OIBDA	$5,500	(334)	5,166	(10,809)	(5,643)	10,666
Total assets	$152,384	37,598	189,982	10,951,296	11,141,278	95,283
Year ended December 31, 2006
Revenue from external customers	$20,931	10,351	31,282	585	31,867	119,063
Adjusted OIBDA	$(9,994)	(503)	(10,497)	(8,011)	(18,508)	16,306
Total assets	$86,747	30,894	117,641	11,500,373	11,618,014	120,109
Year ended December 31, 2005
Revenue	$—	—	—	—	—	103,039
Adjusted OIBDA	$—	—	—	(1,478)	(1,478)	7,268

(1)
Amounts shown in Other provide a reconciliation of total reportable segments to the Company's combined total. Included in Other is (i) SG&A expenses incurred at a corporate level and (ii) assets held at a corporate level mainly comprised of investment in News Corporation and GSN.

        The following table provides a reconciliation of segment Adjusted OIBDA to earnings (loss) from continuing operations before income taxes and minority interest:

	Years ended December 31,
	2007	2006	2005
	(amounts in thousands)
Combined segment Adjusted OIBDA	$5,166	(10,497)	—
Corporate selling, general and administrative expenses	(10,809)	(8,011)	(1,478)
Stock-based compensation	(4,421)	(483)	—
Depreciation and amortization	(17,205)	(12,682)	—
Impairment of long-lived assets	—	(77,151)	—
Dividend and interest income	57,284	57,227	58,150
Share of earnings of GSN	5,757	8,220	3,515
Other than temporary decline in fair value of investment in News Corporation	—	—	(351,592)
Other, net	(899)	(13,678)	(2,727)

Earnings (loss) from continuing operations before income taxes and minority interest	$34,873	(57,055)	(294,132)

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Financial Statements

September 30, 2008

(unaudited)

        The Board of Directors of Liberty Media Corporation ("Liberty Media") has approved a plan to redeem a portion of the outstanding shares of Liberty Media's Entertainment Group tracking stock for all of the outstanding shares of a newly formed, wholly owned subsidiary of Liberty Media, Liberty Entertainment, Inc. ("LEI") (the "Redemption"). The Redemption and the resulting separation of LEI from Liberty Media pursuant to the Redemption are referred to herein as the Split Off.

        In connection with the Redemption, Liberty Media will redeem 90% of the outstanding shares of each series of Liberty Entertainment common stock for 100% of the outstanding shares of the same series of LEI, with cash in lieu of fractional shares, in each case, as of a date to be determined by the board of Liberty Media (the "Redemption Date"). Immediately following the Redemption Date, the holders of Liberty Entertainment common stock will own 100% of the outstanding equity of LEI.

        LEI would hold Liberty Media's 54% interest in The DIRECTV Group, Inc., a 100% interest in each of FUN Technologies, Inc. and Liberty Sports Holdings LLC, a 73% interest in PicksPal, Inc., a 50% interest in GSN, LLC and up to $300 million in cash and cash equivalents. Such cash will be contributed to LEI from Liberty Media prior to the Split Off and is not reflected in the accompanying condensed pro forma consolidated balance sheets.

        Following the split off, Liberty Media will report the results of operations of LEI as discontinued operations. The following unaudited condensed pro forma consolidated balance sheets of Liberty Media dated as of September 30, 2008 and December 31, 2007 assume that the Split Off had been completed as of such dates. The following unaudited condensed pro forma consolidated statements of operations of Liberty Media for the nine months ended September 30, 2008 and 2007 and the years ended December 31, 2007, 2006 and 2005 assume that the Split Off had been completed as of January 1, 2005. The unaudited pro forma results do not purport to be indicative of the results that would have been obtained if the Split Off had been completed as of such dates.

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Balance Sheet

September 30, 2008

(unaudited)

		Less:
	Liberty Media historical	LEI historical(2)	Liberty Media pro forma
	(amounts in millions)
Assets
Cash	$3,874	32	3,842
Other current assets	4,731	90	4,641
Cost investments	3,969	3	3,966
Equity investments	15,742	13,290	2,452
Property and equipment, net	1,317	5	1,312
Intangible assets not subject to amortization	10,760	412	10,348
Other assets	6,202	197	6,005

Total assets	$46,595	14,029	32,566

Liabilities and Equity
Current liabilities	$4,676	515	4,161
Long-term debt	12,699	1,558	11,141
Deferred tax liabilities	5,540	1,613	3,927
Other liabilities	1,892	121	1,771

Total liabilities	24,807	3,807	21,000

Minority interest	131	—	131
Stockholders' equity	21,657	10,222	11,435

Total liabilities and equity	$46,595	14,029	32,566

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Balance Sheet

December 31, 2007

(unaudited)

		Less:
	Liberty Media historical	LEI historical(2)	LEI discontinued operations(3)	Liberty Media pro forma
	(amounts in millions)
Assets
Cash	$3,135	8	—	3,127
Other current assets	3,174	5	—	3,169
Cost investments	17,569	10,652	—	6,917
Equity investments	1,817	245	—	1,572
Property and equipment, net	1,351	2	1	1,348
Intangible assets not subject to amortization	10,543	155	11	10,377
Other assets	8,060	75	(12)	7,997

Total assets	$45,649	11,142	—	34,507

Liabilities and Equity
Current liabilities	$3,474	18	1	3,455
Long-term debt	11,524	—	—	11,524
Deferred tax liabilities	8,458	3,424	1	5,033
Other liabilities	1,741	2	(2)	1,741

Total liabilities	25,197	3,444	—	21,753

Minority interest	866	—	—	866
Stockholders' equity	19,586	7,698	—	11,888

Total liabilities and equity	$45,649	11,142	—	34,507

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Statement of Operations

Nine Months Ended September 30, 2008

(unaudited)

		Less:
	Liberty Media historical	LEI historical(1)	LEI discontinued operations(2)	Liberty Media pro forma
	(amounts in millions, except per share amounts)
Revenue	$7,216	202	2	7,012
Cost of sales	(3,645)	—	—	(3,645)
Operating, selling, general and administrative expenses	(2,489)	(201)	(2)	(2,286)
Depreciation and amortization	(532)	(21)	(1)	(510)
Impairment of long-lived assets	(34)	—	—	(34)

Operating income (loss)	516	(20)	(1)	537
Interest expense	(543)	(34)	—	(509)
Share of earnings of affiliates, net	351	319	—	32
Gains on dispositions, net	3,679	3,665	—	14
Other expense, net	(577)	(143)	(3)	(431)

Earnings (loss) from continuing operations before income taxes	3,426	3,787	(4)	(357)
Income tax benefit	1,937	1,733	1	203
Minority interests in earnings of subsidiaries	(29)	—	—	(29)

Earnings (loss) from continuing operations	$5,334	5,520	(3)	(183)

Basic earnings (loss) from continuing operations per common share:
Series A and Series B Liberty Entertainment common stock	$.47			$3.58
Series A and Series B Liberty Capital common stock	$(2.06)			$(2.06)
Series A and Series B Liberty Interactive common stock	$(.11)			$(.11)
Old Series A and Series B Liberty Capital common stock	$41.88			$(.43)
Diluted earnings (loss) from continuing operations per common share:
Series A and Series B Liberty Entertainment common stock	$.47			$3.58
Series A and Series B Liberty Capital common stock	$(2.06)			$(2.06)
Series A and Series B Liberty Interactive common stock	$(.11)			$(.11)
Old Series A and Series B Liberty Capital common stock	$41.55			$(.43)
Basic weighted average outstanding common shares (in millions):
Series A and Series B Liberty Entertainment common stock	517			52
Series A and Series B Liberty Capital common stock	119			119
Series A and Series B Liberty Interactive common stock	594			594
Old Series A and Series B Liberty Capital common stock	129			129
Diluted weighted average outstanding common shares (in millions):
Series A and Series B Liberty Entertainment common stock	517			52
Series A and Series B Liberty Capital common stock	119			119
Series A and Series B Liberty Interactive common stock	594			594
Old Series A and Series B Liberty Capital common stock	130			130

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Statement of Operations

Nine Month Ended September 30, 2007

(unaudited)

		Less:
	Liberty Media historical	LEI historical(2)	LEI discontinued operations(3)	Liberty Media pro forma
	(amounts in millions)
Revenue	$6,567	42	8	6,517
Cost of sales	(3,338)	—	—	(3,338)
Operating, selling, general and administrative expenses	(2,014)	(47)	(4)	(1,963)
Depreciation and amortization	(499)	(12)	(2)	(485)
Impairment of long-lived assets	(41)	—	(31)	(10)

Operating income (loss)	675	(17)	(29)	721
Interest expense	(468)	—	—	(468)
Share of earnings of affiliates	24	7	—	17
Gains on dispositions, net	637	—	—	637
Other income, net	746	56	—	690

Earnings (loss) from continuing operations before income taxes	1,614	46	(29)	1,597
Income tax benefit (expense)	(45)	(5)	4	(44)
Minority interests in losses (earnings) of subsidiaries	(21)	5	10	(36)

Earnings (loss) from continuing operations	$1,548	46	(15)	1,517

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2007

(unaudited)

		Less:
	Liberty Media historical	LEI historical(2)	LEI discontinued operations(3)	Liberty Media pro forma
	(amounts in millions, except per share amounts)
Revenue	$9,423	59	10	9,354
Cost of sales	(4,921)	—	—	(4,921)
Operating, selling, general and administrative expenses	(2,866)	(69)	(4)	(2,793)
Depreciation and amortization	(675)	(17)	1	(659)
Impairment of long-lived assets	(223)	—	(31)	(192)

Operating income (loss)	738	(27)	(24)	789
Interest expense	(641)	—	—	(641)
Realized and unrealized gains on financial instruments, net	1,269	—	—	1,269
Gains on dispositions, net	646	—	—	646
Other income (expense), net	309	62	(1)	248

Earnings (loss) from continuing operations before income taxes	2,321	35	(25)	2,311
Income tax benefit (expense)	(321)	(3)	3	(321)
Minority interests in losses (earnings) of subsidiaries	(35)	8	9	(52)

Earnings (loss) from continuing operations	$1,965	40	(13)	1,938

Basic earnings (loss) from continuing operations per common share:
Series A and Series B Liberty Interactive common stock	$.70			$.70
Old Series A and Series B Liberty Capital common stock	$11.55			$11.35
Diluted earnings (loss) from continuing operations per common share:
Series A and Series B Liberty Interactive common stock	$.69			$.69
Old Series A and Series B Liberty Capital common stock	$11.46			$11.26
Basic weighted average outstanding common shares:
Series A and Series B Liberty Interactive common stock	634			634
Old Series A and Series B Liberty Capital common stock	132			132
Diluted weighted average outstanding common shares:
Series A and Series B Liberty Interactive common stock	636			636
Old Series A and Series B Liberty Capital common stock	133			133

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2006

(unaudited)

		Less:
	Liberty Media historical	LEI historical(2)	LEI discontinued operations(3)	Liberty Media pro forma
	(amounts in millions)
Revenue	$8,613	32	10	8,571
Cost of sales	(4,565)	—	—	(4,565)
Operating, selling, general and administrative expenses	(2,332)	(51)	(4)	(2,277)
Depreciation and amortization	(582)	(13)	(4)	(565)
Impairment of long-lived assets	(113)	(77)	(10)	(26)

Operating income (loss)	1,021	(109)	(8)	1,138
Interest expense	(680)	(8)	—	(672)
Realized and unrealized losses on financial instruments, net	(279)	—	—	(279)
Gains on dispositions, net	607	—	—	607
Other income, net	319	60	—	259

Earnings (loss) from continuing operations before income taxes	988	(57)	(8)	1,053
Income tax benefit (expense)	(252)	—	—	(252)
Minority interests in losses (earnings) of subsidiaries	(27)	11	3	(41)

Earnings (loss) from continuing operations	$709	(46)	(5)	760

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2005

(unaudited)

	Liberty Media historical	Less: LEI historical(2)	Liberty Media pro forma
	(amounts in millions)
Revenue	$7,646	—	7,646
Cost of sales	(4,112)	—	(4,112)
Operating, selling, general and administrative expenses	(2,045)	(1)	(2,044)
Depreciation and amortization	(545)	—	(545)

Operating income (loss)	944	(1)	945
Interest expense	(626)	(7)	(619)
Realized and unrealized gains on financial instruments, net	257	—	257
Losses on dispositions, net	(361)	—	(361)
Other than temporary declines in fair value of investments	(449)	(351)	(98)
Other income, net	117	65	52

Earnings (loss) from continuing operations before income taxes	(118)	(294)	176
Income tax benefit (expense)	126	127	(1)
Minority interests in earnings of subsidiaries	(51)	—	(51)

Earnings (loss) from continuing operations	$(43)	(167)	124

Liberty Media Corporation and Subsidiaries

Notes to Condensed Pro Forma Consolidated Financial Statements

September 30, 2008

(unaudited)

(1)
The Board of Directors of Liberty Media Corporation ("Liberty Media") has approved a plan to redeem a portion of the outstanding shares of Liberty Media's Entertainment Group tracking stock for all of the outstanding shares of Liberty Entertainment, Inc. ("LEI") (the "Redemption"). The Redemption and the resulting separation of LEI from Liberty Media pursuant to the Redemption are referred to herein as the Split Off.

  In connection with the Redemption, Liberty Media will redeem 90% of the outstanding shares of each series of Liberty Entertainment common stock for 100% of the outstanding shares of the same series of LEI, with cash in lieu of fractional shares, in each case, as of a date to be determined by the board of Liberty Media (the "Redemption Date"). Immediately following the Redemption Date, the holders of Liberty Entertainment common stock will own 100% of the outstanding equity of LEI.

(2)
Represents the historical financial position and results of operations of LEI. Such amounts were derived from the historical combined financial statements of LMC Entertainment found elsewhere herein this Annex C.

(3)
On April 28, 2008, LEI completed the sale of its 100% ownership interest in Don Best, a subsidiary of FUN Technologies, Inc. The historical combined financial statements of LEI have been prepared to reflect Don Best as discontinued operations. However, due to materiality considerations, the historical consolidated financial statements of Liberty Media were not prepared to reflect Don Best as discontinued operations. Accordingly, the "LEI discontinued operations" column in the accompanying condensed pro forma consolidated financial statements is necessary to exclude the results of operations of Don Best from the pro forma results of operations of Liberty Media.

Liberty Media Corporation and Subsidiaries

Pro Forma Attributed Financial Statement Information for Tracking Stock Groups

September 30, 2008

(unaudited)

        Liberty Media Corporation's ("Liberty Media") Liberty Entertainment common stock is intended to reflect the separate performance of Liberty Media's Entertainment Group which includes its wholly-owned subsidiaries Starz Entertainment LLC, FUN Technologies, Inc., and Liberty Sports Group, its approximate 54% ownership interest in The DIRECTV Group, Inc., as well as other minority equity interests in GSN, LLC and WildBlue Communications, Inc.

        The Liberty Interactive common stock is intended to reflect the separate performance of Liberty Media's Interactive Group which is comprised of its businesses engaged in video and on-line commerce, including subsidiaries, QVC, Inc., Provide Commerce, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC and BuySeasons, Inc. and interests in IAC/InterActiveCorp, Expedia, Inc., HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com, Inc.

        The Liberty Capital common stock is intended to reflect the separate performance of Liberty Media's Capital Group which is comprised of all of its assets and businesses not attributed to the Interactive Group or the Entertainment Group.

        The Board of Directors of Liberty Media has approved a plan to redeem a portion of the outstanding shares of Liberty Media's Entertainment Group tracking stock for all of the outstanding shares of a newly formed, wholly owned subsidiary of Liberty Media, Liberty Entertainment, Inc. ("LEI") (the "Redemption"). The Redemption and the resulting separation of LEI from Liberty Media pursuant to the Redemption are referred to herein as the Split Off.

        LEI would hold Liberty Media's 54% interest in The DIRECTV Group, Inc., a 100% interest in each of FUN Technologies, Inc. and Liberty Sports Holdings LLC, a 73% interest in PicksPal, Inc., a 50% interest in GSN, LLC and up to $300 million in cash and cash equivalents. Such cash will be contributed to LEI from Liberty Media prior to the Split Off and is not reflected in the accompanying pro forma attributed balance sheet information.

        Subsequent to the Split Off, the assets of Liberty Media that would continue to be attributed to Liberty Media's Entertainment Group would be cash, a 100% interest in Starz Entertainment LLC and a 37% interest in WildBlue Communications, Inc.

        Following the split off, Liberty Media will report the results of operations of LEI as discontinued operations. The following unaudited pro forma tables present Liberty Media's assets, liabilities, revenue and expenses as of September 30, 2008 and December 31, 2007, for the nine months ended September 30, 2008 and 2007 and for the years ended December 31, 2007, 2006 and 2005. The pro forma tables further present Liberty Media's assets, liabilities, revenue and expenses that are attributed to the Entertainment Group, the Interactive Group and the Capital Group, respectively. The pro forma tables assume that the Split Off had been completed as of January 1, 2005. The unaudited pro forma results do not purport to be indicative of the results that would have been obtained if the Split Off had been completed as of such dates.

        The historical results of the Interactive Group and the Capital Group will not change as a result of the Split Off.

Liberty Media Corporation and Subsidiaries

Pro Forma Attributed Balance Sheet Information

September 30, 2008

(unaudited)

		Less:	Attributed
	Attributed Entertainment Group historical						Consolidated Liberty Media pro forma
		LEI historical(2)	Entertainment Group pro forma	Interactive Group historical	Capital Group historical	Inter-group eliminations
	(amounts in millions)
Assets
Cash	$1,076	32	1,044	1,442	1,356	—	3,842
Other current assets	869	90	779	2,316	1,827	(281)	4,641
Cost investments	3	3	—	867	3,099	—	3,966
Equity investments	13,307	13,290	17	2,167	268	—	2,452
Property and equipment, net	123	5	118	1,042	152	—	1,312
Intangible assets not subject to amortization	1,755	412	1,343	8,417	588	—	10,348
Other assets	575	197	378	3,259	2,368	—	6,005

Total assets	$17,708	14,029	3,679	19,510	9,658	(281)	32,566

Liabilities and Equity
Current liabilities	$933	515	418	2,133	1,888	(278)	4,161
Long-term debt	1,758	1,558	200	7,439	3,502	—	11,141
Deferred tax liabilities	1,863	1,613	250	2,269	1,408	—	3,927
Other liabilities	146	121	25	362	1,385	(1)	1,771

Total liabilities	4,700	3,807	893	12,203	8,183	(279)	21,000

Minority interest	—	—	—	121	10	—	131
Stockholders' equity	13,008	10,222	2,786	7,186	1,465	(2)	11,435

Total liabilities and equity	$17,708	14,029	3,679	19,510	9,658	(281)	32,566

Liberty Media Corporation and Subsidiaries

Pro Forma Attributed Balance Sheet Information

December 31, 2007

(unaudited)

		Less:		Attributed
	Attributed Entertainment Group historical							Consolidated Liberty Media pro forma
		LEI historical(2)	LEI discontinued operations(3)	Entertainment Group pro forma	Interactive Group historical	Capital Group historical	Inter-group eliminations
	(amounts in millions)
Assets
Cash	$90	8	—	82	557	2,488	—	3,127
Other current assets	703	5	—	698	2,364	271	(164)	3,169
Cost investments	10,652	10,652	—	—	2,044	4,873	—	6,917
Property and equipment, net	129	2	1	126	1,074	148	—	1,348
Intangible assets not subject to amortization	1,508	155	11	1,342	8,417	618	—	10,377
Other assets	726	320	(12)	418	4,870	4,281	—	9,569

Total assets	$13,808	11,142	—	2,666	19,326	12,679	(164)	34,507

Liabilities and Equity
Current liabilities	$334	18	1	315	1,505	1,799	(164)	3,455
Long-term debt	470	—	—	470	7,164	3,890	—	11,524
Deferred tax liabilities	3,521	3,424	1	96	2,670	2,267	—	5,033
Other liabilities	26	2	(2)	26	350	1,365	—	1,741

Total liabilities	4,351	3,444	—	907	11,689	9,321	(164)	21,753

Minority interest	—	—	—	—	107	759	—	866
Stockholders' equity	9,457	7,698	—	1,759	7,530	2,599	—	11,888

Total liabilities and equity	$13,808	11,142	—	2,666	19,326	12,679	(164)	34,507

Liberty Media Corporation and Subsidiaries

Pro Forma Attributed Statement of Operations Information

Nine Months Ended September 30, 2008

(unaudited)

		Less:		Attributed
	Attributed Entertainment Group historical							Consolidated Liberty Media pro forma
		LEI historical(2)	LEI discontinued operations(3)	Entertainment Group pro forma	Interactive Group historical	Capital Group historical	Inter-group eliminations
	(amounts in millions)
Revenue	$1,031	202	2	827	5,702	486	(3)	7,012
Cost of sales	—	—	—	—	(3,645)	—	—	(3,645)
Operating, selling, general and administrative expenses	(851)	(201)	(2)	(648)	(959)	(679)	—	(2,286)
Depreciation and amortization	(36)	(21)	(1)	(14)	(418)	(78)	—	(510)
Impairment of long-lived assets	—	—	—	—	—	(34)	—	(34)

Operating income (loss)	144	(20)	(1)	165	680	(305)	(3)	537
Interest expense	(54)	(34)	—	(20)	(365)	(124)	—	(509)
Share of earnings of affiliates, net	314	319	—	(5)	58	(21)	—	32
Gains on dispositions, net	3,664	3,665	—	(1)	—	15	—	14
Other income (expense), net	34	(143)	(3)	180	(525)	(86)	—	(431)

Earnings (loss) from continuing operations before income taxes	4,102	3,787	(4)	319	(152)	(521)	(3)	(357)
Income tax benefit (expense)	1,611	1,733	1	(123)	111	214	1	203
Minority interests in earnings of subsidiaries	—	—	—	—	(25)	(4)	—	(29)

Earnings (loss) from continuing operations	$5,713	5,520	(3)	196	(66)	(311)	(2)	(183)

Liberty Media Corporation and Subsidiaries

Pro Forma Attributed Statement of Operations Information

Nine Month Ended September 30, 2007

(unaudited)

		Less:		Attributed
	Attributed Entertainment Group historical						Consolidated Liberty Media pro forma
		LEI historical(2)	LEI discontinued operations(3)	Entertainment Group pro forma	Interactive Group historical	Capital Group historical
	(amounts in millions)
Revenue	$851	42	8	801	5,322	394	6,517
Cost of sales	—	—	—	—	(3,338)	—	(3,338)
Operating, selling, general and administrative expenses	(666)	(47)	(4)	(615)	(875)	(473)	(1,963)
Depreciation and amortization	(29)	(12)	(2)	(15)	(397)	(73)	(485)
Impairment of long-lived assets	(41)	—	(31)	(10)	—	—	(10)

Operating income (loss)	115	(17)	(29)	161	712	(152)	721
Interest expense	(19)	—	—	(19)	(340)	(109)	(468)
Share of earnings (losses) of affiliates	12	7	—	5	61	(49)	17
Gains on dispositions, net	—	—	—	—	12	625	637
Other income (expense), net	40	56	—	(16)	42	664	690

Earnings (loss) from continuing operations before income taxes	148	46	(29)	131	487	979	1,597
Income tax benefit (expense)	(57)	(5)	4	(56)	(196)	208	(44)
Minority interests in losses (earnings) of subsidiaries	18	5	10	3	(20)	(19)	(36)

Earnings (loss) from continuing operations	$109	46	(15)	78	271	1,168	1,517

Liberty Media Corporation and Subsidiaries

Pro Forma Attributed Statement of Operations Information

Year Ended December 31, 2007

(unaudited)

		Less:		Attributed
	Attributed Entertainment Group historical						Consolidated Liberty Media pro forma
		LEI historical(2)	LEI discontinued operations(3)	Entertainment Group pro forma	Interactive Group historical	Capital Group historical
	(amounts in millions)
Revenue	$1,136	59	10	1,067	7,802	485	9,354
Cost of sales	—	—	—	—	(4,921)	—	(4,921)
Operating, selling, general and administrative expenses	(927)	(69)	(4)	(854)	(1,232)	(707)	(2,793)
Depreciation and amortization	(37)	(17)	1	(21)	(536)	(102)	(659)
Impairment of long-lived assets	(41)	—	(31)	(10)	—	(182)	(192)

Operating income (loss)	131	(27)	(24)	182	1,113	(506)	789
Interest expense	(25)	—	—	(25)	(465)	(151)	(641)
Realized and unrealized gains (losses) on financial instruments, net	14	—	—	14	(6)	1,261	1,269
Gains on dispositions, net	(1)	—	—	(1)	12	635	646
Other income (expense), net	73	62	(1)	12	122	114	248

Earnings (loss) from continuing operations before income taxes	192	35	(25)	182	776	1,353	2,311
Income tax benefit (expense)	(77)	(3)	3	(77)	(306)	62	(321)
Minority interests in losses (earnings) of subsidiaries	21	8	9	4	(29)	(27)	(52)

Earnings (loss) from continuing operations	$136	40	(13)	109	441	1,388	1,938

Liberty Media Corporation and Subsidiaries

Pro Forma Attributed Statement of Operations Information

Year Ended December 31, 2006

(unaudited)

		Less:		Attributed
	Attributed Entertainment Group historical						Consolidated Liberty Media pro forma
		LEI historical(2)	LEI discontinued operations(3)	Entertainment Group pro forma	Interactive Group historical	Capital Group historical
	(amounts in millions)
Revenue	$1,075	32	10	1,033	7,326	212	8,571
Cost of sales	—	—	—	—	(4,565)	—	(4,565)
Operating, selling, general and administrative expenses	(909)	(51)	(4)	(854)	(1,140)	(283)	(2,277)
Depreciation and amortization	(41)	(13)	(4)	(24)	(491)	(50)	(565)
Impairment of long-lived assets	(113)	(77)	(10)	(26)	—	—	(26)

Operating income (loss)	12	(109)	(8)	129	1,130	(121)	1,138
Interest expense	(31)	(8)	—	(23)	(417)	(232)	(672)
Realized and unrealized gains (losses) on financial instruments, net	(31)	—	—	(31)	20	(268)	(279)
Gains on dispositions, net	—	—	—	—	—	607	607
Other income (expense), net	70	60	—	10	110	139	259

Earnings (loss) from continuing operations before income taxes	20	(57)	(8)	85	843	125	1,053
Income tax benefit (expense)	(43)	—	—	(43)	(210)	1	(252)
Minority interests in losses (earnings) of subsidiaries	10	11	3	(4)	(35)	(2)	(41)

Earnings (loss) from continuing operations	$(13)	(46)	(5)	38	598	124	760

Liberty Media Corporation and Subsidiaries

Pro Forma Attributed Statement of Operations Information

Year Ended December 31, 2005

(unaudited)

		Less:	Attributed
	Attributed Entertainment Group historical					Consolidated Liberty Media pro forma
		LEI historical(2)	Entertainment Group pro forma	Interactive Group historical	Capital Group historical
	(amounts in millions)
Revenue	$1,004	—	1,004	6,501	141	7,646
Cost of sales	—	—	—	(4,112)	—	(4,112)
Operating, selling, general and administrative expenses	(851)	(1)	(850)	(1,024)	(170)	(2,044)
Depreciation and amortization	(49)	—	(49)	(449)	(47)	(545)

Operating income (loss)	104	(1)	105	916	(76)	945
Interest expense	(28)	(7)	(21)	(374)	(224)	(619)
Realized and unrealized gains (losses) on financial instruments, net	71	—	71	(17)	203	257
Gains (losses) on dispositions, net	—	—	—	40	(401)	(361)
Other than temporary declines in fair value of investments	(351)	(351)	—	—	(98)	(98)
Other income (expense), net	44	65	(21)	6	67	52

Earnings (loss) from continuing operations before income taxes	(160)	(294)	134	571	(529)	176
Income tax benefit (expense)	127	127	—	(225)	224	(1)
Minority interests in earnings of subsidiaries	—	—	—	(48)	(3)	(51)

Earnings (loss) from continuing operations	$(33)	(167)	134	298	(308)	124

Liberty Media Corporation and Subsidiaries

Notes to Pro Forma Attributed Financial Statement Information for Tracking Stock Groups

September 30, 2008

(unaudited)

(1)
The Board of Directors of Liberty Media Corporation ("Liberty Media") has approved a plan to redeem a portion of the outstanding shares of Liberty Media's Entertainment Group tracking stock for all of the outstanding shares of Liberty Entertainment, Inc. ("LEI") (the "Redemption"). The Redemption and the resulting separation of LEI from Liberty Media pursuant to the Redemption are referred to herein as the Split Off.

  In connection with the Redemption, Liberty Media will redeem 90% of the outstanding shares of each series of Liberty Entertainment common stock for 100% of the outstanding shares of the same series of LEI, with cash in lieu of fractional shares, in each case, as of a date to be determined by the board of Liberty Media (the "Redemption Date"). Immediately following the Redemption Date, the holders of Liberty Entertainment common stock will own 100% of the outstanding equity of LEI.

(2)
Represents the historical financial position and results of operations of LEI. Such amounts were derived from the historical combined financial statements of LMC Entertainment found elsewhere herein this Annex C.

(3)
On April 28, 2008, LEI completed the sale of its 100% ownership interest in Don Best, a subsidiary of FUN Technologies, Inc. The historical combined financial statements of LEI have been prepared to reflect Don Best as discontinued operations. However, due to materiality considerations, the historical consolidated financial statements of Liberty Media were not prepared to reflect Don Best as discontinued operations. Accordingly, the "LEI discontinued operations" column in the accompanying condensed pro forma consolidated financial statements is necessary to exclude the results of operations of Don Best from the pro forma results of operations of Liberty Media.

Annex D—The DIRECTV Group, Inc. Financial Information

        The management's discussion and analysis for the DIRECTV Group, Inc. for the nine months ended September 30, 2008 and for the year ended December 31, 2007 included herein have been taken from DIRECTV's September 30, 2008 Form 10-Q and December 31, 2007 Form 10-K, respectively. Any reference to "we", "us" or "our" refers to DIRECTV in this section only.

 THE DIRECTV GROUP, INC.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—September 30, 2008

        The following management's discussion and analysis should be read in conjunction with our management's discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 25, 2008, our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008 filed with the SEC on May 7, 2008, and for the quarter ended June 30, 2008 filed with the SEC on August 7, 2008, and all of our other filings, including Current Reports on Form 8-K, filed with the SEC after such date and through the date of this report.

        This discussion may contain certain statements that we believe are, or may be considered to be, "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as we "believe," "expect," "estimate," "anticipate," "intend," "plan," "foresee," "project" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. We discuss these risks and uncertainties in detail in Part I, Item 1A of our 2007 Form 10-K.

 SUMMARY DATA

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
	(Dollars in Millions, Except Per Share Amounts)
Consolidated Statements of Operations Data:
Revenues	$4,981	4,327	14,379	12,370
Total operating costs and expenses	4,323	3,761	12,263	10,501

Operating profit	658	566	2,116	1,869
Other expenses	(65)	(26)	(155)	(53)

Income from continuing operations before income taxes and minority interests	593	540	1,961	1,816
Income tax expense	(195)	(220)	(712)	(723)
Minority interests in net earnings of subsidiaries	(35)	(1)	(60)	(7)

Income from continuing operations	363	319	1,189	1,086
Income from discontinued operations, net of taxes	—	—	—	17

Net income	$363	319	1,189	1,103

Basic and diluted earnings per common share:
Income from continuing operations	$0.33	0.27	1.05	0.90
Income from discontinued operations, net of taxes	—	—	—	0.01

Basic and diluted earnings per common share	$0.33	0.27	1.05	0.91

Weighted average number of common shares outstanding (in millions)
Basic	1,106	1,182	1,131	1,209
Diluted	1,111	1,190	1,136	1,217

	September 30, 2008	December 31, 2007
	(Dollars in Millions)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$2,988	1,083
Total current assets	$5,022	3,146
Total assets	$17,515	15,063
Total current liabilities	$3,387	3,434
Long-term debt	$5,755	3,347
Minority interest	$71	11
Total stockholders' equity	$5,925	6,302

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
	(Dollars in Millions, Except Per Share Amounts)
Other Data:
Operating profit before depreciation and amortization(1)
Operating profit	$658	566	2,116	1,869
Add: Depreciation and amortization expense	594	438	1,675	1,198

Operating profit before depreciation and amortization	$1,252	1,004	3,791	3,067

Operating profit before depreciation and amortization margin(1)	25.1%	23.2%	26.4%	24.8%
Cash flow information
Net cash provided by operating activities	$868	788	2,821	2,644
Net cash used in investing activities	$(634)	(661)	(1,738)	(2,183)
Net cash provided by (used in) financing activities	$(1,083)	(874)	822	(1,769)
Free cash flow(2)
Net cash provided by operating activities	$868	788	2,821	2,644
Less: Cash paid for property and equipment	(521)	(669)	(1,480)	(1,903)
Less: Cash paid for satellites	(15)	(37)	(92)	(149)

Free cash flow	$332	82	1,249	592

(1)
Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, can be calculated by adding amounts under the caption "Depreciation and amortization expense" to "Operating profit." This measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Our management and our Board of Directors use operating profit before depreciation and amortization to evaluate the operating performance of our company and our business segments and to allocate resources and capital to business segments. This metric is also used as a measure of performance for incentive compensation purposes and to measure income generated from operations that could be used to fund capital expenditures, service debt or pay taxes. Depreciation and amortization expense primarily represents an allocation to current expense of the cost of historical capital expenditures and for acquired intangible assets resulting from prior business acquisitions. To compensate for the exclusion of depreciation and amortization expense from operating profit, our management and Board of Directors separately measure and budget for capital expenditures and business acquisitions.

  We believe this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare our operating performance to other communications, entertainment and media service providers. We believe that investors use current and projected operating profit before depreciation and amortization and similar measures to estimate our current or prospective enterprise value and make investment decisions. This metric provides investors with a means to compare operating results exclusive of depreciation and amortization expense. Our management believes this is useful given the significant variation in depreciation and amortization expense that can result from the timing of capital expenditures, the capitalization of intangible assets, potential variations in expected useful lives when compared to other companies and periodic changes to estimated useful lives.

  Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by revenues.

(2)
Free cash flow, which is a financial measure that is not determined in accordance with GAAP, can be calculated by deducting amounts under the captions "Cash paid for property and equipment" and "Cash paid for satellites" from "Net cash provided by operating activities" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. Our management and our Board of Directors use free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and other capital investments or transactions and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of revenues from our current and projected subscriber base to fund required and discretionary spending and to help determine our financial value.

Selected Segment Data

	DIRECTV U.S.	DIRECTV Latin America	Corporate And Other	Total
	(Dollars in Millions)
Three Months Ended: September 30, 2008
Revenues	$4,324	658	(1)	4,981
% of total revenue	86.8%	13.2%	—	100.0%
Operating profit (loss)	$532	142	(16)	658
Add: Depreciation and amortization expense	528	66	—	594

Operating profit (loss) before depreciation and amortization	$1,060	208	(16)	1,252

Operating profit before depreciation and amortization margin	24.5%	31.6%	N/A	25.1%
Capital expenditures	$418	110	8	536
September 30, 2007
Revenues	$3,885	442	—	4,327
% of total revenue	89.8%	10.2%	—	100.0%
Operating profit (loss)	$538	46	(18)	566
Add: Depreciation and amortization expense	378	59	1	438

Operating profit (loss) before depreciation and amortization	$916	105	(17)	1,004

Operating profit before depreciation and amortization margin	23.6%	23.8%	N/A	23.2%
Capital expenditures	$608	96	2	706
Nine Months Ended: September 30, 2008
Revenues	$12,569	1,811	(1)	14,379
% of total revenue	87.4%	12.6%	—	100.0%
Operating profit (loss)	$1,842	322	(48)	2,116
Add: Depreciation and amortization expense	1,493	185	(3)	1,675

Operating profit (loss) before depreciation and amortization	$3,335	507	(51)	3,791

Operating profit before depreciation and amortization margin	26.5%	28.0%	N/A	26.4%
Capital expenditures	$1,240	322	10	1,572
September 30, 2007
Revenues	$11,150	1,220	—	12,370
% of total revenue	90.1%	9.9%	—	100.0%
Operating profit (loss)	$1,826	103	(60)	1,869
Add: Depreciation and amortization expense	1,021	177	—	1,198

Operating profit (loss) before depreciation and amortization	$2,847	280	(60)	3,067

Operating profit before depreciation and amortization margin	25.5%	23.0%	N/A	24.8%
Capital expenditures	$1,784	237	31	2,052

BUSINESS OVERVIEW

        The DIRECTV Group, Inc. is a leading provider of digital television entertainment in the United States and Latin America. Our two business segments, DIRECTV U.S. and DIRECTV Latin America, which are differentiated by their geographic location, acquire, promote, sell and distribute digital entertainment programming via satellite to residential and commercial subscribers.

        DIRECTV U.S.    DIRECTV Holdings LLC and its subsidiaries, or DIRECTV U.S., is the largest provider of direct-to-home digital television services and the second largest provider in the multi-channel video programming distribution industry in the United States. As of September 30, 2008, DIRECTV U.S. had approximately 17.3 million subscribers.

        DIRECTV U.S. currently broadcasts from a fleet of eleven geosynchronous satellites, including ten owned satellites and one leased satellite. DIRECTV 12 is under construction and is expected to be ready for launch in the second half of 2009.

        DIRECTV Latin America.    DIRECTV Latin America is a leading provider of DTH digital television services throughout Latin America. DTVLA is comprised of PanAmericana, which provides services in Venezuela, Argentina, Chile, Colombia, Puerto Rico and certain other countries in the region through our wholly-owned subsidiary, DIRECTV Latin America, LLC, or DLA LLC, our 74% owned subsidiary Sky Brasil Servicos Ltda., which we refer to as Sky Brazil, and our 41% equity method investment in Innova, S. de R.L. de C.V., or Sky Mexico. As of September 30, 2008, PanAmericana had approximately 2.1 million subscribers, Sky Brazil had approximately 1.6 million subscribers and Sky Mexico had approximately 1.7 million subscribers.

SIGNIFICANT TRANSACTIONS

Financing Transactions

        In May 2008, DIRECTV U.S. issued $1.5 billion in senior notes and amended its senior secured credit facility to include a new $1.0 billion Term Loan C. The senior notes bear interest at a rate of 7.625% and the principal balance is due in May 2016. The Term Loan C currently bears interest at a weighted average rate of 5.60% and was issued at a 1% discount. Principal payments on the Term Loan C began on September 30, 2008. The principal is payable in installments with the final installment due in April 2013.

Acquisitions

180 Connect

        On July 8, 2008, we acquired 100% of 180 Connect's outstanding common stock and exchangeable shares. Simultaneously, in a separate transaction, UniTek USA, LLC acquired 100% of 180 Connect's cable service operating unit and operations in certain of our installation services markets in exchange for satellite installation operations in certain markets and $7 million in cash. These transactions provide us with control over a significant portion of DIRECTV U.S.' home service provider network. We paid $91 million in cash, net of the $7 million we received from UniTek USA, for the acquisition, including the equity purchase price, repayment of assumed debt and related transaction costs.

Investments

        During the nine months ended September 30, 2008, we paid $99 million in cash to acquire equity method investments and $7 million in cash for other investments.

        On January 30, 2007, we acquired Darlene's 14% equity interest in DLA LLC for $325 million in cash and resolved all outstanding disputes with Darlene. We accounted for this acquisition using the purchase method of accounting.

 LEASE PROGRAM

        The following table sets forth the amount of DIRECTV U.S. set-top receivers we capitalized, and depreciation expense we recorded, under the lease program implemented in 2006 for each of the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Dollars in Millions)
Capitalized subscriber leased equipment:
Subscriber leased equipment—subscriber acquisitions	$151	220	432	580
Subscriber leased equipment—upgrade and retention	128	197	373	579

Total subscriber leased equipment capitalized	$279	417	805	1,159

Depreciation expense—subscriber leased equipment	$287	177	789	434

KEY TERMINOLOGY

        The following key terminology is used in management's discussion and analysis of financial condition and results of operations:

        Revenues.    We earn revenues mostly from monthly fees we charge subscribers for subscriptions to basic and premium channel programming, HD programming and access fees, pay-per-view programming, and seasonal and live sporting events. We also earn revenues from monthly fees that we charge subscribers with multiple non-leased set-top receivers (which we refer to as mirroring fees), monthly fees we charge subscribers for leased set-top receivers, monthly fees we charge subscribers for digital video recorder, or DVR, service, hardware revenues from subscribers who lease or purchase set-top receivers from us, our published programming guide, warranty service fees and advertising services.

        Broadcast Programming and Other.    These costs primarily include license fees for subscription service programming, pay-per-view programming, live sports and other events. Other costs include expenses associated with the publication and distribution of our programming guide, continuing service fees paid to third parties for active subscribers, warranty service costs and production costs for on-air advertisements we sell to third parties.

        Subscriber Service Expenses.    Subscriber service expenses include the costs of customer call centers, billing, remittance processing and certain home services expenses, such as in-home repair costs.

        Broadcast Operations Expenses.    These expenses include broadcast center operating costs, signal transmission expenses (including costs of collecting signals for our local channel offerings), and costs of monitoring, maintaining and insuring our satellites. Also included are engineering expenses associated with deterring theft of our signal.

        Subscriber Acquisition Costs.    These costs include the cost of set-top receivers and other equipment, commissions we pay to national retailers, independent satellite television retailers, dealers, regional Bell operating companies, and the cost of installation, advertising, marketing and customer call center expenses associated with the acquisition of new subscribers. Set-top receivers leased to new subscribers are capitalized in "Property and equipment, net" in the Consolidated Balance Sheets and depreciated over their useful lives. The amount of set-top receivers capitalized each period for subscriber acquisitions is included in "Cash paid for property and equipment" in the Consolidated Statements of Cash Flows.

        Upgrade and Retention Costs.    The majority of upgrade and retention costs are associated with upgrade efforts for existing subscribers that we believe will result in higher average monthly revenue per subscriber, or ARPU, and lower churn. Our upgrade efforts include subscriber equipment upgrade programs for DVR, HD and HD DVR receivers and local channels, our multiple set-top receiver offer and similar initiatives. Retention costs also include the costs of installing and providing hardware under our movers program for subscribers relocating to a new residence. Set-top receivers leased to existing subscribers under upgrade and retention programs are capitalized in "Property and equipment, net" in the Consolidated Balance Sheets and depreciated over their useful lives. The amount of set-top receivers capitalized each period for upgrade and retention programs is included in "Cash paid for property and equipment" in the Consolidated Statements of Cash Flows.

        General and Administrative Expenses.    General and administrative expenses include departmental costs for legal, administrative services, finance, marketing and information technology. These costs also include expenses for bad debt and other operating expenses, such as legal settlements, and gains or losses from the sale or disposal of fixed assets.

        Average Monthly Revenue Per Subscriber.    We calculate ARPU by dividing average monthly revenues for the period (total revenues during the period divided by the number of months in the period) by average subscribers for the period. We calculate average subscribers for the period by adding the number of subscribers as of the beginning of the period and for each quarter end in the current year or period and dividing by the sum of the number of quarters in the period plus one.

        Average Monthly Subscriber Churn.    Average monthly subscriber churn represents the number of subscribers whose service is disconnected, expressed as a percentage of the average total number of subscribers. We calculate average monthly subscriber churn by dividing the average monthly number of disconnected subscribers for the period (total subscribers disconnected, net of reconnects, during the period divided by the number of months in the period) by average subscribers for the period.

        Subscriber Count.    The total number of subscribers represents the total number of subscribers actively subscribing to our service, including seasonal subscribers, subscribers who are in the process of relocating and commercial equivalent viewing units. In March 2008, we implemented a change in DIRECTV U.S.' commercial pricing and packaging to increase our competitiveness. As a result, during the first quarter of 2008, DIRECTV U.S. made a one-time downward adjustment to the subscriber count of approximately 71,000 subscribers related to commercial equivalent viewing units.

        SAC.    We calculate SAC, which represents total subscriber acquisition costs stated on a per subscriber basis, by dividing total subscriber acquisition costs for the period by the number of gross new subscribers acquired during the period. We calculate total subscriber acquisition costs for the period by adding together "Subscriber acquisition costs" expensed during the period and the amount of cash paid for equipment leased to new subscribers during the period.

 RESULTS OF OPERATIONS

Three Months Ended September 30, 2008 Compared to Three Months Ended September 30, 2007

Consolidated Results of Operations

        Revenues.    The following table presents our revenues by segment:

	Three Months Ended September 30,		Change
	2008	2007	$	%
	(Dollars in Millions)
Revenues By Segment:
DIRECTV U.S.	$4,324	$3,885	$439	11.3%
DIRECTV Latin America	658	442	216	48.9%
Corporate and Other	(1)	—	(1)	—

Total revenues	$4,981	$4,327	$654	15.1%

        The increase in our total revenues was due to higher ARPU and subscriber growth at DIRECTV U.S. and DIRECTV Latin America. We discuss the changes for each of our segments in more detail below.

        Operating profit before depreciation and amortization.    The following table presents our operating profit (loss) before depreciation and amortization by segment:

	Three Months Ended September 30,		Change
	2008	2007	$	%
	(Dollars in Millions)
Operating profit (loss) before depreciation and amortization:
DIRECTV U.S.	$1,060	$916	$144	15.7%
DIRECTV Latin America	208	105	103	98.1%
Corporate and Other	(16)	(17)	1	(5.9)%

Total operating profit before depreciation and amortization	$1,252	$1,004	$248	24.7%

        The increase in total operating profit before depreciation and amortization was due to higher gross profit from the increase in revenues, partially offset by higher subscriber acquisition and general and administrative expense at both DIRECTV U.S. and DIRECTV Latin America. We discuss the changes for each of our segments in more detail below.

        Operating profit.    The following table presents our operating profit (loss) by segment:

	Three Months Ended September 30,		Change
	2008	2007	$	%
	(Dollars in Millions)
Operating profit (loss):
DIRECTV U.S.	$532	$538	$(6)	(1.1)%
DIRECTV Latin America	142	46	96	208.7%
Corporate and Other	(16)	(18)	2	(11.1)%

Total operating profit	$658	$566	$92	16.3%

        The increase in our operating profit was primarily due to the increase in operating profit before depreciation and amortization, partially offset by higher depreciation and amortization expense from the continued capitalization of set-top receivers under the DIRECTV U.S. lease program. We discuss the changes for each of our segments in more detail below.

        Other expenses, net.    The following table presents our other expenses, net:

	Three Months Ended September 30,		Change
	2008	2007	$
	(Dollars in Millions)
Interest income	$27	25	2
Interest expense	(103)	(61)	(42)
Other, net	11	10	1

Total other expenses, net	$(65)	(26)	(39)

        The increase in interest income was due to our higher average cash balance partially offset by lower average interest rates. The increase in interest expense was from an increase in the average debt balance and lower capitalization of interest costs compared to the third quarter of 2007, partially offset by lower average interest rates. We capitalized $4 million of interest costs in the third quarter of 2008 and $11 million in the third quarter of 2007. The reduction in the capitalization of interest costs was due to the successful completion and launch of the DIRECTV 10 and DIRECTV 11 satellites.

        Income tax expense.    We recognized income tax expense of $195 million for the third quarter of 2008 and $220 million for the third quarter of 2007. Income tax expense in the third quarter of 2008 decreased primarily due to a $19 million tax benefit relating to the partial reversal of a valuation allowance on deferred tax assets of Sky Brazil.

        Minority interests in net earnings of subsidiaries.    We recognized minority interest in net earnings of subsidiaries of $35 million for the third quarter of 2008 and $1 million for the third quarter of 2007. Minority interest in the third quarter of 2008 increased due to higher net income and the reversal of a $19 million valuation allowance on deferred tax assets at Sky Brazil wholly attributable to the minority interest holder.

DIRECTV U.S. Segment

        The following table provides operating results and a summary of key subscriber data for the DIRECTV U.S. segment:

	Three Months Ended And As of September 30,		Change
	2008	2007	$	%
	(Dollars in Millions, Except Per Subscriber Amounts)
Revenues	$4,324	$3,885	$439	11.3%
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	1,841	1,657	184	11.1%
Subscriber service expenses	296	291	5	1.7%
Broadcast operations expenses	71	56	15	26.8%
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	565	498	67	13.5%
Upgrade and retention costs	260	268	(8)	(3.0)%
General and administrative expenses	231	199	32	16.1%
Depreciation and amortization expense	528	378	150	39.7%

Total operating costs and expenses	3,792	3,347	445	13.3%

Operating profit	$532	$538	$(6)	(1.1)%

Other Data:
Operating profit before depreciation and amortization	$1,060	$916	$144	15.7%
Total number of subscribers (000's)	17,320	16,556	764	4.6%
ARPU	$83.59	$78.79	$4.80	6.1%
Average monthly subscriber churn %	1.64%	1.61%	—	1.9%
Gross subscriber additions (000's)	1,002	1,032	(30)	(2.9)%
Net subscriber additions (000's)	156	240	(84)	(35.0)%
Subscriber disconnections (000's)	846	792	54	6.8%
Average subscriber acquisition costs—per subscriber (SAC)	$715	$696	$19	2.7%

        Subscribers.    In the third quarter of 2008, gross subscriber additions decreased compared to the third quarter of 2007 primarily due to the termination of the previous AT&T distribution agreement on April 1, 2008, partially offset by increased sales in our retail and direct sales channels. The increase in churn was primarily due to a more challenging economic and competitive environment. Net subscriber additions decreased due to lower gross subscriber additions and a larger number of subscriber disconnections.

        Revenues.    DIRECTV U.S.' revenues increased as of result of higher ARPU and the larger subscriber base. The increase in ARPU resulted primarily from price increases on programming packages and higher HD and DVR service fees.

        Operating profit before depreciation and amortization.    The improvement of operating profit before depreciation and amortization was primarily due to the gross profit generated from the higher revenues, partially offset by higher subscriber acquisition and higher general and administrative costs.

        Broadcast programming and other costs increased due to annual program supplier rate increases, the larger number of subscribers in the third quarter of 2008 as compared to the third quarter of 2007 and new channel launches. Broadcast operations expense increased in the third quarter of 2008 as compared to the third quarter 2007 due primarily to costs to support new HD local channel markets and an increase in labor expenses to support advanced services, HD enhancements and video-on-demand.

        Subscriber acquisition costs increased due to higher direct sales and national marketing costs, higher dealer incentives, and increased installation costs driven by increasing subscriber demand for advanced services. SAC per subscriber, which includes the cost of capitalized set-top receivers, increased due to higher direct sales and national marketing costs, higher dealer incentives and an increase in installation costs due to an increase in subscribers taking advanced services, partially offset by lower set-top receiver manufacturing costs.

        General and administrative expenses increased in the third quarter of 2008 primarily due to a charge associated with a legal settlement, an increase in labor and benefit costs and an increase in bad debt expense associated with higher revenues in 2008.

        Operating profit.    The decrease in operating profit was primarily due to higher operating profit before depreciation and amortization, more than offset by higher depreciation and amortization expense in the third quarter of 2008 resulting from the capitalization of set-top receivers under the lease program.

DIRECTV Latin America Segment

        The following table provides operating results and a summary of key subscriber data for the DIRECTV Latin America segment:

	Three Months Ended September 30,		Change
	2008	2007	$	%
	(Dollars in Millions, Except Per Subscriber Amounts)
Revenues	$658	$442	$216	48.9%
Operating profit before depreciation and amortization	$208	$105	$103	98.1%
Operating profit	$142	$46	$96	208.7%
Other data:
ARPU	$59.32	$48.84	$10.48	21.5%
Average monthly subscriber churn %	2.13%	1.41%	—	51.1%
Total number of subscribers (000's)(1)	3,734	3,092	642	20.8%
Gross subscriber additions (000's)	315	289	26	9.0%
Net subscriber additions (000's)	79	161	(82)	(50.9)%

(1)
DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service. Net subscriber additions as well as churn exclude the effect of the migration of approximately 4,000 subscribers from Central America to Sky Mexico in the third quarter of 2008 and approximately 9,000 in the third quarter of 2007.

        The decrease in net subscriber additions is primarily due to higher churn across the region of 2.13% partially offset by higher gross subscriber additions, mainly in Argentina and Brazil. The increase in churn was primarily due to an approximate 57,000 subscriber adjustment at Sky Brazil as a result of the inconsistent application of our churn policies in previous periods. Excluding this subscriber adjustment in the third quarter of 2008, churn would have been 1.60%, which is higher than the third quarter of 2007 primarily due to higher churn in PanAmericana related to our prepaid business in Venezuela and competition across the region.

        Revenues increased primarily due to strong subscriber and ARPU growth. ARPU increased mainly due to favorable exchange rates in Brazil, as well as strong ARPU growth in the region, particularly in Argentina, Venezuela and Brazil.

        The higher operating profit before depreciation and amortization is primarily due to the gross profit generated from the higher revenues, partially offset by increased general and administrative expense due to currency related transaction fees, an increase in subscriber acquisition costs primarily due to the increase in gross additions and increased costs related to exchange rate appreciation.

        The higher operating profit was primarily due to the increase in operating profit before depreciation and amortization.

Corporate and Other

        Operating loss from Corporate and Other decreased to $16 million in the third quarter of 2008 from $18 million in the third quarter of 2007.

Nine Months Ended September 30, 2008 Compared to Nine Months Ended September 30, 2007

Consolidated Results of Operations

        Revenues.    The following table presents our revenues by segment:

	Nine Months Ended September 30,		Change
	2008	2007	$	%
	(Dollars in Millions)
Revenues By Segment:
DIRECTV U.S.	$12,569	$11,150	$1,419	12.7%
DIRECTV Latin America	1,811	1,220	591	48.4%
Corporate and Other	(1)	—	(1)	—

Total revenues	$14,379	$12,370	$2,009	16.2%

        The increase in our total revenues was due to higher ARPU and subscriber growth at DIRECTV U.S. and DIRECTV Latin America. We discuss the changes for each of our segments in more detail below.

        Operating profit before depreciation and amortization.    The following table presents our operating profit (loss) before depreciation and amortization by segment:

	Nine Months Ended September 30,		Change
	2008	2007	$	%
	(Dollars in Millions)
Operating profit (loss) before depreciation and amortization:
DIRECTV U.S.	$3,335	$2,847	$488	17.1%
DIRECTV Latin America	507	280	227	81.1%
Corporate and Other	(51)	(60)	9	15.0%

Total operating profit before depreciation and amortization	$3,791	$3,067	$724	23.6%

        The increase in total operating profit before depreciation and amortization was due to higher gross profit from the increase in revenues, partially offset by higher subscriber acquisition, upgrade and retention and general and administrative costs at both DIRECTV U.S. and DIRECTV Latin America. We discuss the changes for each of our segments in more detail below.

        Operating profit.    The following table presents our operating profit (loss) by segment:

	Nine Months Ended September 30,		Change
	2008	2007	$	%
	(Dollars in Millions)
Operating profit (loss):
DIRECTV U.S.	$1,842	$1,826	$16	0.9%
DIRECTV Latin America	322	103	219	212.6%
Corporate and Other	(48)	(60)	12	(20.0)%

Total operating profit	$2,116	$1,869	$247	13.2%

        The increase in our operating profit was primarily due to the increase in operating profit before depreciation and amortization, partially offset by higher depreciation and amortization expense due to the DIRECTV U.S.' lease program. We discuss the changes for each of our segments in more detail below.

        Other expenses, net.    The following table presents our other expenses, net:

	Nine Months Ended September 30,		Change
	2008	2007	$
	(Dollars in Millions)
Interest income	$64	96	(32)
Interest expense	(248)	(176)	(72)
Other, net	29	27	2

Total other expenses, net	$(155)	(53)	(102)

        The decrease in interest income was due to lower average interest rates, partially offset by our higher average cash balance. The increase in interest expense was from an increase in the average debt balance compared to 2007 and lower capitalization of interest cost in 2008. We capitalized $13 million of interest costs in 2008 and $40 million in 2007. The reduction in the capitalization of interest costs was due to the successful completion and launch of the DIRECTV 10 and DIRECTV 11 satellites.

        Income Tax Expense.    We recognized income tax expense of $712 million in 2008 compared to income tax expense of $723 million in 2007. The decrease in income tax expense in 2008 is primarily attributable to a $13 million tax benefit recorded due to the expiration of the statute of limitations for a former foreign subsidiary and $28 million of benefits recorded due to the partial reversal of valuation allowances on deferred tax assets of foreign subsidiaries partially offset by an increase in income tax expense due to the increase in income before income taxes and minority interest.

        Minority interests in net earnings of subsidiaries.    We recognized minority interest in net earnings of subsidiaries of $60 million during the nine months ended September 30, 2008 and $7 million during the nine months ended September 30, 2007. Minority interest in the nine months ending September 30, 2008 increased due to higher net income and the reversal of a $19 million valuation allowance on deferred tax assets at Sky Brazil.

        Income from discontinued operations, net of taxes.    During 2007, we recorded a $17 million reduction to our unrecognized tax benefits in "Income from discontinued operations, net of taxes" in our Consolidated Statements of Operations as a result of a settlement of a foreign withholding dispute from a previously divested business.

DIRECTV U.S. Segment

        The following table provides operating results and a summary of key subscriber data for the DIRECTV U.S. segment:

	Nine Months Ended And As of September 30,		Change
	2008	2007	$	%
	(Dollars in Millions, Except Per Subscriber Amounts)
Revenues	$12,569	$11,150	$1,419	12.7%
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	5,216	4,653	562	12.1%
Subscriber service expenses	839	852	(13)	(1.5)%
Broadcast operations expenses	197	161	36	22.4%
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	1,602	1,377	225	16.3%
Upgrade and retention costs	724	691	33	4.8%
General and administrative expenses	656	569	87	15.3%
Depreciation and amortization expense	1,493	1,021	472	46.2%

Total operating costs and expenses	10,727	9,324	1,403	15.0%

Operating profit	$1,842	$1,826	$16	0.9%

Other Data:
Operating profit before depreciation and amortization	$3,335	$2,847	$488	17.1%
Total number of subscribers (000's)(1)	17,320	16,556	764	4.6%
ARPU	$81.73	$76.22	$5.51	7.2%
Average monthly subscriber churn %	1.50%	1.54%	—	(2.6)%
Gross subscriber additions (000's)	2,860	2,861	(1)	NM *
Net subscriber additions (000's)	560	603	(43)	(7.1)%
Subscriber disconnections (000's)	2,300	2,258	42	1.9%
Average subscriber acquisition costs—per subscriber (SAC)	$711	$684	$27	3.9%

(1)
As discussed above in "Key Terminology," during the nine months ended September 30, 2008, we had a one-time downward adjustment to our subscriber count of approximately 71,000 subscribers related to commercial equivalent viewing units. This adjustment did not affect our revenue, operating profit, cash flows, net subscriber additions or average monthly subscriber churn.

* Percentage not meaningful.

        Subscribers.    Gross subscriber additions in 2008 were relatively unchanged compared to 2007 due to higher demand for HD and DVR services and increased sales in our direct sales and retail channels, offset by the termination of the previous AT&T distribution agreement on April 1, 2008. Average monthly subscriber churn decreased primarily due to an increase in the number of subscribers with advanced products, as well as the effect of more stringent credit policies. Net subscriber additions decreased due to a larger number of subscriber disconnections.

        Revenues.    DIRECTV U.S.' revenues increased as of result of higher ARPU and the larger subscriber base. The increase in ARPU resulted primarily from annual price increases on programming packages, an increase in HD and DVR service fees, and an increase in lease fees due to a higher average number of receivers per subscriber.

        Operating profit before depreciation and amortization.    The improvement of operating profit before depreciation and amortization was primarily due to the gross profit generated from the higher revenues, partially offset by higher subscriber acquisition and upgrade and retention costs for the increased number of new and existing customers adding HD and DVR services, and increased general and administrative costs.

        Broadcast programming and other costs increased due to annual program supplier rate increases, the larger number of subscribers in 2008 and new channel launches. Subscriber service expenses decreased in 2008 primarily due to improved performance at customer call centers. Broadcast operations expenses increased primarily due to costs to support new HD local channel markets, and an increase in labor expenses to support advanced services, HD enhancements and video-on-demand.

        Subscriber acquisition costs increased due to higher direct sales and national marketing costs, higher dealer incentives and increased installation costs driven by increasing subscriber demand for advanced services. SAC per subscriber, which includes the cost of capitalized set-top receivers, increased due to higher direct sales and national marketing costs, higher dealer incentives and increased installation costs driven by increasing subscriber demand for advanced services, partially offset by lower set-top receiver manufacturing costs.

        Upgrade and retention costs increased in 2008 due to an increase in upgrades to advanced services and higher upgrade and retention marketing costs.

        General and administrative expenses increased in 2008 primarily due to a $25 million one-time gain recognized in the second quarter of 2007 related to hurricane insurance recoveries, a $14 million charge for the write-off of accounts receivable for equipment and other costs incurred to effect the orderly transition of services from one of our home service providers that ceased operations, a charge associated with a legal settlement and an increase in labor and benefit costs.

        Operating profit.    The increase in operating profit was primarily due to higher operating profit before depreciation and amortization, partially offset by higher depreciation and amortization expense in 2008 resulting from the capitalization of set-top receivers under the lease program.

DIRECTV Latin America Segment

        The following table provides operating results and a summary of key subscriber data for the DIRECTV Latin America segment:

	Nine Months Ended And As of September 30,		Change
	2008	2007	$	%
	(Dollars in Millions)
Revenues	$1,811	$1,220	$591	48.4%
Operating profit before depreciation and amortization	$507	$280	$227	81.1%
Operating profit	$322	$103	$219	212.6%
Other data:
ARPU	$56.88	$46.98	$9.90	21.1%
Average monthly subscriber churn %	1.85%	1.40%	—	32.1%
Total number of subscribers (000's)(1)	3,734	3,092	642	20.8%
Gross subscriber additions (000's)	1,052	753	299	39.7%
Net subscriber additions (000's)	463	390	73	18.7%

(1)
DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service. Net subscriber additions as well as churn exclude the effect of the migration of approximately 8,000 subscribers from Central America to Sky Mexico in 2008 and approximately 9,000 in 2007.

        The increase in net subscriber additions was due to higher gross subscriber additions mainly in Brazil, Argentina and Venezuela, partially offset by higher churn of 1.85% in the region. The increase in churn was due to an approximate 57,000 subscriber adjustment at Sky Brazil as a result of the inconsistent application of our churn policies in previous periods and a 21,000 subscriber adjustment in Brazil identified as part of the completion of the integration of the Sky Brazil and DIRECTV Brazil businesses. Excluding these subscriber adjustments in the current year, churn would have been 1.59%, which is higher than the prior year period primarily due to higher churn in PanAmericana related to our prepaid business and competition across the region.

        Revenues increased primarily due to strong subscriber and ARPU growth. ARPU increased mainly due to favorable exchange rates in Brazil, the benefits from the merger with Sky Brazil as well as strong ARPU growth in PanAmericana, particularly in Venezuela and Argentina.

        The higher operating profit before depreciation and amortization is primarily due to the gross profit generated from the higher revenues, partially offset by higher general and administrative expense due to $28 million in currency related transaction fees, an increase in subscriber acquisition costs mostly due to the increase in gross additions and increased costs related to exchange rate appreciation.

        The higher operating profit was primarily due to the increase in operating profit before depreciation and amortization.

Corporate and Other

        Operating loss from Corporate and Other decreased to $48 million in 2008 from $60 million in 2007.

 LIQUIDITY AND CAPITAL RESOURCES

        At September 30, 2008, our cash and cash equivalents totaled $3.0 billion compared with $1.1 billion at December 31, 2007. The $1.9 billion increase resulted primarily from the $2.5 billion of net cash proceeds from the issuance of senior notes and borrowings under our senior secured credit facility which were completed in May 2008, $2.8 billion of cash provided by operating activities and a $160 million capital contribution, partially offset by $1.6 billion of cash paid for the acquisition of satellites, property and equipment, $1.8 billion in cash used for the repurchase of shares and $203 million of cash paid for investments.

        As a measure of liquidity, the current ratio (ratio of current assets to current liabilities) was 1.48 at September 30, 2008 compared to 0.92 at December 31, 2007. The increase in our current ratio during the nine months ended September 30, 2008 was primarily due to the change in our cash and cash equivalents balance discussed above.

        As of September 30, 2008, DIRECTV U.S. had the ability to borrow up to $500 million under its existing credit facility, which is available until 2011. DIRECTV U.S. is subject to restrictive covenants under its credit facility. These covenants limit the ability of DIRECTV U.S. and its respective subsidiaries to, among other things, make restricted payments, including dividends, loans or advances to us.

        During 2008 and 2007 our Board of Directors approved multiple authorizations for the repurchase of our common stock, the most recent of which was in May 2008 and increased authorized share repurchases to $3.0 billion. As of September 30, 2008, we had approximately $1.3 billion remaining under this authorization. During the nine months ended September 30, 2008, we repurchased and retired 69.2 million shares for $1.8 billion, at an average price of $26.56. We may make purchases under this program in the open market, through negotiated transactions or otherwise. The timing, nature and amount of such transactions will depend on a variety of factors, including market conditions, and the program may be suspended, discontinued or accelerated at any time. The sources of funds for the purchases under the remaining authorization are our existing cash on hand and cash from operations.

        We expect to fund our cash requirements and our existing business plan using our available cash balances and cash provided by operations. Additional borrowings, which may include borrowings under the $500 million DIRECTV U.S. revolving credit facility, may be required to fund strategic investment opportunities should they arise. Also, Globo has the right to exchange Sky Brazil shares for cash or our common shares. If Globo exercises this right, we have the option to elect to pay the consideration in cash, shares of our common stock, or a combination of both. In addition, we have approximately $61 million of cash on deposit at our Venezuelan subsidiary that is subject to exchange controls that limit our ability to transfer the cash outside of Venezuela. Venezuelan deposits are denominated in bolivars and translated at the official exchange rate.

        Several factors may affect our ability to fund our operations and commitments that we discuss in "Contingencies" in the Notes to our Consolidated Financial Statements. In addition, our future cash flows may be reduced if we experience, among other things, significantly higher subscriber additions than planned, increased subscriber churn or upgrade and retention costs, higher than planned capital expenditures for satellites and broadcast equipment, satellite anomalies or signal theft or if we are required to make a prepayment on our term loans under DIRECTV U.S.' senior secured credit facility. Additionally, DIRECTV U.S.' ability to borrow under the senior secured credit facility is contingent upon DIRECTV U.S. meeting financial and other covenants associated with its credit facility.

 Borrowings

        At September 30, 2008, we had $5,850 million in total outstanding borrowings, bearing a weighted average interest rate of 6.52%. Our outstanding borrowings primarily consist of notes payable and amounts borrowed under a senior secured credit facility.

        Our notes payable and senior secured credit facility mature as follows: $17 million in the remainder of 2008, $108 million in 2009, $308 million in 2010, $108 million in 2011, $20 million in 2012 and $5,296 million thereafter. These amounts do not reflect potential prepayments that may be required under our senior secured credit facility, which could result from a computation that we are required to make at each year end under the credit agreement. We were not required to make a prepayment for the year ended December 31, 2007 and we do not currently expect to be required to make a prepayment for the year ending December 31, 2008.

        Covenants and Restrictions.    The senior secured credit facility requires DIRECTV U.S. to comply with certain financial covenants. The senior notes and the senior secured credit facility also include covenants that restrict DIRECTV U.S.' ability to, among other things, (i) incur additional indebtedness, (ii) incur liens, (iii) pay dividends or make certain other restricted payments, investments or acquisitions, (iv) enter into certain transactions with affiliates, (v) merge or consolidate with another entity, (vi) sell, assign, lease or otherwise dispose of all or substantially all of its assets, and (vii) make voluntary prepayments of certain debt, in each case subject to exceptions as provided in the credit agreement and senior notes indentures. Should DIRECTV U.S. fail to comply with these covenants, all or a portion of its borrowings under the senior notes and senior secured credit facility could become immediately payable and its revolving credit facility could be terminated. At September 30, 2008, DIRECTV U.S. was in compliance with all such covenants. The senior notes and senior secured credit facility also provide that the borrowings may be required to be prepaid if certain change-in-control events occur. In September 2008, Liberty Media became the majority owner of our outstanding common stock. There was no ratings decline for the senior notes associated with that event, and DIRECTV U.S. was not required either to offer to redeem the senior notes pursuant to their respective indentures or to prepay any of the borrowings under the senior secured credit facility.

        Debt ratings by the various rating agencies reflect each agency's opinion of the ability of issuers to repay debt obligations as they come due and the expected estimated loss given a default. In general, lower ratings result in higher borrowing costs. Please refer to our 2007 Form 10-K for discussion of Moody's Investors Service and Standard & Poor's Rating Service ratings range.

        Currently, The DIRECTV Group has the following security rating:

	Corporate	Outlook
Standard & Poor's	BB	Stable

        Currently, DIRECTV U.S. has the following security ratings:

	Senior Secured	Senior Unsecured	Corporate	Outlook
Standard & Poor's	BBB-	BB	BB	Stable
Moody's	Baa3	Ba3	Ba2	Stable

Dividend Policy

        Dividends may be paid on our common stock only when, as, and if declared by our Board of Directors in its sole discretion. We have no current plans to pay any dividends on our common stock. We currently expect to use our future earnings, if any, for the development of our businesses or other corporate purposes, which may include share repurchases.

 CONTRACTUAL OBLIGATIONS

        The following table sets forth our contractual obligations as of September 30, 2008, including the future periods in which payments are expected.

	Payments Due By Period
Contractual Obligations	Total	2008	2009-2010	2011-2012	2013 and thereafter
	(Dollars in Millions)
Long-term debt obligations(a)	$8,207	138	1,169	840	6,060
Purchase obligations(b)	3,862	330	2,411	943	178
Operating lease obligations(c)	279	11	81	68	119
Capital lease obligations	997	21	162	154	660
Other long-term liabilities reflected on the Consolidated Balance Sheets under GAAP(d)(e)	229	19	163	47	—

Total	$13,574	519	3,986	2,052	7,017

(a)
Long-term debt obligations include interest calculated based on the rates in effect at September 30, 2008, however, the obligations do not reflect potential prepayments that may be required under DIRECTV U.S.' senior secured credit facility, if any, or permitted under its indentures.

(b)
Purchase obligations consist of broadcast programming commitments, satellite construction and launch contracts and service contract commitments. Broadcast programming commitments include guaranteed minimum contractual commitments that are typically based on a minimum number of required subscribers subscribing to the related programming. Actual payments may exceed the minimum payment requirements if the actual number of subscribers subscribing to the related programming exceeds the minimum amounts. Service contract commitments include minimum commitments for the purchase of services that have been outsourced to third parties, such as billing services, telemetry, tracking and control services and broadcast center services. In most cases, actual payments, which are typically based on volume, usually exceed these minimum amounts.

(c)
Certain of the operating leases contain escalation clauses and renewal or purchase options, which we do not consider in the amounts disclosed.

(d)
Other long-term liabilities consist of amounts DIRECTV U.S. owes to the National Rural Telecommunications Cooperative, or NRTC, for the purchase of distribution rights and to the NRTC members that elected the long-term payment option resulting from the NRTC acquisition transactions we consummated in 2004, and satellite contracts.

(e)
Payments due by period for other long-term liabilities reflected on the Consolidated Balance Sheet under GAAP do not include payments that could be made related to our unrecognized tax benefits liability, which amounted to $413 million as of September 30, 2008. The timing and amount of any future payments is not reasonably estimable, as such payments are dependent on the completion and resolution of examinations with tax authorities. We do not expect a significant payment related to these obligations within the next twelve months.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        There have been no material changes in our market risk during the nine months ended September 30, 2008. For additional information, see Quantitative and Qualitative Disclosures About Market Risk for the year ended December 31, 2007 below.

THE DIRECTV GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Dollars in Millions, Except Per Share Amounts)
Revenues	$4,981	$4,327	$14,379	$12,370
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,072	1,829	5,894	5,124
Subscriber service expenses	339	317	952	925
Broadcast operations expenses	97	83	276	239
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	624	547	1,780	1,514
Upgrade and retention costs	268	272	745	703
General and administrative expenses	329	275	941	798
Depreciation and amortization expense	594	438	1,675	1,198

Total operating costs and expenses	4,323	3,761	12,263	10,501

Operating profit	658	566	2,116	1,869
Interest income	27	25	64	96
Interest expense	(103)	(61)	(248)	(176)
Other, net	11	10	29	27

Income from continuing operations before income taxes and minority interests	593	540	1,961	1,816
Income tax expense	(195)	(220)	(712)	(723)
Minority interests in net earnings of subsidiaries	(35)	(1)	(60)	(7)

Income from continuing operations	363	319	1,189	1,086
Income from discontinued operations, net of taxes	—	—	—	17

Net income	$363	$319	$1,189	$1,103

Basic and diluted earnings per common share:
Income from continuing operations	$0.33	$0.27	$1.05	$0.90
Income from discontinued operations, net of taxes	—	—	—	0.01

Basic and diluted earnings per common share	$0.33	$0.27	$1.05	$0.91

Weighted average number of common shares outstanding (in millions)
Basic	1,106	1,182	1,131	1,209
Diluted	1,111	1,190	1,136	1,217

The accompanying notes are an integral part of these Consolidated Financial Statements.

THE DIRECTV GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2008	December 31, 2007
	(Dollars in Millions, Except Per Share Amounts)
ASSETS
Current assets
Cash and cash equivalents	$2,988	$1,083
Accounts receivable, net of allowances of $60 and $56	1,387	1,535
Inventories	247	193
Deferred income taxes	85	90
Prepaid expenses and other	315	245

Total current assets	5,022	3,146
Satellites, net	2,515	2,026
Property and equipment, net	4,044	3,807
Goodwill	3,786	3,669
Intangible assets, net	1,275	1,577
Investments and other assets	873	838

Total assets	$17,515	$15,063

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,802	$3,032
Unearned subscriber revenues and deferred credits	490	354
Current portion of long-term debt	95	48

Total current liabilities	3,387	3,434
Long-term debt	5,755	3,347
Deferred income taxes	613	567
Other liabilities and deferred credits	1,764	1,402
Commitments and contingencies
Minority interest—redeemable at fair value of $300 million as of September 30, 2008	71	11
Stockholders' equity
Common stock and additional paid-in capital—$0.01 par value, 3,000,000,000 shares authorized; 1,086,219,024 shares and 1,148,268,203 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	9,038	9,318
Accumulated deficit	(3,072)	(2,995)
Accumulated other comprehensive loss	(41)	(21)

Total stockholders' equity	5,925	6,302

Total liabilities and stockholders' equity	$17,515	$15,063

The accompanying notes are an integral part of these Consolidated Financial Statements.

THE DIRECTV GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2008	2007
	(Dollars in Millions)
Cash Flows From Operating Activities
Net income	$1,189	$1,103
Income from discontinued operations, net of taxes	—	(17)

Income from continuing operations	1,189	1,086
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	1,675	1,198
Amortization of deferred revenues and deferred credits	(75)	(69)
Dividends received	35	—
Deferred income taxes	101	389
Other	91	32
Change in other operating assets and liabilities:
Accounts receivable, net	137	(38)
Inventories	(37)	(56)
Prepaid expenses and other	(70)	(97)
Accounts payable and accrued liabilities	(412)	(2)
Unearned subscriber revenue and deferred credits	136	193
Other, net	51	8

Net cash provided by operating activities	2,821	2,644

Cash Flows From Investing Activities
Cash paid for property and equipment	(1,480)	(1,903)
Cash paid for satellites	(92)	(149)
Investment in companies, net of cash acquired	(203)	(339)
Purchase of short-term investments	—	(588)
Sale of short-term investments	—	748
Other, net	37	48

Net cash used in investing activities	(1,738)	(2,183)

Cash Flows From Financing Activities
Cash proceeds from debt issuance	2,490	—
Debt issuance costs	(19)	—
Repayment of long-term debt	(35)	(218)
Net increase in short-term borrowings	—	2
Repayment of other long-term obligations	(92)	(97)
Capital contribution	160	—
Common shares repurchased and retired	(1,790)	(1,546)
Stock options exercised	100	84
Excess tax benefit from share-based compensation	8	6

Net cash provided by (used in) financing activities	822	(1,769)

Net increase (decrease) in cash and cash equivalents	1,905	(1,308)
Cash and cash equivalents at beginning of the period	1,083	2,499

Cash and cash equivalents at end of the period	$2,988	$1,191

Supplemental Cash Flow Information
Cash paid for interest	$201	$176
Cash paid for income taxes	568	296

The accompanying notes are an integral part of these Consolidated Financial Statements.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1: Basis of Presentation

        The DIRECTV Group, Inc., which we refer to as the company, we or us, is a leading provider of digital television entertainment in the United States and Latin America through our DIRECTV U.S. and DIRECTV Latin America, or DTVLA, business units. DIRECTV U.S. is comprised of DIRECTV Holdings LLC and its subsidiaries. DTVLA is comprised of PanAmericana, which provides services in Venezuela, Argentina, Chile, Colombia, Puerto Rico and certain other countries in the region through our wholly-owned subsidiary, DIRECTV Latin America, LLC, or DLA LLC; our 74% owned subsidiary Sky Brasil Servicos Ltda., which we refer to as Sky Brazil; and our 41% equity method investment in Innova, S. de R.L. de C.V., or Sky Mexico.

        On February 27, 2008, Liberty Media Corporation, or Liberty Media, and News Corporation completed a transaction in which Liberty Media acquired News Corporation's approximately 41% interest in us, which we refer to as the Liberty Transaction. See Note 6, Contingencies—Puerto Rico Condition below for further information regarding an agreement entered into at the close of that transaction. On April 3, 2008, Liberty Media announced that it had purchased an additional 78.3 million shares of our common stock in a private transaction. Currently, Liberty Media owns approximately 52% of our outstanding common stock, however Liberty Media has agreed to limit its voting rights to approximately 47.9%. See our Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on May 7, 2008 for further discussion of this agreement.

        We have prepared the accompanying unaudited consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or GAAP, for interim financial reporting. In the opinion of management, all adjustments (consisting only of normal recurring items) that are necessary for a fair presentation have been included. The results for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the full year. For further information, refer to the consolidated financial statements and footnotes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 25, 2008, our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008 filed with the SEC on May 7, 2008 and for the quarter ended June 30, 2008 filed with the SEC on August 7, 2008 and all of our other filings, including Current Reports on Form 8-K, filed with the SEC after such date and through the date of this report.

Note 2: Accounting Changes and New Accounting Standards

  Accounting Changes

        On January 1, 2008 we adopted Statement of Financial Accounting Standards, or SFAS, No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115." SFAS No. 159 permits, but does not require, companies to report at fair value the majority of recognized financial assets, financial liabilities and firm commitments. Under this standard, unrealized gains and losses on items for which the fair value option is elected are reported in earnings at each subsequent reporting date. Our adoption of SFAS No. 159 did not have any effect on our consolidated results of operations or financial position, as we have not elected to report subject instruments at fair value.

        On January 1, 2008 we adopted SFAS No. 157, "Fair Value Measurements." SFAS No. 157 defines fair value, sets out a framework for measuring fair value in GAAP, and expands disclosures about fair

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 2: Accounting Changes and New Accounting Standards (Continued)

value measurements of assets and liabilities to include disclosure about inputs used in the determination of fair value using the following three categories:

Level 1:	Quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs that are not corroborated by market data.

        SFAS No. 157 applies under other accounting pronouncements previously issued by the Financial Accounting Standards Board, or FASB, that require or permit fair value measurements. Our adoption of SFAS No. 157 did not have any effect on our consolidated results of operations or financial position.
        On January 1, 2008 we adopted Emerging Issues Task Force, or EITF, Issue No. 06-1, "Accounting for Consideration Given by a Service Provider to a Manufacturer or Reseller of Equipment Necessary for an End-Customer to Receive Service from the Service Provider." EITF No. 06-1 provides guidance to service providers regarding the proper reporting of consideration given to manufacturers or resellers of equipment necessary for an end-customer to receive its services. Depending on the circumstances, such consideration is reported as either an expense or a reduction of revenues. Our adoption of EITF No. 06-1 did not have any effect on our consolidated results of operations or financial position.

  New Accounting Standards

        At the March 12, 2008 EITF meeting, the SEC Observer announced revisions to Topic D-98 "Classification and Measurement of Redeemable Securities", which provides SEC registrants guidance on the financial statement classification and measurement of equity securities that are subject to mandatory redemption requirements or whose redemption is outside the control of the issuer. The revised Topic D-98 requires that redeemable minority interests, such as Globo Comunicacoes e Participacoes S.A.'s, or Globo's, redeemable interest described in Note 6 to the Notes to the Consolidated Financial Statements that are redeemable at the option of the holder should be recorded outside of permanent equity at fair value, and the redeemable minority interests should be adjusted to their fair value at each balance sheet date. Adjustments to the carrying amount of a noncontrolling interest from the application of Topic D-98 are recorded to retained earnings (or additional paid-in-capital in the absence of retained earnings). We are required to apply this guidance no later than our January 1, 2009 adoption of SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—an amendment to ARB No. 51." Our adoption of this guidance will result in us recording the fair value of our redeemable minority interest as of January 1, 2009 with a corresponding adjustment to "Additional paid in capital" in the Consolidated Balance Sheets. Had we adopted this guidance as of September 30, 2008, we would have recorded a $229 million increase to "Minority interest" with a corresponding decrease to "Common stock and additional paid-in-capital" in the Consolidated Balance Sheets.

        In December 2007, the FASB issued SFAS No. 160, which establishes standards of accounting and reporting of noncontrolling interests in subsidiaries, currently known as minority interests, in consolidated financial statements, provides guidance on accounting for changes in the parent's ownership interest in a subsidiary and establishes standards of accounting of the deconsolidation of a subsidiary due to the loss of control. SFAS No. 160 requires an entity to present minority interests as a

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 2: Accounting Changes and New Accounting Standards (Continued)

component of equity. Additionally, SFAS No. 160 requires an entity to present net income and consolidated comprehensive income attributable to the parent and the minority interest separately on the face of the consolidated financial statements. We do not expect the adoption of SFAS No. 160 to have any effect on our consolidated results of operations and financial position when adopted, as required, on January 1, 2009.

        In December 2007, the FASB issued SFAS No. 141 (revised 2007), "Business Combinations." SFAS No. 141R will require the acquiring entity to record 100% of all assets and liabilities acquired, including goodwill and any non-controlling interest, generally at their fair values for all business combinations, whether partial, full or step acquisitions. Under SFAS No. 141R certain contingent assets and liabilities, as well as contingent consideration, will also be required to be recognized at fair value on the date of acquisition and acquisition related transaction and restructuring costs will be expensed. Additionally, SFAS No. 141R requires disclosures about the nature and financial effect of the business combination and also changes the accounting for certain income tax assets recorded in purchase accounting. The adoption of SFAS No. 141R as required, on January 1, 2009 will change the way we account for adjustments to deferred tax asset valuation allowances recorded in purchase accounting for prior business combinations and will change the accounting for all business combinations consummated after January 1, 2009.

Note 3: Goodwill and Intangible Assets

        The changes in the carrying amounts of goodwill by reporting unit for the nine months ended September 30, 2008 were as follows:

	DIRECTV U.S.	DIRECTV Latin America	Total
	(Dollars in Millions)
Balance as of December 31, 2007	$3,032	$637	$3,669
Acquisitions of home service providers	156	—	156
Sky Brazil	—	(39)	(39)

Balance as of September 30, 2008	$3,188	$598	$3,786

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 3: Goodwill and Intangible Assets (Continued)

        The following table sets forth the amounts recorded for intangible assets as of the periods presented:

		September 30, 2008			December 31, 2007
	Estimated Useful Lives (years)
		Gross Amount	Accumulated Amortization	Net Amount	Gross Amount	Accumulated Amortization	Net Amount
	(Dollars in Millions)
Orbital slots	Indefinite	$432		$432	$432		$432
72.5 WL Orbital license	5	208	$161	47	208	$132	76
Subscriber related	5-10	1,697	1,177	520	1,697	942	755
Dealer network	15	130	77	53	130	71	59
Trade name and other	10-20	102	8	94	95	5	90
Distribution rights	7	334	205	129	334	169	165

Total intangible assets		$2,903	$1,628	$1,275	$2,896	$1,319	$1,577

        The following table sets forth amortization expense for intangible assets for each of the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Dollars in Millions)
Amortization expense	$103	$108	$309	$315

        Estimated amortization expense for intangible assets in each of the next five years and thereafter is as follows: $103 million in the remainder of 2008; $350 million in 2009; $153 million in 2010; $97 million in 2011; $55 million in 2012; and $85 million thereafter.

Note 4: Borrowings

        The following table sets forth our outstanding borrowings:

	Interest Rates at September 30, 2008	September 30, 2008	December 31, 2007
		(Dollars in Millions)
8.375% senior notes due in 2013	8.375%	$910	$910
6.375% senior notes due in 2015	6.375%	1,000	1,000
7.625% senior notes due in 2016	7.625%	1,500	—
Senior secured credit facility, net of unamortized discount of $9 million as of September 30, 2008	5.220%	2,438	1,483
Unamortized bond premium	—	2	2

Total debt		5,850	3,395
Less: current portion of long-term debt		95	48

Long-term debt		$5,755	$3,347

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 4: Borrowings (Continued)

        All of the senior notes and the senior secured credit facility were issued by DIRECTV U.S. The 8.375% senior notes and the 6.375% senior notes are registered under the Securities Act of 1933, as amended.

  2008 Financing Transactions

        In May 2008, DIRECTV U.S. completed financing transactions that included the issuance of senior notes and an amendment to its existing senior secured credit facility as discussed below. We incurred $20 million of debt issuance costs in connection with these transactions.

        DIRECTV U.S. issued $1,500 million in senior notes due in 2016 in a private placement transaction. The eight-year notes bear interest at 7.625%. Principal on the senior notes is payable upon maturity, while interest is payable semi-annually commencing November 15, 2008. The senior notes have been fully and unconditionally guaranteed, jointly and severally, by substantially all of DIRECTV U.S.' current and certain of its future domestic subsidiaries on a senior unsecured basis. Pursuant to a registration rights agreement with the initial purchasers of the senior notes, we filed an exchange offer registration statement permitting the existing holders of the senior notes to exchange the original senior notes for registered notes with identical terms, except that the registered notes are registered under the Securities Act of 1933, as amended, and do not bear the legends restricting their transfer. The exchange offer is presently scheduled to expire on November 11, 2008.

        DIRECTV U.S. also amended its senior secured credit facility to include a new $1,000 million Term Loan C, which was issued at a 1% discount, resulting in $990 million of proceeds. Initially, borrowings under Term Loan C bear interest at 5.25%, however the rate is variable based on changes in the London InterBank Offered Rate, or LIBOR. The interest rate may be increased or decreased under certain conditions. The Term Loan C has a final maturity of April 13, 2013, and we began making quarterly principal payments totaling 1% annually on September 30, 2008. The senior secured credit facility is secured by substantially all of DIRECTV U.S.' assets and the assets of its current and certain of its future domestic subsidiaries and is fully and unconditionally guaranteed, jointly and severally, by substantially all of DIRECTV U.S.' current and certain of its future domestic subsidiaries.

  Notes Payable

        The fair value of our 8.375% senior notes was approximately $904 million at September 30, 2008 and approximately $948 million at December 31, 2007. The fair value of our 6.375% senior notes was approximately $879 million at September 30, 2008 and approximately $962 million at December 31, 2007. The fair value of our 7.625% senior notes was approximately $1,371 million at September 30, 2008. We calculated the fair values based on quoted market prices of our senior notes, which is a Level 1 input under SFAS No. 157, on those dates.

  Other

        As a result of our acquisition of Sky Brazil in 2006, we assumed Sky Brazil's $210 million U.S. dollar denominated variable rate bank loan due in August 2007. In January 2007, we paid $210 million to the lending banks, who in turn assigned the loan to a wholly-owned subsidiary of the company. As a result, this loan is no longer outstanding on a consolidated basis.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 4: Borrowings (Continued)

        Our notes payable and senior secured credit facility mature as follows: $17 million in the remainder of 2008, $108 million in 2009, $308 million in 2010, $108 million in 2011, $20 million in 2012 and $5,296 million thereafter. These amounts do not reflect potential prepayments that may be required under our senior secured credit facility, which could result from a computation that we may be required to make at each year end under the credit agreement. We were not required to make a prepayment for the year ended December 31, 2007 and do not currently expect to be required to make a prepayment for the year ending December 31, 2008. The amount of interest accrued related to our outstanding debt was $68 million at September 30, 2008 and $26 million at December 31, 2007.

        Covenants and Restrictions.    The senior secured credit facility requires DIRECTV U.S. to comply with certain financial covenants. The senior notes and the senior secured credit facility also include covenants that restrict DIRECTV U.S.' ability to, among other things, (i) incur additional indebtedness, (ii) incur liens, (iii) pay dividends or make certain other restricted payments, investments or acquisitions, (iv) enter into certain transactions with affiliates, (v) merge or consolidate with another entity, (vi) sell, assign, lease or otherwise dispose of all or substantially all of its assets, and (vii) make voluntary prepayments of certain debt, in each case subject to exceptions as provided in the credit agreement and senior notes indentures. Should DIRECTV U.S. fail to comply with these covenants, all or a portion of its borrowings under the senior notes and senior secured credit facility could become immediately payable and its revolving credit facility could be terminated. At September 30, 2008, DIRECTV U.S. was in compliance with all such covenants. The senior notes and senior secured credit facility also provide that the borrowings may be required to be prepaid if certain change-in-control events occur. In September 2008, Liberty Media became the majority owner of our outstanding common stock. There was no ratings decline for the senior notes associated with that event, and DIRECTV U.S. was not required either to offer to redeem any of the senior notes pursuant to their respective indentures or to prepay any of the borrowings under the senior secured credit facility.

Note 5: Capital Lease Obligations

Satellite Leases

        During the first quarter of 2008, Sky Brazil began broadcasting its service on a new satellite, IS 11, pursuant to a satellite transponder capacity agreement, which we are accounting for as a capital lease. The present value of the lease payments at the inception of the 15 year lease term was $247 million. The capitalized value of the satellite has been included in "Satellites, net" in the Consolidated Balance Sheets. The capitalized lease obligations are included in "Accounts payable and accrued liabilities" and "Other liabilities and deferred credits" in the Consolidated Balance Sheets.

        During the third quarter of 2008, DTVLA amended its satellite transponder capacity agreement for the GIIIC satellite, which provides broadcast services to PanAmericana, and was previously classified as an operating lease. The extension of the lease term to December 2020 triggered a reassessment of the lease classification and we determined that we should change the classification of the amended agreement to a capital lease. The present value of the lease payments at the inception of the lease renewal was $333 million. The capitalized value of the satellite is included in "Satellites, net" and the capitalized lease obligation is included in "Accounts payable and accrued liabilities" and "Other liabilities and deferred credits" in the Consolidated Balance Sheets.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 5: Capital Lease Obligations (Continued)

        The following table sets forth total minimum lease payments under capital leases along with the present value of the net minimum lease payments as of September 30, 2008:

(Dollars in Millions)
2008	$21
2009	83
2010	79
2011	77
2012	76
Thereafter	661

Total minimum lease payments	997
Less: amount representing interest	405

Present value of net minimum lease payments	$592

Note 6: Contingencies

  Puerto Rico Condition

        In connection with approval by the Federal Communications Commission, or FCC, of the Liberty Transaction, the FCC imposed certain conditions related to attributable interests in two pay television operations: DIRECTV Puerto Rico and Liberty Cablevision of Puerto Rico Ltd. We refer to the FCC's requirements as the "Puerto Rico Condition". Because neither News Corporation nor Liberty Media could satisfy the Puerto Rico Condition, in connection with the close of the transaction a Special Committee of independent directors of our Board of Directors approved an agreement with News Corporation in which we assumed responsibility for the satisfaction, modification or waiver of the Puerto Rico Condition within the one year period specified by the FCC. As part of this agreement, during the first quarter of 2008, we received a $160 million cash capital contribution, which we recorded as "Additional paid-in-capital" in the Consolidated Balance Sheets.

        Although satisfaction of the Puerto Rico Condition may require divestiture of DIRECTV Puerto Rico, we have determined that there is no impairment of the DIRECTV Puerto Rico assets as a result of this agreement, and we will continue to report DIRECTV Puerto Rico as a continuing operation, unless we ultimately sell or deconsolidate it. As of September 30, 2008, DIRECTV Puerto Rico had approximately 158,000 subscribers and, for the quarter then ended, had $33 million of revenues and a $1 million operating profit.

  Redeemable Minority Interest

        In connection with our acquisition of Sky Brazil in 2006, our partner who holds the remaining 25.9% interest, Globo was granted the right, until January 2014, to require us to purchase all or a portion (but not less than half) of its shares in Sky Brazil. Upon exercising this right, the fair value of Sky Brazil shares will be determined, by mutual agreement or by an outside valuation expert and we have the option to elect to pay for the Sky Brazil shares in cash, shares of our common stock or a combination of both. As of September 30, 2008, we estimate that Globo's 25.9% equity interest in Sky

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 6: Contingencies (Continued)

Brazil has a fair value of approximately $300 million to $450 million. We determined the range of fair values using significant unobservable inputs, which are Level 3 inputs under SFAS No. 157.

  Litigation

        Litigation is subject to uncertainties and the outcome of individual litigated matters is not predictable with assurance. Various legal actions, claims and proceedings are pending against us arising in the ordinary course of business. We have established loss provisions for matters in which losses are probable and can be reasonably estimated. Some of the matters may involve compensatory, punitive, or treble damage claims, or demands that, if granted, could require us to pay damages or make other expenditures in amounts that could not be estimated at September 30, 2008. After discussion with counsel representing us in those actions, it is the opinion of management that such litigation is not expected to have a material adverse effect on our consolidated results of operations or financial position.

        Finisar Corporation.    As previously reported, we filed a notice of appeal to the Court of Appeals for the Federal Circuit on October 5, 2006 from a jury determination that The DIRECTV Group, Inc. and certain of its subsidiaries willfully infringed a patent owned by Finisar Corporation and an award by the jury of approximately $79 million in damages. The trial court increased the damages award by $25 million because of the jury finding of willful infringement and awarded pre-judgment interest of $13 million to Finisar. DIRECTV was also ordered to pay into escrow $1.60 per new set-top receiver manufactured for use with the DIRECTV system beginning June 17, 2006 and continuing until the patent expires in 2012 or was otherwise found to be invalid. On April 18, 2008, the Court of Appeals vacated (set aside) the verdict of infringement, and sent the case back to the district court for further proceedings and possible retrial on a limited number of claims. The Court of Appeals ruled that the lower court had used erroneous interpretations of certain important terms in the patent claims. Thus, the district court must now determine whether there is any infringement using the correct interpretations, which are the ones we originally suggested. Regarding our defenses of invalidity, the Court of Appeals found that one of the principal independent claims of the patent is clearly anticipated by the prior art we presented. The Court of Appeals then remanded the question of validity for the remaining claims back to the district court for further consideration in view of this invalidity ruling. The Court of Appeals also reversed the verdict of willful infringement, and affirmed earlier rulings of the district court that held several additional claims to be invalid. Following these decisions, our appeal bond was terminated and $37 million in escrowed royalties were returned to us on June 10, 2008. Initial summary judgment motions on invalidity of additional claims will be submitted December 1, 2008, followed, if necessary, by further proceedings and a trial of remaining issues, which is presently scheduled for October 2009.

  Satellites

        We may purchase in-orbit and launch insurance to mitigate the potential financial impact of satellite launch and in-orbit failures if the premium costs are considered economic relative to the risk of satellite failure. The insurance generally covers the unamortized book value of covered satellites. We do not insure against lost revenues in the event of a total or partial loss of the capacity of a satellite. We generally rely on in-orbit spare satellites and excess transponder capacity at key orbital slots to

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 6: Contingencies (Continued)

mitigate the impact a satellite failure could have on our ability to provide service. At September 30, 2008, the net book value of in-orbit satellites was $2,238 million of which $2,027 million was uninsured.

  Other

        In July 2008, we amended our agreement with Thomson such that the amount of the rebate we can earn from the purchase of set-top receivers was reduced from $57 million to $42 million and in return, we are no longer required to purchase $4 billion in set-top receivers over the contract term. We continue to be obligated to grant Thomson a portion of all set-top receiver purchases. As of September 30, 2008, included in "Accounts receivable, net" and "Investments and other assets" in the Consolidated Balance Sheets is a receivable for $35 million related to this agreement.

Note 7: Related-Party Transactions

        In the ordinary course of our operations, we enter into transactions with related parties as discussed below.

Liberty Media, Liberty Global and Discovery Communications

        As a result of the completion of the Liberty Transaction, beginning February 27, 2008, transactions with Liberty Media and its affiliates, including its equity method investees, may be considered to be related party transactions as Liberty Media currently owns approximately 52% of our outstanding common stock. Our transactions with Liberty Media and its affiliates consist primarily of the purchase of programming.

        In addition, John Malone, Chairman of the Board of Directors of The DIRECTV Group, Inc. and of Liberty Media, has an approximate 23% voting interest in Discovery Communications, Inc., or Discovery Communications, and an approximate 34% voting interest in Liberty Global Inc., or Liberty Global, and serves as Chairman of Liberty Global, and certain of Liberty Media's management and directors also serve as directors of Discovery Communications or Liberty Global. As a result of this common ownership and management, transactions with Discovery Communications and Liberty Global, and their subsidiaries or equity method investees may be considered to be related party transactions. Our transactions with Discovery Communications and Liberty Global consist primarily of purchases of programming created, owned or distributed by Discovery Communications and its subsidiaries and investees.

News Corporation and affiliates

        News Corporation and its affiliates were considered related parties until February 27, 2008, when News Corporation transferred its 41% interest in our common stock to Liberty Media. Accordingly, the following contractual arrangements with News Corporation and its affiliates are considered related party transactions and reported through February 27, 2008: purchase of programming, products and advertising; license of certain intellectual property, including patents; purchase of system access products, set-top receiver software and support services; sale of advertising space; purchase of employee services; and use of facilities.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 7: Related-Party Transactions (Continued)

        As discussed above in Note 6, during the first quarter of 2008, we received a $160 million cash capital contribution, which we recorded as "Additional paid-in-capital" in the Consolidated Balance Sheets.

        The majority of payments under contractual arrangements with Liberty Media, Discovery Communications, Liberty Global and News Corporation entities relate to multi-year programming contracts. Payments under these contracts are typically subject to annual rate increases and are based on the number of subscribers receiving the related programming.

Other

        Other related parties include Globo, which provides programming and advertising to Sky Brazil, and companies in which we hold equity method investments, including Sky Mexico.

        The following table summarizes sales to, and purchases from, related parties:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Dollars in Millions)
Sales:
Liberty Media and affiliates	$8	$—	$20	$—
Discovery Communications, Liberty Global and affiliates	—	—	4	—
News Corporation and affiliates	—	2	2	12
Other	2	2	6	2

Total	$10	$4	$32	$14

Purchases:
Liberty Media and affiliates	$81	$—	$184	$—
Discovery Communications, Liberty Global and affiliates	55	—	129	—
News Corporation and affiliates	—	231	167	676
Other	105	59	298	157

Total	$241	$290	$778	$833

        The following table sets forth the amount of accounts receivable from and accounts payable to related parties as of:

	September 30, 2008	December 31, 2007
	(Dollars in Millions)
Accounts receivable	$29	$22
Accounts payable	171	285

        The accounts receivable and accounts payable balances as of September 30, 2008 are primarily related to affiliates of Liberty Media and the accounts receivable and accounts payable balances as of December 31, 2007 are primarily related to affiliates of News Corporation.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 8: Earnings Per Common Share

        We compute basic earnings per common share, or EPS, by dividing net income by the weighted average number of common shares outstanding for the period.

        Diluted EPS considers the effect of common equivalent shares, which consist primarily of common stock options and restricted stock units issued to employees. In the computation of diluted EPS under the treasury stock method, the amount of assumed proceeds from nonvested stock awards and unexercised stock options includes the amount of compensation cost attributable to future services not yet recognized, proceeds from the exercise of the options, and the incremental income tax benefit or liability as if the awards were distributed during the period. We exclude common equivalent shares from the computation in loss periods as their effect would be antidilutive and we exclude common stock options from the computation of diluted EPS when their exercise price is greater than the average market price of our common stock. The following table sets forth the number of common stock options excluded from the computation of diluted EPS because the options' exercise prices were greater than the average market price of our common stock during the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Shares in Millions)
Common stock options excluded	30	34	30	34

        The following table sets forth comparative information regarding common shares outstanding:

	Nine Months Ended September 30,
	2008	2007
	(Shares in Millions)
Common shares outstanding at January 1	1,148	1,226
Decrease for common shares repurchased and retired	(69)	(67)
Increase for stock options exercised and restricted stock units vested and distributed	7	7

Common shares outstanding at September 30	1,086	1,166

Weighted average number of common shares outstanding	1,131	1,209

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 8: Earnings Per Common Share (Continued)

        The reconciliation of the amounts used in the basic and diluted EPS computation is as follows:

	Income	Shares	Per Share Amounts
	(Dollars and Shares in Millions, Except Per Share Amounts)
Three Months Ended September 30, 2008:
Basic EPS
Income from continuing operations	$363	1,106	$0.33
Effect of Dilutive Securities
Dilutive effect of stock options and restricted stock units	—	5	—

Diluted EPS
Adjusted income from continuing operations	$363	1,111	$0.33

Three Months Ended September 30, 2007:
Basic EPS
Income from continuing operations	$319	1,182	$0.27
Effect of Dilutive Securities
Dilutive effect of stock options and restricted stock units	—	8	—

Diluted EPS
Adjusted income from continuing operations	$319	1,190	$0.27

Nine Months Ended September 30, 2008:
Basic EPS
Income from continuing operations	$1,189	1,131	$1.05
Effect of Dilutive Securities
Dilutive effect of stock options and restricted stock units	—	5	—

Diluted EPS
Adjusted income from continuing operations	$1,189	1,136	$1.05

Nine Months Ended September 30, 2007:
Basic EPS
Income from continuing operations	$1,086	1,209	$0.90
Effect of Dilutive Securities
Dilutive effect of stock options and restricted stock units	—	8	—

Diluted EPS
Adjusted income from continuing operations	$1,086	1,217	$0.90

Note 9: Stockholders' Equity

Share Repurchase Program

        During 2008 and 2007 our Board of Directors approved multiple authorizations for the repurchase of our common stock, the most recent of which was in May 2008, and increased authorized share repurchases to $3.0 billion. As of September 30, 2008, we had approximately $1.3 billion remaining

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 9: Stockholders' Equity (Continued)

under this authorization. The authorizations allow us to repurchase our common stock from time to time through open market purchases and negotiated transactions, or otherwise. The timing, nature and amount of such transactions will depend on a variety of factors, including market conditions, and the program may be suspended, discontinued or accelerated at any time. The sources of funds for the purchases under the remaining authorization are our existing cash on hand and cash from operations. Purchases are made in the open market, through block trades and other negotiated transactions. Repurchased shares are retired but remain authorized for registration and issuance in the future.

        The following table sets forth information regarding shares repurchased and retired during the periods presented:

	Nine Months Ended September 30,
	2008	2007
	(Amounts in Millions, Except Per Share Amounts)
Total cost of repurchased shares	$1,838	$1,546
Average price per share	26.56	23.03
Number of shares repurchased and retired	69	67

        For the nine months ended September 30, 2008, we recorded the $1,838 million in repurchases as a decrease of $572 million to "Common stock and additional paid in capital" and an increase of $1,266 million to "Accumulated deficit" in the Consolidated Balance Sheets. $48 million of the $1,838 million in repurchases during the nine months ended September 30, 2008 were paid for in October 2008.

Accumulated Other Comprehensive Loss

	As of September 30, 2008	As of December 31, 2007
	(Dollars in Millions)
Unamortized net amount resulting from changes in defined benefit plan experience and actuarial assumptions, net of taxes	$(43)	$(37)
Unamortized amount resulting from changes in defined benefit plan provisions, net of taxes	(4)	(4)
Accumulated unrealized gains on securities, net of taxes	7	21
Accumulated foreign currency translation adjustments	(1)	(1)

Total Accumulated Other Comprehensive Loss	$(41)	$(21)

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 9: Stockholders' Equity (Continued)

Other Comprehensive Income

        Total comprehensive income was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Dollars in Millions)
Net income	$363	$319	$1,189	$1,103
Other comprehensive income (loss):
Adjustments to unamortized defined benefit plan amounts, net of taxes	(6)	3	(6)	3
Foreign currency translation adjustments	—	—	—	(1)
Unrealized gains (losses) on securities, net of taxes	(2)	(2)	(14)	11

Other comprehensive income (loss)	(8)	1	(20)	13

Total comprehensive income	$355	$320	$1,169	$1,116

Note 10: Acquisitions and Divestitures

  Home Services Providers

        180 Connect.    On July 8, 2008, we acquired 100% of 180 Connect Inc.'s outstanding common stock and exchangeable shares. Simultaneously, in a separate transaction, UniTek USA, LLC acquired 100% of 180 Connect's cable service operating unit and operations in certain of our installation services markets in exchange for satellite installation operations in certain markets and $7 million in cash. These transactions provide us with control over a significant portion of DIRECTV U.S.' home service provider network. We paid $91 million in cash, net of the $7 million we received from UniTek USA, for the acquisition, including the equity purchase price, repayment of assumed debt and related transaction costs.

        We accounted for the 180 Connect acquisition using the purchase method of accounting, and began consolidating the results from the date of acquisition. The September 30, 2008 consolidated financial statements reflect the preliminary allocation of the $91 million net purchase price to assets acquired and the liabilities assumed based on their estimated fair values at the date of acquisition using information currently available. The assets acquired included approximately $5 million in cash. Amounts allocated to tangible assets, deferred tax assets and liabilities, and accrued liabilities are estimates pending the completion of analyses currently in process. The excess of the purchase price over the estimated fair values of the net assets acquired has been recorded as goodwill, resulting in an increase in goodwill of $141 million during the third quarter of 2008. We are currently evaluating whether the recorded goodwill will be deductible for tax purposes. The purchase price allocation is expected to be completed during the first half of 2009.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 10: Acquisitions and Divestitures (Continued)

        The following table sets forth the preliminary allocation of the purchase price to the 180 Connect net assets acquired on July 8, 2008 (dollars in millions):

Total current assets	$21
Property and equipment	16
Goodwill	141

Total assets acquired	$178

Total current liabilities	$79
Other liabilities	8

Total liabilities assumed	$87

Net assets acquired	$91

        The following selected unaudited pro forma information is being provided to present a summary of the combined results of The DIRECTV Group and 180 Connect for 2008 and 2007 as if the acquisition had occurred as of the beginning of the respective periods, giving effect to purchase accounting adjustments. The pro forma data is presented for informational purposes only and may not necessarily reflect the results of our operations had 180 Connect operated as part of us for each of the periods presented, nor are they necessarily indicative of the results of future operations. The pro forma information excludes the effect of non-recurring charges.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Dollars in Millions, Except Per Share Amounts)
Revenues	$4,981	$4,327	$14,379	$12,370
Net Income	363	306	1,147	1,072
Basic Earnings Per Common Share	0.33	0.26	1.01	0.89
Diluted Earnings Per Common Share	0.33	0.26	1.01	0.88

        Other.    In August 2008, we paid $11 million in cash to purchase certain assets and we assumed certain liabilities of another home service provider for DIRECTV U.S. We accounted for the acquisition using the purchase method of accounting, and began consolidating the results from the date of acquisition. Amounts allocated to tangible assets, deferred tax assets and liabilities, and accrued liabilities are estimates pending the completion of analyses currently in process. The excess of the purchase price over the estimated fair values of the net assets acquired has been recorded as goodwill, resulting in an increase in goodwill of $15 million during the third quarter of 2008. We expect the recorded goodwill to be deductible for tax purposes. The purchase price allocation is expected to be completed during the first half of 2009.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 10: Acquisitions and Divestitures (Continued)

  Investments

        During the nine months ended September 30, 2008, we paid $99 million in cash to acquire equity method investments and $7 million in cash for other investments.

        On January 30, 2007, we acquired Darlene's 14% equity interest in DLA LLC for $325 million in cash. We accounted for the acquisition of this interest using the purchase method of accounting and have allocated the excess purchase price over the book value of the minority interest acquired to a subscriber related intangible asset of $75 million and goodwill of $187 million.

  Divestitures

        During the second quarter of 2007, we recorded a $17 million reduction to our unrecognized tax benefits in "Income from discontinued operations, net of taxes" in our Consolidated Statements of Operations as a result of a settlement of a foreign withholding dispute from a previously divested business.

Note 11: Segment Reporting

        Our two business segments, DIRECTV U.S. and DIRECTV Latin America, acquire, promote, sell and distribute digital entertainment programming via satellite to residential and commercial subscribers. Corporate and Other includes the corporate office, eliminations and other entities.

        Selected information for our operating segments is reported as follows:

	DIRECTV U.S.	DIRECTV Latin America	Corporate and Other	Total
	(Dollars in Millions)
Three Months Ended:
September 30, 2008
Revenues	$4,324	$658	$(1)	$4,981

Operating profit (loss)	$532	$142	$(16)	$658
Add: Depreciation and amortization expense	528	66	—	594

Operating profit (loss) before depreciation and amortization(1)	$1,060	$208	$(16)	$1,252

September 30, 2007
Revenues	$3,885	$442	$—	$4,327

Operating profit (loss)	$538	$46	$(18)	$566
Add: Depreciation and amortization expense	378	59	1	438

Operating profit (loss) before depreciation and amortization(1)	$916	$105	$(17)	$1,004

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 11: Segment Reporting (Continued)

	DIRECTV U.S.	DIRECTV Latin America	Corporate and Other	Total
	(Dollars in Millions)
Nine Months Ended:
September 30, 2008
Revenues	$12,569	$1,811	$(1)	$14,379

Operating profit (loss)	$1,842	$322	$(48)	$2,116
Add: Depreciation and amortization expense	1,493	185	(3)	1,675

Operating profit (loss) before depreciation and amortization(1)	$3,335	$507	$(51)	$3,791

September 30, 2007
Revenues	$11,150	$1,220	$—	$12,370

Operating profit (loss)	$1,826	$103	$(60)	$1,869
Add: Depreciation and amortization expense	1,021	177	—	1,198

Operating profit (loss) before depreciation and amortization(1)	$2,847	$280	$(60)	$3,067

(1)
Operating profit (loss) before depreciation and amortization, which is a financial measure that is not determined in accordance with GAAP can be calculated by adding amounts under the caption "Depreciation and amortization expense" to "Operating profit (loss)." This measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Our management and Board of Directors use operating profit (loss) before depreciation and amortization to evaluate the operating performance of our company and our business segments and to allocate resources and capital to business segments. This metric is also used as a measure of performance for incentive compensation purposes and to measure income generated from operations that could be used to fund capital expenditures, service debt or pay taxes. Depreciation and amortization expense primarily represents an allocation to current expense of the cost of historical capital expenditures and for intangible assets resulting from prior business acquisitions. To compensate for the exclusion of depreciation and amortization expense from operating profit, our management and Board of Directors separately measure and budget for capital expenditures and business acquisitions.

We believe this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare our operating performance to other communications, entertainment and media service providers. We believe that investors use current and projected operating profit (loss) before depreciation and amortization and similar measures to estimate our current or prospective enterprise value and make investment decisions. This metric provides investors with a means to compare operating results exclusive of depreciation and amortization. Our management believes this is useful given the significant variation in depreciation and amortization expense that can result from the timing of capital expenditures, the capitalization of intangible assets, potential variations in expected useful lives when compared to other companies and periodic changes to estimated useful lives.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Note 11: Segment Reporting (Continued)

        The following represents a reconciliation of operating profit before depreciation and amortization to reported net income on the Consolidated Statements of Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Dollars in Millions)
Operating profit before depreciation and amortization	$1,252	$1,004	$3,791	$3,067
Depreciation and amortization	594	438	1,675	1,198

Operating profit	658	566	2,116	1,869
Interest income	27	25	64	96
Interest expense	(103)	(61)	(248)	(176)
Other, net	11	10	29	27

Income from continuing operations before income taxes and minority interests	593	540	1,961	1,816
Income tax expense	(195)	(220)	(712)	(723)
Minority interests in net earnings of subsidiaries	(35)	(1)	(60)	(7)

Income from continuing operations	363	319	1,189	1,086
Income from discontinued operations, net of taxes	—	—	—	17

Net income	$363	$319	$1,189	$1,103

* * *

THE DIRECTV GROUP, INC.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—December 31, 2007

        The following is a discussion of our results of operations and financial condition. This discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. Information in this section is organized as follows:

  •
  Summary Results of Operations and Financial Condition

  •
  Significant Events Affecting the Comparability of the Results of Operations

  •
  Executive Overview and Outlook

  •
  Results of Operations

  •
  Liquidity and Capital Resources

  •
  Contractual Obligations, Off-Balance Sheet Arrangements and Contingencies

  •
  Certain Relationships and Related-Party Transactions

  •
  Critical Accounting Estimates

  •
  Accounting Changes and New Accounting Pronouncements

  •
  Security Ratings

 SUMMARY RESULTS OF OPERATIONS AND FINANCIAL CONDITION

	Years Ended December 31,
	2007	2006	2005
	(Dollars in Millions, Except Per Share Amounts)
Consolidated Statements of Operations:
Revenues	$17,246	14,755	13,164
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	7,346	6,201	5,485
Subscriber service expenses	1,240	1,111	982
Broadcast operations expenses	323	286	254
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisitions costs	2,096	1,945	2,752
Upgrade and retention costs	976	870	1,117
General and administrative expenses	1,095	1,069	1,133
Gain from disposition of businesses	—	(118)	(45)
Depreciation and amortization expense	1,684	1,034	853

Total operating costs and expenses	14,760	12,398	12,531

Operating profit	2,486	2,357	633
Interest income	111	146	150
Interest expense	(235)	(246)	(238)
Other, net	26	42	(65)

Income from continuing operations before income taxes and minority interests	2,388	2,299	480
Income tax expense	(943)	(866)	(172)
Minority interests in net earnings of subsidiaries	(11)	(13)	(3)

Income from continuing operations	1,434	1,420	305
Income from discontinued operations, net of taxes	17	—	31

Net income	$1,451	1,420	336

Basic earnings per common share:
Income from continuing operations	1.20	1.13	0.22
Income from discontinued operations, net of taxes	0.01	—	0.02

Net income	$1.21	1.13	0.24

Diluted earnings per common share:
Income from continuing operations	$1.20	1.12	0.22
Income from discontinued operations, net of taxes	0.01	—	0.02

Net income	$1.21	1.12	0.24

Weighted average number of common shares outstanding (in millions)
Basic	1,195	1,262	1,388
Diluted	1,202	1,270	1,395

	December 31,
	2007	2006
	(Dollars in Millions)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$1,083	2,499
Total current assets	$3,146	4,556
Total assets	$15,063	15,141
Total current liabilities	$3,434	3,322
Long-term debt	$3,347	3,395
Minority interests	$11	62
Total stockholders' equity	$6,302	6,681

        Reference should be made to the notes to our Consolidated Financial Statements.

	Years Ended December 31,
	2007	2006	2005
	(Dollars in Millions)
Other Data:
Operating profit	$2,486	2,357	633
Add: Depreciation and amortization expense	1,684	1,034	853

Operating profit before depreciation and amortization	$4,170	3,391	1,486

Operating profit before depreciation and amortization margin	24.2%	23.0%	11.3%
Capital expenditures(1)	$2,696	1,987	924
Net cash provided by operating activities	$3,645	3,162	1,172
Net cash used in investing activities	$(2,822)	(1,536)	(723)
Net cash provided by (used in) financing activities	$(2,239)	(2,828)	945
Net cash provided by operating activities	$3,645	3,162	1,172
Less: Cash paid for property and equipment	(2,523)	(1,754)	(489)
Less: Cash paid for satellites	(169)	222	(400)

Free cash flow	$953	1,186	283

(1)
Capital expenditures include cash paid and amounts accrued during the period for property, equipment and satellites. Beginning March 1, 2006, capital expenditures include the cost of set-top boxes receivers capitalized under DIRECTV U.S.' lease program.

 Selected Segment Data

	Years Ended December 31,
	2007	2006	2005
	(Dollars in Millions)
DIRECTV U.S.
Revenues	$15,527	13,744	12,216

% of total revenues	90.0%	93.1%	92.8%
Operating profit	$2,402	2,348	802
Add: Depreciation and amortization expense	1,448	873	698

Operating profit before depreciation and amortization	$3,850	3,221	1,500

Operating profit margin	15.5%	17.1%	6.6%
Operating profit before depreciation and amortization margin	24.8%	23.4%	12.3%
Segment assets	$12,297	11,687	10,525
Capital expenditures(1)	$2,330	1,809	782
DIRECTV Latin America
Revenues	$1,719	1,013	742

% of total revenues	10.0%	6.9%	5.6%
Operating profit (loss)	$159	79	(19)
Add: Depreciation and amortization expense	235	165	160

Operating profit before depreciation and amortization	$394	244	141

Operating profit margin	9.2%	7.8%	N/A
Operating profit before depreciation and amortization margin	22.9%	24.1%	19.0%
Segment assets	$2,456	2,001	1,148
Capital expenditures(1)	$336	178	90
Network Systems
Revenues	$—	—	211

% of total revenues	—	—	1.6%
Operating loss	$—	—	(61)
Add: Depreciation and amortization expense	—	—	—

Operating loss before depreciation and amortization	$—	—	(61)

Segment assets	$—	—	—
Capital expenditures(1)	$—	—	18
Corporate and Other
Revenues	$—	(2)	(5)

Operating loss	$(75)	(70)	(89)
Add: Depreciation and amortization expense	1	(4)	(5)

Operating loss before depreciation and amortization	$(74)	(74)	(94)

Segment assets	$310	1,453	3,957
Capital expenditures(1)	$30	—	34
Total
Revenues	$17,246	14,755	13,164

Operating profit	$2,486	2,357	633
Add: Depreciation and amortization expense	1,684	1,034	853

Operating profit before depreciation and amortization	$4,170	3,391	1,486

Operating profit margin	14.4%	16.0%	4.8%
Operating profit before depreciation and amortization margin	24.2%	23.0%	11.3%
Total assets	$15,063	15,141	15,630
Capital expenditures(1)	$2,696	1,987	924

(1)
Capital expenditures include cash paid and amounts accrued during the period for property, equipment and satellites. Beginning March 1, 2006, capital expenditures include the cost of set-top boxes receivers capitalized under DIRECTV U.S.' lease program.

SIGNIFICANT EVENTS AFFECTING THE COMPARABILITY OF THE RESULTS OF OPERATIONS

Acquisitions

        Darlene Transaction.    On January 30, 2007, we acquired Darlene's 14% equity interest in DLA LLC for $325 million in cash and resolved all outstanding disputes with Darlene. We accounted for this acquisition using the purchase method of accounting.

        Sky Transactions.    During 2006, we completed the last in a series of transactions that were agreed in October 2004 with News Corporation, Televisa, Globo and Liberty Media International, which we refer to as the Sky Transactions. These transactions were completed as follows:

  •
  On August 23, 2006, we completed the merger of our Brazil business, Galaxy Brasil Ltda., or GLB, with Sky Brazil and completed the purchase of News Corporation's and Liberty Media International's interests in Sky Brazil. We accounted for the Sky Brazil acquisition using the purchase method of accounting, and began consolidating the results of Sky Brazil from the date of acquisition. We also accounted for the reduction of our interest in GLB resulting from the merger as a partial sale which resulted in us recording a one-time pre-tax gain during the year ended December 31, 2006 of approximately $61 million in "Gain from disposition of businesses, net" in the Consolidated Statements of Operations.

  •
  On February 16, 2006, we completed the acquisition of our equity interest in Sky Mexico, which included the acquisition of an equity interest in Sky Mexico in exchange for the sale of our DIRECTV Mexico subscribers to Sky Mexico and the acquisition of News Corporation's and Liberty Media International's equity interests in Sky Mexico for $373 million in cash. As a result of this transaction, we recorded gains of $57 million during the year ended December 31, 2006 and $70 million during the year ended December 31, 2005 to "Gain from disposition of businesses, net" in the Consolidated Statements of Operations. DIRECTV Mexico ceased operations in 2005 upon completion of the migration of its subscribers to Sky Mexico.

        As a result of the Darlene and Sky transactions, we own 100% of PanAmericana, 74% of Sky Brazil, and 41% of Sky Mexico. Globo owns the other 26% of Sky Brazil and Televisa owns the other 59% of Sky Mexico. The results of PanAmericana and Sky Brazil are consolidated in our results. We account for our 41% interest in Sky Mexico under the equity method of accounting.

Divestiture

        HNS—SkyTerra.    On April 22, 2005, we completed the sale of a 50% interest in Hughes Network Systems LLC, or HNS LLC, which owned substantially all of the net assets formerly held by HNS, to SkyTerra Communications, Inc. As a result of this transaction, we recorded pre-tax impairment charges of $25 million during the year ended December 31, 2005 to "Gain from disposition of businesses, net" in the Consolidated Statements of Operations to reduce the carrying value of HNS' assets to fair value. As a result of the SkyTerra transaction, subsequent to April 22, 2005, we accounted for our investment in HNS under the equity method of accounting, and accordingly, recorded our interest in HNS' net income in "Other, net" in our Consolidated Statements of Operations until the sale of the remaining interest in January 2006.

        See Note 3 of the Notes to the Consolidated Financial Statements included elsewhere herein for further information regarding acquisitions and divestitures.

 Other Developments

        In addition to the items described above, the following items had a significant effect on the comparability of our operating results for the years ended December 31, 2007, 2006 and 2005:

        Lease Program.    On March 1, 2006, DIRECTV U.S. introduced a new set-top receiver lease program. Prior to March 1, 2006, we expensed most set-top receivers provided to new and existing DIRECTV U.S. subscribers upon activation as a subscriber acquisition or upgrade and retention cost in the Consolidated Statements of Operations. Subsequent to the introduction of our lease program, we lease most set-top receivers provided to new and existing subscribers, and therefore capitalize the set-top receivers in "Property and equipment, net" in the Consolidated Balance Sheets.

        The following table sets forth the amount of DIRECTV U.S. set-top receivers we capitalized, and depreciation expense we recorded, under the lease program for the years presented:

	December 31,
	2007	2006
	(Dollars in Millions)
Capitalized subscriber leased equipment:
Subscriber leased equipment—subscriber acquisitions	$762	599
Subscriber leased equipment—upgrade and retention	774	473

Total subscriber leased equipment capitalized	$1,536	1,072

Depreciation expense—subscriber leased equipment	$645	147

        Share Repurchase Program.    During 2006 and 2007 our Board of Directors approved multiple authorizations for the repurchase of a total of $5 billion of our common stock, the most recent of which was a $1 billion authorization in August 2007 that was completed in December 2007. Subsequent to December 31, 2007, our Board of Directors authorized the repurchase of an additional $1 billion of our common stock. In 2007 we repurchased 86 million shares for $2,025 million at an average price of $23.48 per share and in 2006 we repurchased 184 million shares for $2,977 million at an average price of $16.16 per share.

EXECUTIVE OVERVIEW AND OUTLOOK

        The following discussion of revenues and operating results relates to DIRECTV U.S., which generates 90% of our revenues.

        Revenues.    In 2007, DIRECTV U.S. revenues increased by 13.0% due to a larger subscriber base and a 7.2% increase in ARPU. In 2008, we anticipate revenues will increase by over 10.0% due to an increase in total subscribers and ARPU growth of 5.0% or more. ARPU increases are primarily expected to be driven by price increases and higher penetration of advanced products. After accounting for churn, our net new subscriber additions in 2007 were 878,000 which increased our total subscriber base by 5.5% to 16.8 million customers. In 2008, we expect net new subscriber additions to decrease due to the anticipated reduction in the number of subscribers added through our RBOC distributors as well as churn on the larger cumulative subscriber base.

        Operating Results.    In 2007, DIRECTV U.S. operating profit before depreciation and amortization increased 19.5% to $3,850 million and operating profit before depreciation and amortization margin improved from 23.4% in 2006 to 24.8% in 2007, primarily due to the gross profit generated from the higher revenues and an increase in the amount of set-top receivers capitalized in 2007 under the lease program introduced on March 1, 2006, partially offset by higher subscriber acquisition, upgrade and retention costs due to the increased number of new and existing subscribers adding HD and DVR services.

        In 2008, we expect both operating profit before depreciation and amortization and operating profit before depreciation and amortization margin to increase. These improvements are anticipated to be due to the expected increase in revenues and improvements in most of our significant cost categories due to greater cost controls, scale and efficiencies.

        In 2007, operating profit increased 2.3% to $2,402 million primarily due to higher operating profit before depreciation and amortization, partially offset by an increase in depreciation of leased set-top receivers capitalized under the new lease program and higher depreciation resulting from an increase in equipment purchased to support our broadcast operations. Operating profit in 2008 is expected to increase as the anticipated higher operating profit before depreciation and amortization is expected to be only partially offset by higher depreciation and amortization expense resulting from the set-top receiver lease program.

        Free Cash Flow.    In 2007, The DIRECTV Group generated $953 million of free cash flow, defined as net cash provided by operating activities less cash paid for property and satellites. During 2008, we expect significant free cash flow growth as a result of the anticipated increase in operating profit before depreciation and amortization and a decrease in capital expenditures for leased set top receivers, satellite construction and broadcast equipment to support our HD ground infrastructure. We anticipate these increases to be partially offset by a significant increase in cash paid for income taxes due mostly to the utilization of our net operating loss carryforwards in 2007.

RESULTS OF OPERATIONS

Year Ended December 31, 2007 Compared with the Year Ended December 31, 2006

Consolidated Results of Operations

        Revenues.    The following table presents our revenues by segment:

			Change
	2007	2006	$	%
	(Dollars in Millions)
Revenues by segment:
DIRECTV U.S.	$15,527	$13,744	$1,783	13.0%
DIRECTV Latin America	1,719	1,013	706	69.7%
Corporate and Other	—	(2)	2	(100.0)%

Total Revenues	$17,246	$14,755	$2,491	16.9%

        The increase in our total revenues was due to higher ARPU and subscriber growth at DIRECTV U.S. and DIRECTV Latin America, as well as the acquisition of Sky Brazil in August 2006. We discuss these changes for each of our segments in more detail below.

        Operating profit before depreciation and amortization.    The following table presents our operating profit (loss) before depreciation and amortization by segment:

			Change
	2007	2006	$	%
	(Dollars in Millions)
Operating profit (loss) before depreciation and amortization by segment:
DIRECTV U.S.	$3,850	$3,221	$629	19.5%
DIRECTV Latin America	394	244	150	61.5%
Corporate and Other	(74)	(74)	—	—

Total operating profit before depreciation and amortization	$4,170	$3,391	$779	23.0%

        The increase in total operating profit before depreciation and amortization was due to higher gross profit from the increase in revenues, the implementation of the DIRECTV U.S. lease program in March 2006 and the acquisition of Sky Brazil in August 2006, partially offset by higher subscriber acquisition and upgrade and retention costs at DIRECTV U.S. due to an increased number of new and existing subscribers adding HD and DVR services and gains totaling $118 million for the completion of the Sky Mexico and Sky Brazil transactions in 2006. We discuss these changes for each of our segments in more detail below.

        Operating profit.    The following table presents our operating profit (loss) by segment:

			Change
	2007	2006	$	%
	(Dollars in Millions)
Operating profit (loss) by segment:
DIRECTV U.S.	$2,402	$2,348	$54	2.3%
DIRECTV Latin America	159	79	80	101.3%
Corporate and Other	(75)	(70)	(5)	7.1%

Total operating profit	$2,486	$2,357	$129	5.5%

        The increase in our operating profit was primarily due to the increase in operating profits before depreciation and amortization, partially offset by higher depreciation and amortization expense due to the DIRECTV U.S.' lease program and the acquisition of Sky Brazil. We discuss these changes for each of our segments in more detail below.

        Interest income.    The decrease in interest income from $146 million in 2006 to $111 million in 2007 was due to lower average cash and short-term investment balances due mostly from the use of cash to fund the share repurchase programs.

        Other, net.    The significant components of "Other, net" were as follows:

			Change
	2007	2006	$
	(Dollars in Millions)
Equity in earnings of unconsolidated subsidiaries	$35	27	8
Net gain (loss) from sale of investments	(6)	14	(20)
Other	(3)	1	(4)

Total	$26	42	(16)

        Income Tax Expense.    We recognized income tax expense of $943 million in 2007 compared to $866 million in 2006. The change in income tax expense was primarily attributable to the change in income from continuing operations before income taxes and minority interests and accrued interest associated with unrecognized tax benefits. The 2006 income tax expense also reflects a tax benefit from the write-off of an investment in a foreign entity.

        Income from discontinued operations.    As a result of a favorable tax settlement, which we discuss in Note 18 of the Notes to the Consolidated Financial Statements in Part II, Item 8 of this Annual Report, we recorded a $17 million gain in "Income from discontinued operations, net of taxes" in our Consolidated Statements of Operations.

DIRECTV U.S. Segment

        The following table provides operating results and a summary of key subscriber data for the DIRECTV U.S. segment:

			Change
	2007	2006	$	%
	(Dollars in Millions, Except Per Subscriber Amounts)
Revenues	$15,527	$13,744	$1,783	13.0%
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	6,681	5,830	851	14.6%
Subscriber service expenses	1,137	1,057	80	7.6%
Broadcast operations expenses	216	179	37	20.7%
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	1,901	1,844	57	3.1%
Upgrade and retention costs	958	852	106	12.4%
General and administrative expenses	784	761	23	3.0%
Depreciation and amortization expense	1,448	873	575	65.9%

Total operating costs and expenses	13,125	11,396	1,729	15.2%

Operating profit	$2,402	$2,348	$54	2.3%

Other data:
Operating profit before depreciation & amortization	$3,850	$3,221	$629	19.5%

Total number of subscribers (000's)	16,831	15,953	878	5.5%
ARPU	$79.05	$73.74	$5.31	7.2%
Average monthly subscriber churn%	1.51%	1.60%	—	(5.6)%
Gross subscriber additions (000's)	3,847	3,809	38	1.0%
Net subscriber additions (000's)	878	820	58	7.1%
Average subscriber acquisition costs—per subscriber (SAC)	$692	$641	$51	8.0%

        Subscribers.    In 2007, gross subscriber additions increased due to higher demand for HD and DVR services, partially offset by the effect of more stringent credit policies. Average monthly subscriber churn decreased primarily due to increased sales of HD and DVR services as well as the effect of more stringent credit policies. Net subscriber additions increased due to the higher gross subscriber additions and lower average monthly subscriber churn.

        Revenues.    DIRECTV U.S.' revenues increased as of result of higher ARPU and the larger subscriber base. The increase in ARPU resulted primarily from price increases on programming packages, higher HD and DVR equipment and service fees, and an increase in lease fees due to higher average number of receivers per subscriber.

        Operating profit before depreciation and amortization.    The improvement of operating profit before depreciation and amortization was primarily due to the gross profit generated from the higher revenues and the increase in the amount of set-top receivers capitalized in 2007 under the lease program implemented on March 1, 2006, partially offset by higher subscriber acquisition, upgrade and retention costs for the increased number of new and existing customers adding HD and DVR services.

        Broadcast programming and other costs increased due to annual program supplier rate increases and the larger number of subscribers in 2007. Subscriber service expenses increased due to the larger subscriber base in 2007. Broadcast operations expense increased in 2007 due primarily to costs to support new HD local channel markets.

        Subscriber acquisition costs increased due to higher advertising and direct sales marketing costs as well as higher costs associated with the increase in subscribers taking advanced products in 2007. This increase was partially offset by $159 million of higher costs in 2006 related to set top receivers being expensed prior to the implementation of the lease program on March 1, 2006, after which most set-top receivers were capitalized as well as lower set-top receiver costs. SAC per subscriber, which includes the cost of capitalized set-top receivers, increased due to higher direct sales marketing and advertising costs and higher costs associated with the increase in subscribers taking HD and DVR services, partially offset by lower set top receiver costs.

        Upgrade and retention costs increased in 2007 due to higher volume of subscribers upgrading to HD and DVR services, partially offset by $115 million of higher costs in 2006 related to set top receivers being expensed prior to the implementation of the lease program and lower set top receiver costs.

        General and administrative expenses increased in 2007 due to higher labor, employee benefit, and legal costs, partially offset by a $10 million reduction in bad debt expense compared to 2006.

        Operating profit.    The increase in operating profit was primarily due to higher operating profit before depreciation and amortization, partially offset by higher depreciation and amortization expense in 2007 resulting from the capitalization of set-top receivers under the lease program.

DIRECTV Latin America Segment

        The following table provides operating results and a summary of key subscriber data for the DIRECTV Latin America segment:

			Change
	2007	2006	$	%
	(Dollars in Millions, Except Per Subscriber Amounts)
Revenues	$1,719	$1,013	$706	69.7%
Operating profit before depreciation & amortization	$394	$244	$150	61.5%
Operating profit (loss)	$159	$79	$80	101.3%
Other data:
Total number of subscribers (000's)	3,279	2,711	568	21.0%
Net subscriber additions (000's)	568	1,118	(550)	NM *
Net subscriber additions (excluding the Sky Brazil acquisition) (000's)	568	249	319	128.1%
ARPU	$48.33	$41.71	$6.62	15.9%

    *
    Percentage not meaningful

        The increase in net subscriber additions, excluding the Sky Brazil acquisition in 2006, was primarily due to subscriber growth in Brazil, Argentina, Venezuela and Colombia, as well as a decrease in churn in Brazil and Venezuela.

        The increase in revenues primarily resulted from a $527 million increase in revenue in Brazil primarily due to the acquisition of Sky Brazil in August 2006, higher ARPU and favorable exchange rates, as well as subscriber and ARPU growth in PanAmericana.

        The higher operating profit before depreciation and amortization is primarily due to the gross profit generated by the increase in revenues, partially offset by gains totaling $118 million for the completion of the Sky Mexico and Sky Brazil transactions in 2006 and the increase in costs from the addition of Sky Brazil.

        The higher operating profit was primarily due to the increase in operating profit before depreciation and amortization partially offset by higher depreciation and amortization expense resulting from the Darlene and Sky Brazil transactions.

Corporate and Other

        Operating loss from Corporate and Other increased to $75 million in 2007 from $70 million in 2006.

Year Ended December 31, 2006 Compared with the Year Ended December 31, 2005

Consolidated Results of Operations

        Revenues.    The following table presents our revenues by segment:

			Change
	2006	2005	$	%
	(Dollars in Millions)
Revenues by segment:
DIRECTV U.S.	$13,744	$12,216	$1,528	12.5%
DIRECTV Latin America	1,013	742	271	36.5%
Network Systems	—	211	(211)	(100.0)%
Corporate and Other	(2)	(5)	3	(60.0)%

Total Revenues	$14,755	$13,164	$1,591	12.1%

        The increase in our total revenues was due to higher ARPU and a larger subscriber base at DIRECTV U.S., higher revenues from the acquisition of Sky Brazil and subscriber growth at DIRECTV Latin America, partially offset by the decrease in revenues from the Network Systems segment that resulted from the divestiture of the HNS business. We discuss these changes for each of our segments in more detail below.

        Operating profit before depreciation and amortization.    The following table presents our operating profit (loss) before depreciation and amortization by segment:

			Change
	2006	2005	$	%
	(Dollars in Millions)
Operating profit (loss) before depreciation and amortization by segment:
DIRECTV U.S.	$3,221	$1,500	$1,721	114.7%
DIRECTV Latin America	244	141	103	73.0%
Network Systems	—	(61)	61	(100.0)%
Corporate and Other	(74)	(94)	20	(21.3)%

Total operating profit before depreciation and amortization	$3,391	$1,486	$1,905	128.2%

        The increase in total operating profit before depreciation and amortization was due to higher gross profit from the increase in revenues and the implementation of the lease program in March 2006 at

DIRECTV U.S., higher gross profits at DIRECTV Latin America, and the divestiture of our HNS business in 2005. We discuss these changes for each of our segments in more detail below.

        Operating profit.    The following table presents our operating profit (loss) by segment:

			Change
	2006	2005	$	%
	(Dollars in Millions)
Operating profit (loss) by segment:
DIRECTV U.S.	$2,348	$802	$1,546	192.8%
DIRECTV Latin America	79	(19)	98	NM *
Network Systems	—	(61)	61	(100.0)%
Corporate and Other	(70)	(89)	19	(21.3)%

Total operating profit	$2,357	$633	$1,724	272.4%

        The increase in our operating profit was primarily due to the increases in operating profits before depreciation and amortization described above, partially offset by higher depreciation and amortization expense due to DIRECTV U.S.' lease program. We discuss these changes for each of our segments in more detail below.

        Other, net.    The significant components of "Other, net" were as follows:

			Change
	2006	2005	$
	(Dollars in Millions)
Equity in earnings of unconsolidated subsidiaries	$27	1	26
Net gain (loss) from sale of investments	14	(1)	15
Refinancing transaction expenses	—	(65)	65
Other	1	—	1

Total	$42	(65)	107

        The increase in equity earnings from unconsolidated affiliates was due mostly to $18 million of equity earnings attributable to our investment in Sky Mexico which was acquired on February 16, 2006 and $11 million of equity earnings recorded for HNS in 2006, partially offset by equity losses from other unconsolidated affiliates.

        The net pre-tax gain from the sale of investments for 2006 included a $13 million gain recorded on the sale of our remaining 50% interest in HNS LLC to SkyTerra and a $1 million gain related to the sale of other equity investments for $14 million in cash.

        During the second quarter of 2005, we completed a series of refinancing transactions that resulted in a $65 million pre-tax charge, of which $41 million was associated with the premium that we paid for the redemption of a portion of DIRECTV U.S.' 8.375% senior notes and $24 million with our write-off of a portion of our deferred debt issuance costs and other transaction costs.

        Income tax expense.    The change in income tax expense was primarily attributable to the change in income before income taxes and minority interests and an income tax benefit recognized in 2005 due to utilization of capital loss carryforwards and a benefit associated with a reduction in the amount of accrued foreign withholding taxes resulting from a favorable tax ruling in Mexico.

        Income from discontinued operations.    We recognized a $31 million gain in 2005 in income from discontinued operations, net of taxes due to a favorable tax settlement, which we discuss in Note 18 of the Notes to the Consolidated Financial Statements in Part II, Item 8 of this Annual Report.

DIRECTV U.S. Segment

        The following table provides operating results and a summary of key subscriber data for the DIRECTV U.S. segment:

			Change
	2006	2005	$	%
	(Dollars in Millions. Except Per Subscriber Amounts)
Revenues	$13,744	$12,216	$1,528	12.5%
Operating Costs and Expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	5,830	5,050	780	15.4%
Subscriber service expenses	1,057	935	122	13.0%
Broadcast operations expenses	179	146	33	22.6%
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	1,844	2,676	(832)	(31.1)%
Upgrade and retention costs	852	1,106	(254)	(23.0)%
General and administrative expenses	761	803	(42)	(5.2)%
Depreciation and amortization expense	873	698	175	25.1%

Total Operating Costs and Expenses	11,396	11,414	(18)	(0.2)%

Operating Profit	$2,348	$802	$1,546	192.8%

Other Data:
Operating Profit Before Depreciation & Amortization	$3,221	$1,500	$1,721	114.7%

Total number of subscribers (000's)	15,953	15,133	820	5.4%
ARPU	$73.74	$69.61	$4.13	5.9%
Average monthly subscriber churn%	1.60%	1.70%	—	(5.9)%
Gross subscriber additions (000's)	3,809	4,170	(361)	(8.7)%
Net subscriber additions (000's)	820	1,193	(373)	(31.3)%
Average subscriber acquisition costs—per subscriber (SAC)	$641	$642	$(1)	(0.2)%

        Subscribers.    The decrease in average monthly subscriber churn and the decrease in gross subscriber additions in 2006 were primarily due to the effect of more stringent credit policies we implemented beginning in the second quarter of 2005, and changes made to our distribution network to better align dealers with our objective to improve the overall credit quality of DIRECTV U.S.' subscribers. Our gross subscriber additions and churn were also affected by increased competition. The reduction in the number of net new subscribers was mainly due to the lower number of gross subscriber additions.

        Revenues.    DIRECTV U.S.' revenues increased as a result of higher ARPU and the larger subscriber base. The increase in ARPU resulted primarily from price increases on programming packages and an increase in the number of subscribers paying mirroring, lease, DVR and HD programming fees, and equipment upgrade fees.

        Operating profit before depreciation and amortization.    The improvement of operating profit before depreciation and amortization in 2006 was primarily due to the gross profit generated from the higher revenues, the capitalization of $1,072 million of set-top receivers under the lease program implemented on March 1, 2006, and fewer gross subscriber additions.

        Broadcast programming and other costs increased primarily from the increased number of subscribers and annual program supplier rate increases. Subscriber service expenses increased mostly from the larger subscriber base and an increase in service calls and costs incurred at our call centers to support the increase in the number of subscribers with advanced products. Broadcast operations expenses increased as a result of the costs to support new HD local channel markets and launch of new advanced products.

        The decrease in subscriber acquisition costs was primarily due to the capitalization of $599 million of set-top receivers under our new lease program and lower gross subscriber additions in 2006.

        Including the cost of set-top receivers capitalized under our retention and upgrade programs, upgrade and retention costs incurred increased by $218 million in 2006 due mostly to increased volume under our HD and HD-DVR upgrade programs. This increase in upgrade and retention costs incurred was offset by the capitalization of $473 million of leased set-top receivers in 2006, resulting in a net decrease of $255 million compared to the prior year period.

        The decrease in general and administrative expenses resulted mainly from $123 million of lower bad debt expense, legal costs and severance costs in 2006, partially offset by an increase in inventory management costs, property taxes mostly associated with leased set-top receivers, and labor, and employee benefit costs.

        Operating profit.    The increase in operating profit was primarily due to higher operating profit before depreciation and amortization, partially offset by an increase in depreciation of leased set-top receivers capitalized under the new lease program and higher depreciation resulting from an increase in equipment purchased to support our broadcast operations.

DIRECTV Latin America Segment

        The following table provides operating results and a summary of key subscriber data for the DIRECTV Latin America segment:

			Change
	2006	2005	$	%
	(Dollars in Millions, Except Per Subscriber Amounts)
Revenues	$1,013	$742	$271	36.5%
Operating Profit Before Depreciation & Amortization	$244	$141	$103	73.0%
Operating Profit (Loss)	$79	$(19)	$98	NM *
Other Data:
Total number of subscribers (000's)	2,711	1,593	1,118	70.2%
Net subscriber additions (losses) (000's)	1,118	(53)	1,171	NM
Net subscriber additions (excluding the Sky Brazil acquisition and DIRECTV Mexico shut-down) (000's)	249	149	100	67.1%
ARPU	$41.71	$39.20	$2.51	6.4%

    *
    Percentage not meaningful

        The increase in net subscriber additions excluding the acquisition of Sky Brazil subscribers and the 2005 shut-down of DIRECTV Mexico and migration of subscribers to the Sky Mexico platform, was due to strong growth throughout PanAmericana in 2006.

        The increase in revenues in 2006 compared to 2005 primarily resulted from the $205 million of added revenues from the acquisition of our interest in Sky Brazil in August 2006 and the increase in the number of subscribers.

        The improvement in operating profit before depreciation and amortization and operating profit was primarily due to gains totaling $118 million for the completion of the Sky Mexico and Sky Brazil transactions in 2006, and an increase in gross profit resulting from the increase in revenues, partially offset by the $70 million gain recorded during 2005, also related to the Sky Mexico transaction, and a $11 million charge recorded in 2006 for the disposal of fixed assets.

        The increase in operating profit was primarily due to the increase in operating profit before depreciation and amortization.

Network Systems Segment

        The following table provides operating results for the Network Systems segment:

			Change
	2006	2005	$	%
	(Dollars in Millions)
Revenues	$—	$211	$(211)	N/A
Operating Loss Before Depreciation & Amortization	$—	$(61)	$61	N/A
Operating Loss	$—	$(61)	$61	N/A

        As a result of the divestitures of the HNS businesses described above, there were no operating results for the Network Systems segment during 2006. The operating loss before depreciation and amortization and operating loss for the year ended December 31, 2005 included a $25 million impairment charge related to the sale of 50% of HNS LLC in April 2005.

Corporate and Other

        Operating loss from Corporate and Other decreased to $70 million in 2006 from $89 million in 2005. The $19 million decrease was primarily due to higher pension expense in 2005 related to the HNS divestiture, partially offset by higher legal expenses and benefit costs in 2006.

LIQUIDITY AND CAPITAL RESOURCES

        At December 31, 2007, our cash and cash equivalent balances and short-term investments totaled $1.09 billion compared with $2.67 billion at December 31, 2006. The $1.58 billion decrease resulted primarily from the use of $2.03 billion of cash for the share repurchase program, $2.69 billion of cash for the acquisition of property and satellites, $325 million of cash to purchase Darlene's 14% interest in DLA LLC, and $210 million of cash for the repayment of Sky Brazil debt, partially offset by $3.65 billion of cash provided by operations.

        As a measure of liquidity, the current ratio (ratio of current assets to current liabilities) was 0.92 at December 31, 2007 and 1.37 at December 31, 2006. Working capital decreased by $1,522 million to a deficit of $288 million at December 31, 2007 from working capital of $1,234 million at December 31, 2006. The decreases during the period were mostly due to the decline in our cash and short-term investment balances resulting from the changes discussed above.

        As of December 31, 2007, DIRECTV U.S. had the ability to borrow up to $500 million under its existing credit facility. The DIRECTV U.S. credit facility is available until 2011. DIRECTV U.S. is subject to restrictive covenants under its credit facility. These covenants limit the ability of DIRECTV U.S. and its respective subsidiaries to, among other things, make restricted payments, including dividends, loans or advances to us.

        During 2006 and 2007 our Board of Directors approved multiple authorizations for the repurchase of a total of $5 billion of our common stock, the most recent of which was a $1 billion authorization in August 2007 that was completed in December 2007. Subsequent to December 31, 2007, our Board of Directors authorized the repurchase of an additional $1 billion of our common stock. For the year ended December 31, 2007, we repurchased 86 million shares for $2 billion, at an average price of $23.48 per share under our share repurchase program.

        We expect to fund our cash requirements and our existing business plan using our available cash balances, and cash provided by operations. Additional borrowings, which may include borrowings under the $500 million DIRECTV U.S. revolving credit facility, may be required for wireless broadband strategic investment opportunities should they arise, or if the authorized amount of our share repurchase program is significantly increased. However, several factors may affect our ability to fund our operations and commitments that we discuss in "Contractual Obligations, Off-Balance Sheet Arrangements and Contingencies" below.

        In addition, our future cash flows may be reduced if we experience, among other things, significantly higher subscriber additions than planned, increased subscriber churn or upgrade and retention costs, higher than planned capital expenditures for satellites and broadcast equipment, satellite anomalies or signal theft or if we are required to make a prepayment on our term loans under DIRECTV U.S.' senior secured credit facility.

        Debt.    At December 31, 2007, we had $3,395 million in total outstanding borrowings, bearing a weighted average interest rate of 6.8%. Our outstanding borrowings primarily consist of notes payable and amounts borrowed under a senior secured credit facility of DIRECTV U.S.

        Our short-term borrowings, notes payable, senior secured credit facility and other borrowings mature as follows: $48 million in 2008; $98 million in 2009; $297 million in 2010; $98 million in 2011; $10 million in 2012; and $2,842 million thereafter. However, these amounts do not reflect potential prepayments that may be required under DIRECTV U.S.' senior secured credit facility. We were not required to make a prepayment for the years ended December 31, 2007 and 2006.

CONTRACTUAL OBLIGATIONS, OFF-BALANCE SHEET ARRANGEMENTS AND CONTINGENCIES

Contractual Obligations

        The following table sets forth our contractual obligations as of December 31, 2007, including the future periods in which payments are expected. Additional details regarding these obligations are provided in the Notes to the Consolidated Financial Statements included elsewhere herein.

	Payments Due By Period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	(Dollars in Millions)
Long-term debt obligations (Note 8)(a)	$4,679	279	840	505	3,055
Purchase obligations (Note 18)(b)	4,740	1,257	2,392	926	165
Operating lease obligations (Note 18)(c)	531	97	171	177	86
Capital lease obligations (Note 18)(d)	92	8	16	16	52
Other long-term liabilities reflected on the Consolidated Balance Sheets under GAAP (Note 18)(e)(f)	315	76	169	54	16

Total	$10,357	1,717	3,588	1,678	3,374

(a)
Long-term debt obligations include interest calculated based on the rates in effect at December 31, 2007, however, the obligations do not reflect potential prepayments that may be required under DIRECTV U.S.' senior secured credit facility, if any, or permitted under its indentures.

(b)
Purchase obligations consist of broadcast programming commitments, satellite construction and launch contracts and service contract commitments. Broadcast programming commitments include guaranteed minimum contractual commitments that are typically based on a minimum number of required subscribers subscribing to the related programming. Actual payments may exceed the minimum payment requirements if the actual number of subscribers subscribing to the related programming exceeds the minimum amounts. Service contract commitments include minimum commitments for the purchase of services that have been outsourced to third parties, such as billing services, telemetry, tracking and control services and broadcast center services. In most cases, actual payments, which are typically based on volume, usually exceed these minimum amounts.

(c)
Certain of the operating leases contain escalation clauses and renewal or purchase options, which we do not consider in the amounts disclosed.

(d)
Sky Brazil entered into a transponder capacity agreement on a replacement satellite which began in January 2008. We expect to account for this agreement as a capital lease. The present value of minimum payments under this agreement is approximately $247 million, which is not included in amounts disclosed.

(e)
Other long-term liabilities consist of amounts DIRECTV U.S. owes to the NRTC for the purchase of distribution rights and to the NRTC members that elected the long-term payment option resulting from the NRTC acquisition transactions in 2004, and satellite contracts.

(f)
Payments due by period for other long-term liabilities reflected on the Consolidated Balance Sheet under GAAP do not include payments that could be made related to our unrecognized tax benefits liability, which amounted to $343 million as of December 31, 2007. The timing and amount of any future payments is not reasonably estimable, as such payments are dependent on the completion and resolution of examinations with tax authorities. We do not expect a significant payment related to these obligations within the next twelve months.

Off-Balance Sheet Arrangements

        We are contingently liable under standby letters of credit and bonds in the aggregate amount of $138 million at December 31, 2007.

Contingencies

        For a discussion of contingencies, see Note 18 of the Notes to the Consolidated Financial Statements of The DIRECTV Group, Inc. included elsewhere herein.

CRITICAL ACCOUNTING ESTIMATES

        The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates, judgments and assumptions that affect amounts reported. Management bases its estimates, judgments and assumptions on historical experience and on various other factors that are believed to be reasonable under the circumstances. Due to the inherent uncertainty involved in making estimates, actual results reported for future periods may be affected by changes in those estimates. The following represents what we believe are the critical accounting policies that may involve a higher degree of estimation, judgment and complexity. For a summary of our significant accounting policies, including those discussed below, see Note 2 of the Notes to the Consolidated Financial Statements included elsewhere herein.

        Multi-Year Programming Contracts for Live Sporting Events.    We charge the cost of multi-year programming contracts for live sporting events with minimum guarantee payments, such as DIRECTV U.S.' agreement with the NFL, to expense based on the ratio of each period's contract revenues to the estimated total contract revenues to be earned over the contract period. Management evaluates estimated total contract revenues at least annually. Estimates of forecasted revenues rely on assumptions regarding the number of subscribers to a given sporting events package and the estimated package price throughout the contract. While we base our estimates on past experience and other relevant factors, actual results could differ from our estimates. If actual results were to significantly vary from forecasted amounts, the profit recorded on such contracts in a future period could vary from current rates and the resulting change in profits recorded could be material to our consolidated results of operations.

        Income Taxes.    We must make certain estimates and judgments in determining provisions for income taxes. These estimates and judgments occur in the calculation of tax credits, tax benefits and deductions, and in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

        We assess the recoverability of deferred tax assets at each reporting date and where applicable, record a valuation allowance to reduce the total deferred tax asset to an amount that will, more-likely-than-not, be realized in the future. Our assessment includes an analysis of whether deferred tax assets will be realized in the ordinary course of operations based on the available positive and negative evidence, including the scheduling of deferred tax liabilities and forecasted income from operating activities. The underlying assumptions we use in forecasting future taxable income require significant judgment. In the event that actual income from operating activities differs from forecasted amounts, or if we change our estimates of forecasted income from operating activities, we could record additional charges in order to adjust the carrying value of deferred tax assets to their realizable amount. Such charges could be material to our consolidated results of operations and financial position.

        In addition, the recognition of a tax benefit for tax positions involves dealing with uncertainties in the application of complex tax regulations. Judgment is required in assessing the future tax consequences of events that have been recognized in our financial statements or tax returns. We provide for taxes for uncertain tax positions where assessments have not been received in accordance with FIN 48. We believe such tax reserves are adequate in relation to the potential for additional assessments. Once established, we adjust these amounts only when more information is available or when an event occurs necessitating a change to the reserves. Future events such as changes in the facts or law, judicial decisions regarding the application of existing law or a favorable audit outcome will result in changes to the amounts provided.

        Contingent Matters.    Determining when, or if, an accrual should be recorded for a contingent matter, including but not limited to legal and tax issues, and the amount of such accrual, if any, requires a significant amount of management judgment and estimation. We develop our judgment and estimates in consultation with outside counsel based on an analysis of potential outcomes. Due to the uncertainty of determining the likelihood of a future event occurring and the potential financial statement impact of such an event, it is possible that upon further development or resolution of a contingent matter, we could record a charge in a future period that would be material to our consolidated results of operations and financial position.

        Valuation of Long-Lived Assets.    We evaluate the carrying value of long-lived assets to be held and used, other than goodwill and intangible assets with indefinite lives, when events and circumstances warrant such a review. We consider the carrying value of a long-lived asset impaired when the anticipated undiscounted future cash flow from such asset is separately identifiable and is less than its carrying value. In that event, we recognize a loss based on the amount by which the carrying value exceeds the fair value of the long-lived asset. We determine fair value primarily using the estimated future cash flows associated with the asset under review, discounted at a rate commensurate with the risk involved, and other valuation techniques. We determine losses on long-lived assets to be disposed of in a similar manner, except that we reduce the fair value for the cost of disposal. Changes in estimates of future cash flows could result in a write-down of the asset in a future period.

        Depreciable Lives of Leased Set-Top Receivers.    We currently lease most set-top receivers provided to new and existing subscribers and therefore capitalize the cost of those set-top receivers. We depreciate capitalized set-top receivers at DIRECTV U.S. over a three year estimated useful life, which is based on, among other things, management's judgment of the risk of technological obsolescence. Changes in the estimated useful lives of set-top receivers capitalized could result in significant changes to the amounts recorded as depreciation expense. Based on the book value of DIRECTV U.S.' set-top receivers capitalized as of December 31, 2007, if we extended the depreciable life of the set-top receivers by one half of a year, it would result in an approximately $120 million reduction in annual depreciation expense.

        Valuation of Goodwill and Intangible Assets with Indefinite Lives.    We evaluate the carrying value of goodwill and intangible assets with indefinite lives annually in the fourth quarter or more frequently when events and circumstances change that would more likely than not result in an impairment loss. We completed our annual impairment testing during the fourth quarter of 2007, and determined that there was no impairment of goodwill or intangible assets with indefinite lives.

        The goodwill evaluation requires the estimation of the fair value of reporting units where we record goodwill. We determine fair values primarily using estimated cash flows discounted at a rate commensurate with the risk involved, when appropriate. Estimation of future cash flows requires significant judgment about future operating results, and can vary significantly from one evaluation to the next. Risk adjusted discount rates are not fixed and are subject to change over time. As a result, changes in estimated future cash flows and/or changes in discount rates could result in a write-down of goodwill or intangible assets with indefinite lives in a future period which could be material to our consolidated results of operations and financial position.

        Recognition of Rebate Related to Long-Term Purchase Agreement.    As part of our sale of HNS' set-top receiver manufacturing operations to Thomson in June 2004, DIRECTV U.S. entered into a long-term purchase agreement with Thomson for the supply of set-top receivers. As part of this agreement, as amended, DIRECTV U.S. can earn a $57 million rebate from Thomson if Thomson's aggregate sales of DIRECTV U.S.' set-top receivers equal at least $4 billion over the initial five-year contract term plus an additional one-year optional extension period, or the Contract Term. DIRECTV U.S. has determined that, based upon projected set-top receiver requirements, it is probable and reasonably estimable that the minimum purchase requirement will be met for the $57 million rebate during the Contract Term. DIRECTV U.S. bases its probability assessment for meeting the minimum purchase requirement on its current and future business projections, including its belief that existing and new subscribers will likely acquire new set-top receivers due to certain technological advances. Any negative trends in the purchase of set-top receivers for existing and new subscribers may materially impact its ability to earn the rebate. On a quarterly basis, DIRECTV U.S. assesses whether the rebate is probable over the Contract Term. If DIRECTV U.S. subsequently determines that it is no longer probable that it will earn the rebate, DIRECTV U.S. would be required to reverse the amount of the credit recognized to date as a charge to the Consolidated Statements of Operations and an increase in the capitalized value of leased set-top receivers at the time such determination is made.

ACCOUNTING CHANGES AND NEW ACCOUNTING PRONOUNCEMENTS

        For a discussion of accounting changes and new accounting pronouncements see Note 2 of the Notes to the Consolidated Financial Statements of The DIRECTV Group Inc. included elsewhere herein.

SECURITY RATINGS

        Debt ratings by the various rating agencies reflect each agency's opinion of the ability of issuers to repay debt obligations as they come due and expected loss given a default. Ratings in the Baa range for Moody's Investors Service and the BBB range for Standard & Poor's Ratings Services, or S&P, generally indicate adequate current protection of interest payments and principal security, with certain protective elements lacking. Ratings in the Ba range for Moody's and the BB range for S&P, generally indicate moderate protection of interest and principal payments, potentially outweighed by exposure to uncertainties or adverse conditions. In general, lower ratings result in higher borrowing costs. A security rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

        Currently, The DIRECTV Group has the following security rating:

	Long-term Corporate Rating	Outlook
Standard & Poor's	BB	Stable

        Currently, DIRECTV U.S. has the following security ratings:

	Senior Secured	Senior Unsecured	Corporate	Outlook
Standard & Poor's	BBB-	BB-	BB	Stable
Moody's	Baa3	Ba3	Ba2	Negative

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        The following discussion and the estimated amounts generated from the sensitivity analyses referred to below include forward-looking statements of market risk which assume for analytical purposes that certain adverse market conditions may occur. Actual future market conditions may differ materially from such assumptions because the amounts noted below are the result of analyses used for the purpose of assessing possible risks and the mitigation thereof. Accordingly, you should not consider the forward-looking statements as our projections of future events or losses.

General

        Our cash flows and earnings are subject to fluctuations resulting from changes in foreign currency exchange rates, interest rates and changes in the market value of our equity investments. We manage our exposure to these market risks through internally established policies and procedures and, when deemed appropriate, through the use of derivative financial instruments. We enter into derivative instruments only to the extent considered necessary to meet our risk management objectives, and do not enter into derivative contracts for speculative purposes.

Foreign Currency Risk

        We generally conduct our business in U.S. dollars with some business conducted in a variety of foreign currencies and therefore we are exposed to fluctuations in foreign currency exchange rates. Our objective in managing our exposure to foreign currency changes is to reduce earnings and cash flow volatility associated with foreign exchange rate fluctuations. Accordingly, we may enter into foreign exchange contracts to mitigate risks associated with foreign currency denominated assets, liabilities, commitments and anticipated foreign currency transactions. The gains and losses on derivative foreign exchange contracts offset changes in value of the related exposures. As of December 31, 2007, we had no significant foreign currency exchange contracts outstanding. The impact of a hypothetical 10% adverse change in exchange rates on the fair values of foreign currency denominated assets and liabilities would be a loss of $23 million, net of taxes, at December 31, 2007.

Interest Rate Risk

        We are subject to fluctuating interest rates, which may adversely impact our consolidated results of operations and cash flows. We had outstanding debt of $3,393 million at December 31, 2007, excluding unamortized bond premium, which consisted primarily of DIRECTV U.S.' fixed rate borrowings of $1,910 million and variable rate borrowings of $1,483 million. As of December 31, 2007, a hypothetical one percentage point increase in interest rates related to our outstanding variable rate debt would have increased our annual interest expense by approximately $15 million.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of The DIRECTV Group, Inc.
El Segundo, California

        We have audited the accompanying consolidated balance sheets of The DIRECTV Group, Inc. (the "Company") as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of The DIRECTV Group, Inc. at December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 2 of the Notes to the Consolidated Financial Statements, effective January 1, 2007, the Company adopted Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109; effective December 31, 2007, the Company adopted the measurement date provision of FASB Statement No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R); and effective December 31, 2006 the Company adopted the other provisions of FASB Statement No. 158.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
February 25, 2008

THE DIRECTV GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2007	2006	2005
	(Dollars in Millions, Except Per Share Amounts)
Revenues	$17,246	$14,755	$13,164
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	7,346	6,201	5,485
Subscriber service expenses	1,240	1,111	982
Broadcast operations expenses	323	286	254
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisitions costs	2,096	1,945	2,752
Upgrade and retention costs	976	870	1,117
General and administrative expenses	1,095	1,069	1,133
Gain from disposition of businesses, net	—	(118)	(45)
Depreciation and amortization expense	1,684	1,034	853

Total operating costs and expenses	14,760	12,398	12,531

Operating profit	2,486	2,357	633
Interest income	111	146	150
Interest expense	(235)	(246)	(238)
Other, net	26	42	(65)

Income from continuing operations before income taxes and minority interests	2,388	2,299	480
Income tax expense	(943)	(866)	(172)
Minority interests in net earnings of subsidiaries	(11)	(13)	(3)

Income from continuing operations	1,434	1,420	305
Income from discontinued operations, net of taxes	17	—	31

Net income	$1,451	$1,420	$336

Basic earnings per common share:
Income from continuing operations	$1.20	$1.13	$0.22
Income from discontinued operations, net of taxes	0.01	—	0.02

Net income	$1.21	$1.13	$0.24

Diluted earnings per common share:
Income from continuing operations	$1.20	$1.12	$0.22
Income from discontinued operations, net of taxes	0.01	—	0.02

Net income	$1.21	$1.12	$0.24

Weighted average number of common shares outstanding (in millions):
Basic	1,195	1,262	1,388
Diluted	1,202	1,270	1,395

The accompanying notes are an integral part of these Consolidated Financial Statements.

THE DIRECTV GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
	(Dollars in Millions, Except Share Data)
ASSETS
Current assets
Cash and cash equivalents	$1,083	$2,499
Short-term investments	10	170
Accounts and notes receivable, net of allowances of $56 and $46	1,535	1,345
Inventories	193	148
Deferred income taxes	90	166
Prepaid expenses and other	235	228

Total current assets	3,146	4,556
Satellites, net	2,026	2,008
Property and equipment, net	3,807	2,445
Goodwill	3,669	3,515
Intangible assets, net	1,577	1,811
Investments and other assets	838	806

Total assets	$15,063	$15,141

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,032	$2,816
Unearned subscriber revenues and deferred credits	354	286
Short-term borrowings and current portion of long-term debt	48	220

Total current liabilities	3,434	3,322
Long-term debt	3,347	3,395
Deferred income taxes	567	315
Other liabilities and deferred credits	1,402	1,366
Commitments and contingencies
Minority interests	11	62
Stockholders' equity
Common stock and additional paid-in capital—$0.01 par value, 3,000,000,000 shares authorized, 1,148,268,203 shares and 1,226,490,193 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	9,318	9,836
Accumulated deficit	(2,995)	(3,107)
Accumulated other comprehensive loss	(21)	(48)

Total stockholders' equity	6,302	6,681

Total liabilities and stockholders' equity	$15,063	$15,141

The accompanying notes are an integral part of these Consolidated Financial Statements.

THE DIRECTV GROUP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME

	Common Shares	Common Stock and Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss), net of taxes	Total Stockholders' Equity	Comprehensive Income, net of taxes
	(Dollars in Millions, Except Share Data)
Balance at January 1, 2005	1,385,814,459	$10,870	$(3,338)	$(25)	$7,507
Net income			336		336	$336
Stock options exercised and restricted stock units vested and distributed	5,217,530	45			45
Share-based compensation expense		41			41
Minimum pension liability adjustment, net of tax				7	7	7
Foreign currency translation adjustments				3	3	3
Unrealized gains on securities, net of tax				1	1	1

Comprehensive income						$347

Balance at December 31, 2005	1,391,031,989	10,956	(3,002)	(14)	7,940
Net income			1,420		1,420	$1,420
Stock repurchased and retired	(184,115,524)	(1,452)	(1,525)		(2,977)
Stock options exercised and restricted stock units vested and distributed	19,573,728	257			257
Share-based compensation expense		39			39
Tax benefit from stock option exercises		42			42
Other		(6)			(6)
Minimum pension liability adjustment, net of tax				24	24	24
Adjustment to initially record funded status of defined benefit plans upon adoption of SFAS No. 158, net of tax				(46)	(46)
Foreign currency translation adjustments				2	2	2
Unrealized losses on securities, net of tax				(14)	(14)	(14)

Comprehensive income						$1,432

Balance at December 31, 2006	1,226,490,193	9,836	(3,107)	(48)	6,681
Net Income			1,451		1,451	$1,451
Stock repurchased and retired	(86,173,710)	(692)	(1,333)		(2,025)
Stock options exercised and restricted stock units vested and distributed	7,951,720	118			118
Share-based compensation expense		49			49
Tax benefit from stock option exercises		18			18
Other		(11)			(11)
Adjustment to initially record cumulative effect of adopting FIN 48, net of tax			(5)		(5)
Adjustment to record adoption of measurement date provisions of SFAS No. 158, net of tax			(1)		(1)
Amortization of amounts resulting from changes in defined benefit plan experience and actuarial assumptions, net of tax				16	16	16
Foreign currency translation adjustments				(1)	(1)	(1)
Unrealized gains on securities, net of tax				12	12	12

Comprehensive income						$1,478

Balance at December 31, 2007	1,148,268,203	$9,318	$(2,995)	$(21)	$6,302

The accompanying notes are an integral part of these Consolidated Financial Statements.

THE DIRECTV GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2007	2006	2005
	(Dollars in Millions)
Cash Flows From Operating Activities
Net income	$1,451	$1,420	$336
Income from discontinued operations, net of taxes	(17)	—	(31)

Income from continuing operations	1,434	1,420	305
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	1,684	1,034	853
Amortization of deferred revenues and deferred credits	(98)	(41)	(47)
Gain from disposition of businesses, net	—	(118)	(45)
Equity in earnings from unconsolidated affiliates	(35)	(27)	(1)
Net loss (gain) from sale or impairment of investments	9	(14)	1
Loss on disposal of fixed assets	8	20	3
Share-based compensation expense	49	39	41
Write-off of debt issuance costs	—	—	19
Deferred income taxes and other	453	770	188
Change in operating assets and liabilities:
Accounts and notes receivable	(166)	(283)	(130)
Inventories	(45)	139	(159)
Prepaid expenses and other	46	(12)	(35)
Accounts payable and accrued liabilities	255	158	312
Unearned subscriber revenue and deferred credits	72	2	15
Other, net	(21)	75	(148)

Net cash provided by operating activities	3,645	3,162	1,172

Cash Flows From Investing Activities
Purchase of short-term investments	(588)	(2,517)	(4,673)
Sale of short-term investments	748	3,029	4,512
Cash paid for property and equipment	(2,523)	(1,754)	(489)
Cash paid for satellites	(169)	(222)	(400)
Investment in companies, net of cash acquired	(348)	(389)	(1)
Proceeds from sale of investments	—	182	113
Proceeds from collection of notes receivable	—	142	—
Proceeds from sale of property	33	13	—
Proceeds from sale of businesses, net	—	—	246
Other, net	25	(20)	(31)

Net cash used in investing activities	(2,822)	(1,536)	(723)

Cash Flows From Financing Activities
Common shares repurchased and retired	(2,025)	(2,977)	—
Repayment of long-term debt	(220)	(8)	(2,005)
Long-term debt borrowings	—	—	3,003
Net increase (decrease) in short-term borrowings	2	(2)	(2)
Repayment of other long-term obligations	(121)	(100)	(91)
Debt issuance costs	—	—	(5)
Stock options exercised	118	257	45
Excess tax benefit from share-based compensation	7	2	—

Net cash (used in) provided by financing activities	(2,239)	(2,828)	945

Net (decrease) increase in cash and cash equivalents	(1,416)	(1,202)	1,394
Cash and cash equivalents at beginning of the year	2,499	3,701	2,307

Cash and cash equivalents at end of the year	$1,083	$2,499	$3,701

Supplemental Cash Flow Information
Cash paid for interest	$230	$243	$240
Cash paid for income taxes	408	30	13

The accompanying notes are an integral part of these Consolidated Financial Statements.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Description of Business

        The DIRECTV Group, Inc., which we sometimes refer to as the company, we, or us, was incorporated in Delaware in 1977. We are a leading provider of digital television entertainment in the United States and Latin America. Our two business segments, DIRECTV U.S. and DIRECTV Latin America, which are differentiated by their geographic location, are engaged in acquiring, promoting, selling and/or distributing digital entertainment programming via satellite to residential and commercial subscribers.

  •
  DIRECTV U.S.    DIRECTV Holdings LLC and its subsidiaries, which we refer to as DIRECTV U.S., is the largest provider of direct-to-home, or DTH, digital television services and the second largest provider in the multi-channel video programming distribution, or MVPD, industry in the United States.

  •
  DIRECTV Latin America.    DIRECTV Latin America, or DTVLA, is a leading provider of DTH digital television services throughout Latin America. DTVLA is comprised of: PanAmericana, which provides services in Venezuela, Argentina, Chile, Colombia, Puerto Rico and certain other countries in the region through our wholly-owned subsidiary, DIRECTV Latin America, LLC, or DLA LLC; our 74% owned subsidiary Sky Brasil Servicos Ltda., which we refer to as Sky Brazil; and our 41% equity method investment in Innova, S. de R.L. de C.V., or Sky Mexico. In January 2007, we acquired Darlene Investments LLC's 14% minority interest in DLA LLC for $325 million in cash.

        Through April 22, 2005 we also operated the Network Systems segment, which was a provider of satellite-based private business networks and consumer broadband Internet access. Subsequent to the April 22, 2005 sale of a 50% interest in our former Hughes Network Systems, or HNS, business to SkyTerra Communications, Inc., we accounted for our investment in HNS under the equity method of accounting until the sale of the remaining 50% interest in January 2006.

        See Note 3 for additional information regarding acquisitions and divestitures.

Note 2: Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

        We present our accompanying financial statements on a consolidated basis and include our accounts and those of our domestic and foreign subsidiaries that we control through equity ownership or for which we are deemed to be the primary beneficiary, after elimination of intercompany accounts and transactions. We allocate earnings and losses to minority interests only to the extent of a minority investor's investment in a subsidiary.

Use of Estimates in the Preparation of the Consolidated Financial Statements

        We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, which requires us to make estimates and assumptions that affect amounts reported herein. Management bases its estimates and assumptions on historical experience and on various other factors that are believed to be reasonable under the circumstances. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be affected by changes in those estimates.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2: Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Revenue Recognition

        We recognize subscription and pay-per-view revenues when programming is broadcast to subscribers. We recognize subscriber fees for multiple set-top receivers, our published programming guide, warranty services and equipment rental as revenue, as earned. We recognize advertising revenues when the related services are performed. We defer programming payments received from subscribers in advance of the broadcast as "Unearned subscriber revenue and deferred credits" in the Consolidated Balance Sheets until earned.

Broadcast Programming and Other

        We recognize the costs of television programming distribution rights when we distribute the related programming. We recognize the costs of television programming rights to distribute live sporting events for a season or tournament to expense using the straight-line method over the course of the season or tournament. However, we recognize the costs for live sporting events with multi-year contracts and minimum guarantee payments based on the ratio of each period's revenues to the estimated total contract revenues to be earned over the contract period. We evaluate estimated total contract revenues at least annually.

        We defer advance payments in the form of cash and equity instruments from programming content providers for carriage of their signal and recognize them as a reduction of "Broadcast programming and other" in the Consolidated Statements of Operations on a straight-line basis over the related contract term. We record equity instruments at fair value based on quoted market prices or values determined by management. Through the end of 2006, we also recorded the amortization of a provision for above-market programming contracts that we recorded in connection with the 1999 acquisition of certain premium subscription programming contracts from United States Satellite Broadcasting Company, Inc. as a reduction of programming costs.

Subscriber Acquisition Costs

        Subscriber acquisition costs consist of costs we incur to acquire new subscribers. We include the cost of set-top receivers and other equipment, commissions we pay to national retailers, independent satellite television retailers, dealers, regional Bell operating companies and the cost of installation, advertising, marketing and customer call center expenses associated with the acquisition of new subscribers in subscriber acquisition costs. We expense these costs as incurred, or when subscribers activate the DIRECTV® service, as appropriate, except for the cost of set-top receivers leased to new subscribers which we capitalize in "Property and equipment, net" in the Consolidated Balance Sheets. Although paid in advance, the retailer or dealer earns substantially all commissions paid for customer acquisitions over 12 months from the date of subscriber activation. Should the subscriber cancel our service during the 12 month service period, we are reimbursed for the unearned portion of the commission by the retailer or dealer and record a decrease to subscriber acquisition costs. DIRECTV U.S. implemented a lease program on March 1, 2006, after which most set-top receivers provided to new subscribers are capitalized. We include the amount of our set-top receivers capitalized each period for subscriber acquisition activities in the Consolidated Statement of Cash Flows under the caption "Cash paid for property and equipment." See Note 4 below for additional information.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2: Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Upgrade and Retention Costs

        Upgrade and retention costs consist primarily of costs we incur for loyalty programs offered to existing subscribers. The costs for loyalty programs include the costs of installing or providing hardware under our movers program (for subscribers relocating to a new residence), multiple set-top receiver offers, digital video recorder, or DVR, high-definition, or HD, local channel upgrade programs and other similar initiatives, and third party commissions we incur for the sale of additional set-top receivers to existing subscribers. We expense these costs as incurred, except for the cost of set-top receivers leased to existing subscribers which we capitalize in "Property and equipment, net" in the Consolidated Balance Sheets. DIRECTV U.S. implemented a lease program on March 1, 2006, after which most set-top receivers provided to existing subscribers under upgrade and retention programs are capitalized. We include the amount of our set-top receivers capitalized each period for upgrade and retention activities in the Consolidated Statement of Cash Flows under the caption "Cash paid for property and equipment." See Note 4 below for additional information.

Cash and Cash Equivalents

        Cash and cash equivalents consist of highly liquid investments we purchase with original maturities of three months or less.

Inventories

        We state inventories at the lower of average cost or market. Inventories consist of finished goods for DIRECTV System equipment and DIRECTV System conditional access cards.

Property and Equipment, Satellites and Depreciation

        We carry property and equipment, and satellites at cost, net of accumulated depreciation. The amounts we capitalize for satellites currently being constructed and those that have been successfully launched include the costs of construction, launch, launch insurance, incentive obligations and related capitalized interest. We generally compute depreciation using the straight-line method over the estimated useful lives of the assets. We amortize leasehold improvements over the lesser of the life of the asset or term of the lease.

Goodwill and Intangible Assets

        Goodwill and intangible assets with indefinite lives are carried at historical cost and are subject to write-down, as needed, based upon an impairment analysis that we must perform at least annually, or sooner if an event occurs or circumstances change that would more likely than not result in an impairment loss. We perform our annual impairment analysis in the fourth quarter of each year. If an impairment loss results from the annual impairment test, we would record the loss as a pre-tax charge to operating income.

        We amortize other intangible assets using the straight-line method over their estimated useful lives, which range from 5 to 20 years.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2: Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Valuation of Long-Lived Assets

        We evaluate the carrying value of long-lived assets to be held and used, other than goodwill and intangible assets with indefinite lives, when events and circumstances warrant such a review. We consider the carrying value of a long-lived asset impaired when the anticipated undiscounted future cash flow from such asset is separately identifiable and is less than its carrying value. In that event, we would recognize a loss based on the amount by which the carrying value exceeds the fair value of the long-lived asset. We determine fair value primarily using estimated future cash flows associated with the asset under review, discounted at a rate commensurate with the risk involved, or other valuation techniques. We determine losses on long-lived assets to be disposed of in a similar manner, except that we reduce the fair value for the cost of disposal.

Foreign Currency

        The U.S. dollar is the functional currency for most of our foreign operations. We recognize gains and losses resulting from remeasurement of these operations' foreign currency denominated assets, liabilities and transactions into the U.S. dollar in the Consolidated Statements of Operations.

        We also have foreign operations where the local currency is their functional currency. Accordingly, these foreign entities translate assets and liabilities from their local currencies to U.S. dollars using year-end exchange rates while income and expense accounts are translated at the average rates in effect during the year. We record the resulting translation adjustment as part of accumulated other comprehensive income (loss), which we refer to as OCI, a separate component of stockholders' equity.

Investments and Financial Instruments

        We maintain investments in equity securities of unaffiliated companies. We carry non-marketable equity securities at cost. We consider marketable equity securities available-for-sale and they are carried at current fair value based on quoted market prices with unrealized gains or losses (excluding other-than-temporary losses), net of taxes, reported as part of OCI. We continually review our investments to determine whether a decline in fair value below the cost basis is "other-than-temporary." We consider, among other factors: the magnitude and duration of the decline; the financial health and business outlook of the investee, including industry and sector performance, changes in technology, and operational and financing cash flow factors; and our intent and ability to hold the investment. If we judge the decline in fair value to be other-than-temporary, we write-down the cost basis of the security to fair value and recognize the amount in the Consolidated Statements of Operations as part of "Other, net" and record it as a reclassification adjustment from OCI.

        We account for investments in which we own at least 20% of the voting securities or have significant influence under the equity method of accounting. We record equity method investments at cost and adjust for the appropriate share of the net earnings or losses of the investee. We record investee losses up to the amount of the investment plus advances and loans made to the investee, and financial guarantees made on behalf of the investee.

        The carrying value of cash and cash equivalents, short-term investments, accounts and notes receivable, investments and other assets, accounts payable, and amounts included in accrued liabilities and other meeting the definition of a financial instrument approximated their fair values at December 31, 2007 and 2006.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2: Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Debt Issuance Costs

        We defer costs we incur to issue debt and amortize these costs to interest expense using the straight-line method over the term of the respective obligation.

Share-Based Payment

        We grant restricted stock units and common stock options to our employees. We recognize compensation expense equal to the fair value of the stock-based award at grant over the course of its requisite service period following Statement of Financial Accounting Standards, or SFAS, No. 123 (revised 2004), "Share-Based Payment," or SFAS No. 123R.

        We record compensation expense for restricted stock units and stock options on a straight-line basis over the service period of up to four years based upon the value of the award on the date approved, reduced for estimated forfeitures and adjusted for anticipated payout percentages related to the achievement of performance targets.

Income Taxes

        We determine deferred tax assets and liabilities based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which we expect the differences to reverse. We must make certain estimates and judgments in determining income tax provisions, assessing the likelihood of recovering our deferred tax assets, and evaluating tax positions.

        With the adoption of the Financial Accounting Standards Board, or FASB, Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109," or FIN 48, on January 1, 2007, we now recognize a benefit in "Income tax expense" in the Consolidated Statements of Operations for uncertain tax positions that are more-likely-than-not to be sustained upon examination, measured at the largest amount that has a greater than 50% likelihood of being realized upon settlement. Unrecognized tax benefits represent tax benefits taken or expected to be taken in income tax returns, for which the benefit has not yet been recognized in "Income tax expense" in the Consolidated Statements of Operations due to the uncertainty of whether such benefits will be ultimately realized. We recognize interest and penalties accrued related to unrecognized tax benefits in "Income tax expense" in the Consolidated Statements of Operations. Unrecognized tax benefits are recorded in "Income tax expense" in the Consolidated Statement of Operations at such time that the benefit is effectively settled.

Advertising Costs

        We expense advertising costs primarily in "Subscriber acquisition costs" in the Consolidated Statements of Operations as incurred. Advertising expenses, net of payments received from programming content providers for marketing support, were $261 million in 2007, $233 million in 2006, and $199 million in 2005.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2: Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Market Concentrations and Credit Risk

        We sell programming services and extend credit, in amounts generally not exceeding $100 each, to a large number of individual residential subscribers throughout the United States and most of Latin America. As applicable, we maintain allowances for anticipated losses.

Accounting Changes

        Uncertain Tax Positions.    On January 1, 2007, we adopted FIN 48. The cumulative effect of adopting FIN 48 resulted in a $5 million increase to the January 1, 2007 balance of "Accumulated deficit" in the Consolidated Balance Sheets. As of the date of adoption, our unrecognized tax benefits totaled $204 million, including $166 million of tax positions the recognition of which would affect the annual effective income tax rate. As of the date of adoption, we have accrued $45 million in interest and penalties as part of our liability for unrecognized tax benefits. See Note 9 below for additional information regarding unrecognized tax benefits.

        Defined Benefit Postretirement Plans.    On December 31, 2007, we adopted the measurement date provision of SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)." This provision requires the measurement of plan assets and benefit obligations as of the date of our fiscal year end and accordingly resulted in a change in our measurement date, which was previously November 30. As a result of the adoption of this provision, we recorded an adjustment of $1 million to recognize net periodic benefit cost for the one month difference to "Accumulated deficit" in the Consolidated Balance Sheets as of December 31, 2007.

        On December 31, 2006, we adopted the provisions of SFAS No. 158 that require us to recognize the funded status of our defined benefit postretirement plans in our Consolidated Balance Sheets and require that we recognize changes in the funded status of our defined benefit postretirement plans as a component of other comprehensive income, net of tax, in stockholders' equity in the Consolidated Balance Sheets, in the year in which changes occur. The adoption of the provisions to recognize the funded status of our benefit plans resulted in a $46 million decrease in "Accumulated other comprehensive income" in our Consolidated Statements of Changes in Stockholders' Equity and Comprehensive Income as of December 31, 2006.

        Share-Based Payment.    On January 1, 2006, we adopted SFAS No. 123R "Share-Based Payment." The adoption of this standard did not have a significant effect in our consolidated results of operations or financial position. However, as a result of the adoption of SFAS. No. 123R, we now report the excess income tax benefit associated with the exercise of stock options or pay-out of restricted stock units as a cash flow from financing activities in the Consolidated Statements of Cash Flows.

New Accounting Standards

        In December 2007, the FASB issued SFAS No.160, "Noncontrolling Interests in Consolidated Financial Statements—an amendment to ARB No. 51." SFAS No. 160 establishes standards of accounting and reporting of noncontrolling interests in subsidiaries, currently known as minority interests, in consolidated financial statements, provides guidance on accounting for changes in the parent's ownership interest in a subsidiary and establishes standards of accounting of the deconsolidation of a subsidiary due to the loss of control. SFAS No.160 requires an entity to present

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2: Basis of Presentation and Summary of Significant Accounting Policies (Continued)

minority interests as a component of equity. Additionally, SFAS No. 160 requires an entity to present net income and consolidated comprehensive income attributable to the parent and the minority interest separately on the face of the consolidated financial statements. We are currently assessing the effect SFAS No. 160 will have on our consolidated results of operations and financial position when adopted, as required, on January 1, 2009.

        In December 2007, the FASB issued SFAS No. 141 (revised 2007), "Business Combinations." SFAS No. 141R requires the acquiring entity to recognize and measure at an acquisition date fair value all identifiable assets acquired, liabilities assumed and any noncontrolling interest in the acquiree. The Statement recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. SFAS No. 141R requires disclosures about the nature and financial effect of the business combination and also changes the accounting for certain income tax assets recorded in purchase accounting. We are currently assessing the effect SFAS No. 141R will have on our consolidated results of operations and financial position when adopted, as required, on January 1, 2009.

        In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115." SFAS No. 159 permits, but does not require, companies to report at fair value the majority of recognized financial assets, financial liabilities and firm commitments. Under this standard, unrealized gains and losses on items for which the fair value option is elected are reported in earnings at each subsequent reporting date. We do not expect the adoption of SFAS No. 159 on January 1, 2008 to have any effect on our consolidated results of operations or financial position.

        In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." SFAS No. 157 defines fair value, sets out a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements of assets and liabilities. SFAS No. 157 applies under other accounting pronouncements previously issued by the FASB that require or permit fair value measurements. We do not expect the adoption of SFAS No. 157 on January 1, 2008 to have any effect on our consolidated results of operations or financial position.

        In September 2006, the Emerging Issues Task Force, or EITF, issued EITF No. 06-1, "Accounting for Consideration Given by a Service Provider to a Manufacturer or Reseller of Equipment Necessary for an End-Customer to Receive Service from the Service Provider." EITF No. 06-1 provides guidance to service providers regarding the proper reporting of consideration given to manufacturers or resellers of equipment necessary for an end-customer to receive its services. Depending on the circumstances, such consideration is reported as either an expense or a reduction of revenues. We do not expect the adoption of EITF No. 06-1 on January 1, 2008 to have any effect on our consolidated results of operations.

Note 3: Acquisitions, Divestitures and Other Transactions

Acquisitions

  Darlene Transaction

        On January 30, 2007, we acquired Darlene's 14% equity interest in DLA LLC for $325 million in cash. We accounted for the acquisition of this interest using the purchase method of accounting. In the fourth quarter of 2007, we completed the valuation of acquired intangible assets and finalized the purchase accounting, which resulted in adjustments decreasing the preliminary allocation of the

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3: Acquisitions, Divestitures and Other Transactions (Continued)

purchase price to the acquired intangible assets by $30 million, goodwill by $9 million and deferred tax liabilities by $39 million.

        The following table set forth the final allocation of the excess purchase price over the book value of the minority interest acquired:

Goodwill	$187
Intangible assets	75

Total assets acquired	262

Net assets acquired	$262

        Intangible assets that are included in "Intangible assets, net" in our Consolidated Balance Sheets include a subscriber related intangible asset to be amortized over six years and a trade name intangible asset to be amortized over 20 years from the Darlene Transaction.

  Sky Transactions

        During 2006 we completed the last in a series of transactions with News Corporation, Grupo Televisa, S.A., or Televisa, Globo Comunicacoes e Participacoes S.A., or Globo, and Liberty Media International, which we refer to as the Sky Transactions as further described below. The Sky Transactions resulted in the combination of the DTH satellite platforms of DIRECTV and SKY in Latin America into a single platform in each of the major territories in the region.

        Brazil.    On August 23, 2006, we completed the merger of our Brazil business, Galaxy Brasil Ltda., or GLB, with and into Sky Brazil, and completed the purchase of News Corporation's and Liberty Media International's interests in Sky Brazil. As a result of these transactions, we hold a 74% interest in the combined business. The purchase consideration for the transactions amounted to $670 million, including $396 million in cash paid, of which we paid $362 million to News Corporation and Liberty Media International in 2004 and $30 million to News Corporation in August 2006, the $64 million fair value of the reduction of our interest in GLB resulting from the merger and the assumption of Sky Brazil's $210 million bank loan.

        We accounted for the Sky Brazil acquisition using the purchase method of accounting, and began consolidating the results of Sky Brazil from the date of acquisition. We also accounted for the reduction of our interest in GLB resulting from the merger as a partial sale pursuant to EITF No. 90-13 "Accounting for Simultaneous Common Control Mergers," which resulted in us recording a one-time pre-tax gain during the third quarter of 2006 of $61 million in "Gain from disposition of businesses, net" in the Consolidated Statements of Operations. In the third quarter of 2007, we completed the valuation of acquired intangible assets and finalized the purchase accounting, which resulted in adjustments increasing the preliminary allocation of the purchase price to the acquired intangible assets by $66 million and deferred tax liabilities by $35 million and decreasing goodwill by $31 million.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3: Acquisitions, Divestitures and Other Transactions (Continued)

        The following table sets forth the final allocation of the purchase price to the Sky Brazil net assets acquired on August 23, 2006:

Total current assets	$77
Goodwill	432
Intangible assets	355
Other long-term assets	98

Total assets acquired	962

Total current liabilities (excluding $210 million of bank debt assumed)	137
Other liabilities	155

Total liabilities assumed	292

Net assets acquired	$670

        The assets acquired included approximately $42 million in cash. Intangible assets that are included in "Intangible assets, net" in our Consolidated Balance Sheets include a subscriber related intangible asset to be amortized over six years and a trade name intangible asset to be amortized over 20 years.

        The following selected unaudited pro forma information is being provided to present a summary of the combined results of The DIRECTV Group and Sky Brazil for the years ended December 31, 2006 and 2005 as if the acquisition had occurred as of the beginning of the respective periods, giving effect to purchase accounting adjustments. The pro forma data is presented for informational purposes only and may not necessarily reflect our results of operations had Sky Brazil operated as part of us for each of the periods presented, nor are they necessarily indicative of the results of future operations. The pro forma information excludes the effect of non-recurring charges.

	Years Ended December 31,
	2006	2005
	(Dollars in Millions, Except Per Share Amounts)
Revenues	$15,077	$13,535
Operating profit	2,375	624
Income from continuing operations before income taxes and minority interests	2,307	492
Net income	1,425	343
Basic earnings per common share	1.13	0.25
Diluted earnings per common share	1.12	0.25

        Mexico.    In Mexico, also as part of the Sky Transactions, DTVLA's local operating company, DIRECTV Mexico, sold its subscriber list to Sky Mexico and, after completing the transfer of its subscribers to Sky Mexico, ceased providing services in the third quarter of 2005. During 2005, as the transferred subscribers met certain retention requirements, we earned a variable note receivable from Sky Mexico and we recorded a corresponding gain of $70 million during the year ended December 31, 2005 in "Gain from disposition of businesses, net "in our Consolidated Statements of Operations. At completion of the transaction in February 2006, we recorded an additional gain of $57 million in "Gain

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3: Acquisitions, Divestitures and Other Transactions (Continued)

from disposition of businesses, net "in our Consolidated Statements of Operations when DLA LLC received an equity interest in Sky Mexico resulting from the sale of DIRECTV Mexico's subscriber list and transfer of subscribers to Sky Mexico and cancellation of the note receivable. Also in February 2006, we acquired News Corporation's and Liberty Media International's equity interests in Sky Mexico for $373 million in cash. On April 27, 2006, we sold a portion of our equity interest to Televisa for $59 million in cash, which reduced our equity interest in Sky Mexico to 41%. We account for our investment in Sky Mexico using the equity method of accounting. See Note 6 for additional information regarding this investment.

        Other.    In 2004, we acquired Sky Multi-Country Partners and related entities for $30 million in cash. As part of this transaction, News Corporation agreed to reimburse us $127 million for the Sky entities' net liabilities we assumed, which we received from News Corporation in August 2006.

Divestitures

  Hughes Network Systems

        On April 22, 2005, we completed the contribution of substantially all of HNS' net assets to a new entity, Hughes Network Systems LLC, or HNS LLC, in exchange for cash proceeds of $196 million and sold a 50% interest in HNS LLC to SkyTerra in exchange for cash proceeds of $50 million and 300,000 shares of SkyTerra common stock with a fair value of $11 million. We recorded pre-tax impairment charges of $25 million during 2005 to "Gain from disposition of businesses, net "in our Consolidated Statements of Operations related to this transaction.

        In January 2006, we completed the sale of our remaining 50% interest in HNS LLC to SkyTerra, and resolved a working capital adjustment from the prior transaction, in exchange for $110 million in cash, which resulted in our recording in the first quarter of 2006 a gain of $14 million related to the sale in "Other, net" in the Consolidated Statements of Operations.

        HNS' operating results are included in continuing operations in our Consolidated Statements of Operations through April 22, 2005. The following table sets forth our pro forma revenues and operating profit excluding the HNS operations that were contributed as part of the SkyTerra transaction.

Year Ended December 31, 2005
(Dollars in Millions)
Revenues	$12,957
Operating profit	693

  Other Discontinued Operations

        During 2007, we recorded a $17 million reduction to our unrecognized tax benefits in "Income from discontinued operations, net of taxes" in our Consolidated Statements of Operations as a result of a settlement of a foreign withholding tax dispute from a previously divested business.

        As discussed in more detail in Note 18, during 2005, we recorded a $31 million gain in "Income from discontinued operations, net of taxes" in our Consolidated Statements of Operations that resulted from a favorable tax settlement related to a previously discontinued operation.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4: Satellites, Net and Property and Equipment, Net

        The following table sets forth the amounts recorded for "Satellites, net" and "Property and equipment, net" in our Consolidated Balance Sheets at December 31:

	Estimated Useful Lives (years)	2007	2006
	(Dollars in Millions)
Satellites	10-16	$2,163	$1,797
Satellites under construction	—	474	665

Total		2,637	2,462
Less accumulated depreciation		611	454

Satellites, net		$2,026	$2,008

Land and improvements	9-30	$34	$31
Buildings and leasehold improvements	2-40	301	239
Machinery and equipment	3-23	2,821	2,240
Subscriber leased set-top receivers	3-7	3,731	2,177
Construction in-progress	—	365	463

Total		7,252	5,150
Less accumulated depreciation		3,445	2,705

Property and equipment, net		$3,807	$2,445

        We capitalized interest costs of $51 million in 2007, $55 million in 2006, and $31 million in 2005 as part of the cost of our property and satellites under construction. Depreciation expense was $1,264 million in 2007, $664 million in 2006, and $502 million in 2005.

        On March 1, 2006, DIRECTV U.S. introduced a new set-top receiver lease program. Prior to March 1, 2006, most set-top receivers provided to new and existing DIRECTV U.S. subscribers were immediately expensed upon activation as a subscriber acquisition or upgrade and retention cost in the Consolidated Statements of Operations. Subsequent to the introduction of the lease program, we lease most set-top receivers provided to new and existing subscribers, and therefore capitalize the set-top receivers in "Property and equipment, net" in the Consolidated Balance Sheets. We depreciate capitalized set-top receivers over a three year estimated useful life and include the amount of set-top receivers capitalized each period in "Cash paid for property and equipment" in the Consolidated Statements of Cash Flows.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4: Satellites, Net and Property and Equipment, Net (Continued)

        The following table sets forth the amount of DIRECTV U.S. set-top receivers we capitalized, and depreciation expense we recorded, under the lease program for each of the periods presented:

	Years Ended December 31,
Capitalized subscriber leased equipment:	2007	2006
	(Dollars in Millions)
Subscriber leased equipment—subscriber acquisitions	$762	$599
Subscriber leased equipment—upgrade and retention	774	473

Total subscriber leased equipment capitalized	$1,536	$1,072

Depreciation expense—subscriber leased equipment	$645	$147

Note 5: Goodwill and Intangible Assets

        The changes in the carrying amounts of goodwill by segment for the years ended December 31, 2007 and 2006 were as follows:

	DIRECTV U.S.	DIRECTV Latin America	Total
	(Dollars in Millions)
Balance as of January 1, 2006	$3,032	$13	$3,045
Sky Transactions	—	470	470

Balance as of December 31, 2006	3,032	483	3,515
Acquisition of Darlene interest in DLA LLC	—	187	187
Finalization of Sky Brazil purchase price allocation	—	(31)	(31)
Other	—	(2)	(2)

Balance as of December 31, 2007	$3,032	$637	$3,669

        We performed our annual impairment tests for goodwill and orbital slots in the fourth quarters of 2007, 2006, and 2005. The estimated fair values for each reporting unit and the orbital slots exceeded our carrying values, and accordingly, no impairment losses were recorded during 2007, 2006, or 2005.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5: Goodwill and Intangible Assets (Continued)

        The following table sets forth the amounts recorded for intangible assets at December 31:

		December 31, 2007			December 31, 2006
	Estimated Useful Lives (years)	Gross Amount	Accumulated Amortization	Net Amount	Gross Amount	Accumulated Amortization	Net Amount
		(Dollars in Millions)
Orbital slots	Indefinite	$432		$432	$432		$432
72.5° WL Orbital license	5	208	$132	76	182	$94	88
Subscriber related	5-10	1,697	942	755	1,597	620	977
Dealer network	15	130	71	59	130	62	68
Trade name and other	10-20	95	5	90	36	2	34
Distribution rights	7	334	169	165	334	122	212

Total intangible assets		$2,896	$1,319	$1,577	$2,711	$900	$1,811

        Amortization expense of intangible assets was $419 million in 2007 and $369 million in 2006 and $351 million in 2005.

        Estimated amortization expense for intangible assets in each of the next five years and thereafter is as follows: $412 million in 2008; $350 million in 2009; $152 million in 2010; $97 million in 2011; $55 million in 2012 and $79 million thereafter.

Note 6: Investments

  Equity Method Investments

        We have investments in companies that we accounted for under the equity method of accounting totaling $551 million as of December 31, 2007 and $510 million as of December 31, 2006.

        As discussed in Note 3, we acquired a 41% interest in Sky Mexico in 2006. The book value of our investment in Sky Mexico was $505 million at December 31, 2007 and $464 million at December 31, 2006.

        The following table sets forth equity in earnings of our 41% interest in Sky Mexico for the periods presented:

	Years Ended December 31,
	2007	2006
	(Dollars in Millions)
Equity in earnings of Sky Mexico	$41	$18

        In January 2006, we completed the sale of our 50% interest in HNS LLC to SkyTerra Communications, Inc. and resolved a working capital adjustment from a prior transaction in exchange for $110 million in cash, which resulted in our recording a gain of $14 million related to the sale, in addition to equity earnings of HNS LLC of $11 million in "Other, net" in the Consolidated Statements of Operations.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6: Investments (Continued)

  Other Investments

        We had investments in marketable equity securities of $56 million as of December 31, 2007 and $37 million as of December 31, 2006, which were stated at current fair value and classified as available-for-sale.

        Accumulated unrealized gains, net of taxes, included as part of accumulated other comprehensive income were $21 million in 2007, $9 million in 2006 and $23 million in 2005.

        During 2005, we sold an equity investment for $113 million in cash and recorded a net pre-tax loss of $1 million.

Note 7: Accounts Payable and Accrued Liabilities; Other Liabilities and Deferred Credits

        The significant components of "Accounts payable and accrued liabilities" in our Consolidated Balance Sheets are as follows:

	December 31,
	2007	2006
	(Dollars in Millions)
Programming costs	$1,506	$1,358
Accounts payable	447	435
Commissions due to installers and dealers	294	241
Payroll and employee benefits	126	121
Other	659	661

Total accounts payable and accrued liabilities	$3,032	$2,816

        The significant components of "Other liabilities and deferred credits" in our Consolidated Balance Sheets are as follows:

	December 31,
	2007	2006
	(Dollars in Millions)
Programming costs	$368	$411
Deferred credits	213	230
Other accrued taxes	343	161
Pension and other postretirement benefits	75	90
Obligation under capital lease	43	47
Other	360	427

Total other liabilities and deferred credits	$1,402	$1,366

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8: Debt

        The following table sets forth our outstanding debt:

		December 31,
	Interest Rates at December 31, 2007
		2007	2006
		(Dollars in Millions)
8.375% senior notes due in 2013	8.375%	$910	$910
6.375% senior notes due in 2015	6.375%	1,000	1,000
Credit facility	6.102%	1,483	1,492
Sky Brazil bank loan	—	—	210
Other debt	—	2	3

Total debt		3,395	3,615
Less: current portion of long-term debt		48	220

Long-term debt		$3,347	$3,395

        Notes Payable.    The 8.375% senior notes and the 6.375% senior notes were issued by DIRECTV U.S. and have been registered under the Securities Act of 1933, as amended. The 8.375% senior notes and the 6.375% senior notes are unsecured and have been fully and unconditionally guaranteed, jointly and severally, by substantially all of DIRECTV U.S.' assets. Principal on the 8.375% senior notes and the 6.375% senior notes is payable upon maturity, while interest is payable semi-annually.

        The fair value of our 8.375% senior notes was approximately $948 million at December 31, 2007 and December 31, 2006. The fair value of our 6.375% senior notes was approximately $962 million at December 31, 2007 and December 31, 2006. The fair values were calculated based on quoted market prices on those dates.

        Credit Facility.    At December 31, 2007, our senior secured credit facility consisted of a $500 million six-year Term Loan A, a $983 million eight-year Term Loan B and a $500 million undrawn six-year revolving credit facility. The Term Loan A and Term Loan B components of the senior secured credit facility currently bear interest at a rate equal to the London InterBank Offered Rate, or LIBOR, plus 0.75% and 1.50%, respectively. In addition, we pay a commitment fee of 0.175% per year for the unused commitment under the revolving credit facility. The interest rate and commitment fee may be increased or decreased under certain conditions. The senior secured credit facility is secured by substantially all of DIRECTV U.S.' assets and is fully and unconditionally guaranteed, jointly and severally by substantially all of DIRECTV U.S.' material domestic subsidiaries.

        Our notes payable and credit facility mature as follows: $48 million in 2008, $98 million in 2009, $297 million in 2010, $98 million in 2011, $10 million in 2012 and $2,842 million thereafter. These amounts do not reflect potential prepayments that may be required under our senior secured credit facility, which could result from a computation of excess cash flows that we may be required to make at each year end under the credit agreement. We were not required to make a prepayment for the years ended December 31, 2007, 2006, or 2005. The amount of interest accrued related to our outstanding debt was $26 million at December 31, 2007 and $27 million at December 31, 2006. The unamortized bond premium included in other debt was $2 million as of December 31, 2007 and $3 million as of December 31, 2006.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8: Debt (Continued)

        Sky Brazil Bank Loan.    Sky Brazil's $210 million U.S. dollar denominated variable rate bank loan due in August 2007 was assumed on August 23, 2006 as part of the Sky Brazil transaction described in Note 3 above. In January 2007, we paid $210 million to the lending banks, who in turn assigned the loan to a wholly-owned subsidiary of The DIRECTV Group. As a result, this loan is no longer outstanding on a consolidated basis.

        Covenants and Restrictions.    The senior secured credit facility requires DIRECTV U.S. to comply with certain financial covenants. The senior notes and the senior secured credit facility also include covenants that restrict DIRECTV U.S.' ability to, among other things, (i) incur additional indebtedness, (ii) incur liens, (iii) pay dividends or make certain other restricted payments, investments or acquisitions, (iv) enter into certain transactions with affiliates, (v) merge or consolidate with another entity, (vi) sell, assign, lease or otherwise dispose of all or substantially all of our assets, and (vii) make voluntary prepayments of certain debt, in each case subject to exceptions as provided in the credit agreement and senior notes indentures. Should we fail to comply with these covenants, all or a portion of our borrowings under the senior notes and senior secured credit facility could become immediately payable and the revolving credit facility could be terminated. At December 31, 2007, DIRECTV U.S. was in compliance with all such covenants.

        2005 Refinancing Transactions.    In April 2005, we replaced our prior credit facility with the senior secured credit facility described above. The senior secured credit facility was initially comprised of a $500 million six-year Term Loan A, a $1,500 million eight-year Term Loan B, both of which were fully funded, and a $500 million undrawn six-year revolving credit facility. We used a portion of the $2,000 million proceeds from the transaction to repay our prior credit facility that had a then outstanding balance of $1,002 million and to pay related financing costs and accrued interest. Borrowings under the prior credit facility bore interest at a rate equal to LIBOR plus 1.75%.

        On May 19, 2005, we redeemed $490 million of our then outstanding $1,400 million 8.375% senior notes at a redemption price of 108.375% plus accrued and unpaid interest, for a total of $538 million.

        On June 15, 2005, DIRECTV U.S. issued $1,000 million of 6.375% senior notes. We used a portion of the proceeds from the transaction to repay $500 million of the Term Loan B portion of our senior secured credit facility and to pay related financing costs.

        The repayment of our prior senior secured credit facility, the partial repayment of our senior secured credit facility and the partial redemption of our 8.375% senior notes resulted in a 2005 pre-tax charge of $65 million ($40 million after tax) of which $41 million was associated with the premium paid for the redemption of our 8.375% senior notes and $24 million with the write-off of a portion of our deferred debt issuance costs and other transaction costs. The charge was recorded in "Other, net" in the Consolidated Statements of Operations.

        Restricted Cash.    Restricted cash of $5 million as of December 31, 2007 and $6 million as of December 31, 2006 was included as part of "Prepaid expenses and other" in our Consolidated Balance Sheets. These amounts secure our letter of credit obligations. Restrictions on the cash will be removed as the letters of credit expire.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9: Income Taxes

        We base our income tax expense or benefit on reported "Income from continuing operations before income taxes and minority interests." Deferred income tax assets and liabilities reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes, as measured by applying currently enacted tax laws.

        Our income tax expense consisted of the following for the years ended December 31:

	2007	2006	2005
	(Dollars in Millions)
Current tax (expense) benefit:
U.S. federal	$(450)	$(20)	$14
Foreign	(73)	(16)	7
State and local	(103)	(32)	(1)

Total	(626)	(68)	20

Deferred tax (expense) benefit:
U.S. federal	(285)	(704)	(169)
Foreign	5	—	—
State and local	(37)	(94)	(23)

Total	(317)	(798)	(192)

Total income tax expense	$(943)	$(866)	$(172)

        "Income from continuing operations before income taxes and minority interests" in our Consolidated Statements of Operations included the following components for the years ended December 31:

	2007	2006	2005
	(Dollars in Millions)
U.S. income	$2,154	$2,162	$524
Foreign income (loss)	234	137	(44)

Total	$2,388	$2,299	$480

        Our income tax expense was different than the amount computed using the U.S. federal statutory income tax rate for the reasons set forth in the following table for the years ended December 31:

	2007	2006	2005
	(Dollars in Millions)
Expected expense at U.S. federal statutory income tax rate	$(836)	$(804)	$(168)
U.S. state and local income tax expense	(91)	(82)	(15)
Unrecognized tax benefits	(18)	—	—
Tax basis differences attributable to divestitures	—	25	—
Tax credits and other	2	(5)	11

Total income tax expense	$(943)	$(866)	$(172)

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9: Income Taxes (Continued)

        Temporary differences and carryforwards that gave rise to deferred tax assets and liabilities at December 31 were as follows:

	2007		2006
	Deferred Tax Assets	Deferred Tax Liabilities	Deferred Tax Assets	Deferred Tax Liabilities
	(Dollars in Millions)
Accruals and advances	$300	$132	$306	$91
Prepaid expenses	—	40	—	43
State taxes	23	—	—	—
Depreciation, amortization and asset impairment charges	—	193	—	10
Net operating loss and tax credit carryforwards	715	—	354	—
Programming contract liabilities	188	—	181	—
Unrealized foreign exchange gains or losses	—	106	—	23
Tax basis differences in investments and affiliates	58	682	40	673
Other	3	6	2	21

Subtotal	1,287	1,159	883	861
Valuation allowance	(605)	—	(171)	—

Total deferred taxes	$682	$1,159	$712	$861

        We assessed the deferred tax assets for the respective periods for recoverability and, where applicable, we recorded a valuation allowance to reduce the total deferred tax assets to an amount that will, more likely than not, be realized in the future.

        The valuation allowance balances of $605 million at December 31, 2007 and $171 million at December 31, 2006, are primarily attributable to the unused foreign operating losses and unused capital losses, both of which are available for carry-forward. For the year ended December 31, 2007, the change in the valuation allowance was primarily attributable to a $497 million increase for the tax effect of foreign net operating losses acquired in the purchase of News Corporation's and Liberty Media International's interest in Sky Brazil for which a valuation allowance was recorded, offset by a $56 million decrease for the tax effect of expired foreign net operating losses in Argentina for which a valuation allowance was recorded.

        Although realization is not assured, we have concluded that it is more likely than not that our unreserved deferred tax assets will be realized in the ordinary course of operations based on available positive and negative evidence, including scheduling of deferred tax liabilities and projected income from operating activities. The underlying assumptions we use in forecasting future taxable income require significant judgment and take into account our recent performance.

        As of December 31, 2007, we have approximately $2.3 billion of foreign net operating losses that are primarily attributable to operations in Brazil with varying expiration dates, foreign tax credits of $25 million that expire between 2008 and 2016, and alternative minimum tax credits of $43 million that can be carried forward indefinitely.

        No income tax provision has been made for the portion of undistributed earnings of foreign subsidiaries deemed permanently reinvested that amounted to approximately $27 million in 2007. It is

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9: Income Taxes (Continued)

not practicable to determine the amount of the unrecognized deferred tax liability related to the investments in foreign subsidiaries.

        A reconciliation of the beginning and ending balances of the total amounts of gross unrecognized tax benefits, excluding accrued interest, is as follows (in millions):

Gross unrecognized tax benefits at January 1, 2007	$159
Increases in tax positions for prior years	102
Increases in tax positions for current year	34
Settlements	(4)

Gross unrecognized tax benefits at December 31, 2007	$291

        As of December 31, 2007, our unrecognized tax benefits totaled $343 million, including accrued interest of $52 million. If our tax positions are ultimately sustained by the tax authorities in our favor, approximately $212 million would reduce the annual effective income tax rate.

        We recorded $17 million of interest in "Income tax expense" in the Consolidated Statement of Operations during the year ended December 31, 2007 for unrecognized tax benefits.

        We file numerous consolidated and separate income tax returns in the U.S. federal jurisdiction and in many state and foreign jurisdictions. For U.S. federal tax purposes, the tax years 2001 through 2007 remain open to examination. The California tax years 1994 through 2007 remain open to examination and the income tax returns in the other state and foreign tax jurisdictions in which we have operations are generally subject to examination for a period of 3 to 5 years after filing of the respective return.

        We anticipate that the examination of the federal income tax returns for 2001 through 2003 will conclude in 2008 and the statute of limitations will be closing in a foreign jurisdiction in the next twelve months resulting in an estimated reduction in our unrecognized tax benefits of approximately $45 million, $28 million of which relates to discontinued operations. We do not anticipate that other changes to the total unrecognized tax benefits in the next twelve months will have a significant effect on our results of operations or financial position.

Note 10: Pension and Other Postretirement Benefit Plans

        Most of our employees are eligible to participate in our funded non-contributory defined benefit pension plan, which provides defined benefits based on either years of service and final average salary, or eligible compensation while employed by the company. Additionally, we maintain a funded contributory defined benefit plan for employees who elected to participate prior to 1991, and an unfunded, nonqualified pension plan for certain eligible employees. For participants in the contributory pension plan, we also maintain a postretirement benefit plan for those eligible retirees to participate in health care and life insurance benefits generally until they reach age 65. Participants may become eligible for these health care and life insurance benefits if they retire from our company between the ages of 55 and 65. The health care plan is contributory with participants' contributions subject to adjustment annually; the life insurance plan is non-contributory.

        On December 31, 2007, we adopted the measurement date provision of SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)." This provision requires the measurement of plan

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10: Pension and Other Postretirement Benefit Plans (Continued)

assets and benefit obligations as of the date of our fiscal year end. This required a change in our measurement date, which was previously November 30. See Note 2 for additional information.

        The components of the pension benefit obligation and the other postretirement benefit obligation, including amounts recognized in the Consolidated Balance Sheets, are shown below for the years ended December 31:

	Pension Benefits		Other Postretirement Benefits
	2007	2006	2007	2006
	(Dollars in Millions)
Change in Net Benefit Obligation
Net benefit obligation at beginning of year	$468	$488	$28	$26
Service cost	18	14	—	—
Interest cost	28	27	1	2
Plan participants' contributions	1	1	—	—
Actuarial loss (gain)	(27)	13	(3)	2
Plan amendments	—	—	—	—
Benefits paid	(58)	(75)	(2)	(2)

Net benefit obligation at end of year	430	468	24	28

Change in Plan Assets
Fair value of plan assets at beginning of year	393	356	—	—
Actual return on plan assets	22	45	—	—
Employer contributions	11	67	2	2
Plan participants' contributions	—	—	—	—
Benefits paid	(58)	(75)	(2)	(2)

Fair value of plan assets at end of year	368	393	—	—

Funded status at end of year	$(62)	$(75)	$(24)	$(28)

Amounts recognized in the consolidated balance sheets consist of:
Investments and other assets	$2	$—	$—	$—
Accounts payable and accrued liabilities	(10)	(10)	(3)	(3)
Other liabilities and deferred credits	(54)	(65)	(21)	(25)
Deferred tax assets	26	34	(1)	—
Accumulated other comprehensive loss	42	57	(1)	1
Amounts recognized in the accumulated other comprehensive loss consist of:
Unamortized net amount resulting from changes in defined benefit plan experience and actuarial assumptions, net of taxes	$37	$51	$—	$2
Unamortized amount resulting from changes in defined benefit plan provisions, net of taxes	5	6	(1)	(1)

Total	$42	$57	$(1)	$1

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10: Pension and Other Postretirement Benefit Plans (Continued)

        We estimate that the following amounts will be amortized from accumulated other comprehensive income into net periodic benefit cost during the year ending December 31, 2008:

	Pension Benefits	Other Postretirement Benefits
	(Dollars in Millions)
Expense resulting from changes in plan experience and actuarial assumptions	$2	—
Expense (benefit) resulting from changes in plan provisions	1	$(1)

        The accumulated benefit obligation for all pension plans was $396 million as of December 31, 2007 and $430 million as of December 31, 2006.

        Information for pension plans with an accumulated benefit obligation in excess of plan assets at December 31:

	2007	2006
	(Dollars in Millions)
Accumulated benefit obligation	$49	$53
Fair value of plan assets	—	—

        Information for pension plans with a projected benefit obligation in excess of plan assets at December 31:

	2007	2006
	(Dollars in Millions)
Projected benefit obligation	$64	$468
Fair value of plan assets	—	393

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10: Pension and Other Postretirement Benefit Plans (Continued)

        Components of net periodic benefit cost for the years ended December 31:

	Pension Benefits			Other Postretirement Benefits
	2007	2006	2005	2007	2006	2005
	(Dollars in Millions)
Components of net periodic benefit cost
Benefits earned during the year	$18	$14	$18	$—	$—	$—
Interest accrued on benefits earned in prior years	28	27	28	1	2	2
Expected return on plan assets	(33)	(29)	(28)	—	—	—
Amortization components
Amount resulting from changes in plan provisions	1	1	2	(1)	(1)	(1)
Net amount resulting from changes in plan experience and actuarial assumptions	6	5	6	—	—	—

Subtotal	20	18	26	—	1	1

Other costs
Curtailment costs	—	—	—	—	—	—
Special termination benefits	—	—	8	—	—	—
Settlement costs	—	—	15	—	—	—

Net periodic benefit cost	$20	$18	$49	$—	$1	$1

Additional information
Increase in minimum liability included in other comprehensive income (loss), net of taxes	$—	$24	$7	$—	$—	$—

        Net periodic pension benefit costs for 2007 includes one month of expense, that was recorded as an adjustment to "Accumulated deficit" in the Consolidated Balance Sheets ($1 million after tax) related to the adoption of the measurement date provisions of SFAS No. 158 discussed in Note 2. Special termination and settlement costs in 2005 relate primarily to the divestiture of the HNS business described in Note 3.

Assumptions

        Weighted-average assumptions used to determine benefit obligations at December 31:

	Pension Benefits		Other Postretirement Benefits
	2007	2006	2007	2006
Discount rate—Qualified Plans	6.22%	5.67%	5.76%	5.43%
Discount rate—Non-Qualified Plans	6.24%	5.69%	—	—
Rate of compensation increase	4.00%	4.00%	4.00%	4.00%

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10: Pension and Other Postretirement Benefit Plans (Continued)

        Weighted-average assumptions used to determine net periodic benefit cost for the years ended December 31:

	Pension Benefits			Other Postretirement Benefits
	2007	2006	2005	2007	2006	2005
Discount rate—Qualified Plan	5.67%	5.78%	6.00%	5.43%	5.46%	5.75%
Discount rate—Non-Qualified Plans	5.69%	5.74%	6.00%	—	—	—
Expected long-term return on plan assets	8.75%	8.75%	9.00%	—	—	—
Rate of compensation increase	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%

        We base our expected long-term return on plan assets assumption on a periodic review and modeling of the plans' asset allocation and liability structure over a long-term horizon. Expectations of returns for each asset class are the most important of the assumptions used in the review and modeling and are based on comprehensive reviews of historical data and economic/financial market theory.

        A hypothetical 0.25% decrease in our discount rate would have had the effect of increasing our 2007 pension expense by approximately $1 million and our projected benefit obligation by approximately $13 million. A hypothetical 0.25% decrease in our expected return on plan assets would have had the effect of increasing our 2007 pension expense by approximately $1 million.

        The following table provides assumed health care costs trend rates:

	2007	2006
Health care cost trend rate assumed for next year	8.00%	9.00%
Rate to which the cost trend rate is assumed to decline (ultimate trend rate)	5.00%	5.00%
Year that trend rate reaches the ultimate trend rate	2011	2011

        A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	1-Percentage Point Increase	1-Percentage Point Decrease
	(Dollars in Millions)
Effect on total of service and interest cost components	—	—
Effect on postretirement benefit obligation	$2	$(1)

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10: Pension and Other Postretirement Benefit Plans (Continued)

Plan Assets

        Our target asset allocation for 2008 and actual pension plan weighted average asset allocations at December 31, 2007 and 2006, by asset categories, are as follows:

	Target Allocation	Percentage of Plan Assets at December 31,
	2008	2007	2006
Equity securities	50-70%	53%	54%
Debt securities	30-50%	36%	35%
Real estate	0-20%	4%	5%
Other	0-20%	7%	6%

Total		100%	100%

        Our investment policy includes various guidelines and procedures designed to ensure we invest assets in a manner necessary to meet expected future benefits earned by participants. The investment guidelines consider a broad range of economic conditions. Central to the policy are target allocation ranges (shown above) by major asset categories.

        The objectives of the target allocations are to maintain investment portfolios that diversify risk through prudent asset allocation parameters, achieve asset returns that meet or exceed the plans' actuarial assumptions, and achieve asset returns that are competitive with like institutions employing similar investment strategies.

        The investment policy is periodically reviewed by us and a designated third-party fiduciary for investment matters. We establish and administer the policy in a manner so as to comply at all times with applicable government regulations.

        There were no shares of our common stock included in plan assets at December 31, 2007 and 2006.

Cash Flows

  Contributions

        We expect to contribute approximately $6 million to our qualified pension plans and $11 million to our nonqualified pension plans in 2008.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10: Pension and Other Postretirement Benefit Plans (Continued)

  Estimated Future Benefit Payments

        We expect the following benefit payments, which reflect expected future service, as appropriate, to be paid by the plans during the years ending December 31:

	Estimated Future Benefit Payments
	Pension Benefits	Other Postretirement Benefits
	(Dollars in Millions)
2008	$47	$3
2009	44	3
2010	41	3
2011	39	3
2012	39	2
2013-2017	212	9

        We maintain 401(k) plans for qualified employees. We match a portion of our employee contributions and our match amounted to $10 million in 2007, $8 million in 2006 and $10 million in 2005.

        We have disclosed certain amounts associated with estimated future postretirement benefits other than pensions and characterized such amounts as "other postretirement benefit obligation." Notwithstanding the recording of such amounts and the use of these terms, we do not admit or otherwise acknowledge that such amounts or existing postretirement benefit plans of our company (other than pensions) represent legally enforceable liabilities of us.

Note 11: Stockholders' Equity

Capital Stock and Additional Paid-In Capital

        Our certificate of incorporation provides for the following capital stock: common stock, par value $0.01 per share, 3,000,000,000 shares authorized; Class B common stock, par value $0.01 per share, 275,000,000 shares authorized; excess stock, par value $0.01 per share, 800,000,000 shares authorized; and preferred stock, par value $0.01 per share, 9,000,000 shares authorized. As of December 31, 2007 and 2006, there were no shares outstanding of the Class B common stock, excess stock or preferred stock.

Share Repurchase Program

        During 2006 and 2007 our Board of Directors approved multiple authorizations for the repurchase of a total of $5 billion of our common stock, the most recent of which was a $1 billion authorization in August 2007 that was completed in December 2007. Subsequent to December 31, 2007, our Board of Directors authorized the repurchase of an additional $1 billion of our common stock. The sources of funds for the purchases is our existing cash on hand and cash from operations. Purchases are made in the open market, through block trades and other negotiated transactions. Repurchased shares are retired but remain authorized for registration and issuance in the future.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11: Stockholders' Equity (Continued)

        The following table sets forth information regarding shares repurchased and retired for the years presented:

	December 31,
	2007	2006
	(Amounts in Millions, Except Per Share Amounts)
Total cost of repurchased and retired shares	$2,025	$2,977
Average price per share	23.48	16.16
Number of shares repurchased and retired	86	184

        For the year ended December 31, 2007, we recorded the $2,025 million in repurchases as a decrease of $692 million to "Common stock and additional paid in capital" and an increase of $1,333 million to "Accumulated deficit" in the Consolidated Balance Sheets. For the year ended December 31, 2006, we recorded the $2,977 million in repurchases as a decrease of $1,452 million to "Common stock and additional paid in capital" and an increase of $1,525 million to "Accumulated deficit" in the Consolidated Balance Sheets.

Other Comprehensive Income

        The following represents the components of OCI, net of taxes, for the years ended December 31:

	2007			2006			2005
	Pre-tax Amount	Tax (Benefit) Expense	Net Amount	Pre-tax Amount	Tax (Benefit) Expense	Net Amount	Pre-tax Amount	Tax Expense	Net Amount
	(Dollars in Millions)
Amortization of amounts resulting from changes in defined benefit plan experience and actuarial assumptions, net of taxes	$26	$10	$16	$—	$—	$—	$—	$—	$—
Minimum pension liability adjustments	—	—	—	38	14	24	11	4	7
Foreign currency translation adjustments	(2)	(1)	(1)	2	—	2	3	—	3
Unrealized holding gains (losses) on securities	19	7	12	(22)	(8)	(14)	1	—	1

        We recorded a $46 million charge to "Accumulated other comprehensive loss" in our Consolidated Balance Sheets as of December 31, 2006 for the initial adoption of SFAS No. 158.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11: Stockholders' Equity (Continued)

Accumulated Other Comprehensive Loss

        The following represent the components of "Accumulated other comprehensive loss" in our Consolidated Balance Sheets as of December 31:

	2007	2006
	(Dollars in Millions)
Unamortized net amount resulting from changes in defined benefit plan experience and actuarial assumptions, net of taxes	$(37)	$(53)
Unamortized amount resulting from changes in defined benefit plan provisions, net of taxes	(4)	(4)
Accumulated unrealized gains on securities, net of taxes	21	9
Accumulated foreign currency translation adjustments	(1)	—

Total accumulated other comprehensive loss	$(21)	$(48)

Note 12: Earnings Per Common Share

        We compute Basic Earnings Per Common Share, or EPS, by dividing net income by the weighted average number of common shares outstanding for the period.

        Diluted EPS considers the effect of common equivalent shares, which consist entirely of common stock options and unvested restricted stock units issued to employees. In the computation of diluted EPS under the treasury stock method, the amount of assumed proceeds from nonvested stock awards and unexercised stock options includes the amount of compensation cost attributable to future services not yet recognized, proceeds from the exercise of the options, and the incremental income tax benefit or liability as if the awards were distributed during the period. We exclude common equivalent shares from the computation in loss periods as their effect would be antidilutive and we exclude common stock options from the computation of diluted EPS when their exercise price is greater than the average market price of our common stock. The following table sets forth the number of common stock options excluded from the computation of diluted EPS because the options' exercise prices were greater than the average market price of our common stock during the years presented:

	December 31,
	2007	2006	2005
	(Shares in Millions)
Common stock options excluded	34	48	66

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 12: Earnings Per Common Share (Continued)

        The following table sets forth comparative information regarding common shares outstanding:

	2007	2006	2005
	(Shares in Millions)
Common shares outstanding at January 1	1,226	1,391	1,386
Decrease for common shares repurchased and retired	(86)	(184)	—
Increase for stock options exercised and restricted stock units vested and distributed	8	19	5

Common shares outstanding at December 31	1,148	1,226	1,391

Weighted average number of common shares outstanding	1,195	1,262	1,388

        The reconciliation of the amounts used in the basic and diluted EPS computation was as follows:

	Income	Shares	Per Share Amounts
	(Dollars and Shares in Millions, Except Per Share Amounts)
Year Ended December 31, 2007:
Basic EPS
Income from continuing operations	$1,434	1,195	$1.20
Effect of Dilutive Securities
Dilutive effect of stock options and restricted stock units	—	7	—

Diluted EPS
Adjusted income from continuing operations	$1,434	1,202	$1.20

Year Ended December 31, 2006:
Basic EPS
Income from continuing operations	$1,420	1,262	$1.13
Effect of Dilutive Securities
Dilutive effect of stock options and restricted stock units	—	8	(0.01)

Diluted EPS
Adjusted income from continuing operations	$1,420	1,270	$1.12

Year Ended December 31, 2005:
Basic EPS
Income from continuing operations	$305	1,388	$0.22
Effect of Dilutive Securities
Dilutive effect of stock options and restricted stock units	—	7	—

Diluted EPS
Adjusted income from continuing operations	$305	1,395	$0.22

Note 13: Share-Based Payment

        Under The DIRECTV Group, Inc. Amended and Restated 2004 Stock Plan as approved by our stockholders on June 5, 2007, shares, rights or options to acquire up to 21 million shares of common

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13: Share-Based Payment (Continued)

stock plus the number of shares that were granted under a former plan but which, after December 22, 2003 are forfeited, expire or are cancelled without the delivery of shares of common stock or otherwise result in the return of such shares to us, were authorized for grant through June 4, 2017, subject to the approval of the Compensation Committee of our Board of Directors. We issue new shares of our common stock when restricted stock units are earned and when stock options are exercised.

  Restricted Stock Units

        The Compensation Committee has granted restricted stock units under our stock plans to certain of our employees and executives. Annual awards are mostly performance-based, with final payments in shares of our common stock. Final payment can be reduced from the target award amounts based on our company's performance over a three or four year performance period in comparison with pre-established targets. We determine the fair value of restricted stock units based on the closing stock price of our common shares on the date of grant.

        Changes in the status of outstanding restricted stock units were as follows:

	Stock Units	Weighted-Average Grant-Date Fair Value
Nonvested at January 1, 2007	8,640,154	$15.89
Granted	2,954,600	23.69
Vested and Distributed	(1,872,761)	17.45
Forfeited	(305,497)	17.06

Nonvested at December 31, 2007	9,416,496	17.99

        The weighted average grant-date fair value of restricted stock units granted during the year ended December 31, 2006 was $13.57. The weighted average grant-date fair value of restricted stock units granted during the year ended December 31, 2005 was $16.61.

        The total fair value of restricted stock units vested and distributed was $33 million during the year ended December 31, 2007, $21 million during the year ended December 31, 2006 and $26 million during the year ended December 31, 2005.

  Stock Options

        The Compensation Committee has also granted stock options to acquire our common stock under our stock plans to certain of our employees and executives. The exercise price of options granted is equal to at least 100% of the fair market value of the common stock on the date the options were granted. These nonqualified options generally vested over one to five years, expire ten years from date of grant and are subject to earlier termination under certain conditions.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13: Share-Based Payment (Continued)

        Changes in the status of outstanding options were as follows:

	Shares Under Option	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
				(in millions)
Outstanding at January 1, 2007	55,926,438	$27.59
Granted	1,209,400	22.43
Exercised	(6,711,974)	17.53
Forfeited or expired	(1,789,325)	32.03

Outstanding at December 31, 2007	48,634,539	28.69	3.0	$59

Exercisable at December 31, 2007	47,425,139	28.85	2.8	$58

        The total intrinsic value of options exercised was $59 million during the year ended December 31, 2007, $115 million during the year ended December 31, 2006 and $18 million during the year ended December 31, 2005, based on the intrinsic value of individual awards on the date of exercise.

        The following table presents the estimated weighted average fair value for stock options granted under the Plan using the Black-Scholes valuation model along with the assumptions used in the fair value calculations. Expected stock volatility is based primarily on the historical volatility of our common stock. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected option life is based on historical exercise behavior and other factors.

2007
Estimated fair value per option granted	$8.27
Average exercise price per option granted	22.43
Expected stock volatility	22.5%
Risk-free interest rate	4.65%
Expected option life (in years)	7.0

        There were no stock options granted during the years ended December 31, 2006 and 2005.

        The following table presents amounts recorded related to share-based compensation:

	For the Year Ended December 31,
	2007	2006	2005
	(Dollars in Millions)
Share-based compensation expense recognized	$49	$39	$41
Tax benefits associated with share-based compensation expense	19	15	16
Actual tax benefits realized for the deduction of share-based compensation expense	36	50	17
Proceeds received from stock options exercised	118	257	45

        The 2005 stock compensation costs include the cost of options granted to our CEO to replace stock options that News Corporation, his former employer, cancelled, and the cost associated with

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13: Share-Based Payment (Continued)

former employees of News Corporation who retained their News Corporation stock options and are now employed by us.

        As of December 31, 2007, there was $67 million of total unrecognized compensation expense related to unvested restricted stock units and stock options that we expect to recognize as follows: $37 million in 2008, $24 million in 2009 and $6 million in 2010.

Note 14: Other Income and Expenses

        The following table summarizes the components of "Other, net" in our Consolidated Statements of Operations for the years ended December 31:

	2007	2006	2005
	(Dollars in Millions)
Equity in earnings from unconsolidated affiliates	$35	$27	$1
Net (loss) gain from sale of investments	(6)	14	(1)
Refinancing transaction expenses	—	—	(65)
Other	(3)	1	—

Total other, net	$26	$42	$(65)

        During 2005, DIRECTV U.S. completed a series of refinancing transactions that resulted in a pre-tax charge of $65 million ($40 million after tax), of which $41 million was associated with the premium paid for the redemption of a portion of our 8.375% senior notes and $24 million with the write-off of a portion of our deferred debt issuance costs and other transaction costs.

        See Note 6 regarding equity method investments and net gains and losses recorded on the sale of investments.

Note 15: Related-Party Transactions

        In the ordinary course of our operations, we enter into transactions with related parties. News Corporation and its affiliates are considered related parties because News Corporation owns approximately 41% of our outstanding common stock. Companies in which we hold equity method investments are also considered related parties, which include Sky Mexico from the acquisition on February 16, 2006. We have the following types of contractual arrangements with our related parties: purchase of programming, products and advertising; license of certain intellectual property, including patents; purchase of system access products, set-top receiver software and support services; sale of advertising space; purchase of employee services; and use of facilities. The majority of payments under contractual arrangements with News Corporation entities relate to multi-year programming contracts. Payments under these contracts are typically subject to annual rate increases and are based on the number of subscribers receiving the related programming.

        The following table summarizes sales and purchase transactions with related parties:

	2007	2006	2005
	(Dollars in Millions)
Sales	$24	$32	$18
Purchases	1,124	832	707

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15: Related-Party Transactions (Continued)

        The following table sets forth the amount of assets and liabilities resulting from transactions with related parties as of December 31:

	2007	2006
	(Dollars in Millions)
Accounts receivable	$22	$11
Accounts payable	285	206

        The accounts receivable and accounts payable balances as of December 31, 2007 and 2006 are primarily related to affiliates of News Corporation. Accounts receivable as of December 31, 2007 includes $11 million for costs incurred on behalf of a News Corporation entity, which will be reimbursed pursuant to a reimbursement agreement.

        In addition to the transactions described above, in connection with our purchase of News Corporation's interests as part of the Sky Transactions, we made cash payments to News Corporation of $315 million in 2006. We received $127 million in cash from News Corporation in August 2006 for the repayment of a note receivable for the assumption of certain liabilities as part of the Sky Transactions described in Note 3.

Note 16: Derivative Financial Instruments and Risk Management

        Our cash flows and earnings are subject to fluctuations resulting from changes in foreign currency exchange rates, interest rates and changes in the market value of our equity investments. We manage our exposure to these market risks through internally established policies and procedures and, when deemed appropriate, through the use of derivative financial instruments. We enter into derivative instruments only to the extent considered necessary to meet our risk management objectives, and do not enter into derivative contracts for speculative purposes. As of December 31, 2007 and December 31, 2006, we had no significant foreign currency or interest related derivative financial instruments outstanding.

Note 17: Segment Reporting

        Our two business segments, DIRECTV U.S. and DIRECTV Latin America, acquire, promote, sell and distribute digital entertainment programming via satellite to residential and commercial subscribers. Through April 22, 2005, we also operated the Network Systems segment, a provider of satellite-based private business networks and broadband Internet access. As a result of the SkyTerra transactions described in Note 3, after April 22, 2005, we no longer consolidate HNS, which formerly comprised the Network Systems segment. Corporate and Other includes the corporate office, eliminations and other entities.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17: Segment Reporting (Continued)

        Selected information for our operating segments is reported as follows:

	DIRECTV U. S.	DIRECTV Latin America	Network Systems	Corporate and Other	Total
	(Dollars in Millions)
2007
Revenues	$15,527	$1,719	$—	$—	$17,246

Operating profit (loss)	$2,402	$159	$—	$(75)	$2,486
Add: Depreciation and amortization expense	1,448	235	—	1	1,684

Operating profit (loss) before depreciation and amortization(1)	$3,850	$394	$—	$(74)	$4,170

Segment assets	$12,297	$2,456	$—	$310	$15,063
Capital expenditures(2)	2,330	336	—	30	2,696
2006
Revenues	$13,744	$1,013	$—	$(2)	$14,755

Operating profit (loss)	$2,348	$79	$—	$(70)	$2,357
Add: Depreciation and amortization expense	873	165	—	(4)	1,034

Operating profit (loss) before depreciation and amortization(1)	$3,221	$244	$—	$(74)	$3,391

Segment assets	$11,687	$2,001	$—	$1,453	$15,141
Capital expenditures(2)	1,809	178	—	—	1,987
2005
Revenues	$12,216	$742	$211	$(5)	$13,164

Operating profit (loss)	$802	$(19)	$(61)	$(89)	$633
Add: Depreciation and amortization expense	698	160	—	(5)	853

Operating profit (loss) before depreciation and amortization(1)	$1,500	$141	$(61)	$(94)	$1,486

Segment assets	$10,525	$1,148	$—	$3,957	$15,630
Capital expenditures(2)	782	90	18	34	924

(1)
Operating profit (loss) before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, can be calculated by adding amounts under the caption "Depreciation and amortization expense" to "Operating profit (loss)." This measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Our management and Board of Directors use operating profit (loss) before depreciation and amortization to evaluate the operating performance of our company and our business segments and to allocate resources and capital to business segments. This metric is also used as a measure of performance for incentive compensation purposes and to measure income generated from operations that could be used to fund capital expenditures, service debt or pay taxes. Depreciation and amortization expense primarily represents an allocation to current expense of the cost of historical capital expenditures and for intangible assets resulting

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17: Segment Reporting (Continued)

  from prior business acquisitions. To compensate for the exclusion of depreciation and amortization expense from operating profit, our management and Board of Directors separately measure and budget for capital expenditures and business acquisitions.

  We believe this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare our operating performance to other communications, entertainment and media service providers. We believe that investors use current and projected operating profit (loss) before depreciation and amortization and similar measures to estimate our current or prospective enterprise value and make investment decisions. This metric provides investors with a means to compare operating results exclusive of depreciation and amortization. Our management believes this is useful given the significant variation in depreciation and amortization expense that can result from the timing of capital expenditures, the capitalization of intangible assets, potential variations in expected useful lives when compared to other companies and periodic changes to estimated useful lives.

(2)
Capital expenditures include cash paid and amounts accrued during the period for property, equipment and satellites.

        The following represents a reconciliation of operating profit before depreciation and amortization to reported net loss on the Consolidated Statements of Operations:

	Years Ended December 31,
	2007	2006	2005
	(Dollars in Millions)
Operating profit before depreciation and amortization	$4,170	$3,391	$1,486
Depreciation and amortization expense	(1,684)	(1,034)	(853)

Operating profit	2,486	2,357	633
Interest income	111	146	150
Interest expense	(235)	(246)	(238)
Other, net	26	42	(65)

Income from continuing operations before income taxes and minority interests	2,388	2,299	480
Income tax expense	(943)	(866)	(172)
Minority interests in net earnings of subsidiaries	(11)	(13)	(3)

Income from continuing operations	1,434	1,420	305
Income from discontinued operations, net of taxes	17	—	31

Net income	$1,451	$1,420	$336

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17: Segment Reporting (Continued)

        The following table presents revenues earned from subscribers located in different geographic areas. Property is grouped by its physical location.

	Years Ended and As of December 31,
	2007		2006		2005
	Revenues	Net Property & Satellites	Revenues	Net Property & Satellites	Revenues	Net Property & Satellites
	(Dollars in Millions)
North America
United States	$15,687	$5,330	$13,907	$4,088	$12,524	$2,818
Canada and Mexico	—	—	—	—	27	—

Total North America	15,687	5,330	13,907	4,088	12,551	2,818

South America and the Caribbean
Brazil	944	251	417	159	206	69
Venezuela	258	99	171	73	130	75
Argentina	211	85	152	78	116	80
Other	146	68	108	55	111	33

Total South America and the Caribbean	1,559	503	848	365	563	257

Asia, Europe, Middle East and Africa	—	—	—	—	50	—

Total	$17,246	$5,833	$14,755	$4,453	$13,164	$3,075

Note 18: Commitments and Contingencies

Commitments

        At December 31, 2007, minimum future commitments under noncancelable operating leases having lease terms in excess of one year were primarily for satellite transponder leases and real property and aggregated $531 million, payable as follows: $97 million in 2008, $86 million in 2009, $85 million in 2010, $87 million in 2011, $90 million in 2012 and $86 million thereafter. Certain of these leases contain escalation clauses and renewal or purchase options, which we have not considered in the amounts disclosed. Rental expenses under operating leases were $114 million in 2007, $110 million in 2006 and $109 million in 2005.

        At December 31, 2007, our minimum payments under agreements to purchase broadcast programming, and the purchase of services that we have outsourced to third parties, such as billing services, and satellite telemetry, tracking and control, satellite construction and launch contracts and broadcast center services aggregated $4,740 million, payable as follows: $1,257 million in 2008, $1,250 million in 2009, $1,142 million in 2010, $727 million in 2011, $199 million in 2012 and $165 million thereafter.

        As of December 31, 2007, other long-term obligations totaling $372 million are payable approximately as follows: $80 million in 2008, $87 million in 2009, $90 million in 2010, $54 million in 2011, $10 million in 2012 and $51 million thereafter. These amounts are recorded in "Accounts payable

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 18: Commitments and Contingencies (Continued)

and accrued liabilities" and "Other Liabilities and Deferred Credits" in the Consolidated Balance Sheets.

        In order to replace its broadcast capacity on a satellite that was nearing the end of its useful life, Sky Brazil entered into a transponder capacity agreement on a replacement satellite. The replacement satellite launched in October 2007 and the agreement began following successful in-orbit testing of the satellite and transfer of services from the existing satellite in January 2008. The present value of minimum payments under this estimated 15 year agreement, based on the life of the satellite, is approximately $247 million. We expect to account for this agreement as a capital lease.

        As part of an amended arrangement with Telesat Canada, a Canadian telecommunications and broadcast services company, DIRECTV U.S. has agreed to provide Telesat the use of three of their satellites, beginning in 2004, which were previously used as in-orbit spares, through the end of their useful lives and in return, Telesat agreed to allow DIRECTV U.S. to use its 72.5° west longitude, or WL, orbital location through 2009. As part of these transactions, we recorded a $208 million 72.5° WL orbital license intangible asset and an accrual for deferred lease revenues of $117 million. We are amortizing the 72.5° WL orbital license intangible asset over an approximate five year period ending in 2009 and are recognizing the deferred lease revenues in "Revenues" in the Consolidated Statements of Operations over an approximate two year period ending in the first quarter of 2009.

Contingencies

  Litigation

        Litigation is subject to uncertainties and the outcome of individual litigated matters is not predictable with assurance. Various legal actions, claims and proceedings are pending against us arising in the ordinary course of business. We have established loss provisions for matters in which losses are probable and can be reasonably estimated. Some of the matters may involve compensatory, punitive, or treble damage claims, or demands that, if granted, could require us to pay damages or make other expenditures in amounts that could not be estimated at December 31, 2007. After discussion with counsel representing us in those actions, it is the opinion of management that such litigation is not expected to have a material adverse effect on our consolidated results of operations or financial position.

        Finisar Corporation.    On April 4, 2005, Finisar Corporation filed a patent infringement action in the United States District Court for the Eastern District of Texas (Beaumont) alleging that The DIRECTV Group, DIRECTV Holdings LLC, DIRECTV Enterprises, LLC, DIRECTV Operations, LLC, DIRECTV, Inc., and DTV Network Systems, Inc. infringed U.S. Patent No. 5,404,505. On June 23, 2006, the jury determined that we willfully infringed this patent and awarded approximately $79 million in damages. On July 7, 2006, the Court entered its final written judgment which denied Finisar's request for an injunction and instead granted us a compulsory license. Under the license we would be obligated to pay Finisar $1.60 per new set-top box manufactured for use with the DIRECTV system beginning June 17, 2006 and continuing until the patent expires in 2012 or is otherwise found to be invalid. The Court also increased the damages award by $25 million because of the jury finding of willful infringement and awarded pre-judgment interest of $13 million to Finisar. Post-judgment interest accrues on the total judgment.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 18: Commitments and Contingencies (Continued)

        We filed a notice of appeal to the Court of Appeals for the Federal Circuit on October 5, 2006, and Finisar also filed a notice of appeal on October 18, 2006. A bond was submitted to the District Court in the amount of $127 million as required security for the damages awarded but not yet paid pending appeal plus interest for the anticipated duration of the appeal. We were successful in obtaining an order that post-judgment royalties pursuant to the compulsory license shall be held in escrow pending outcome of the appeal. Through December 31, 2007, the compulsory license fee amounted to $33 million, which was paid into escrow. Oral arguments on the appeal and cross-appeal were heard by the Court on January 7, 2008.

        Based on our review of the record in this case, including discussion with and analysis by counsel of the bases for our appeal, we have determined that we have a number of strong arguments available on appeal and, although there can be no assurance as to the ultimate outcome, we are confident that the judgment against us will ultimately be reversed, or remanded for a new trial in which we believe we would prevail. As a result, we have concluded that it is not probable that Finisar will ultimately prevail in this matter; therefore, we have not recorded any liability for this judgment nor are we recording any expense for the compulsory license.

  Income Tax Matters

        In the second quarter of 2007, we recorded a $17 million reduction to our unrecognized tax benefits as a result of the settlement of a foreign withholding tax dispute from a previously divested business, which we included in "Income from discontinued operations, net of taxes" in the Consolidated Statements of Operations.

        In the second quarter of 2005, a settlement was reached in connection with adjustments proposed by the IRS for the tax years 1991 through 1994 in regards to the determination and allocation of the purchase price with respect to a prior business acquisition. As a result of the favorable settlement, we recognized an income tax benefit of approximately $31 million which was reported in "Income from discontinued operations, net of taxes" in our Consolidated Statements of Operations.

        We have received tax assessments from certain foreign jurisdictions and have agreed to indemnify previously divested businesses for certain tax assessments relating to periods prior to their respective divestitures. These assessments are in various stages of the administrative process or litigation, and we believe we have adequately provided for any related liability.

        While the outcome of these assessments and other tax issues cannot be predicted with certainty, we believe that the ultimate outcome will not have a material effect on our consolidated results of operations or financial position.

  Satellites

        We may purchase in-orbit and launch insurance to mitigate the potential financial impact of satellite launch and in-orbit failures if the premium costs are considered economic relative to the risk of satellite failure. The insurance generally covers the unamortized book value of covered satellites. We do not insure against lost revenues in the event of a total or partial loss of the capacity of a satellite. We generally rely on in-orbit spare satellites and excess transponder capacity at key orbital slots to mitigate the impact a satellite failure could have on our ability to provide service. At December 31, 2007, the net book value of in-orbit satellites was $1,552 million, of which $1,327 million was uninsured.

THE DIRECTV GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 18: Commitments and Contingencies (Continued)

  Other

        As of December 31, 2007, included in "Investments and other assets" in the Consolidated Balance Sheets is a receivable for $34 million of the $57 million rebate that we can earn from Thomson by purchasing at least $4 billion of set-top receivers through June 2010. We have accrued this receivable based on our assessment that achievement of the minimum purchase requirement is both probable and reasonably estimable. On a quarterly basis, we assess the probability of earning the rebate over the contract term. If we subsequently determine that it is no longer probable that we will earn the rebate, we would be required to reverse the amount of the rebate earned to date as a charge to the Consolidated Statements of Operations at the time such determination is made. In connection with this agreement, we received approximately $200 million in cash in 2004 which has been deferred to "Unearned subscriber revenue and deferred credits" and "Other liabilities and deferred credits" in our Consolidated Balance Sheets and is recognized as a pro-rata reduction to the cost of set-top receivers purchased from Thomson.

        We are contingently liable under standby letters of credit and bonds in the aggregate amount of $138 million at December 31, 2007.

        In connection with the Sky Brazil transaction, Globo was granted the right, until January 2014, to exchange shares in Sky Brazil for cash or common shares of the company. Upon exercising the exchange rights, the value of Sky Brazil shares will be determined by an outside valuation expert and we have the option to elect the consideration to be paid in cash, shares of our common stock or a combination of both.

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